     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             CLUETT AMERICAN CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    5136                                   22-2397044
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                         ------------------------------

                              48 West 38th Street
                            New York, New York 10018
                                 (212) 984-8900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                                Bryan P. Marsal
                     President and Chief Executive Officer
                              48 West 38th Street
                            New York, New York 10018
                                 (212) 984-8900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                WITH A COPY TO:

                                                    Stephan J. Feder, Esq.
                                                  Simpson Thacher & Bartlett
                                                     425 Lexington Avenue
                                                   New York, New York 10017
                                                        (212) 455-2000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED              PROPOSED
                                                                  MAXIMUM               MAXIMUM              AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO BE         OFFERING PRICE          AGGREGATE            REGISTRATION
    SECURITIES TO BE REGISTERED            REGISTERED             PER UNIT         OFFERING PRICE(1)            FEE
10 1/8% Series B Senior Subordinated
  Notes Due 2008....................      $112,000,000              100%              $112,000,000            $33,040
Guarantees of 10 1/8% Series B
  Senior Subordinated Notes Due
  2008(2)...........................      $112,000,000            None(3)               None(3)               None(3)
12 1/2% Series B Senior Exchangeable
  Preferred Stock Due 2010(4).......      $ 50,000,000              100%              $ 50,000,000            $14,750
12 1/2% Subordinated Exchange
  Debentures Due 2010...............      $ 50,000,000            None(5)               None(5)               None(5)
Total...............................           --                    --               $162,000,000            $47,790

(1) Estimated solely for the purpose of calculating the registration fee.

(2) See inside facing page for table of additional registrant guarantors.

(3) No separate consideration will be received for the guarantees of the 10 1/8% Series B Senior Subordinated Notes Due 2008 by certain subsidiaries of Cluett American Corp.

(4) Includes dividends paid in additional fully-paid and non-assessable shares of the 12 1/2% Series B Senior Exchangeable Preferred Stock Due 2010.

(5) No separate consideration will be received for the 12 1/2% Subordinated Exchange Debentures Due 2010 issuable upon exchange of the 12 1/2% Series B Senior Exchangeable Preferred Stock Due 2010.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                                                 STRICTLY CONFIDENTIAL

                 CLUETT AMERICAN CORP.            [LOGO]

   [LOGO]

OFFER TO EXCHANGE UP TO $112,000,000 OF ITS 10 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY
  AND ALL OF ITS             OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES
                                    DUE 2008

OFFER TO EXCHANGE UP TO $50,000,000 OF ITS 12 1/2% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010, WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT,
  FOR ANY AND ALL OF ITS        OUTSTANDING 12 1/2% SENIOR EXCHANGEABLE
                            PREFERRED STOCK DUE 2010
                             ---------------------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON             , 1998, UNLESS EXTENDED.

                             ---------------------

    Cluett American Corp. (formerly known as Bidermann Industries Corp.), a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Note Letter of Transmittal and Preferred Stock Letter of Transmittal (together, the "Letters of Transmittal"), to exchange an aggregate of up to $112,000,000 principal amount of 10 1/8% Series B Senior Subordinated Notes Due 2008 (the "Exchange Notes") of the Company for an identical face amount of the issued and outstanding 10 1/8% Senior Subordinated Notes Due 2008 (the "Old Notes" and, together with the Exchange Notes, the "Notes") of the Company from the Holders thereof (the "Note Exchange Offer") and to exchange an aggregate of up to $50,000,000 principal amount of 12 1/2% Series B Senior Exchangeable Preferred Stock Due 2010 (the "New Preferred Stock") of the Company for an identical face amount of the issued and outstanding 12 1/2% Senior Exchangeable Preferred Stock Due 2010 (the "Exchangeable Preferred Stock" and, together with the New Preferred Stock, the "Preferred Stock") of the Company from the Holders thereof (the "Preferred Stock Exchange Offer" and, together with the Note Exchange Offer, the "Exchange Offer" or "Exchange Offerings"). The Exchange Notes and New Preferred Stock are collectively referred to herein as the "Securities." As of the date of this Prospectus, there is $112,000,000 aggregate principal amount of the Old Notes outstanding and $50,000,000 aggregate principal amount of the Exchangeable Preferred Stock outstanding. The terms of the Exchange Notes and New Preferred Stock are identical in all material respects to the Old Notes and Exchangeable Preferred Stock, respectively, except that the Exchange Notes and New Preferred Stock have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes or for Liquidated Damages on the Exchangeable Preferred Stock under certain circumstances described in the Note Registration Rights Agreement and the Preferred Stock Registration Rights Agreement, respectively, which provisions will terminate as to all of the Notes and Preferred Stock upon the consummation of the Exchange Offer.

    The Exchange Notes mature on May 15, 2008, unless previously redeemed. Interest on the Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing November 15, 1998. The Company will not be required to make any mandatory redemption or sinking fund payment with respect to the Exchange Notes prior to maturity. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2003 at the redemption prices set forth herein plus accrued and unpaid interest thereon and Liquidated Damages (as defined), if any, to the date of redemption. In addition, at the option of the Company, up to 35% of the original aggregate principal amount of Exchange Notes may be redeemed prior to May 15, 2001 at the redemption price set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption with the proceeds of a Public Offering (as defined); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of Exchange Notes remains outstanding following such redemption. In the event of a Change of Control (as defined), (i) the Company will have the option, prior to May 15, 2003 to redeem the Exchange Notes, in whole, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company has not redeemed the Exchange Notes, the Company will be required to make an offer to repurchase all outstanding Exchange Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase.

    The Exchange Notes will be general unsecured obligations of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company, including indebtedness under the Senior Credit Facility (as defined) and will rank on a parity with or senior in right of payment to all existing and future Subordinated Indebtedness (as defined) of the Company. The Company's payment of principal, premium, if any, and interest on the Exchange Notes will be guaranteed (the "Subsidiary Guarantees"), jointly and severally, on an unsecured senior subordinated basis by all existing and future domestic Restricted Subsidiaries (as defined) of the Company (the "Subsidiary Guarantors"). The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors, including all obligations of the Subsidiary Guarantors under the Senior Credit Facility and will rank on a parity with or senior in right of payment to all existing and future Senior Subordinated Indebtedness (as defined) of the

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE SECURITIES.
                               -----------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                            THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1998.

Subsidiary Guarantors. However, the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and capital lease obligations) of the Company's foreign subsidiaries. Any right of the Company to receive assets of any of its foreign subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. As of March 28, 1998, the liabilities of the Company's foreign subsidiaries was $9.4 million. See "Description of the Exchange Notes".

    As of March 28, 1998, on a pro forma basis after giving effect to the Transaction (as defined), the aggregate principal amount of Senior Indebtedness (excluding trade payables and other accrued liabilities) of the Company and its subsidiaries would have been approximately $122.4 million (excluding $11.2 million of letters of credit). The indenture pursuant to which the Exchange Notes will be issued will limit the ability of the Company and its subsidiaries to incur additional indebtedness.

    The Company will also issue 500,000 shares of the New Preferred Stock. Each share of New Preferred Stock will have a liquidation preference of $100 per share. All dividends will be cumulative from the date of issuance of the New Preferred Stock and will be payable semiannually in arrears on May 15 and November 15 of each year commencing on November 15, 1998. On or before May 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of New Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. Thereafter, dividends may be paid in cash only. It is not expected that the Company will pay any dividends in cash for the period ending on or prior to May 15, 2003. On any scheduled dividend payment date, the Company may, at its option, but subject to certain conditions, exchange all but not less than all of the shares of New Preferred Stock for the Company's 12 1/2% Subordinated Exchange Debentures Due 2010 (the "Exchange Debentures").

    The Company will be required, subject to certain conditions, to redeem all of the New Preferred Stock or the Exchange Debentures, as the case may be, on May 15, 2010. Except as described below, the Company may not redeem the New Preferred Stock or the Exchange Debentures prior to May 15, 2003. On or after such date, the Company may, at its option, redeem the New Preferred Stock or the Exchange Debentures, in whole or in part, for cash, at the redemption prices set forth herein together with, in the case of the New Preferred Stock, all accumulated and unpaid dividends to the date of redemption, or in the case of the Exchange Debentures, all accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time prior to May 15, 2001, the New Preferred Stock and the Exchange Debentures may be redeemed, in whole or in part, for cash, with the proceeds of one or more Equity Offerings (as defined) at the redemption prices set forth herein, together with accumulated and unpaid dividends, if any, to the date of redemption. Upon the occurrence of a Change of Control, (i) the Company will have the option, prior to May 15, 2003 to redeem the New Preferred Stock or Exchangeable Debentures, in whole, at a redemption price equal to a percentage of the liquidation preference equal to the sum of 100% and the dividend rate in effect with respect to the New Preferred Stock (or the interest rate in effect with respect to the Exchange Debentures, as applicable), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company has not redeemed the New Preferred Stock or Exchangeable Debentures, the Company will be required to make an offer to purchase the New Preferred Stock or the Exchange Debentures, for cash, at a price equal to 101% of the liquidation preference or aggregate principal amount (as the case may be) thereof, together with, in the case of the New Preferred Stock, all accumulated and unpaid dividends to the date of purchase, or in the case of the Exchange Debentures, all accrued and unpaid interest thereon. The Exchange Debentures will be general unsecured obligations of the Company, will be subordinated in right of payment to all existing and future Exchange Debenture Senior Indebtedness (as defined) of the Company, including indebtedness under the Senior Credit Facility and the Notes. The Exchange Debentures will be effectively subordinated to all liabilities of the Company's subsidiaries. See "Description of the New Preferred Stock and Exchange Debentures."

    The Old Notes (the "Note Offering") and the Exchangeable Preferred Stock (the "Preferred Stock Offering" and, together with the Note Offering, the"Offerings") were issued and sold on May 18, 1998 in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes and Exchangeable Preferred Stock may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to the Securities Act. The Exchange Notes and New Preferred Stock are being offered hereby in order to satisfy certain obligations of the Company contained in the Note Registration Rights Agreement and the Preferred Stock Registration Rights Agreement, respectively. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes and New Preferred Stock issued pursuant to the Exchange Offer in exchange for Old Notes and Exchangeable Preferred Stock, respectively, may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes and New Preferred Stock are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes or New Preferred Stock and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes or New Preferred Stock. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes or New Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes or New Preferred Stock. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes or New Preferred Stock received in exchange for such Old Notes or Exchangeable Preferred Stock where such Old Notes or Exchangeable Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes or Exchangeable Preferred Stock acquired directly from the Company). A broker-dealer may not participate in the Exchange Offer with respect to Old Notes or Exchangeable Preferred Stock acquired other than as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Old Notes and Exchangeable Preferred Stock are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the Exchange Notes or New Preferred Stock. The Company currently does not intend to list the Exchange Notes or New Preferred Stock on any securities exchange or to seek approval for quotation of the Exchange Notes or New Preferred Stock through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes or New Preferred Stock.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes or Exchangeable Preferred Stock being tendered for exchange. The date of acceptance and exchange of the Old Notes and Exchangeable Preferred Stock (the "Exchange Date") will be the fourth business day following the Expiration Date. Old Notes and Exchangeable Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. The Exchange Offer
will expire 5:00 p.m., New York City time, on             , 1998 (the
"Expiration Date"). The Company does not currently intend to extend the Expiration Date.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 27A OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF THE COMPANY'S MANAGEMENT, AS WELL AS ON ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY AT THE TIME SUCH STATEMENTS WERE MADE. WHEN USED IN THIS PROSPECTUS, THE, WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY, ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THESE STATEMENTS ARE REASONABLE, PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSIDER CAREFULLY THE FACTORS UNDER THE CAPTION "RISK FACTORS," AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SECURITIES. THE COMPANY CAUTIONS THE READER, HOWEVER, THAT SUCH LIST OF FACTORS UNDER THE CAPTION "RISK FACTORS" MAY NOT BE EXHAUSTIVE AND THAT THOSE OR OTHER FACTORS, MANY OF WHICH ARE OUTSIDE OF THE COMPANY'S CONTROL, COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS ABILITY TO SERVICE ITS INDEBTEDNESS, INCLUDING PRINCIPAL AND INTEREST PAYMENTS ON, AND LIQUIDATED DAMAGES, IF ANY, WITH RESPECT TO THE SECURITIES. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTIONS "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                               OTHER INFORMATION

    TRADEMARKS OF THE COMPANY INCLUDED IN THIS PROSPECTUS APPEAR IN ITALICS. ALL OTHER TRADEMARKS APPEARING IN THIS PROSPECTUS ARE THE PROPERTY OF THEIR RESPECTIVE HOLDERS.

    MARKET SHARE DATA HAS BEEN DERIVED FROM DATA PROVIDED BY THE NPD DATA, INC. AND THE NATIONAL ASSOCIATION OF HOSIERY DEALERS. SUCH MARKET SHARE DATA FOR THE SOCK GROUP ONLY ASSUMES A RETAIL MARGIN OF 55% ON ALL SALES. NPD DATA MARKET SHARE DATA IS FOR UNITED STATES SALES ONLY.

    THE COMPANY CHANGED ITS NAME TO CLUETT AMERICAN CORP. ON THE DATE OF CLOSING OF THE TRANSACTION.

    THE COMPANY'S ADDRESS IS 48 WEST 38TH STREET, NEW YORK, NEW YORK, 10018 AND ITS TELEPHONE NUMBER IS (212) 984-8900.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Securities being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Securities, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Company is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of the Exchange Offer, the Company will be subject to the information requirements of the Exchange Act and, in accordance therewith, will file periodic reports and other information with the Commission. The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, pursuant to the Indenture covering Old Notes and the Exchange Notes and the Certificate of Designations covering the Exchangeable Preferred Stock and the New Preferred Stock, the Company has agreed to file with the Commission and provide to the Holders the annual reports and the information, documents and other reports otherwise required pursuant to Section 13 of the Exchange Act. Such requirements may be satisfied through the filing and provision of such documents and reports which would otherwise be required pursuant to Section 13 in respect of the Company.

    UNTIL         , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                 STATE OR OTHER
                                                  JURISDICTION
                                                       OF           I.R.S.       ADDRESS INCLUDING ZIP CODE, AND
EXACT NAME OF REGISTRANT                         INCORPORATION     EMPLOYER      TELEPHONE NUMBER INCLUDING AREA
GUARANTOR AS SPECIFIED                                 OR        IDENTIFICATION  CODE, OF REGISTRANT GUARANTOR'S
IN ITS CHARTER                                    ORGANIZATION      NUMBER         PRINCIPAL EXECUTIVE OFFICES
-----------------------------------------------  --------------  -------------  ---------------------------------
Cluett Designer Group, Inc.....................       Delaware      13-4008697  1330 Avenue of the Americas
                                                                                New York, NY 10019
                                                                                (212) 984-8500

Great American Knitting Mills, Inc.............       Delaware      13-3550197  661 Plaid Street
                                                                                Burlington, NC 27215
                                                                                (336) 229-3700

Cluett, Peabody & Co., Inc.....................       Delaware      22-3004734  4150 Boulder Ridge Rd., S.W.
                                                                                Atlanta, GA 30336
                                                                                (404) 346-5300

Consumer Direct Corporation....................       Delaware      22-3174425  48 West 38th Street
                                                                                New York, NY 10018
                                                                                (212) 883-4026

Arrow Factory Stores, Inc......................       Delaware      22-3125042  4150 Boulder Ridge Rd.
                                                                                Atlanta, GA 30336
                                                                                (404) 346-5300

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR THE CONTEXT CLEARLY IMPLIES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO (I) THE "COMPANY" REFERS TO CLUETT AMERICAN CORP. (FORMERLY KNOWN AS BIDERMANN INDUSTRIES CORP.), A WHOLLY-OWNED SUBSIDIARY OF CLUETT AMERICAN GROUP, INC. AND ITS SUBSIDIARIES, (II) "CAG" REFERS TO CLUETT AMERICAN GROUP, INC., A WHOLLY-OWNED SUBSIDIARY OF CLUETT AMERICAN INVESTMENT CORP. AND ITS SUBSIDIARIES AND (III) "HOLDINGS" REFERS TO CLUETT AMERICAN INVESTMENT CORP. (FORMERLY KNOWN AS BIDERMANN INDUSTRIES U.S.A., INC.) AND ITS SUBSIDIARIES. THE COMPANY ALSO INCLUDES THE RETAIL BUSINESS OPERATED BY CONSUMER DIRECT CORPORATION, AN AFFILIATE OF THE COMPANY WHICH WILL BE CONTRIBUTED TO THE COMPANY ON THE DATE OF CLOSING OF THE OFFERINGS. FOR A DISCUSSION OF PRO FORMA ADJUSTMENTS TO THE COMPANY'S HISTORICAL COMBINED FINANCIAL STATEMENTS SEE "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." FOR THE DISCUSSION OF THE ADJUSTMENTS MADE TO NET SALES AND EBITDA IN ORDER TO DERIVE ADJUSTED NET SALES AND ADJUSTED EBITDA SEE "SELECTED HISTORICAL COMBINED FINANCIAL DATA." UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO THE PLAN AND THE RECAPITALIZATION.

THE COMPANY

    The Company is one of the leading designers, manufacturers and marketers of men's socks and dress shirts in the United States and has a significant market presence in women's and children's socks and a growing presence in men's and women's sportswear. While the Company serves most channels of distribution, its primary focus is on department and national chain store retailers. The Company believes its core product offerings, GOLD TOE socks and ARROW dress shirts, provide classic styles at price points which represent exceptional value and appeal to a broad consumer base.

    The Company markets its products utilizing widely recognized Company-owned brands such as GOLD TOE, SILVER TOE and ARROW in the sock segment and ARROW and its related trade names, including DOVER, KENT, ARROW "1851", and COLLARMAN in the dress shirt segment. In 1997, the Company's GOLD TOE brand commanded a sock market share of approximately 45% in the department store channel and approximately 22% in the combined department store and national chain channels. In 1997, the ARROW brand was the second leading branded dress shirt capturing a market share of approximately 10% of the department store channel for men's dress shirts. The Company primarily sells its products to department and national chain stores to maintain its brand image and to achieve the relatively higher selling prices and higher margins characterized by sales to these retail stores. Approximately 58% of the Company's sales are derived from these core offerings, the demand for which the Company believes is stable and resistant to changing fashion trends.

    The Company also has licensed the exclusive rights to manufacture and market certain apparel products (generally socks and shirts) under such widely recognized brand names as Perry Ellis, Nautica, Jockey, Stride Rite, Kenneth Cole, Burberrys, and Yves Saint Laurent. This diverse portfolio of Company-owned and licensed brand names enables the Company to offer different brands of unique value-added products to different channels of distribution.

    The Company conducts its business through three principal business units: the Sock Group, the Shirt Group and the Designer Group. For the twelve months ended March 28, 1998 (the "LTM Period"), the Company realized pro forma net sales and EBITDA of $364.2 million and $42.8 million, respectively.

    - THE SOCK GROUP (42.6% OF PRO FORMA NET SALES FOR THE LTM PERIOD). The Sock Group is the market leader in department store sales of socks, capturing approximately 59% of all such sales in the United States. The Sock Group's leading brand, GOLD TOE, was established in 1934 and generates approximately 63% of the Sock Group's net sales with the remaining sales generated through complementary private labels and through licensed brands such as Perry Ellis, Nautica, Jockey and Stride Rite. The Sock Group offers a comprehensive line of products across multiple price points, ages, genders and styles, enabling it to provide its customers with a full range of their sock requirements. For the LTM Period, the Sock Group realized net sales and EBITDA of $155.1 million and $28.8 million, respectively.

    - THE SHIRT GROUP (49.2% OF PRO FORMA NET SALES FOR THE LTM PERIOD). The Shirt Group designs, manufactures and markets dress shirts and sportswear, focusing on men's cotton/polyester and all cotton dress shirts which are sold under the ARROW brand and its related trade names, including DOVER, KENT, COLLARMAN, and ARROW "1851". Sportswear products manufactured by the Company consist primarily of men's and women's knitted and woven sport shirts which are sold primarily under its TOURNAMENT and ARROW AUTHENTIC labels. Because of the name recognition of its ARROW brand, which was established in 1851, the Company is also able to license the ARROW trademarks for shirts internationally and non-shirt products both domestically and internationally. For the LTM Period, the Shirt Group realized net sales (including licensing fee revenue of $6.9 million) and EBITDA (including net licensing income of $4.2 million) of $179.2 million and $16.8 million, respectively.

    - THE DESIGNER GROUP (10.6% OF PRO FORMA NET SALES FOR THE LTM PERIOD). The Designer Group was established as a separate business unit in October 1995 and sells (i) dress and sport shirts under licensed Yves Saint Laurent, Burberrys and Kenneth Cole trademarks, (ii) dress socks under the licensed Kenneth Cole and Yves Saint Laurent trademarks and (iii) tailored clothing and casual pants under the Yves Saint Laurent trademark. The Designer Group's products, distributed primarily to department and specialty stores, help complement the Company's core product offerings. For the LTM Period, the Designer Group had net sales and EBITDA of $38.7 and negative $1.0 million, respectively.

    The net sales and EBITDA numbers in the prior three paragraphs do not include intercompany sales and pro forma corporate overhead charges of $8.8 million and $1.8 million, respectively.

COMPETITIVE STRENGTHS

    Each of the Company's principal business units has secured a strong competitive position within its respective market segment. Currently, the Company is one of the leading designers, manufacturers and marketers of men's socks and dress shirts in the United States. The management team will use the following competitive strengths to further enhance the Company's position in the marketplace:

    - INDUSTRY LEADING BRANDS. The Company has assembled a portfolio of widely recognized brand names in the sock and shirt markets, led by its owned GOLD TOE and ARROW brands. In addition, the Company has licensed the right to manufacture, design and distribute certain items of apparel under the Nautica, Perry Ellis, Jockey, Stride Rite, Kenneth Cole, Burberrys, and Yves Saint Laurent brands. This diverse portfolio of brand names allows the Company to differentiate itself from its competitors by providing distinct brand names for different channels of distribution and at different price points.

    - COMPREHENSIVE PRODUCT LINES. The Company offers a comprehensive product line of brand-name socks and men's dress shirts across all major price points. In addition, the Company is able to provide key retailers such as Sears, Roebuck & Co. ("Sears"), J.C. Penney Company ("J.C. Penney") and The May Department Stores Company (including Lord & Taylor, Hecht's, Foley's and Filene's) ("May Company") with high quality, complementary private label products. The Company also collaborates with customers to develop exclusive or specially designed merchandising programs and is capable of satisfying its customers' needs for prompt product delivery across all of its product offerings. The combination of its broad array of quality brand names and its private label programs positions the Company to be the category manager for its customers in its core offerings.

    - STRONG DISTRIBUTION CHANNELS. The Company has long-standing established relationships with many of the largest department store and national chain store retailers including Belk Department Stores ("Belk's"), Dayton-Hudson Corporation (including Marshall Field's) ("Dayton-Hudson"), Dillard's Inc. ("Dillard's"), J.C. Penney, May Company, Mercantile Stores Company, Inc. ("Mercantile"),

      Federated Department Stores, Inc. (including Macy's East and Macy's West, Bloomingdale's, Rich's, Stern's and Burdines) ("Federated"), Proffitt's, Inc. ("Proffitt's") and Sears. In addition, the Company has selectively developed relationships with certain large mass merchants and specialty retailers. Management believes that these strong relationships will provide it a stable base from which the Company can pursue future business and new product introductions while maintaining the integrity of its core brand names.

    - RESPONSIVE MANUFACTURING AND SERVICING CAPABILITIES. The Company's balance of domestic and foreign manufacturing operations allows it to maintain low inventory levels resulting in increased inventory turns and better working capital management while permitting it to quickly respond to customer orders. In addition, the Company's upgraded information systems provide comprehensive order processing, production, accounting and management information for the marketing, manufacturing, importing and distribution functions of the Company's business. The Company has also enhanced its customer servicing capabilities with the introduction of its vendor managed inventory system in the Shirt Group. This system provides the Company with real time information on the sales of its products through participating retailers, thus enabling it to replenish a customer's inventory without the need for a formal order. The Company anticipates installation of its vendor managed inventory system with certain of the Sock Group's largest customers during 1998.

THE BANKRUPTCY AND TURNAROUND

    In 1990, the Company acquired Cluett Peabody & Co., Inc., which included the Sock Group and the Shirt Group, from West Point-Pepperell, Inc. Prior to that time, the Company had primarily been a licensed designer and marketer of premium high fashion apparel under designer labels such as Ralph Lauren. The Company applied the same high overhead designer business model to these less fashion-oriented businesses. Rather than reduce costs, the Company attempted to compensate for this inappropriate cost structure by broadening distribution and expanding the Shirt Group's ARROW business into higher-priced, higher-fashion dress shirts and sportswear. This effort was poorly executed and ignored both the Company's core customer and operational capabilities, resulting in significant excess inventory. The losses associated with this strategy, in addition to an unsuccessful expansion into retail outlets, forced the Company to seek protection under the Bankruptcy Code in July 1995.

    In June 1995, Bryan Marsal (a managing director of Alvarez & Marsal, Inc. ("A&M")) was appointed President and Chief Executive Officer of the Company. Since then Mr. Marsal and the rest of his management team have taken a number of strategic and operational actions which have substantially improved the Company's cash flow and restored profitability. Although Adjusted Net Sales decreased from $388.9 million in 1995 to $364.2 million for the LTM Period, Adjusted EBITDA has increased from negative $8.5 million to $43.3 million (before pro forma adjustments). As a result, the Company was able to file the Plan (as defined) in March 1998 pursuant to which, utilizing the proceeds of the Offerings and certain other financing, the Company repaid in full substantially all of its outstanding indebtedness, together with all accrued interest thereon and provide a payment to existing shareholders. See "The Transaction." The actions taken by Mr. Marsal and his team have included the following:

    - EXPENSE MANAGEMENT. The Company significantly reduced its operating costs and expenses by transferring administrative functions to its operating subsidiaries and by eliminating unnecessary expenses. This decentralization resulted in a significant reduction in corporate overhead and expenditures being made on redundant corporate activity. It also increased the efficiency with which administrative functions were handled. For example, instead of the collections process being managed at the corporate level, it is being managed by the same group responsible for the sales, marketing and distribution of the order. This integration has significantly lowered returns, chargebacks and retailer penalties for execution breakdowns. Examples of operating expense reductions include the closure of unprofitable retail stores; the relocation of offices and showrooms to less expensive locations; the introduction of more cost effective medical and worker's compensation benefit plans; the consolidation of distribution centers and the elimination of related excess capacity; the reduction of personnel; and the modification and reduction of advertising and promotional spending from an ineffective national media campaign to more effective regional cooperative and point of sale advertising.

    - OPERATIONAL IMPROVEMENTS. In the fourth quarter of 1995, the Company began the elimination of excess or unnecessary capacity with the closure of the Shirt Group's production facilities in Cedartown, Georgia and Costa Rica and the Sock Group's manufacturing plant in Halifax, North Carolina. Also, the Shirt Group consolidated New York and Atlanta product sourcing into one group in Atlanta and implemented strict international vendor qualification and monitoring programs. In addition, the Company invested in new manufacturing equipment for the Sock Group; in new information systems for the Sock and Shirt Groups which provided the financial tools needed to reduce inventory, improve collections and assist overall planning; and in material handling equipment and scanning technology to more cost effectively meet customers' shipping needs.

    - PRODUCT REALIGNMENT. In 1995, the Company began the process of refocusing the Shirt Group on its blended dress shirt product and repositioning the all cotton dress shirt and sports shirt products as complementary products to these core cotton/polyester dress shirt offerings. Given the lead times associated with international sourcing of sport shirts, it was not until fall of 1997 that the Shirt Group's product line fully reflected management's intended product mix. This realignment has contributed to lower returns, allowances, markdowns, and off-price sales, resulting in improved gross margins.

BUSINESS STRATEGY

    Management intends to maintain its competitive position in its current product offerings while leveraging its competitive strengths to implement the following business strategies:

    - INCREASE PENETRATION WITH EXISTING CUSTOMERS. The Sock Group intends to leverage its existing customer relationships, recognized brand names and established reputation for customer service to continue expanding its branded and private label women's and children's sock businesses. The Company has recently acquired the license to distribute children's socks under the Stride Rite brand and has been successfully marketing a line of women's GOLD TOE socks. By incorporating these new products into the Sock Group's existing offerings, the Company believes it will create opportunities for added sales and further increase its significance as a supplier to its existing customer base.

      Management intends to increase the Shirt Group's dress shirt business through the expansion of the DOVER brand to include additional fabrics including broadcloth and pinpoint. The Company is also selectively expanding its sportswear business into underserved niches of the sportswear market, such as blended men's golf shirts and women's golf sportswear. The Company believes these products have been well received and will further add to the Company's profitability.

    - BROADEN DISTRIBUTION. Management intends to expand the Sock Group's distribution from its strength in department and national chain stores to include specialty chains, discount department stores and sporting goods stores. Management believes that these new channels will complement the Company's presence in the department store and national chain store channels while adding incremental profit without diminishing the integrity of its brand names.

      The Shirt Group has been limited in its ability to pursue new retailers and channels of distribution due to its operational problems and the financial uncertainty caused by the bankruptcy. With these problems solved, the Shirt Group intends to expand its presence with existing customers while pursuing new opportunities with other department stores, specialty stores and national chains.

      Both the Sock Group and the Shirt Group intend to pursue mass merchants on a selective basis, only participating in programs which are value-added and differentiated in terms of styling, branding and execution, as opposed to price.

    - NEW LICENSES, SELECTIVE ACQUISITIONS AND LICENSING OPPORTUNITIES. As the leading supplier of socks to the department store channel, the Sock Group believes it has the infrastructure and access to distribution channels most desirable to prospective designer licensors. As such, it continues to proactively pursue new license opportunities which will complement its core offerings. Similarly, because of its market leadership and operational structure, management believes the Sock Group is strategically positioned to acquire and integrate additional brands or complementary businesses. In addition, the Company intends to increase its fee income by licensing its GOLD TOE trademark internationally and has recently hired an international sales manager to assist in that effort.

      The Shirt Group believes that opportunities will arise to acquire complementary dress shirt and sports shirt companies or licenses which will leverage the use of its existing operating infrastructure (distribution, sourcing, quality control and finance) and yet allow the acquired brand to have an independent identity through use of separate design, sales and merchandising personnel. In addition, management intends to expand its licensing of the ARROW name to include other products and accessories in order to create a broader apparel collection.

      The Designer Group has recently acquired the dress shirt and sock licenses for Kenneth Cole and plans to introduce these products in the fall of 1998. The Designer Group intends to continue to introduce new offerings under its existing brands while exploring opportunities to acquire other high-end designer labels.

THE RECAPITALIZATION

    On March 31, 1998, the Company's and Holdings' Third Amended Plan of Reorganization (the "Plan") was confirmed by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). In connection with the Plan and pursuant to a subscription agreement dated as of March 30, 1998 (the "Subscription Agreement"), Vestar Capital Partners III, L.P. or a designated affiliate ("Vestar"), A&M or a designated affiliate, certain other purchasers and certain members of existing management (collectively, the "Equity Investors") made a $68.0 million equity investment (the "Equity Investment") in Holdings. Approximately $52.7 million of the Equity Investment was provided by Vestar in the form of a $21.3 million common equity investment in Holdings (the "Holdings Common Stock") and a $31.4 million investment in Class C Junior Preferred Stock of Holdings (the "Holdings Class C Junior Preferred Stock"). Approximately $8.6 million of the Equity Investment was provided by certain other purchasers (the "Co-Investors") in the form of a $3.5 million investment in Holdings Common Stock and a $5.1 million investment in Holdings Class C Preferred Stock. A&M and certain members of management (the "Management Investors") provided the remaining Equity Investment in the form of a $4.9 million and $1.8 million investment in Holdings Common Stock, respectively. The Subscription Agreement also provides that Vestar will purchase any Holdings Common Stock allocated to A&M or the Management Investors which A&M and the Management Investors do not elect to purchase, resulting in a maximum investment in Holdings Common Stock by Vestar of $28.0 million (80% of the outstanding Holdings Common Stock). The balance of the Holdings Common Stock will be held by existing shareholders of Holdings.

    The Company and Holdings used the proceeds from the Equity Investment in conjunction with (i) borrowings under a new $160.0 million senior credit facility (the "Senior Credit Facility"), (ii) the proceeds from the Offerings, (iii) the issuance of $13.0 million in new senior subordinated notes which rank on parity with the Exchange Notes (the "Parity Notes") to existing holders of Holdings Common Stock and (iv) the issuance of approximately $2.4 million in Holdings Class A Preferred Stock (the "Holdings Class A Senior Preferred Stock") to a plan to be established for the benefit of the certain employees of the Company (all of such transactions, the "Recapitalization" and together with the Plan, the "Transaction") to effect a recapitalization under which substantially all of Holdings and the Company's existing obligations, including all borrowings under the Company's debtor-in-possession facility (the "DIP Facility"), were paid in full. The consummation of the Recapitalization was a condition to the consummation of the Offerings. See "The Transaction." In connection with the Recapitalization, the Company changed its name to Cluett American Corp. on the date of closing.

    The following table sets forth the cash sources and uses of funds for Holdings for the Recapitalization and the application of the proceeds therefrom.

                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
                                                                                               -------------------
SOURCES OF FUNDS(1):
  The Senior Credit Facility.................................................................       $   114.5
  The Note Offering..........................................................................           112.0
  The Preferred Stock Offering...............................................................            50.0
  Holdings Class C Junior Preferred Stock....................................................            36.5
  Holdings Common Stock(2)...................................................................            29.2
  Available Cash.............................................................................            11.9
                                                                                                       ------
                                                                                                    $   354.1
                                                                                                       ------
                                                                                                       ------

USES OF FUNDS:
  Payment of Allowed Claims..................................................................       $   291.5
  Payment of Estimated Post-Petition Interest................................................            36.7
  Refinancing of Existing Debt...............................................................             7.0
  Estimated Fees and Expenses................................................................            18.9
                                                                                                       ------
                                                                                                    $   354.1
                                                                                                       ------
                                                                                                       ------

------------------------

(1) Does not include non-cash items, listed as clauses (iii) and (iv) above.

(2) Excludes $2.3 million of Holdings Common Stock purchased with the proceeds of loans provided by Holdings.

    Vestar, headquartered in New York with an office in Denver, Colorado, manages over $1.0 billion in private equity capital. Founded in 1988, the firm focuses on management buyouts, recapitalizations and growth capital investments. Since 1988, the firm has completed 25 investments with an aggregate value approaching $5.0 billion. Previous Vestar investments have included Aearo Corporation, Anvil Knitwear, Inc., Celestial Seasonings, Inc., Clark-Schwebel, Inc., Insight Communications Company, L.P., Prestone Products Corporation, Pyramid Communications, Inc., Remington Products Company, Russell-Stanley Corp., Sun Apparel, Inc., and Westinghouse Air Brake Company.

    A&M is a prominent turnaround management firm located in New York. The firm has been involved in the successful turnaround of over 20 companies, including Ornda Healthcorp., Phar-Mor Inc., Wherehouse Entertainment Inc., Charter Medical Corporation, Anthony Manufacturing Company and Long Manufacturing Corp., among others.

                            THE NOTE EXCHANGE OFFER

The Note Exchange Offer...........  The Company is offering to exchange pursuant to the Note
                                    Exchange Offer up to $112,000,000 aggregate principal
                                    amount of its Exchange Notes for a like aggregate
                                    principal amount of its Old Notes. The terms of the
                                    Exchange Notes are identical in all material respects
                                    (including principal amount, interest rate and maturity)
                                    to the terms of the Old Notes for which they may be
                                    exchanged pursuant to the Note Exchange Offer, except
                                    that the Exchange Notes are freely transferrable by
                                    Holders thereof (other than as provided herein), and are
                                    not subject to any covenant regarding registration under
                                    the Securities Act. See "The Note Exchange Offer."

Minimum Condition.................  The Note Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being
                                    tendered for exchange.

Expiration Date; Withdrawal of
  Tender..........................  The Note Exchange Offer will expire at 5:00 p.m., New
                                    York City time, on           , 1998, unless the Note
                                    Exchange Offer is extended, in which case the term
                                    "Expiration Date" means the latest date and time to
                                    which the Note Exchange Offer is extended. The Company
                                    does not currently intend to extend the Expiration Date.
                                    Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date. See "The
                                    Note Exchange Offer--Withdrawal Rights."

Exchange Date.....................  The date of acceptance for exchange of the Old Notes will be the fourth business day following the Expiration
                                    Date.

Conditions to the Note Exchange
  Offer...........................  The Note Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The
                                    Company currently expects that each of the conditions
                                    will be satisfied and that no waivers will be necessary.
                                    See "The Note Exchange Offer--Certain Conditions to the
                                    Note Exchange Offer." The Company reserves the right to
                                    terminate or amend the Note Exchange Offer at any time
                                    prior to the Expiration Date upon the occurrence of any
                                    such condition.

Procedures for Tendering
  Old Notes.......................  Each Holder wishing to accept the Note Exchange Offer must complete, sign and date the Note Letter of
                                    Transmittal, or a facsimile thereof, in accordance with
                                    the instructions contained herein and therein, and mail
                                    or otherwise deliver such Letter of Transmittal, or such
                                    facsimile, together with the Old Notes and any other
                                    required documentation to the Exchange Agent at the
                                    address set forth therein. See "The Note Exchange
                                    Offer-- Procedures for Tendering Old Notes" and "Plan of
                                    Distribution."

Use of Proceeds...................  There will be no proceeds to the Company from the exchange of Notes pursuant to the Note Exchange Offer.

Federal Income Tax Consequences...  The exchange of Notes pursuant to the Note Exchange
                                    Offer will not be a taxable event for federal income tax
                                    purposes. See "United States Federal Tax
                                    Considerations."

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender should
                                    contact such registered holder promptly and instruct
                                    such registered holder to tender on such beneficial
                                    owner's behalf. If such beneficial owner wishes to
                                    tender on such beneficial owner's own behalf, such
                                    beneficial owner must, prior to completing and executing
                                    the Note Letter of Transmittal and delivering the Old
                                    Notes, either make appropriate arrangements to register
                                    ownership of the Old Notes in such beneficial owner's
                                    name or obtain a properly completed bond power from the
                                    registered holder. The transfer of registered ownership
                                    may take considerable time. See "The Note Exchange
                                    Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery Procedures....  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                                    cannot deliver their Old Notes, the Note Letter of
                                    Transmittal or any other documents required by the Note
                                    Letter of Transmittal to the Exchange Agent prior to the
                                    Expiration Date must tender their Old Notes according to
                                    the guaranteed delivery procedures set forth in "The
                                    Note Exchange Offer--Procedures for Tendering Old
                                    Notes."

Acceptance of Old Notes and
  Delivery of Exchange Notes......  The Company will accept for exchange any and all Old
                                    Notes which are properly tendered in the Note Exchange
                                    Offer prior to 5:00 p.m., New York City time, on the
                                    Expiration Date. The Exchange Notes issued pursuant to
                                    the Note Exchange Offer will be delivered promptly
                                    following the Expiration Date. See "The Note Exchange
                                    Offer--Acceptance of Old Notes for Exchange; Delivery of
                                    Exchange Notes."

Effect on Holders of Old Notes....  As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to
                                    the terms of this Exchange Offer, the Company will have
                                    fulfilled a covenant contained in the Registration
                                    Rights Agreement (the "Note Registration Rights
                                    Agreement") dated as of May 18, 1998 among the Company
                                    and NationsBanc Montgomery Securities LLC and NatWest
                                    Capital Markets Limited (the "Initial Purchasers") and,
                                    accordingly, there will be no increase in the interest
                                    rate on the Old Notes pursuant to the terms of the Note
                                    Registration Rights Agreement, and the holders of the
                                    Old Notes will have no further registration or other
                                    rights under the Note Registration Rights Agreement.
                                    Holders of the Old Notes who do not tender their Old
                                    Notes in the Note Exchange Offer will continue to hold
                                    such Old Notes and will be entitled to all the rights
                                    and limitations applicable thereto under the Indenture
                                    dated as of May 18, 1998 between the Company and The
                                    Bank

                                    of New York relating to the Old Notes and the Exchange
                                    Notes (the "Indenture"), except for any such rights
                                    under the Note Registration Rights Agreement that by
                                    their terms terminate or cease to have further
                                    effectiveness as a result of the making of, and the
                                    acceptance for exchange of all validly tendered Old
                                    Notes pursuant to, the Note Exchange Offer. All
                                    untendered Old Notes will continue to be subject to the
                                    restrictions on transfer provided for in the Old Notes
                                    and in the Indenture. To the extent that Old Notes are
                                    tendered and accepted in the Note Exchange Offer, the
                                    trading market for untendered Old Notes could be
                                    adversely affected.

Consequence of Failure to
  Exchange........................  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Note Exchange Offer
                                    will continue to be subject to the restrictions on
                                    transfer of such Old Notes as set forth in the legend
                                    thereon. In general, the Old Notes may not be offered or
                                    sold, unless registered under the Securities Act, except
                                    pursuant to an exemption from, or in a transaction not
                                    subject to, the Securities Act and applicable state
                                    securities laws. The Company does not currently
                                    anticipate that it will register the Old Notes under the
                                    Securities Act.

Exchange Agent....................  The Bank of New York is serving as exchange agent (the
                                    "Note Exchange Agent") in connection with the Exchange
                                    Offer. See "The Note Exchange Offer--Exchange Agent."

                       THE PREFERRED STOCK EXCHANGE OFFER

The Preferred Stock Exchange
  Offer...........................  The Company is offering to exchange pursuant to the
                                    Preferred Stock Exchange Offer up to $50,000,000
                                    aggregate principal amount of its New Preferred Stock
                                    for a like aggregate principal amount of its
                                    Exchangeable Preferred Stock. The terms of the New
                                    Preferred Stock are identical in all material respects
                                    to the terms of the Exchangeable Preferred Stock for
                                    which they may be exchanged pursuant to the Preferred
                                    Stock Exchange Offer, except that the New Preferred
                                    Stock are freely transferrable by Holders thereof (other
                                    than as provided herein), and are not subject to any
                                    covenant regarding registration under the Securities
                                    Act. See "The Preferred Stock Exchange Offer."

Minimum Condition.................  The Preferred Stock Exchange Offer is not conditioned upon any minimum aggregate principal amount of
                                    Exchangeable Preferred Stock being tendered for
                                    exchange.

Expiration Date; Withdrawal of
  Tender..........................  The Preferred Stock Exchange Offer will expire at 5:00
                                    p.m., New York City time, on           , 1998, unless
                                    the Preferred Stock Exchange Offer is extended, in which
                                    case the term "Expiration Date" means the latest date
                                    and time to which the Preferred Stock Exchange Offer is
                                    extended. The Company does not currently intend to
                                    extend the Expiration Date. Tenders may be withdrawn at
                                    any time prior to 5:00 p.m., New York City time,

                                    on the Expiration Date. See "The Preferred Stock
                                    Exchange Offer--Withdrawal Rights."

Exchange Date.....................  The date of acceptance for exchange of the Exchangeable
                                    Preferred Stock will be the fourth business day
                                    following the Expiration Date.

Conditions to the Preferred Stock
  Exchange Offer..................  The Preferred Stock Exchange Offer is subject to certain customary conditions, which may be waived by the
                                    Company. The Company currently expects that each of the
                                    conditions will be satisfied and that no waivers will be
                                    necessary. See "The Preferred Stock Exchange
                                    Offer--Certain Conditions to the Preferred Stock
                                    Exchange Offer." The Company reserves the right to
                                    terminate or amend the Preferred Stock Exchange Offer at
                                    any time prior to the Expiration Date upon the
                                    occurrence of any such condition.

Procedures for Tendering
  Exchangeable Preferred Stock....  Each Holder wishing to accept the Preferred Stock
                                    Exchange Offer must complete, sign and date the
                                    Preferred Stock Letter of Transmittal, or a facsimile
                                    thereof, in accordance with the instructions contained
                                    herein and therein, and mail or otherwise deliver such
                                    Letter of Transmittal, or such facsimile, together with
                                    the Exchangeable Preferred Stock and any other required
                                    documentation to the Exchange Agent at the address set
                                    forth therein. See "The Preferred Stock Exchange
                                    Offer--Procedures for Tendering Exchangeable Preferred
                                    Stock" and "Plan of Distribution."

Use of Proceeds...................  There will be no proceeds to the Company from the exchange of Preferred Stock pursuant to the Preferred
                                    Stock Exchange Offer.

Federal Income Tax Consequences...  The exchange of Preferred Stock pursuant to the
                                    Preferred Stock Exchange Offer will not be a taxable
                                    event for federal income tax purposes. See "United
                                    States Federal Tax Considerations."

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Exchangeable Preferred Stock is registered in the name of a broker, dealer,
                                    commercial bank, trust company or other nominee and who
                                    wishes to tender should contact such registered holder
                                    promptly and instruct such registered holder to tender
                                    on such beneficial owner's behalf. If such beneficial
                                    owner wishes to tender on such beneficial owner's own
                                    behalf, such beneficial owner must, prior to completing
                                    and executing the Preferred Stock Letter of Transmittal
                                    and delivering the Exchangeable Preferred Stock, either
                                    make appropriate arrangements to register ownership of
                                    the Exchangeable Preferred Stock in such beneficial
                                    owner's name or obtain a properly completed bond power
                                    from the registered holder. The transfer of registered
                                    ownership may take considerable time. See "The Preferred
                                    Stock Exchange Offer-- Procedures for Tendering
                                    Exchangeable Preferred Stock."

Guaranteed Delivery Procedures....  Holders of Exchangeable Preferred Stock who wish to tender their Exchangeable Preferred Stock and whose
                                    Exchangeable Preferred Stock is not immediately
                                    available or who cannot deliver their Exchangeable
                                    Preferred Stock, the Preferred Stock Letter of
                                    Transmittal or any other documents required by the
                                    Preferred Stock Letter of Transmittal to the Exchange
                                    Agent prior to the Expiration Date must tender their
                                    Exchangeable Preferred Stock according to the guaranteed
                                    delivery procedures set forth in "The Preferred Stock
                                    Exchange Offer--Procedures for Tendering Exchangeable
                                    Preferred Stock."

Acceptance of Exchangeable
  Preferred Stock and Delivery of
  New Preferred Stock.............  The Company will accept for exchange any and all
                                    Exchangeable Preferred Stock which is properly tendered
                                    in the Preferred Stock Exchange Offer prior to 5:00
                                    p.m., New York City time, on the Expiration Date. The
                                    New Preferred Stock issued pursuant to the Preferred
                                    Stock Exchange Offer will be delivered promptly
                                    following the Expiration Date. See "The Preferred Stock
                                    Exchange Offer--Acceptance of Exchangeable Preferred
                                    Stock for Exchange; Delivery of New Preferred Stock."

Effect on Holders of Exchangeable
  Preferred Stock.................  As a result of the making of, and upon acceptance for exchange of all validly tendered Exchangeable Preferred
                                    Stock pursuant to the terms of this Preferred Stock
                                    Exchange Offer, the Company will have fulfilled a
                                    covenant contained in the Registration Rights Agreement
                                    (the "Preferred Stock Registration Rights Agreement")
                                    dated as of May 18, 1998 among the Company and
                                    NationsBanc Montgomery Securities LLC and NatWest
                                    Capital Markets Limited (the "Initial Purchasers") and,
                                    accordingly, there will be no Liquidated Damages on the
                                    Exchangeable Preferred Stock pursuant to the terms of
                                    the Preferred Stock Registration Rights Agreement, and
                                    the holders of the Exchangeable Preferred Stock will
                                    have no further registration or other rights under the
                                    Preferred Stock Registration Rights Agreement. Holders
                                    of the Exchangeable Preferred Stock who do not tender
                                    their Exchangeable Preferred Stock in the Preferred
                                    Stock Exchange Offer will continue to hold such
                                    Exchangeable Preferred Stock and will be entitled to all
                                    the rights and limitations applicable thereto under the
                                    Certificate of Designations (the "Certificate of
                                    Designations"), except for any such rights under the
                                    Preferred Stock Registration Rights Agreement that by
                                    their terms terminate or cease to have further
                                    effectiveness as a result of the making of, and the
                                    acceptance for exchange of all validly tendered
                                    Exchangeable Preferred Stock pursuant to, the Preferred
                                    Stock Exchange Offer. All untendered Exchangeable
                                    Preferred Stock will continue to be subject to the
                                    restrictions on transfer provided for in the
                                    Exchangeable Preferred Stock and in the Certificate of
                                    Designations. To the extent that Exchangeable Preferred
                                    Stock is tendered and accepted in the Preferred Stock
                                    Exchange Offer,

                                    the trading market for untendered Exchangeable Preferred
                                    Stock could be adversely affected.

Consequence of Failure to
  Exchange........................  Holders of Exchangeable Preferred Stock who do not
                                    exchange their Exchangeable Preferred Stock for New
                                    Preferred Stock pursuant to the Preferred Stock Exchange
                                    Offer will continue to be subject to the restrictions on
                                    transfer of such Exchangeable Preferred Stock as set
                                    forth in the legend thereon. In general, the
                                    Exchangeable Preferred Stock may not be offered or sold,
                                    unless registered under the Securities Act, except
                                    pursuant to an exemption from, or in a transaction not
                                    subject to, the Securities Act and applicable state
                                    securities laws. The Company does not currently
                                    anticipate that it will register the Exchangeable
                                    Preferred Stock under the Securities Act.

Exchange Agent....................  The Bank of New York is serving as exchange agent (the
                                    "Preferred Stock Exchange Agent" and, together with the
                                    Note Exchange Agent, the "Exchange Agent") in connection
                                    with the Preferred Stock Exchange Offer. See "The
                                    Preferred Stock Exchange Offer--Exchange Agent."

                            TERMS OF THE SECURITIES

THE EXCHANGE NOTES

The Exchange Notes..................  $112.0 million in aggregate principal amount of
                                      10 1/8% Series B Senior Subordinated Notes Due 2008.

Maturity............................  May 15, 2008.

Interest............................  The Exchange Notes will bear interest at the rate of
                                      10 1/8% per annum and will be payable semiannually on
                                      May 15 and November 15 of each year, commencing
                                      November 15, 1998.

Optional Redemption.................  The Exchange Notes may be redeemed at the option of the Company, in whole or in part, on or after May 15,
                                      2003, at the redemption prices set forth herein, plus
                                      accrued and unpaid interest thereon and Liquidated
                                      Damages, if any, to the redemption date.

                                      On or before May 15, 2001, the Company may, at its
                                      option, redeem up to 35% of the original aggregate
                                      principal amount of Exchange Notes with the proceeds
                                      of a Public Offering (as defined), at the redemption
                                      price set forth herein, plus accrued and unpaid
                                      interest thereon and Liquidated Damages, if any, to
                                      the date of redemption; PROVIDED, HOWEVER, that at
                                      least 65% of the original aggregate principal amount
                                      of Exchange Notes remain outstanding following such
                                      redemption; and PROVIDED, FURTHER, that such
                                      redemption shall occur within 60 days of the date of
                                      the closing of such Public Offering. See "Description
                                      of the Notes--Optional Redemption."

Change of Control...................  In the event of a Change of Control, (i) the Company will have the option, prior to May 15, 2003 to redeem
                                      the

                                      Exchange Notes, in whole, at a redemption price equal
                                      to 100% of the principal amount thereof plus the
                                      Applicable Premium (as defined), together with
                                      accrued and unpaid interest, if any, to the date of
                                      redemption, and (ii) if the Company has not redeemed
                                      the Exchange Notes, the Company will be required to
                                      make an offer to repurchase all outstanding Exchange
                                      Notes at a purchase price equal to 101% of the
                                      principal amount thereof, plus accrued and unpaid
                                      interest thereon and Liquidated Damages, if any, to
                                      the date of repurchase. There can be no assurance
                                      that the Company will have sufficient funds to
                                      repurchase the Exchange Notes in the event of a
                                      Change of Control. See "Risk Factors--Repurchase Upon
                                      a Change of Control," "Description of the Exchange
                                      Notes--Repurchase at the Option of Holders--Change of
                                      Control."

Ranking.............................  The Exchange Notes will be general unsecured obligations of the Company, will be subordinated in
                                      right of payment to all existing and future Senior
                                      Indebtedness of the Company, including indebtedness
                                      under the Senior Credit Facility and will rank on a
                                      parity with or senior in right of payment to all
                                      existing and future Subordinated Indebtedness of the
                                      Company. As of March 28, 1998, on a pro forma basis
                                      after giving effect to the Transaction, the aggregate
                                      principal amount of Senior Indebtedness (excluding
                                      trade payables and other accrued liabilities) of the
                                      Company and its subsidiaries would have been
                                      approximately $122.4 million (excluding $11.2 million
                                      of letters of credit). However, the Exchange Notes
                                      will be effectively subordinated to all indebtedness
                                      and other liabilities and commitments (including
                                      trade payables and capital lease obligations) of the
                                      Company's foreign subsidiaries. Any right of the
                                      Company to receive assets of any of its foreign
                                      subsidiaries upon the latter's liquidation or
                                      reorganization (and the consequent right of the
                                      holders of the Exchange Notes to participate in those
                                      assets) will be effectively subordinated to the
                                      claims of that subsidiary's creditors, except to the
                                      extent that the Company is itself recognized as a
                                      creditor of such subsidiary, in which case the claims
                                      of the Company would still be subordinate to any
                                      security in the assets of such subsidiary and any
                                      indebtedness of such subsidiary senior to that held
                                      by the Company. As of March 28, 1998 the liabilities
                                      of the Company's foreign subsidiaries was $9.4
                                      million. See "Description of the Exchange Notes."

Subsidiary Guarantees...............  The Company's obligations under the Exchange Notes will be guaranteed under the Subsidiary Guarantees,
                                      jointly and severally, on an unsecured senior
                                      subordinated basis by the Subsidiary Guarantors. The
                                      Subsidiary Guarantees will be subordinated in right
                                      of payment to all existing and future Senior
                                      Indebtedness of the Subsidiary Guarantors, including
                                      all obligations of the Subsidiary Guarantors under
                                      the Senior

                                      Credit Facility and will rank on a parity with or
                                      senior in right of payment to all existing and future
                                      Senior Subordinated Indebtedness of the Subsidiary
                                      Guarantors. The obligations of the Subsidiary
                                      Guarantors under the Subsidiary Guarantees will be
                                      limited so as not to constitute a fraudulent
                                      conveyance under applicable law.

Certain Covenants...................  The indenture pursuant to which the Exchange Notes will be issued (the "Indenture") will contain certain
                                      covenants that, among other things, limit the ability
                                      of the Company and its Restricted Subsidiaries to
                                      incur additional Indebtedness (as defined) and issue
                                      preferred stock, pay dividends or make other
                                      distributions, create certain liens, enter into
                                      certain transactions with affiliates, sell assets of
                                      the Company or its Restricted Subsidiaries, sell
                                      Equity Interests (as defined) of the Company's
                                      Restricted Subsidiaries or enter into certain mergers
                                      and consolidations. In addition, under certain
                                      circumstances, the Company will be required to offer
                                      to purchase Exchange Notes at a price equal to 100%
                                      of the principal amount thereof, plus accrued and
                                      unpaid interest thereon and Liquidated Damages, if
                                      any, to the date of purchase, with the proceeds of
                                      certain Asset Sales (as defined). See "Description of
                                      the Exchange Notes."

THE NEW PREFERRED STOCK

The New Preferred Stock.............  500,000 shares of 12 1/2% Series B Senior
                                      Exchangeable Preferred Stock Due 2010. Each share of
                                      Exchangeable Preferred Stock will have a liquidation
                                      preference of $100 per share.

Dividend............................  All dividends will be cumulative from the date of issuance of the New Preferred Stock and will be
                                      payable semi-annually in arrears on May 15 and
                                      November 15 of each year, commencing on November 15,
                                      1998. On or before May 15, 2003, the Company may, at
                                      its option, pay dividends in cash or in additional
                                      fully paid and non-assessable shares of New Preferred
                                      Stock having an aggregate liquidation preference
                                      equal to the amount of such dividends. After May 15,
                                      2003, dividends may be paid only in cash.

Mandatory Redemption................  The Company is required, subject to certain conditions, to redeem all of the New Preferred Stock
                                      outstanding on May 15, 2010 at a redemption price
                                      equal to 100% of the liquidation preference thereof,
                                      plus, without duplication, accumulated and unpaid
                                      dividends to the date of redemption.

Optional Redemption.................  Except as described below, the Company may not redeem the New Preferred Stock prior to May 15, 2003. On or
                                      after such date, the Company may, at its option
                                      redeem the New Preferred Stock, in whole or in part,
                                      at the redemption prices set forth herein together
                                      with accumulated and unpaid dividends, if any, to the
                                      date of redemption. In addition, at any time and from
                                      time to time prior to May 15, 2001, the

                                      Company, at its option, may redeem the New Preferred
                                      Stock, in whole or in part, with the proceeds of one
                                      or more Equity Offerings at the redemption prices set
                                      forth herein, together with accumulated and unpaid
                                      dividends, if any, to the date of redemption.

Change of Control...................  Upon the occurrence of a Change of Control, (i) the
                                      Company will have the option, prior to May 15, 2003
                                      to redeem the New Preferred Stock, in whole, at a
                                      redemption price equal to a percentage of the
                                      liquidation preference equal to the sum of 100% and
                                      the dividend rate in effect with respect to the New
                                      Preferred Stock, together with accrued and unpaid
                                      interest, if any, to the date of redemption, and (ii)
                                      if the Company has not redeemed the New Preferred
                                      Stock, the Company will be required to make an offer
                                      to purchase the New Preferred Stock for cash at a
                                      purchase price of 101% of the liquidation preference
                                      thereof, together with all accumulated and unpaid
                                      dividends to the date of purchase. There can be no
                                      assurance that the Company will have sufficient funds
                                      to repurchase the New Preferred Stock in the event of
                                      a Change of Control. See "Risk Factors-- Repurchase
                                      Upon Change in Control."

Ranking.............................  The New Preferred Stock will rank (i) senior to all other classes of Capital Stock (as defined) of the
                                      Company established after the issue date of the New
                                      Preferred Stock which do not expressly provide that
                                      such classes rank on a parity with the New Preferred
                                      Stock as to dividends and distributions upon the
                                      liquidation, winding up and dissolution of the
                                      Company and (ii) subject to certain conditions, on a
                                      parity with any class of Capital Stock established
                                      after the date of issuance of the New Preferred Stock
                                      the terms of which expressly provide that such class
                                      or series will rank on a parity with the New
                                      Preferred Stock as to dividends and distributions
                                      upon the liquidation, winding up and dissolution of
                                      the Company. As of March 28, 1998, on a pro forma
                                      basis after giving effect to the Transaction, the
                                      aggregate principal amount of liabilities of the
                                      Company and its subsidiaries ranking senior to the
                                      New Preferred Stock would have been approximately
                                      $292.3 million (excluding $11.2 million of letters of
                                      credit). Creditors of the Company will have priority
                                      over the New Preferred Stock with respect to claims
                                      on the assets of the Company. See "Description of the
                                      New Preferred Stock and Exchange Debentures--New
                                      Preferred Stock--Rank."

Certain Covenants...................  The Certificate of Designations for the issuance of the New Preferred Stock will contain certain
                                      covenants that, among other things, limit the ability
                                      of the Company and its Restricted Subsidiaries to
                                      incur additional Indebtedness (as defined) and issue
                                      preferred stock, pay dividends or make other
                                      distributions, create certain liens, enter into
                                      certain

                                      transactions with affiliates, sell assets of the
                                      Company or its Restricted Subsidiaries, sell Equity
                                      Interests (as defined) of the Company's Restricted
                                      Subsidiaries or enter into certain mergers and
                                      consolidations. See "Description of the New Preferred
                                      Stock and Exchange Debentures--New Preferred
                                      Stock--Certain Covenants."

Exchange Feature....................  On any scheduled dividend payment date, subject to provisions of the Company's debt instruments,
                                      including the Indenture, the Company may, at its
                                      option, exchange all but not less than all of the
                                      shares of the New Preferred Stock then outstanding
                                      for the Company's Exchange Debentures. The Senior
                                      Credit Facility and the Indenture contain substantial
                                      restrictions on the ability of the Company to
                                      exchange New Preferred Stock for Exchange Debentures.
                                      See "Description of the New Preferred Stock and
                                      Exchange Debentures--New Preferred Stock--Exchange."

THE EXCHANGE DEBENTURES

The Exchange Debentures.............  12 1/2% Subordinated Exchange Debentures Due 2010.

Maturity............................  May 15, 2010.

Interest............................  Interest on the Exchange Debentures will be payable semi-annually in cash (or on or prior to May 15,
                                      2003, in additional Exchange Debentures, at the
                                      option of the Company) in arrears on May 15 and
                                      November 15 of each year, commencing with the first
                                      such date after the Exchange Date.

Optional Redemption.................  Except as described below, the Company may not redeem the Exchange Debentures prior to May 15, 2003. On or
                                      after such date, the Company may, at its option,
                                      redeem the Exchange Debentures, in whole or in part,
                                      at the redemption prices set forth herein together
                                      with accrued and unpaid interest, if any, to the date
                                      of redemption. In addition, at any time and from time
                                      to time on or prior to May 15, 2001, the Company may,
                                      at its option, redeem the Exchange Debentures in
                                      whole or in part, with the proceeds of one or more
                                      Equity Offerings at the redemption prices set forth
                                      herein, together with accrued and unpaid interest, if
                                      any, to the date of redemption.

Change of Control...................  Upon the occurrence of a Change of Control, (i) the
                                      Company will have the option, prior to May 15, 2003
                                      to redeem the Exchange Debentures, in whole, at a
                                      redemption price equal to 100% of the principal
                                      amount thereof plus the Applicable Premium (as
                                      defined), together with accrued and unpaid interest,
                                      if any, to the date of redemption, and (ii) if the
                                      Company has not redeemed the Exchange Debentures,
                                      subject to certain restrictions in the Company's debt
                                      instruments, the Company will be required to make an
                                      offer to repurchase the Exchange Debentures held by
                                      such holder at price equal to 101% of the principal
                                      amount thereof, together with accrued and unpaid
                                      interest, if any, to the date

                                      of repurchase. There can be no assurance that the
                                      Company will have sufficient funds to repurchase the
                                      Exchange Debentures in the event of a Change of
                                      Control. See "Risk Factors--Repurchase Upon a Change
                                      of Control," "Description of the Exchange
                                      Notes--Repurchase at the Option of Holders--Change of
                                      Control" and "Description of Other Indebtedness."

Ranking.............................  The Exchange Debentures will be unsecured and will be subordinated in right of payment to all existing and
                                      future Exchange Debenture Senior Indebtedness (as
                                      defined) of the Company, including the Senior Credit
                                      Facility and the Exchange Notes, and will be
                                      effectively subordinated to all obligations of the
                                      subsidiaries of the Company. The Exchange Debentures
                                      will rank senior to all other subordinated
                                      indebtedness (as defined) of the Company. As of March
                                      28, 1998, on a pro forma basis after giving effect to
                                      the Transaction, the aggregate principal amount of
                                      Exchange Debenture Senior Indebtedness (excluding
                                      trade payables and other accrued liabilities) of the
                                      Company and its subsidiaries would have been
                                      approximately $247.4 million (excluding $11.2 million
                                      of letters of credit). In addition, the Exchange
                                      Debentures will be effectively subordinated to all
                                      liabilities of the Company's subsidiaries. The
                                      Exchange Debenture Indenture (as defined) permits the
                                      Company to incur additional indebtedness, including
                                      Exchange Debenture Senior Indebtedness, subject to
                                      certain limitations. See "Risk Factors" and
                                      "Description of the New Preferred Stock and Exchange
                                      Debentures--Exchange Debentures-- Subordination and
                                      Ranking."

Restrictive Covenants...............  The indenture under which the Exchange Debentures will be issued (the "Exchange Debenture Indenture")
                                      will contain certain covenants that, among other
                                      things, limit the ability of the Company and its
                                      Restricted Subsidiaries to incur additional
                                      Indebtedness (as defined) and issue preferred stock,
                                      pay dividends or make other distributions, create
                                      certain liens, enter into certain transactions with
                                      affiliates, sell assets of the Company or its
                                      Restricted Subsidiaries, sell Equity Interests (as
                                      defined) of the Company's Restricted Subsidiaries or
                                      enter into certain mergers and consolidations. In
                                      addition, under certain circumstances, the Company
                                      will be required to offer to purchase Exchange
                                      Debentures at a price equal to 100% of the principal
                                      amount thereof, plus accrued and unpaid interest
                                      thereon and Liquidated Damages, if any, to the date
                                      of purchase, with the proceeds of certain Asset Sales
                                      (as defined). See "Description of the New Preferred
                                      Stock and Exchange Debentures--Exchange
                                      Debentures--Certain Covenants."

TRANSFER RESTRICTIONS

Absence of a Public Market..........  The Securities are new securities for which there presently is no established market. Although the
                                      Initial Purchasers have informed the Company that
                                      they currently intend to make a market in the
                                      Securities, the Initial Purchasers are not obligated
                                      to do so and any such market making may be
                                      discontinued at any time without notice. Accordingly,
                                      there can be no assurance as to the development or
                                      liquidity of any market for the Securities. The
                                      Securities are expected to be eligible for trading by
                                      qualified buyers in the PORTAL market. The Company
                                      does not intend to apply for listing of the
                                      Securities on any securities exchange or for the
                                      quotation of the Securities through the National
                                      Association of Securities Dealers Automated Quotation
                                      System. See "Risk Factors--Absence of Public Market"
                                      and "Plan of Distribution."

USE OF PROCEEDS

Use of Proceeds and Borrowings......  The Company and Holdings used the proceeds from the
                                      Offerings, together with borrowings under the Senior
                                      Credit Facility and the Equity Investment to finance
                                      the Transaction. See "Use of Proceeds."

                                  RISK FACTORS

    Potential investors should consider carefully certain factors relating to an investment in the Securities. See "Risk Factors."

                SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION

    The following pro forma combined financial data have been derived from the Unaudited Pro Forma Combined Financial Information and the related notes thereto included elsewhere in this Prospectus. The pro forma information gives effect to the Transaction and the Divested Operations (as defined). The accompanying pro forma statement of operations data and other related data for the year ended December 31, 1997 and for the three months and the twelve months ended March 28, 1998 give effect to such transactions as if they had occurred on January 1, 1997. The pro forma balance sheet data as of March 28, 1998 give effect to such transactions as if they had occurred on such date. The pro forma data do not purport to be indicative of the Company's financial position or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's results of operations or financial position for any future period or date. The pro forma adjustments, as described in the notes to the Unaudited Pro Forma Combined Financial Information, are based on available information and upon certain assumptions which management believes are reasonable.

    The Summary Pro Forma Combined Financial Information should be read in conjunction with "Unaudited Pro Forma Combined Financial Information," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the combined financial statements of Bidermann Industries Corp. and Affiliates (the "Financial Statements") and notes thereto included elsewhere in this Prospectus.

                                                                            PRO FORMA
                                                  -------------------------------------------------------------
                                                                                               TWELVE MONTHS
                                                     YEAR ENDED          THREE MONTHS         ENDED MARCH 28,
                                                  DECEMBER 31, 1997  ENDED MARCH 28, 1998          1998
                                                  -----------------  ---------------------  -------------------
                                                              (DOLLARS IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................................      $   359.2            $    91.7             $   364.2
Cost of goods sold..............................          251.5                 63.5                 253.3
                                                         ------                -----               -------
Gross profit....................................          107.7                 28.2                 110.9
Selling, general and administrative expenses....           73.3                 19.0                  74.3
Facility closing and reengineering costs........            4.0                  1.0                   4.8
                                                         ------                -----               -------
Operating income................................           30.4                  8.2                  31.8
Interest expense, net...........................           24.0                  6.0                  23.9
Other expense (income), net.....................            1.8                 (0.1)                  1.2
Bankruptcy reorganization costs (credits).......           (3.9)                 1.5                  (4.0)
                                                         ------                -----               -------
Income before provision for income taxes........            8.5                  0.8                  10.7
Provision for income taxes......................            1.3                  0.3                   1.4
                                                         ------                -----               -------
Net income......................................      $     7.2            $     0.5             $     9.3
                                                         ------                -----               -------
                                                         ------                -----               -------
OTHER DATA:
Capital expenditures............................      $    11.0            $     2.6             $    11.5
Depreciation and amortization...................            8.1                  2.1                   8.2
Cash flows from (used by):
  Operating activities..........................      $     2.9            $    (4.7)            $    (3.3)
  Investing activities..........................           (7.3)                (1.5)                 (3.0)
  Financing activities..........................           (1.4)                 4.5                  (1.3)
EBITDA (1)......................................           40.5                 10.8                  42.8
Cash interest expense (2).......................           22.5                  5.6                  22.5
EBITDA to cash interest expense.................            1.8x                 1.9x                  1.9x
BALANCE SHEET DATA (AS OF MARCH 28, 1998):
Working capital (3).............................                                                 $    89.1
Total assets....................................                                                     225.6
Long-term debt (less current portion)...........                                                     239.2
Preferred Stock.................................                                                      48.1
Stockholder's deficit...........................                                                    (114.8)

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(1) EBITDA represents operating income before depreciation and amortization, non-cash pension income and facility closing and reengineering costs. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles ("GAAP") or as a measure of profitability or liquidity. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

    The calculation of pro forma EBITDA is shown below:

                                             YEAR ENDED            THREE MONTHS             TWELVE MONTHS
                                          DECEMBER 31, 1997    ENDED MARCH 28, 1998     ENDED MARCH 28, 1998
                                         -------------------  -----------------------  -----------------------
                                                                     (IN MILLIONS)
Operating income.......................       $    30.4              $     8.2                $    31.8
Depreciation and amortization..........             8.1                    2.1                      8.2
Non-cash pension income(a).............            (2.0)                  (0.5)                    (2.0)
Facility closing and reengineering
  costs................................             4.0                    1.0                      4.8
                                                  -----                  -----                    -----
EBITDA.................................       $    40.5              $    10.8                $    42.8
                                                  -----                  -----                    -----
                                                  -----                  -----                    -----

------------------------

    (a) Represents non-cash pension income arising from the Company's overfunded pension plan.

(2) Cash interest expense excludes non-cash amortization of deferred financing costs of $1.5 million for the year ended December 31, 1997, $0.4 million for the three months ended March 28, 1998, and $1.5 million for the twelve months ended March 28, 1998.

(3) Working capital is defined as current assets (less cash and cash equivalents) minus current liabilities (less current maturities of long-term debt).

               SUMMARY HISTORICAL COMBINED FINANCIAL INFORMATION

    The following table sets forth summary historical financial data of the Company for each of the five years ended December 31, 1997, the twelve months ended March 28, 1998 and for the three month periods ended March 29, 1997 and March 28, 1998. The following summary financial data with respect to the three years ended December 31, 1997, are derived from the Financial Statements included elsewhere in this Prospectus, which have been audited by Ernst & Young LLP, independent auditors, as indicated in their report included elsewhere herein. The following summary financial data should be read in conjunction with "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                                                                              THREE MONTHS
                                                                                                                  ENDED
                                                           YEAR ENDED DECEMBER 31,                           ---------------
                                  -------------------------------------------------------------------------     MARCH 29,
                                      1993           1994           1995           1996           1997            1997
                                  -------------  -------------  -------------  -------------  -------------  ---------------
                                   (UNAUDITED)    (UNAUDITED)                                                  (UNAUDITED)
                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................    $   531.6      $   536.8      $   486.7      $   368.7      $   362.9       $    87.5
Cost of goods sold(1)...........        394.2          391.5          369.8          273.8          253.8            62.3
                                       ------    -------------       ------         ------         ------           -----
Gross profit....................        137.4          145.3          116.9           94.9          109.1            25.2
Selling, general and
  administrative expenses.......        132.9          145.4          137.9           85.9           74.8            18.8
Facility closing and
  reengineering costs(2)........       --             --               22.5           11.6            2.5             0.2
                                       ------    -------------       ------         ------         ------           -----
Operating income (loss).........          4.5           (0.1)         (43.5)          (2.6)          31.8             6.2
Interest expense, net...........         23.0           24.6           22.7           16.9           15.2             3.6
Write-down of intangible
  assets(3).....................       --               74.7         --             --             --              --
Other expense (income),
  net(4)........................          1.1           (0.3)           0.5            3.3            2.0             0.5
Bankruptcy reorganization costs
  (credits)(5)..................       --             --               20.9            6.1           (3.9)            1.6
                                       ------    -------------       ------         ------         ------           -----
Income (loss) before provision
  for income taxes..............        (19.6)         (99.1)         (87.6)         (28.9)          18.5             0.5
Provision for income taxes......          1.0            1.8            1.5            1.3            1.3             0.2
                                       ------    -------------       ------         ------         ------           -----
Net income (loss)...............    ($   20.6)     ($  100.9)     ($   89.1)     ($   30.2)     $    17.2       $     0.3
                                       ------    -------------       ------         ------         ------           -----
                                       ------    -------------       ------         ------         ------           -----
OTHER FINANCIAL DATA:
Capital expenditures............    $     7.5      $    13.8      $     6.8      $     8.2      $    11.0       $     2.1
Depreciation and
  amortization(6)...............         14.7           15.3           13.3           10.9            8.1             2.0
Cash flows from (used by):
  Operating activities..........    $    22.8      $   (16.0)     $     2.1      $    13.6      $    12.9       $     3.4
  Investing activities..........         (4.5)         (10.3)          (6.4)          (5.1)          (7.3)           (5.8)
  Financing activities..........        (33.1)         (22.7)           3.9          (13.3)          (1.4)            4.4
EBITDA(7).......................         16.0           13.9           (7.8)          17.5           40.4             7.9
Adjusted Net Sales(8)...........        399.5          406.0          388.9          361.5          359.2            86.7
Adjusted EBITDA(7)(8)...........         11.0            0.6           (8.5)          18.8           41.0             8.6
Adjusted EBITDA margin..........          2.8%           0.1%          (2.2)%          5.2%          11.4%            9.9%
Ratio of earnings to fixed
  charges(11)...................       --             --             --             --                2.1x            1.1x

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital(9)..............    $   130.2      $   141.5      $   116.9      $    82.1      $    82.3       $    80.9
Total assets....................        388.0          321.5          252.9          211.1          220.0           215.4
Total long-term debt, net of
  current portion(10)...........        138.8          150.4            3.6            8.6            2.0             7.9
Preferred stock.................         15.5           16.4           17.4           18.7           20.0            19.3
Total stockholders' equity
  (deficit).....................        150.4           46.9          (44.3)         (74.2)         (56.8)          (76.8)


                                                    TWELVE
                                                 MONTHS ENDED
                                    MARCH 28,      MARCH 28,
                                      1998           1998
                                  -------------  -------------
                                   (UNAUDITED)    (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net sales.......................    $    92.3      $   367.7
Cost of goods sold(1)...........         63.9          255.4
                                       ------         ------
Gross profit....................         28.4          112.3
Selling, general and
  administrative expenses.......         19.5           75.5
Facility closing and
  reengineering costs(2)........          1.0            3.3
                                       ------         ------
Operating income (loss).........          7.9           33.5
Interest expense, net...........          3.8           15.4
Write-down of intangible
  assets(3).....................       --             --
Other expense (income),
  net(4)........................       --                1.5
Bankruptcy reorganization costs
  (credits)(5)..................          1.5           (4.0)
                                       ------         ------
Income (loss) before provision
  for income taxes..............          2.6           20.6
Provision for income taxes......          0.3            1.4
                                       ------         ------
Net income (loss)...............    $     2.3      $    19.2
                                       ------         ------
                                       ------         ------
OTHER FINANCIAL DATA:
Capital expenditures............    $     2.6      $    11.5
Depreciation and
  amortization(6)...............          2.1            8.2
Cash flows from (used by):
  Operating activities..........    $    (2.9)     $     6.6
  Investing activities..........         (1.5)          (3.0)
  Financing activities..........          4.5           (1.3)
EBITDA(7).......................         10.5           43.0
Adjusted Net Sales(8)...........         91.7          364.2
Adjusted EBITDA(7)(8)...........         10.9           43.3
Adjusted EBITDA margin..........         11.9%          11.9%
Ratio of earnings to fixed
  charges(11)...................          1.6x           2.2x
BALANCE SHEET DATA (AT END OF PE
Working capital(9)..............    $    89.0      $    89.0
Total assets....................        223.3          223.3
Total long-term debt, net of
  current portion(10)...........          1.7            1.7
Preferred stock.................         22.1           22.1
Total stockholders' equity
  (deficit).....................        (55.8)         (55.8)

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(1) In 1995, the Company recorded a charge of approximately $14.0 million for the write-down of inventory, which is included in cost of goods sold.

(2) Over the three year period 1995-1997 facility closing and reengineering costs, which totalled $36.6 million, included $8.3 million for plant closings, $9.9 million for store closings, $2.4 million for Divested Operations, $2.8 million for relocation and severance, and $13.2 million for software, systems development and implementation and other consulting costs.

(3) Represents the write-off of the remaining excess of the purchase price over the fair value of net assets acquired (goodwill) recorded in connection with the acquisition of the Shirt Group and the Sock Group, in 1990.

(4) Other expense, net is primarily exchange losses. Additionally, in 1996 the Company began liquidating its investments in its Mexican and Guatemalan subsidiaries and wrote off $3.1 million previously recorded as a component of equity for foreign currency translation.

(5) Bankruptcy reorganization costs (credits) consist of the following:

                                                                                 THREE MONTHS ENDED         TWELVE
                                                 YEAR ENDED DECEMBER 31,      ------------------------   MONTHS ENDED
                                             -------------------------------   MARCH 29,    MARCH 28,      MARCH 28,
                                               1995       1996       1997        1997         1998           1998
                                             ---------  ---------  ---------  -----------  -----------  ---------------
                                                                           (IN MILLIONS)
Professional fees..........................      $ 2.8       $6.1      $ 6.1        $1.6         $1.5          $ 6.0
Adjustment to lease rejection and other
 pre-petition liabilities..................        9.8     --          (10.0)     --           --              (10.0)
Write off of deferred financing costs......        3.5     --         --          --           --             --
Fees related to obtaining the DIP
 Facility..................................        1.3     --         --          --           --             --
Claims and related litigation..............        3.5     --         --          --           --             --
                                             ---------  ---------  ---------  -----------  -----------       -------
                                                 $20.9       $6.1     $ (3.9)       $1.6         $1.5         $ (4.0)
                                             ---------  ---------  ---------  -----------  -----------       -------
                                             ---------  ---------  ---------  -----------  -----------       -------

(6) Depreciation and amortization excludes amortization of deferred financing costs of $3.6 million in 1993, $3.6 million in 1994 and $5.2 million in 1995, which is included in interest expense.

(7) EBITDA is defined as operating income before depreciation and amortization, non-cash pension income and facility closing and reengineering costs. Adjusted EBITDA represents EBITDA adjusted for Divested Operations. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of EBITDA and Adjusted EBIDTA is shown below:

                                                                                YEAR ENDED DECEMBER 31,
                                                                 -----------------------------------------------------
                                                                   1993       1994       1995       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                                     (IN MILLIONS)
    Operating income (loss)....................................  $     4.5  $    (0.1) $   (43.5) $    (2.6) $    31.8
    Depreciation and amortization..............................       14.7       15.3       13.3       10.9        8.1
    Non-cash pension income....................................       (3.2)      (1.3)      (0.1)      (2.4)      (2.0)
    Facility closing and reengineering costs...................     --         --           22.5       11.6        2.5
                                                                 ---------  ---------  ---------  ---------  ---------
    EBITDA.....................................................       16.0       13.9       (7.8)      17.5       40.4
    EBITDA from Divested Operations(8).........................        5.0       13.3        0.7       (1.3)      (0.6)
                                                                 ---------  ---------  ---------  ---------  ---------
    Adjusted EBITDA............................................  $    11.0  $     0.6  $    (8.5) $    18.8  $    41.0
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

                                                                      THREE MONTHS ENDED            TWELVE
                                                                 ----------------------------    MONTHS ENDED
                                                                   MARCH 29,      MARCH 28,        MARCH 28,
                                                                     1997           1998             1998
                                                                 -------------  -------------  -----------------

    Operating income (loss)....................................    $     6.2      $     7.9        $    33.5
    Depreciation and amortization..............................          2.0            2.1              8.2
    Non-cash pension income....................................         (0.5)          (0.5)            (2.0)
    Facility closing and reengineering costs...................          0.2            1.0              3.3
                                                                       -----          -----            -----
    EBITDA.....................................................          7.9           10.5             43.0
    EBITDA from Divested Operations(8).........................         (0.7)          (0.4)            (0.3)
                                                                       -----          -----            -----
    Adjusted EBITDA............................................    $     8.6      $    10.9        $    43.3
                                                                       -----          -----            -----
                                                                       -----          -----            -----

(8) Adjusted Net Sales and Adjusted EBITDA represent historical net sales and EBITDA adjusted for (i) the sale of the Ralph Lauren Womenswear license and associated operating assets which was completed in October 1995, (ii) the sales of the operations of Arrow de Mexico and Arrow Guatemala in 1997 and
    (iii) the decision to close certain Canadian retail stores which was made in December 1996 (collectively, the "Divested Operations"). For a further discussion of these adjustments see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(9) Working capital is defined as current assets (less cash and cash equivalents) minus current liabilities (less current maturities of long-term debt).

(10) On July 17, 1995, $161.1 million of long-term debt was reclassified to liabilities subject to compromise.

(11) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing charges, and one-third of rental expense, representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $19.6 million in 1993, $99.1 million in 1994, $87.6 million in 1995 and $28.9 million in 1996.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Note Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Note Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Note Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

    Holders of Exchangeable Preferred Stock who do not exchange their Exchangeable Preferred Stock for New Preferred Stock pursuant to the Preferred Stock Exchange Offer will continue to be subject to the restrictions on transfer of such Exchangeable Preferred Stock as set forth in the legend thereon. In general, Exchangeable Preferred Stock may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently intend to register the Exchangeable Preferred Stock under the Securities Act. Based on interpretations by the staff of the Commission, the Company believes that New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for Exchangeable Preferred Stock may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchangeable Preferred Stock was acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Preferred Stock. Each broker-dealer that receives New Preferred Stock for its own account in exchange for Exchangeable Preferred Stock, where such Exchangeable Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. See "Plan of Distribution." To the extent that Exchangeable Preferred Stock is tendered and accepted in the Preferred Stock Exchange Offer, the trading market for untendered and tendered but unaccepted Exchangeable Preferred Stock will be adversely affected.

SUBSTANTIAL LEVERAGE

    The Company is, and will continue after the Exchange Offerings to be, highly leveraged. As of March 28, 1998, after giving pro forma effect to the Transaction, the Company would have had total consolidated indebtedness of approximately $247.4 million (of which $112.0 million would have consisted of the Notes), excluding $11.2 million of letter of credit. Also, after giving pro forma effect to such transactions, the Company's ratio of earnings to fixed charges would have been 1.4 and earnings would have been insufficient to cover combined fixed charges and preferred stock dividends by $0.3 million for the LTM Period. In addition, the Preferred Stock would have been $50.0 million (which, subject to certain conditions, may be exchanged for Exchange Debentures in an aggregate principal amount equal to the aggregate liquidation preference plus accumulated dividends). After May 15, 2003, the Company will be required to pay cash dividends on the Preferred Stock at a rate of 12 1/2% per annum. The Company and its subsidiaries will be permitted to incur additional indebtedness in the future. See "Capitalization" and "Selected Historical Combined Financial and Operating Data" and "Description of the Exchange Notes."

    The Company's ability to make scheduled payments of principal, interest or Liquidated Damages, if any, on the Exchange Notes, to pay dividends on the New Preferred Stock, to refinance or satisfy its indebtedness (including the Exchange Notes), or to fund planned capital expenditures will depend on its future performance and revenue growth, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity and there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. In addition, there can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to (i) enable the Company to service its indebtedness (including the Exchange Notes), (ii) make periodic payments of cash dividends on the New Preferred Stock, (iii) redeem any of the New Preferred Stock for cash or, if the Exchange Debentures have been issued, to make payments of principal or cash interest on the Exchange Debentures or (iv) fund its other liquidity needs. If the Company's cash flow, availability under the Senior Credit Facility and other capital resources are insufficient to fund the Company's debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, restructure or refinance its indebtedness, or seek additional equity contributions. There can be no assurance that any of such measures could be implemented on satisfactory terms or, if implemented, would be successful or would permit the Company to meet its debt service obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    The degree to which the Company will be leveraged following the Exchange Offerings could have important consequences to holders of the Securities, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Securities, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions,
(iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the Senior Credit Facility will contain financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Exchange Notes--Repurchase at Option of Holder--Change of Control" and "Description of Other Indebtedness."

SUBORDINATION OF EXCHANGE NOTES AND EXCHANGE DEBENTURES; EQUITY INTEREST

    The Exchange Notes will be subordinated in right of payment to all Senior Indebtedness of the Company, including all amounts owing under the Senior Credit Facility, and indebtedness of all subsidiaries which are not Subsidiary Guarantors. In addition, the Indenture will permit the Company to incur or have outstanding certain other Senior Indebtedness, including indebtedness that is secured by assets of the Company. Consequently, in the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Indebtedness (including the Senior Credit Facility) has been paid in full. There can be no assurance that there will be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes. In addition, the subordination provisions of the Indenture will provide that payments with respect to the Exchange Notes will be blocked in the event of a payment default on Senior Indebtedness and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Indebtedness. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Exchange Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Exchange Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of Exchange Notes may receive less, ratably, than the holders of Senior Indebtedness. As of March 28, 1998 after giving effect to the Transaction on a pro forma basis, the Company would have had $122.4 million in aggregate principal amount of Senior Indebtedness outstanding (excluding $11.2 million of letters of credit). However, the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and capital lease obligations) of the Company's foreign subsidiaries. Any right of the Company to receive assets of any of its foreign subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. As of March 28, 1998, the liabilities of the Company's foreign subsidiaries was $9.4 million. See "Description of the Exchange Notes".

    The New Preferred Stock will rank junior to all Indebtedness and other obligations of the Company (including the Exchange Notes). The Exchange Debentures, if issued, will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Exchange Debenture Senior Indebtedness, including the Exchange Notes. Consequently, in the event of bankruptcy, liquidation or reorganization of the Company, payments may be made with respect to the New Preferred Stock only after the assets of the Company have been used to satisfy all its obligations to its creditors (including the Exchange Notes), or if the Exchange Debentures have been issued, only after all of the Exchange Debenture Senior Indebtedness (including the Exchange Notes) has been paid in full. In addition, the subordination provisions of the Exchange Debenture Indenture will provide that payments with respect to the Exchange Debentures will be blocked in the event of a payment default on Exchange Debenture Senior Indebtedness and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Exchange Debenture Senior Indebtedness. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Exchange Debentures will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Exchange Debentures, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Exchange Debentures. As a result, holders of Exchange Debentures may receive less, ratably, than the holders of Senior Indebtedness. See "--Substantial Leverage" above, and "Description of Other Indebtedness," "Description of the Exchange Notes" and "Description of the New Preferred Stock and Exchange Debentures."

    As of March 28, 1998 after giving effect to the Transaction on a pro forma basis, the Company would have had $292.3 million of liabilities which would have ranked senior to the New Preferred Stock and the Company would have had $247.4 million in aggregate principal amount of Exchange Debenture Senior Indebtedness which would have ranked senior in right of payment to the Exchange Debentures (excluding $11.2 million letters of credit).

EMERGENCE FROM CHAPTER 11

    The Company will emerge from Chapter 11 contemporaneously with the consummation of the Offerings. The Company's experience in Chapter 11 may affect its ability to negotiate favorable trade terms with manufacturers and other vendors and to negotiate favorable lease terms with landlords. The failure to obtain such favorable terms could have a material adverse effect on the Company and its financial performance.

NET LOSSES

    The Company has experienced net losses for four of the last five years. See "The Transaction". If the Company continues to experience net losses, the Company will be required to find additional sources of financing to fund its operating deficits, working capital requirements, anticipated capital expenditures and financing commitments. There can be no assurance that such financing will be available on terms and conditions acceptable to the Company in such circumstances or that, if debt financing is required, such financing would be permitted under the terms of the Company's indebtedness. If the Company experiences losses in the future, that fact, combined with the absence of additional financing, could impair the Company's ability to pay principal and interest on the Exchange Notes, to pay cash dividends on the New Preferred Stock, to redeem the Securities or, if issued, to pay principal and interest on the Exchange Debentures.

DIVIDEND RESTRICTIONS ON NEW PREFERRED STOCK AND EXCHANGE DEBENTURES

    The Senior Credit Facility prohibits the payment of cash dividends on the New Preferred Stock or the redemption, purchase or other acquisition of any New Preferred Stock or Exchange Debentures by the Company for cash. In addition, the Indenture restricts the ability of the Company to pay cash dividends on the New Preferred Stock, or redeem, purchase or otherwise acquire, the New Preferred Stock or Exchange Debentures for cash. Moreover, under Delaware law, a dividend on the New Preferred Stock may only be paid out of the Company's surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding year, provided the board of directors approves the payment of such dividend. There can be no assurances that the Company will be able to generate a surplus or net profits after making its payments under the Senior Credit Facility or the Exchange Notes, to other creditors or for any other reason. As a result, the Company does not expect to be able to pay cash dividends on the New Preferred Stock or redeem, purchase or otherwise acquire any New Preferred Stock or Exchange Debentures for cash in the foreseeable future.

HOLDING COMPANY STRUCTURE

    Cluett American Corp. is a holding company and does not have any material operations or assets other than ownership of capital stock of its subsidiaries. Accordingly, the New Preferred Stock and the Exchange Debentures will be effectively subordinated to all existing and future liabilities of Cluett American Corp.'s subsidiaries, including trade payables. As of March 28, 1998, on a pro forma basis after giving effect to the Transaction, the New Preferred Stock and the Exchange Debentures would have been subordinated to $292.3 million of liabilities of Cluett American Corp. and its subsidiaries. Cluett American

Corp. and its subsidiaries may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing their indebtedness.

    Any right of holders of the New Preferred Stock or the Exchange Debentures to participate in any distribution of the assets of the subsidiaries of Cluett American Corp. upon the liquidation, reorganization or insolvency of any such subsidiary will be subject to the prior claims of the respective subsidiary's creditors and holders of equity interests.

COMPETITION; INDUSTRY RISKS

    The apparel industries are highly competitive. The Company competes with numerous domestic and foreign designers, brands and manufacturers of apparel and accessories, some of which may be significantly larger and more diversified and have greater financial and other resources than the Company. Increased competition from these and future competitors could reduce sales and prices, adversely affecting the Company's results of operations. Because of the Company's high leverage, it may be less able to respond effectively to such competition than other participants.

    The industries in which the Company operates are cyclical. Purchases of apparel tend to decline during recessionary periods and also may decline at other times. A recession in the general economy or uncertainties regarding future economic prospects could affect consumer spending habits and have an adverse effect on the Company's results of operations. Weak sales and resulting markdown requests from customers could also have a material adverse effect on the Company's business, results of operations and financial condition.

    Although the Company believes that most of its products are fashion staples, some of the Company's products, such as those distributed by the Designer Group, are subject to changing fashion tastes and styles. The Company's success in these product lines depends on its ability to anticipate and react to consumer demands in a timely manner. If the Company misjudges these markets, it may be faced with significant excess inventory which could have a material adverse effect on the Company's financial condition and results of operations.

RELIANCE ON CERTAIN CUSTOMERS

    The Shirt Group's ten largest customers accounted for approximately 51% of its net sales in 1997 and the Sock Group's ten largest customers accounted for approximately 72% of its net sales in 1997. No customer accounted for more than 10% of the Company's sales. Although the Company has long-standing relationships with these customers, a substantial reduction in sales to these customers could have a material adverse effect on the financial condition and results of operations of the Company.

OWNERSHIP CHANGES IN THE RETAIL INDUSTRY

    In recent years, the retail industry has experienced consolidation and other ownership changes. In addition, some of the Company's customers have operated under the protection of the federal bankruptcy laws. In the future, retailers in the United States and in foreign markets may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry the Company's products or increase the ownership concentration within the retail industry. While such changes in the retail industry to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

TRADEMARKS

    The Company believes that its trademarks and other proprietary rights are important to its success and its competitive position. Accordingly, the Company devotes substantial resources to the establishment and protection of its trademarks on a worldwide basis. There can be no assurance that the actions taken by the Company to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company's products as violative of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. The loss of such trademarks and other proprietary rights, or the loss of the exclusive use of its trademarks and other proprietary right could have a material adverse effect on the financial condition and results of operations of the Company. See "Business--Trademarks and License Agreements".

DEPENDENCE ON LICENSING PARTNERS

    For the LTM Period approximately 9.8% of the Company's EBITDA is derived from licensing revenue representing royalties received from its licensing partners. Approximately 60.6% of such licensing revenue in 1997 was derived from 10 licensing partners. The risk factors associated with the Company's own products apply to its licensed products as well, in addition to any number of possible risks specific to a licensing partner's business, including, for example, risks associated with a particular licensing partner's ability to obtain capital and manage its labor relations and risks related to a particular country's economy. Although certain of the Company's license agreements prohibit licensing partners from entering into licensing arrangements with the Company's competitors, generally the Company's licensing partners are not precluded from offering, under other brands, the types of products covered by their license agreements with the Company. While the Company has significant control over its licensing partners' products and advertising, it relies on its licensing partners for, among other things, operational and financial control over their businesses. In addition, failure by the Company to maintain its existing licensing alliances could adversely affect the Company's financial condition and results of operations. Although the Company believes in most circumstances it could replace existing licensing partners if necessary, its inability to do so for any period of time could adversely affect the Company's revenues both directly from reduced licensing revenue received and indirectly from reduced sales of the Company's other products. See "Business-- Trademarks and License Agreements".

    In addition, a material portion of the Company's EBITDA is derived from sales of products manufactured by the Company as licensee of certain trademarks. The risk factors associated with the Company's own products apply to its licensed products as well. The Company's license agreements contain provisions that, under certain circumstances, could permit the licensor to terminate the Company's rights to the license. Such provisions include, among others (i) a default in the payment of certain amounts payable under the license that continues beyond the specified grace period and (ii) the failure to comply with the covenants contained in the license. The Company believes that it is currently in compliance with all material provisions of such licenses and has no reason to believe that any events are likely to occur that would permit any licensor to terminate its license agreement.

    In 1995, the licensor of Ralph Lauren purported to terminate the Company's licensed Ralph Lauren trademark as a result of alleged breaches by the Company under the licensing agreement. Although the Company believed that it had certain defenses to such termination, had the licensor been successful in its assertions, the termination of such license would have had a material adverse effect on the Company. The Company subsequently settled its dispute with such licensor and, in connection with such settlement, sold its rights under the Ralph Lauren trademark and certain assets to the licensor for approximately $41.9 million.

PERFORMANCE OF UNAFFILIATED MANUFACTURERS

    During 1997, approximately 57% (by dollar value) of the Shirt Group's products (representing substantially all of the sports shirts produced by the Company) and 8% (by dollar volume) of the Sock

Group's products were manufactured by foreign unaffiliated manufacturers and approximately 14% (by dollar value) of the Sock Group's products were manufactured in the United States by unaffiliated manufacturers. The inability of a manufacturer to ship orders of the Company's products in a timely manner or to meet the Company's quality standards could cause the Company to miss the delivery date requirements of its customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on the Company's financial condition and results of operations. Although the Company enters into a number of purchase order commitments each season specifying a time frame for delivery, method of payment, design and quality specifications and other standard industry provisions, the Company does not have long-term contracts with any manufacturer and competes with other companies for production capacity. None of the manufacturers used by the Company produces the Company's products exclusively. No manufacturer accounted for more than ten percent of either Group's total production in fiscal 1997.

    The Company requires its licensing partners and independent manufacturers to operate in compliance with applicable laws and regulations. While the Company's internal and vendor operating guidelines promote ethical business practices and the Company's staff periodically visits and monitors the operations of its independent manufacturers, the Company does not control such manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of the Company or by one of the Company's licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could have a material adverse effect on the Company's financial condition and results of operations.

POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS

    The Company's import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries, including Taiwan, South Korea, and Hong Kong. These agreements, which have been negotiated bilaterally either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, and other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. These agreements also allow the United States to impose restraints at any time on the importation of categories of merchandise that, under the terms of the agreements, are not currently subject to specified limits. The Company's imported products are also subject to United States customs duties which comprise a material portion of the cost of the merchandise. A substantial increase in customs duties could have an adverse effect on the Company's operating results. The United States and the countries in which the Company's products are produced or sold may, from time to time, impose new quotas, duties, tariffs, or other restrictions, or adversely adjust prevailing quota, duty, or tariff levels, any of which could have a material adverse effect on the Company.

    In addition, the Company has historically benefitted from import restrictions imposed on foreign competitors in the apparel industry. The extent of import protection afforded to domestic manufacturers such as the Company, however, has been, and is likely to remain, subject to considerable political deliberation. The General Agreement on Tariffs and Trade ("GATT") will eliminate, over a number of years, restrictions on imports of apparel. In addition, on January 1, 1994, the North American Free Trade Agreement ("NAFTA") became effective. Each of these agreements will reduce import constraints previously imposed on some of the Company's competitors and will increase the likelihood of competition on the basis of price.

GROWTH STRATEGY AND STRATEGIC ACQUISITIONS

    The Company believes opportunities for growth exist in men's and women's sportswear and has begun offering men's cotton/polyester sports shirts and a line of women's golf shirts. There can be no assurance that these products will be successful. In the early 1990s, the Company attempted to grow sales by expanding the Shirt Group's product line through the introduction of higher fashion sport shirts. This effort was poorly executed in terms of design, sales and sourcing. As a result, the Company built up significant excess inventory. The Company believes that the addition of new management, its improved organizational structure, consistent focus on its core products and new management information systems will enable the Company to better execute this growth strategy. Nevertheless, there can be no assurance that the Company's sportwear products will be successful.

    In addition, the Company plans to increase sales by increasing the number of customers through which its products are sold. There can be no assurance that this strategy will be successful or that net sales will increase as a result of an increase in the Company's customer base.

    The Company continues to proactively pursue opportunities to acquire additional brands and licenses and complementary businesses. Acquisitions that the Company may make, or joint ventures into which the Company may enter, will involve risks, including the successful integration and management of acquired technology, operations and personnel. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management attention from ongoing business concerns. There can be no assurance that any acquisition will be made, that the Company will be able to obtain additional financing needed to finance such transactions and, if any acquisitions are so made or formed, that they will be successful.

DEPENDENCE ON KEY PERSONNEL

    The success of the Company depends in large part on the Company's Chief Executive Officer, Bryan Marsal, and other senior management and its ability to attract and retain other highly qualified management personnel. There can be no assurance that the Company will be successful in hiring or retaining key personnel. The Company has not entered into an employment agreement with Bryan Marsal and does not, in general, enter into employment agreements with its senior managers. See "Management."

LABOR STOPPAGE

    A significant percentage of the Shirt Group's employees are represented by a union. These union members have been working without a signed contract since August 1996. Notwithstanding, such employees were given wage increases of 3% in March 1997 and March 1998 and the Company believes that its relationship with its employees is good. No assurance can be given, however, that a new union contract will be executed, or that negotiations regarding a new contract will not result in employee slowdowns, strikes or similar actions which could have a material adverse effect on the Company's financial condition and results of operations.

CONTROL BY CERTAIN STOCKHOLDERS

    Vestar owns approximately 60.8% of the outstanding common stock of Holdings. As a result, Vestar is able to effectively control the outcome of certain matters requiring a stockholder vote, including the election of directors. Such ownership of common stock may have the effect of delaying, deferring, or preventing a change of control of the Company and may adversely affect the voting and other rights of other stockholders.

LIMITATION ON USE OF NET OPERATING LOSSES AND BUILT-IN LOSSES

    Under the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of net operating loss carryovers against future taxable income is subject to limitation if a company undergoes an "ownership change" as defined in the Code (the "Section 382 limitation"). As a result of the Recapitalization, an ownership change with respect to the Company occurred on the effective date of the Plan (the "Change Date"). Accordingly, the Company's ability to utilize all of its net operating losses (and "recognized built-in losses," if any) in taxable years beginning after the Change Date (and a portion of the taxable year which includes the Change Date) became subject to the Section 382 limitation. The Company intends to determine the Section 382 limitation under the provisions of Code section 382(l)(6), which deals with a loss corporation that exchanges stock for debt and undergoes an ownership change in a proceeding under Chapter 11. Under that provision, the amount of income that may be offset by net operating loss carryovers that occur prior to the Change Date should generally be limited to an amount (subject to a proration rule for the taxable year that includes the Change Date) equal to the product of a rate set by the Treasury Department (5.05% on the Change Date) and the lower of (i) the value of the Company's assets immediately prior to the ownership change, determined without regard to liabilities, or (ii) the aggregate new stock value immediately after the ownership change. The limitation, as so determined, may also apply to the use of "recognized built-in losses" to offset other income during the five-year period after the Change Date. The built-in loss limitation will apply if the excess of the Company's tax basis in its assets over the fair market value of such assets as of Change Date exceeds the lesser of $10.0 million or 15% of the fair market value of the assets before the ownership change. This limitation also limits the Company's ability to take depreciation or amortization charges with respect to its built-in loss assets. The annual limitation on the Company's ability to utilize its net operating losses (and recognized built-in losses, if any) may be significant.

RESTRICTIVE FINANCING COVENANTS

    The Senior Credit Facility contains a number of significant covenants that restrict the operations of the Company. The Company is required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and maximum leverage ratios. There can be no assurance that the Company will be able to comply with such covenants or restrictions in the future. The Company's ability to comply with such covenants and other restrictions may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions could result in a default under the Senior Credit Facility that would permit the lenders to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest, and the commitments of the lenders to make further extensions of credit thereunder could be terminated. See "Description of Other Indebtedness." The Indenture, the Certificate of Designation for the New Preferred Stock and the Exchange Debenture Indenture also contain covenants that will restrict the operations of the Company. See "Description of the Exchange Notes" and "Description of the New Preferred Stock and Exchange Debentures."

REPURCHASE UPON CHANGE OF CONTROL

    The occurrence of certain of the events that would constitute a Change of Control may result in a default, or otherwise require repayment of indebtedness, under the Senior Credit Facility and the Exchange Notes, and redemption of the New Preferred Stock or, in the case of the Exchange Debentures, the Exchange Debentures. In addition, the Senior Credit Facility prohibits the repayment of indebtedness of the Exchange Notes by the Company in such an event, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. The Company's failure to make such repayments in such instances would result in a default under the Senior Credit Facility. The inability to repay the indebtedness under the Senior Credit Facility, if accelerated, would also constitute an event of default under the Indenture, which could have materially adverse consequences to the Company and to the holders of the Securities. Future indebtedness of the Company may also contain restrictions or repayment requirements with respect to certain events or transactions that could constitute a Change of Control. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Senior Credit Facility or the Exchange Notes, or with respect to the New Preferred Stock or the Exchange Debentures, as the case may be. See "Description of the Senior Credit Facility" and "Description of the Exchange Notes."

CERTAIN TAX CONSIDERATIONS FOR HOLDERS OF NEW PREFERRED STOCK

    Distributions on the New Preferred Stock made out of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be taxable as ordinary income whether paid in cash or in additional shares of New Preferred Stock. In addition, to the extent that there is a difference between the redemption price and issue price of the New Preferred Stock (the "redemption premium"), holders will be required to treat the difference as constructive distributions that are includable in income on an economic accrual basis. If shares of New Preferred Stock (including additional shares of New Preferred Stock distributed by the Company in lieu of cash dividend payments) bear redemption premium, such shares generally will have different tax characteristics than other shares of preferred stock and might trade separately, which might adversely affect the liquidity of such shares. See "United States Federal Tax Considerations; New Preferred Stock; U.S. Holders -- Redemption Premium."

    Holders should also note that if shares of New Preferred Stock are exchanged for Exchange Debentures and the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by more than a DE MINIMIS amount, the Exchange Debentures will be treated as having original issue discount equal to the entire amount of such excess. Exchange Debentures issued on or before May 15, 2003, when the Company has the option to pay interest on the Exchange Debentures in additional Exchange Debentures, will have original issue discount and Exchange Debentures issued thereafter may have original issue discount. Each holder of Exchange Debentures with original issue discount will be required to include in gross income an amount equal to the sum of the daily portions of the original issue discount for all days during the taxable year in which such holder holds the Exchange Debentures, regardless of the holder's regular method of accounting and regardless of whether interest is paid by the Company in cash or in additional Exchange Debentures. See "United States Federal Tax Considerations; New Preferred Stock; U.S. Holders--Original Issue Discount."

FRAUDULENT CONVEYANCE CONSIDERATIONS

    The incurrence of indebtedness by the Company or any of the Guarantors, respectively, may be subject to review under Federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of such entity. Under these laws, if, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of the such entity, a court were to find that, at the time such entity incurred indebtedness, including (i) such entity incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or
(ii) (a) such entity received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) such entity (1) was insolvent or was rendered insolvent by reason of the Exchange Notes (in the case of the Company) or the Guarantees (in the case of the Guarantors), (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under the Exchange Notes (in the case of the Company) or the Guarantees (in the case of the Guarantors), to presently existing and future indebtedness of the Company or the Guarantors, respectively and take other actions detrimental to the holders of the Exchange Notes or the Exchange Debentures, or both, as the case may be.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, an entity would be considered insolvent if, at the time it incurred the indebtedness, either (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether the Company or the Guarantors were solvent at the relevant time, or whether, whatever standard was used, the Exchange Notes or the Guarantees would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the Offerings, no counsel for will express any opinion as to the applicability of Federal or state fraudulent transfer and conveyance laws.

    The Company and the Guarantors believe that at the time they initially incur the obligations constituting the Notes or the Guarantees, as the case may be, the Company and the Guarantors (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run their businesses effectively and (c) incurring debts within their ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against them in any pending action. In reaching the foregoing conclusions, the Company and the Guarantors have relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of the Guarantors. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. The obligations of the Subsidiary Guarantors under the Subsidiary Guarantees will be limited so as not to constitute a fraudulent conveyance under applicable law.

ENVIRONMENTAL MATTERS

    The Company is subject to a broad range of federal, state and local environmental laws and regulations, including those governing discharges to the air and water, the handling and disposal of solid and/or hazardous wastes and the remediation of contamination associated with releases of hazardous substances. The Company believes that its operations are in compliance with environmental requirements, except as would not be expected to have a material adverse effect on the Company or as otherwise stated herein. However, there can be no assurances that environmental requirements will not change in the future or that the Company will not incur significant costs in the future to comply with such requirements.

ABSENCE OF PUBLIC MARKET

    The Securities are new securities for which there presently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes and the New Preferred Stock, and if issued, the Exchange Debentures, the Initial Purchasers are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Securities or, if issued, the Exchange Debentures. The Securities are expected to be eligible for trading by qualified buyers in the PORTAL market. The Company does not intend to apply for listing of the Exchange Notes or the New Preferred Stock or, if issued, the Exchange Debentures, on any securities exchange or for quotation of any such securities through the National Association of Securities Dealers Automated Quotation System. See "Plan of Distribution."

    No assurance can be given as to the liquidity of the trading market for the Exchange Notes or the New Preferred Stock, or, in the case of non-exchanging holders of Notes or Exchangeable Preferred Stock, the trading market for the Notes or Exchangeable Preferred Stock following the Note Exchange Offer and the Preferred Stock Exchange Offer.

YEAR 2000 RISK

    The Company believes that its systems are capable of functioning from and after the year 2000 without any material additional costs. The ability of third parties with whom the Company transacts business to adequately address their year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective year 2000 issues will not have a material adverse effect on the Company.

                                THE TRANSACTION

THE BANKRUPTCY AND TURNAROUND

    In 1990, the Company acquired Cluett Peabody & Co., Inc., which included the Sock Group and the Shirt Group, from West Point-Pepperell, Inc. Prior to that time, the Company had primarily been a licensed designer and marketer of premium high fashion apparel under designer labels such as Ralph Lauren. The Company applied the same high overhead designer business model to these less fashion-oriented businesses. Rather than reduce costs, the Company attempted to compensate for this inappropriate cost structure by broadening distribution and expanding the Shirt Group's ARROW business into higher-priced, higher-fashion dress shirts and sportswear. This effort was poorly executed and ignored both the Company's core customer and operational capabilities, resulting in significant excess inventory. The losses associated with this strategy, in addition to an unsuccessful expansion into retail outlets, forced the Company to seek protection under the Bankruptcy Code in July 1995.

    In June 1995, Bryan Marsal (a managing director of A&M) was appointed President and Chief Executive Officer of the Company. Since then Mr. Marsal and the rest of his management team have taken a number of strategic and operational actions which have substantially improved the Company's cash flow and restored profitability. Although Adjusted Net Sales decreased from $388.9 million in 1995 to $364.2 million for the LTM Period, Adjusted EBITDA has increased from negative $8.5 million to $43.3 million (before pro forma adjustments). As a result, the Company was able to file the Plan (as defined) in March 1998 pursuant to which, utilizing the proceeds of the Offerings and certain other financing, the Company repaid in full substantially all of its outstanding indebtedness, together with all accrued interest thereon and provide a payment to existing shareholders. The actions taken by Mr. Marsal and his team have included the following:

    - EXPENSE MANAGEMENT. The Company significantly reduced its operating costs and expenses by transferring administrative functions to its operating subsidiaries and by eliminating unnecessary expenses. This decentralization resulted in a significant reduction in corporate overhead and expenditures being made on redundant corporate activity. It also increased the efficiency with which administrative functions were handled. For example, instead of the collections process being managed at the corporate level, it is being managed by the same group responsible for the sales, marketing and distribution of the order. This integration has significantly lowered returns, chargebacks and retailer penalties for execution breakdowns. Examples of operating expense reductions include the closure of unprofitable retail stores; the relocation of offices and showrooms to less expensive locations; the introduction of more cost effective medical and worker's compensation benefit plans; the consolidation of distribution centers and the elimination of related excess capacity; the reduction of personnel; and the modification and reduction of advertising and promotional spending from an ineffective national media campaign to more effective regional cooperative and point of sale advertising.

    - OPERATIONAL IMPROVEMENTS. In the fourth quarter of 1995, the Company began the elimination of excess or unnecessary capacity with the closure of the Shirt Group's production facilities in Cedartown, Georgia and Costa Rica and the Sock Group's manufacturing plant in Halifax, North Carolina. Also, the Shirt Group consolidated New York and Atlanta product sourcing into one group in Atlanta and implemented strict international vendor qualification and monitoring programs. In addition, the Company invested in new manufacturing equipment for the Sock Group; in new information systems for the Sock and Shirt Groups which provided the financial tools needed to reduce inventory, improve collections and assist overall planning; and in material handling equipment and scanning technology to more cost effectively meet customers' shipping needs.

    - PRODUCT REALIGNMENT. In 1995, the Company began the process of refocusing the Shirt Group on its blended dress shirt product and repositioning the all cotton dress shirt and sports shirt products as complementary products to these core cotton/polyester dress shirt offerings. Given the lead times associated with international sourcing of sport shirts, it was not until fall of 1997 that the Shirt Group's product line fully reflected management's intended product mix. This realignment has contributed to lower returns, allowances, markdowns, and off-price sales, resulting in improved gross margins.

THE PLAN CONFIRMATION

    Subject to Bankruptcy Court supervision and approval of all transactions outside the ordinary course of business, Holdings was permitted to develop the Plan to restructure its financial affairs, including assuming or rejecting executory contracts and leases, and to continue to manage and operate its business as debtor-in-possession. The Plan was confirmed by the Bankruptcy Court on March 31, 1998. In order to be confirmed, the Plan was required to satisfy certain requirements of the Bankruptcy Code, including that each claim in a particular class receive the same treatment as each other claim in that class and that Holdings be adequately capitalized so that confirmation of the Plan will not be followed by a liquidation or the need for further reorganization. Holdings was also required to demonstrate to the satisfaction of the Bankruptcy Code that the Plan satisfied the "best interests of creditors test." This means that holders of claims and interests in each impaired class must have either unanimously accepted the Plan or that such holders would not receive more in a liquidation of Holdings than through the implementation of the Plan.

THE RECAPITALIZATION

    On March 31, 1998, the Plan was confirmed by the Bankruptcy Court. In connection with the Plan and pursuant to the Subscription Agreement, the Equity Investors made the Equity Investment in Holdings. Approximately $52.7 million of the Equity Investment was provided by Vestar in the form of a $21.3 million common equity investment in Holdings Common Stock and a $31.4 million investment in Holdings Class C Junior Preferred Stock. Approximately $8.6 million of the Equity Investment was provided by the Co-Investors in the form of a $3.5 million investment in Holdings Common Stock and a $5.1 million investment in Holdings Class C Preferred Stock. A&M and the Management Investors provided the remaining Equity Investment in the form of a $4.9 million and $1.8 million investment in Holdings Common Stock, respectively. The balance of the Holdings Common Stock will be held by existing shareholders of Holdings.

    The Company and Holdings used the proceeds from the Equity Investment in conjunction with (i) borrowings under the Senior Credit Facility, (ii) the proceeds from the Offerings, (iii) the issuance of $13.0 million in Parity Notes to existing holders of Holdings Common Stock and (iv) the issuance of approximately $2.4 million in Holdings Class A Senior Preferred Stock to a plan to be established for the benefit of the certain employees of the Company to effect the Recapitalization under which substantially all of Holdings and the Company's existing obligations, including all borrowings under the DIP Facility, were paid in full. The consummation of the Recapitalization was a condition to the consummation of the Offerings. In connection with the Recapitalization, the Company changed its name to Cluett American Corp. on the date of closing.

    The following table sets forth cash sources and uses of funds for Holdings for the Recapitalization and the application of the proceeds therefrom.

                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
                                                                                               -------------------
SOURCES OF FUNDS(1):
  The Senior Credit Facility.................................................................       $   114.5
  The Note Offering..........................................................................           112.0
  The Preferred Stock Offering...............................................................            50.0
  Holdings Class C Junior Preferred Stock....................................................            36.5
  Holdings Common Stock(2)...................................................................            29.2
  Available Cash.............................................................................            11.9
                                                                                                       ------
                                                                                                    $   354.1
                                                                                                       ------
                                                                                                       ------
USES OF FUNDS:
  Payment of Allowed Claims..................................................................       $   291.5
  Payment of Estimated Post-Petition Interest................................................            36.7
  Refinancing of Existing Debt...............................................................             7.0
  Estimated Fees and Expenses................................................................            18.9
                                                                                                       ------
                                                                                                    $   354.1
                                                                                                       ------
                                                                                                       ------

------------------------

(1) Does not include non-cash items, listed as clauses (iii) and (iv) above.

(2) Excludes $2.3 million of Holdings Common Stock purchased with the proceeds of loans provided by Holdings.

    Vestar, headquartered in New York with an office in Denver, Colorado, manages over $1.0 billion in private equity capital. Founded in 1988, the firm focuses on management buyouts, recapitalizations and growth capital investments. Since 1988, the firm has completed 25 investments with an aggregate value approaching $5.0 billion. Previous Vestar investments have included Aearo Corporation, Anvil Knitwear, Inc., Celestial Seasonings, Inc., Clark-Schwebel, Inc., Insight Communications Company, L.P., Prestone Products Corporation, Pyramid Communications, Inc., Remington Products Company, Russell-Stanley Corp., Sun Apparel, Inc., and Westinghouse Air Brake Company.

    A&M is a prominent turnaround management firm located in New York. The firm has been involved in the successful turnaround of over 20 companies, including Ornda Healthcor., Phar-Mor Inc., Wherehouse Entertainment Inc., Charter Medical Corporation, Anthony Manufacturing Company and Long Manufacturing Corp., among others.

                                USE OF PROCEEDS

    There will be no proceeds to the Company from the exchange of Notes or Preferred Stock pursuant to the Exchange Offer. The gross proceeds from the Offerings were approximately $162.0 million. The Company used such proceeds together with borrowings under the Senior Credit Facility and available cash to
(i) repay all borrowings outstanding under the debtor-in-possession financing facility (the "DIP Credit Facility"), (ii) pay all indebtedness and other claims against the Company due under the Plan and certain other indebtedness, (iii) distribute $86.1 million to Holdings to be used by Holdings to pay certain claims and interests under the Plan and (iv) pay certain fees and expenses.

                                 CAPITALIZATION

    The following table sets forth the actual and pro forma capitalization of the Company as of March 28, 1998. The table should be read in conjunction with the historical combined financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "The Transaction", "Selected Historical Financial Data" and "Unaudited Pro Forma Financial Information."

                                                                                                 MARCH 28, 1998
                                                                                            ------------------------
                                                                                             ACTUAL    PRO FORMA(1)
                                                                                            ---------  -------------

                                                                                             (DOLLARS IN MILLIONS)
Cash and cash equivalents.................................................................  $    10.2    $     0.9
                                                                                            ---------  -------------
                                                                                            ---------  -------------
Short-term debt and current maturities of long-term debt (2)..............................  $    13.9    $     8.2
                                                                                            ---------  -------------
                                                                                            ---------  -------------
Long-term debt (excluding current maturities):
  DIP Credit Facility.....................................................................  $      --    $      --
  Senior Credit Facility(3)...............................................................         --        112.5
  Capital lease obligations...............................................................        1.7          1.7
  Notes(4)................................................................................         --        125.0
                                                                                            ---------  -------------
    Total long-term debt..................................................................        1.7        239.2
Liabilities subject to compromise(5)......................................................      169.3           --
Redeemable preferred stock................................................................       22.1           --
Preferred Stock...........................................................................         --         48.1
Shareholders' deficit.....................................................................      (55.8)      (114.8)
                                                                                            ---------  -------------
Total capitalization......................................................................  $   137.3    $   172.5
                                                                                            ---------  -------------
                                                                                            ---------  -------------

------------------------

(1) The pro forma capitalization of the Company as of March 28, 1998 gives effect to the Offerings, the Exchange Offerings, the Senior Credit Facility and the effectiveness of the Plan.

(2) On a pro forma basis includes borrowings of $5.5 million under the $15.0 million revolving credit facility of the Company's Canadian Subsidiary, $0.7 million of capital leases and $2.0 million of current maturities under the Senior Credit Facility.

(3) Excludes letters of credit of $11.2 million.

(4) Includes $13.0 million of Parity Notes.

(5) Liabilities subject to compromise are being satisfied pursuant to the Plan.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The unaudited pro forma financial data has been derived by the application of pro forma adjustments to the Company's historical combined financial statements.

    The adjustments give effect to (i) consummation of the Offerings, (ii) entering into the Senior Credit Facility, (iii) the issuance of $13.0 million of Parity Notes to existing holders of Holdings' Common Stock, (iv) the issuance of approximately $2.4 million of Holdings Class A Preferred Stock to a stock plan to be established for the benefit of certain union employees, (v) the distribution of $86.1 million from the Company to Holdings (the "Distribution"),
(vi) consummation of the Plan, (vii) the payment of estimated fees and expenses and (viii) the elimination of the results of the Divested Operations in Canada, Mexico and Guatemala. The Distribution, together with the issuance of $31.5 million of Holdings' Common Stock to Vestar, A&M, the Co-Investors and certain members of the Company's management and the issuance by Holdings of $36.5 million of its Class C Junior Preferred Stock to Vestar, will be used by Holdings to pay claims pursuant to the Plan.

    The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if such transactions were consummated on March 28, 1998 and each Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared as if such transactions were consummated as of January 1, 1997. The Pro Forma Combined Financial Information is unaudited and does not purport to be indicative of the Company's financial position or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's results of operations or financial position for any future period or date. The pro forma adjustments, as described in the accompanying notes, are based on available information and upon certain assumptions which management believes are reasonable. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                               DIVESTED
                                                               HISTORICAL    OPERATIONS(1)    ADJUSTMENTS    PRO FORMA
                                                               -----------  ---------------  -------------  -----------
                                                                         (DOLLARS IN MILLIONS, EXCEPT RATIOS)
Net sales....................................................   $   362.9      $    (3.7)                    $   359.2
Cost of goods sold...........................................       253.8           (2.3)                        251.5
                                                               -----------         -----                    -----------
Gross profit.................................................       109.1           (1.4)                        107.7
Selling, general and administrative expenses.................        74.8           (2.0)      $     0.5(2)       73.3
Facility closing and reengineering costs.....................         2.5            1.5                           4.0
                                                               -----------         -----           -----    -----------

Operating income.............................................        31.8           (0.9)           (0.5)         30.4

Interest expense, net........................................        15.2                            8.8(3)       24.0
Other expense, net...........................................         2.0           (0.2)                          1.8
Bankruptcy reorganization credits............................        (3.9)                                        (3.9)
                                                               -----------         -----           -----    -----------
Income before provision for income taxes.....................        18.5           (0.7)           (9.3)          8.5
Provision for income taxes...................................         1.3                                          1.3
                                                               -----------         -----           -----    -----------
Net income(4)................................................   $    17.2      $    (0.7)      $    (9.3)    $     7.2
                                                               -----------         -----           -----    -----------
                                                               -----------         -----           -----    -----------
OTHER DATA:
Capital expenditures.........................................   $    11.0      $      --       $      --     $    11.0
Depreciation and amortization(5).............................         8.1             --              --           8.1
Cash flows from (used by):
  Operating activities.......................................        12.9           (0.7)           (9.3)          2.9
  Investing activities.......................................        (7.3)                                        (7.3)
  Financing activities.......................................        (1.4)                                        (1.4)
EBITDA(6)....................................................        40.4            0.6            (0.5)         40.5
Cash interest expense (3)....................................        15.2             --             7.3          22.5
EBITDA to cash interest expense..............................                                                      1.8x
Earnings to fixed charges(7).................................                                                      1.3x
Earnings to combined fixed charges and preferred stock
  dividends(7)...............................................                                                       --

        The accompanying notes are an integral part of these statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 28, 1998

                                                                               DIVESTED
                                                               HISTORICAL   OPERATIONS (1)    ADJUSTMENTS    PRO FORMA
                                                               -----------  ---------------  -------------  -----------
                                                                         (DOLLARS IN MILLIONS, EXCEPT RATIOS)
Net sales....................................................   $    92.3      $    (0.6)                    $    91.7
Cost of goods sold...........................................        63.9           (0.4)                         63.5
                                                                    -----          -----                         -----
Gross profit.................................................        28.4           (0.2)                         28.2

Selling, general and administrative expenses.................        19.5           (0.6)      $     0.1(2)       19.0
Facility closing and reengineering costs.....................         1.0                                          1.0
                                                                    -----          -----           -----         -----

Operating income.............................................         7.9            0.4            (0.1)          8.2

Interest expense, net........................................         3.8                            2.2(3)        6.0
Other income, net............................................      --               (0.1)                         (0.1)
Bankruptcy reorganization costs..............................         1.5                                          1.5
                                                                    -----          -----           -----         -----
Income before provision for income taxes.....................         2.6            0.5            (2.3)          0.8
Provision for income taxes...................................         0.3                                          0.3
                                                                    -----          -----           -----         -----
Net income(4)................................................   $     2.3      $     0.5       $    (2.3)    $     0.5
                                                                    -----          -----           -----         -----
                                                                    -----          -----           -----         -----

OTHER DATA:
Capital expenditures.........................................   $     2.6      $      --       $      --     $     2.6
Depreciation and amortization(5).............................         2.1             --              --           2.1
Cash flows from (used by):
  Operating activities.......................................        (2.9)           0.5            (2.3)         (4.7)
  Investing activities.......................................        (1.5)                                        (1.5)
  Financing activities.......................................         4.5                                          4.5
EBITDA(6)....................................................        10.5            0.4            (0.1)         10.8
Cash interest expense(3).....................................         3.8             --             1.8           5.6
EBITDA to cash interest expense..............................                                                      1.9x
Earnings to fixed charges(7).................................                                                      1.1x
Earnings to combined fixed charges and preferred stock
  dividends(7)...............................................                                                       --

        The accompanying notes are an integral part of these statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE TWELVE MONTHS ENDED MARCH 28, 1998

                                                                               DIVESTED
                                                               HISTORICAL    OPERATIONS(1)    ADJUSTMENTS    PRO FORMA
                                                               -----------  ---------------  -------------  -----------
                                                                         (DOLLARS IN MILLIONS, EXCEPT RATIOS)
Net sales....................................................   $   367.7      $    (3.5)                    $   364.2
Cost of goods sold...........................................       255.4           (2.1)                        253.3
                                                               -----------         -----                    -----------
Gross profit.................................................       112.3           (1.4)                        110.9

Selling, general and administrative expenses.................        75.5           (1.7)      $     0.5(2)       74.3
Facility closing and reengineering costs.....................         3.3            1.5                           4.8
                                                               -----------         -----          ------    -----------
Operating income.............................................        33.5           (1.2)           (0.5)         31.8

Interest expense, net........................................        15.4                            8.5(3)       23.9
Other expense, net...........................................         1.5           (0.3)                          1.2
Bankruptcy reorganization credits............................        (4.0)                                        (4.0)
                                                               -----------         -----          ------    -----------
Income before provision for income taxes.....................        20.6           (0.9)           (9.0)         10.7
Provision for income taxes...................................         1.4                                          1.4
                                                               -----------         -----          ------    -----------
Net income(4)................................................   $    19.2      $    (0.9)      $    (9.0)    $     9.3
                                                               -----------         -----          ------    -----------
                                                               -----------         -----          ------    -----------

OTHER DATA:
Capital expenditures.........................................   $    11.5      $      --       $      --     $    11.5
Depreciation and amortization(5).............................         8.2             --              --           8.2
Cash flows from (used by):
  Operating activities.......................................         6.6           (0.9)           (9.0)         (3.3)
  Investing activities.......................................        (3.0)                                        (3.0)
  Financing activities.......................................        (1.3)                                        (1.3)
EBITDA(6)....................................................        43.0            0.3            (0.5)         42.8
Cash interest expense(3).....................................        15.4             --             7.1          22.5
EBITDA to cash interest expense..............................                                                      1.9x
Earnings to fixed charges(7).................................                                                      1.4x
Earnings to combined fixed charges and preferred stock
  dividends(7)...............................................                                                       --

        The accompanying notes are an integral part of these statements.

  NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(1) Represents the elimination of the results of operations of the Company's Canadian retail operations, which the Company decided to exit in 1996, and the Company's Mexican and Guatemalan manufacturing operations which were sold in 1997. For further discussion see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

(2) Represents the $0.5 million annual management fee to be paid to Vestar. See "Certain Transactions-- Other Relationships--Management Advisory Agreement."

(3) Represents the net adjustment to interest expense as a result of the borrowings under the Notes, the Parity Notes and the Senior Credit Facility calculated as follows:

                                                                                THREE MONTHS      TWELVE MONTHS
                                                              YEAR ENDED            ENDED             ENDED
                                                           DECEMBER 31, 1997   MARCH 28, 1998    MARCH 28, 1998
                                                           -----------------  -----------------  ---------------
                                                                               (IN MILLIONS)
Notes and Parity Notes(a)................................      $    12.7          $     3.2         $    12.7
Senior Credit Facility:
  Revolver(b)............................................            0.4                0.1               0.4
  Term Loan A(c).........................................            3.9                1.0               3.9
  Term Loan B(d).........................................            4.9                1.2               4.9
  Commitment and letter of credit fees(e)................            0.1                 --               0.1
Other(f).................................................            0.5                0.1               0.5
                                                                  ------              -----            ------
Cash interest expense....................................           22.5                5.6              22.5
Amortization of deferred financing costs(g)..............            1.5                0.4               1.5
                                                                  ------              -----            ------
Pro forma interest expense...............................           24.0                6.0              24.0
Less historical net interest expense(h)..................          (15.2)              (3.8)            (15.5)
                                                                  ------              -----            ------
Net adjustment...........................................      $     8.8          $     2.2         $     8.5
                                                                  ------              -----            ------
                                                                  ------              -----            ------

    ----------------------------

    (a) Represents interest on the $112.0 million Notes and $13.0 million Parity Notes using an interest rate of 10.125%.

    (b) Represents interest on $4.5 million of the Revolver (as defined) which is expected to be drawn at closing using an assumed interest rate of 7.95%.

    (c) Represents interest on the $50.0 million Term Loan A (as defined) using an assumed interest rate of 7.95%.

    (d) Represents interest on the $60.0 million Term Loan B (as defined) using an assumed interest rate of 8.20%.

    (e) Represents a 0.125% fee on $11.2 million of outstanding letters of credit and a 0.5% commitment fee applied to the remaining $34.3 million unused portion of the Revolver.

    (f) Represents historical interest expense on capital lease obligations and indebtedness under the Canadian Facility (as defined) which will remain outstanding.

    (g) Represents amortization of estimated deferred financing costs of $11.6 million which will be amortized over the term of the related debt (ten years for the Notes and Parity Notes, six years for the Revolver and Term Loan A, and seven years for Term Loan B).

    (h) Represents the elimination of historical interest expense, net of interest income.

    A change of 0.125% in the assumed interest rate would have the following effect on pro forma interest expense:

                                                                                    THREE MONTHS       TWELVE MONTHS
                                                                YEAR ENDED              ENDED              ENDED
                                                             DECEMBER 31, 1997     MARCH 28, 1998     MARCH 28, 1998
                                                           ---------------------  -----------------  -----------------
                                                                                  (IN MILLIONS)
Senior Credit Facility...................................        $     0.1               --              $     0.1

(4) The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect $12.4 million of non-recurring costs which the Company incurred as a result of the Transaction, representing estimated post-petition interest on pre-petition claims calculated in accordance with the Plan.

(5) Depreciation and amortization excludes pro forma amortization of deferred financing costs of $1.5 million for the year ended December 31, 1997, $0.4 million for the three months ended March 28, 1998 and $1.5 million for the twelve months ended March 28, 1998.

(6) EBITDA represents operating income before depreciation and amortization, non-cash pension income and facility closing and reengineering costs. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

    The calculation of pro forma EBITDA is shown below:

                                                                                  THREE MONTHS       TWELVE MONTHS
                                                               YEAR ENDED             ENDED              ENDED
                                                            DECEMBER 31, 1997    MARCH 28, 1998     MARCH 28, 1998
                                                           -------------------  -----------------  -----------------
                                                                                 (IN MILLIONS)
Operating income.........................................       $    30.4           $     8.2          $    31.8
Depreciation and amortization............................             8.1                 2.1                8.2
Non-cash pension income(a)...............................            (2.0)               (0.5)              (2.0)
Facility closing and reengineering costs.................             4.0                 1.0                4.8
                                                                    -----               -----              -----
EBITDA...................................................       $    40.5           $    10.8          $    42.8
                                                                    -----               -----              -----
                                                                    -----               -----              -----

------------------------

    (a) Represents non-cash pension income arising from the Company's overfunded pension plan.

(7) For purposes of determining the pro forma ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings are defined as earnings before income taxes plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing costs, and one-third of rental expense, representing that portion deemed to be attributable to interest. Preferred stock dividends are computed by dividing the dividend requirement on the Preferred Stock (using a dividend rate of 12.5%) by one minus the tax rate of 40%. On a pro forma basis, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $2.2 million for the year ended December 31, 1997, $2.0 million for the three months ended March 28, 1998, and $0.3 million for the year ended March 28, 1998.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 28, 1998

                                                                               HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                                               -----------  -------------  -----------
                                                                                        (DOLLARS IN MILLIONS)
                                                 ASSETS
Current assets:
  Cash and cash equivalents..................................................   $    10.2     $    (9.3)(1)  $     0.9
  Accounts receivable, net...................................................        52.7                        52.7
  Inventories................................................................        77.7                        77.7
  Prepaid expenses and other current assets..................................         3.1                         3.1
                                                                               -----------       ------    -----------
Total current assets.........................................................       143.7          (9.3)        134.4

Property, plant and equipment, net...........................................        47.8                        47.8
Deferred financing costs.....................................................          --          11.6(2)       11.6
Pension and other noncurrent assets..........................................        31.8                        31.8
                                                                               -----------       ------    -----------
Total assets.................................................................   $   223.3     $     2.3     $   225.6
                                                                               -----------       ------    -----------
                                                                               -----------       ------    -----------
                                  LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable and accrued expenses......................................   $    42.7     $      --(3)  $    42.7
  Short-term debt and current portion of long-term debt and capital lease
    obligations..............................................................        13.9          (5.7)(4)        8.2
  Income taxes payable.......................................................         1.7                         1.7
                                                                               -----------       ------    -----------
Total current liabilities....................................................        58.3          (5.7)         52.6

Due to Parent................................................................        27.2         (27.2)(5)         --
Senior Credit Facility.......................................................          --         112.5(6)      112.5
Notes and Parity Notes.......................................................          --         125.0(7)      125.0
Capital lease obligations and other noncurrent liabilities...................         2.2                         2.2
Liabilities subject to compromise............................................       169.3        (169.3)(1)         --

Redeemable preferred stock...................................................        22.1         (22.1)(8)         --
Preferred Stock..............................................................          --          48.1(9)       48.1

Common stockholder's deficit.................................................       (55.8)        (59.0)(10)     (114.8)
                                                                               -----------       ------    -----------
Total liabilities and stockholder's deficit..................................   $   223.3     $     2.3     $   225.6
                                                                               -----------       ------    -----------
                                                                               -----------       ------    -----------

        The accompanying notes are an integral part of these statements.

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1) Sources and uses of cash for the Transaction were as follows:

                                                                                   (IN MILLIONS)
                                                                                   -------------
Sources:
  Old Notes......................................................................    $   112.0
  Senior Credit Facility.........................................................        114.5
  Exchangeable Preferred Stock...................................................         50.0
  Increase in accounts payable and accrued expenses..............................          3.9
                                                                                        ------
    Total........................................................................        280.4
                                                                                        ------
Uses:
  Payment of allowed claims......................................................        169.3
  Payment of estimated post-petition interest....................................         11.1
  Payment of estimated bankruptcy administrative fees............................          1.5
  Repayment of existing debt.....................................................          7.7
  Distribution to Holdings.......................................................         86.6
  Estimated fees and expenses....................................................         13.5
                                                                                        ------
    Total........................................................................        289.7
                                                                                        ------
Net adjustment...................................................................    $    (9.3)
                                                                                        ------
                                                                                        ------

(2) Represents the portion of estimated transaction fees and expenses attributable to the Senior Credit Facility and the Old Notes, including the discounts payable to the Initial Purchasers, which will be recorded as deferred financing costs and amortized over the life of the related debt.

(3) Represents the issuance of $2.4 million of Class A Preferred Stock of Holdings to an employee stock plan in satisfaction of accrued compensation liabilities of the Company and payment of $1.5 million of estimated bankruptcy administrative fees offset by $3.9 million of accrued transaction fees paid after closing.

(4) Represents the net adjustment to the current portion of long-term debt consisting of the repayment of $7.7 million of existing debt offset by the $2.0 million current portion of the new Senior Credit Facility.

(5) Represents the elimination of intercompany indebtedness owed to Holdings pursuant to the Plan.

(6) Represents the non-current portion of the Senior Credit Facility.

(7) Represents $112.0 million of Notes issued for cash plus $13.0 million of Parity Notes issued to existing holders of Holdings' common stock pursuant to the Plan.

(8) Represents the contribution by Holdings of existing redeemable preferred stock to common equity of the Company.

(9) Represents the issuance of $50.0 million of Preferred Stock net of $1.9 million of estimated fees and expenses.

(10) Represents the net adjustment to the Company's common stockholder's deficit calculated as follows:

                                                                                   (IN MILLIONS)
                                                                                   -------------
Distribution to Holdings(a)......................................................    $   (99.6)
Contribution of redeemable preferred stock.......................................         22.1
Elimination of intercompany indebtedness to Holdings.............................         27.2
Post-petition interest(b)........................................................        (11.1)
Contribution of Class A Preferred Stock of Holdings(c)...........................          2.4
                                                                                        ------
  Net adjustment.................................................................    $   (59.0)
                                                                                        ------
                                                                                        ------

       --------------------------------------

       (a) Represents the $86.6 million cash distribution plus $13.0 million of Parity Notes distributed to Holdings.

       (b) Represents estimated post-petition interest on pre-petition claims that will be expensed in connection with the Plan.

       (c) Represents the contribution of Class A Preferred Stock of Holdings to the capital of the Company pursuant to the Plan.

                  SELECTED HISTORICAL COMBINED FINANCIAL DATA

    The following selected historical combined financial data for 1995, 1996 and 1997 were derived from the Financial Statements as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 which have been audited by Ernst & Young LLP, independent auditors, as indicated in their report included elsewhere herein. The combined financial data at and for the twelve months ended March 28, 1998 and for the three months ended March 29, 1997 and March 28, 1998 have been derived from unaudited combined financial statements of the Company and, in the opinion of the Company's management, have been prepared on a basis consistent with the audited financial statements and include all adjustments (which consist of normal recurring accruals) that are considered by management to be necessary for a fair presentation of such financial information. Historical data and interim results are not necessarily indicative of future results and interim data are not necessarily indicative of results for a full year. The information set forth below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                              THREE MONTHS
                                                                                                                  ENDED
                                                           YEAR ENDED DECEMBER 31,                           ---------------
                                  -------------------------------------------------------------------------     MARCH 29,
                                      1993           1994           1995           1996           1997            1997
                                  -------------  -------------  -------------  -------------  -------------  ---------------
                                   (UNAUDITED)    (UNAUDITED)                                                  (UNAUDITED)

                                                                   (DOLLARS IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................    $   531.6      $   536.8      $   486.7      $   368.7      $   362.9       $    87.5
Cost of goods sold(1)...........        394.2          391.5          369.8          273.8          253.8            62.3
                                       ------    -------------       ------         ------         ------           -----
Gross profit....................        137.4          145.3          116.9           94.9          109.1            25.2
Selling, general and
  administrative expenses.......        132.9          145.4          137.9           85.9           74.8            18.8
Facility closing and
  reengineering costs(2)........       --             --               22.5           11.6            2.5             0.2
                                       ------    -------------       ------         ------         ------           -----
Operating income (loss).........          4.5           (0.1)         (43.5)          (2.6)          31.8             6.2
Interest expense, net...........         23.0           24.6           22.7           16.9           15.2             3.6
Write-down of intangible
  assets(3).....................       --               74.7         --             --             --              --
Other expense (income),
  net(4)........................          1.1           (0.3)           0.5            3.3            2.0             0.5
Bankruptcy reorganization costs
  (credits)(5)..................       --             --               20.9            6.1           (3.9)            1.6
                                       ------    -------------       ------         ------         ------           -----
Income (loss) before provision
  for income taxes..............        (19.6)         (99.1)         (87.6)         (28.9)          18.5             0.5
Provision for income taxes......          1.0            1.8            1.5            1.3            1.3             0.2
                                       ------    -------------       ------         ------         ------           -----
Net income (loss)...............    ($   20.6)     ($  100.9)     ($   89.1)     ($   30.2)     $    17.2       $     0.3
                                       ------    -------------       ------         ------         ------           -----
                                       ------    -------------       ------         ------         ------           -----
OTHER FINANCIAL DATA:
Capital expenditures............    $     7.5      $    13.8      $     6.8      $     8.2      $    11.0       $     2.1
Depreciation and
  amortization(6)...............         14.7           15.3           13.3           10.9            8.1             2.0
Cash flows from (used by):
  Operating activities..........    $    22.8      $   (16.0)     $     2.1      $    13.6      $    12.9       $     3.4
  Investing activities..........         (4.5)         (10.3)          (6.4)          (5.1)          (7.3)           (5.8)
  Financing activities..........        (33.1)         (22.7)           3.9          (13.3)          (1.4)            4.4
EBITDA(7).......................         16.0           13.9           (7.8)          17.5           40.4             7.9
Adjusted Net Sales(8)...........        399.5          406.0          388.9          361.5          359.2            86.7
Adjusted EBITDA(7)(8)...........         11.0            0.6           (8.5)          18.8           41.0             8.6
Adjusted EBITDA margin..........          2.8%           0.1%          (2.2)%          5.2%          11.4%            9.9%
Ratio of earnings to fixed
  charges(9)....................      --             --             --             --                 2.1  x          1.1  x

BALANCE SHEET DATA (AT END OF PERIOD):

Working capital(10).............    $   130.2      $   141.5      $   116.9      $    82.1      $    82.3       $    80.9
Total assets....................        388.0          321.5          252.9          211.1          220.0           215.4
Total long-term debt, net of
  current portion(11)...........        138.8          150.4            3.6            8.6            2.0             7.9
Preferred stock.................         15.5           16.4           17.4           18.7           20.0            19.3
Total stockholders' equity
  (deficit).....................        150.4           46.9          (44.3)         (74.2)         (56.8)          (76.8)


                                                    TWELVE
                                                 MONTHS ENDED
                                    MARCH 28,      MARCH 28,
                                      1998           1998
                                  -------------  -------------
                                   (UNAUDITED)    (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net sales.......................    $    92.3      $   367.7
Cost of goods sold(1)...........         63.9          255.4
                                       ------         ------
Gross profit....................         28.4          112.3
Selling, general and
  administrative expenses.......         19.5           75.5
Facility closing and
  reengineering costs(2)........          1.0            3.3
                                       ------         ------
Operating income (loss).........          7.9           33.5
Interest expense, net...........          3.8           15.4
Write-down of intangible
  assets(3).....................       --             --
Other expense (income),
  net(4)........................       --                1.5
Bankruptcy reorganization costs
  (credits)(5)..................          1.5           (4.0)
                                       ------         ------
Income (loss) before provision
  for income taxes..............          2.6           20.6
Provision for income taxes......          0.3            1.4
                                       ------         ------
Net income (loss)...............    $     2.3      $    19.2
                                       ------         ------
                                       ------         ------
OTHER FINANCIAL DATA:
Capital expenditures............    $     2.6      $    11.5
Depreciation and
  amortization(6)...............          2.1            8.2
Cash flows from (used by):
  Operating activities..........    $    (2.9)     $     6.6
  Investing activities..........         (1.5)          (3.0)
  Financing activities..........          4.5           (1.3)
EBITDA(7).......................         10.5           43.0
Adjusted Net Sales(8)...........         91.7          364.2
Adjusted EBITDA(7)(8)...........         10.9           43.3
Adjusted EBITDA margin..........         11.9%          11.9%
Ratio of earnings to fixed
  charges(9)....................          1.6  x         2.2  x
BALANCE SHEET DATA (AT END OF PE
Working capital(10).............    $    89.0      $    89.0
Total assets....................        223.3          223.3
Total long-term debt, net of
  current portion(11)...........          1.7            1.7
Preferred stock.................         22.1           22.1
Total stockholders' equity
  (deficit).....................        (55.8)         (55.8)

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

(1) In 1995, the Company recorded a charge of approximately $14.0 million for the write-down of inventory, which is included in cost of goods sold.

(2) Over the three year period 1995-1997 facility closing and reengineering costs, which totalled $36.6 million, included $8.3 million for plant closings, $9.9 million for store closings, $2.4 million for Divested Operations, $2.8 million for relocation and severance, and $13.2 million for software, systems development and implementation and other consulting costs.

(3) Represents the write-off of the remaining excess of the purchase price over the fair value of net assets acquired (goodwill) recorded in connection with the acquisition of the Shirt Group and the Sock Group, in 1990.

(4) Other expense, net is primarily exchange losses. Additionally, in 1996 the Company began liquidating its investments in its Mexican and Guatemalan subsidiaries and wrote off $3.1 million previously recorded as a component of equity for foreign currency translation.

(5) Bankruptcy reorganization costs (credits) consist of the following:

                                                                 YEAR ENDED DECEMBER 31,          THREE MONTHS ENDED
                                                                                              --------------------------
                                                             -------------------------------    MARCH 29,     MARCH 28,
                                                               1995       1996       1997         1997          1998
                                                             ---------  ---------  ---------  -------------  -----------
                                                                                    (IN MILLIONS)
Professional fees..........................................  $     2.8  $     6.1  $     6.1    $     1.6     $     1.5
Adjustment to lease rejection and other pre-petition
liabilities................................................        9.8     --          (10.0)      --            --
Write off of deferred financing costs......................        3.5     --         --           --            --
Fees related to obtaining the DIP Facility.................        1.3     --         --           --            --
Claims and related litigation..............................        3.5     --         --           --            --
                                                             ---------  ---------  ---------        -----    -----------
                                                             $    20.9  $     6.1  ($    3.9)   $     1.6     $     1.5
                                                             ---------  ---------  ---------        -----    -----------
                                                             ---------  ---------  ---------        -----    -----------


                                                                  TWELVE
                                                               MONTHS ENDED
                                                                 MARCH 28,
                                                                   1998
                                                             -----------------

Professional fees..........................................      $     6.0
Adjustment to lease rejection and other pre-petition
liabilities................................................          (10.0)
Write off of deferred financing costs......................         --
Fees related to obtaining the DIP Facility.................         --
Claims and related litigation..............................         --
                                                                     -----
                                                                 ($    4.0)
                                                                     -----
                                                                     -----

(6) Depreciation and amortization excludes amortization of deferred financing costs of $3.6 million in 1993, $3.6 million in 1994 and $5.2 million in 1995, which is included in interest expense.

(7) EBITDA is defined as operating income before depreciation and amortization, non-cash pension income and facility closing and reengineering costs. Adjusted EBITDA represents EBITDA adjusted for Divested Operations. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of EBITDA and Adjusted EBIDTA is shown below:

                                                                                YEAR ENDED DECEMBER 31,
                                                                 -----------------------------------------------------
                                                                   1993       1994       1995       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                                     (IN MILLIONS)
    Operating income (loss)....................................  $     4.5  $    (0.1) $   (43.5) $    (2.6) $    31.8
    Depreciation and amortization..............................       14.7       15.3       13.3       10.9        8.1
    Non-cash pension income....................................       (3.2)      (1.3)      (0.1)      (2.4)      (2.0)
    Facility closing and reengineering costs...................     --         --           22.5       11.6        2.5
                                                                 ---------  ---------  ---------  ---------  ---------
    EBITDA.....................................................       16.0       13.9       (7.8)      17.5       40.4
    EBITDA from Divested Operations(8).........................        5.0       13.3        0.7       (1.3)      (0.6)
                                                                 ---------  ---------  ---------  ---------  ---------
    Adjusted EBITDA............................................  $    11.0  $     0.6  $    (8.5) $    18.8  $    41.0
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

                                                                     THREE MONTHS ENDED           TWELVE
                                                                 --------------------------    MONTHS ENDED
                                                                   MARCH 29,     MARCH 28,       MARCH 28,
                                                                     1997          1998            1998
                                                                 -------------  -----------  -----------------

    Operating income (loss)....................................    $     6.2     $     7.9       $    33.5
    Depreciation and amortization..............................          2.0           2.1             8.2
    Non-cash pension income....................................         (0.5)         (0.5)           (2.0)
    Facility closing and reengineering costs...................          0.2           1.0             3.3
                                                                       -----    -----------          -----
    EBITDA.....................................................          7.9          10.5            43.0
    EBITDA from Divested Operations(8).........................         (0.7)         (0.4)           (0.3)
                                                                       -----    -----------          -----
    Adjusted EBITDA............................................    $     8.6     $    10.9       $    43.3
                                                                       -----    -----------          -----
                                                                       -----    -----------          -----

(8) Adjusted Net Sales and Adjusted EBITDA represent historical net sales and EBITDA adjusted for (i) the sale of the Ralph Lauren Womenswear license and associated operating assets which was completed in October 1995, (ii) the sales of the operations of Arrow de Mexico and Arrow Gautemala in 1997 and
    (iii) the decision to close certain Canadian retail stores which was made in December 1996. For a further discussion of these adjustments see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(9) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing charges, and one-third of rental expense, representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $19.6 million in 1993, $99.1 million in 1994, $87.6 million in 1995 and $28.9 million in 1996.

(10) Working capital is defined as current assets (less cash and cash equivalents) minus current liabilities (less current maturities of long-term debt).

(11) On July 17, 1995, $161.1 million of long-term debt was reclassified to liabilities subject to compromise.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following is a discussion of the financial condition and results of operations of the Company for the years ended December 31, 1995, 1996 and 1997 and the quarters ended March 29, 1997 and March 28, 1998. This discussion should be read in conjunction with the audited combined financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.

OVERVIEW

    In 1990, Bidermann Industries USA, Inc. ("Bidermann"), a fashion oriented design Company with the rights to market various men's or women's apparel under such well-known brand names as Polo and Yves Saint Laurent, acquired Cluett Peabody & Co., which included the Sock Group and the Shirt Group.

    Bidermann management applied its fashion oriented business model and overhead structure to the Sock Group and Shirt Group. Because both the GOLD TOE and ARROW product lines represent more basic staple apparel products, they do not generate designer apparel gross margins. As a result, profitability for these businesses is more dependent on tighter control of operating expenses. They are also less dependent upon national advertising to generate sales. As a result, the application of the designer-type cost structure led to a decline in profitability.

    Rather than reduce costs, Bidermann management addressed this decline by attempting to rapidly increase the sales of ARROW shirts by broadening distribution (including the opening of new retail stores) and adding higher priced all cotton dress shirts and higher fashion sportswear. In addition to missing ARROW'S core value oriented customer base, this effort was not aligned with the Shirt Group's operational capabilities in terms of design, sourcing and distribution. As a result, the Shirt Group quickly developed significant excess inventory, particularly in sportswear, due to inaccurate sales planning and significant late deliveries and poor quality from international vendors.

    During this period, Bidermann also established a captive retail distribution network of 73 stores. These stores offered a separate collection of first quality products which competed with the Shirt Group's existing wholesale customers. The retail store operation also required a completely separate design and distribution effort, further adding to the operating expense burden. The combination of these unsuccessful initiatives and the large operating and overhead expense burden forced the Company to file for protection under Chapter 11 of the Bankruptcy Code on July 17, 1995.

    One month prior to the commencement of the bankruptcy, the Company retained A&M to act as crisis managers and appointed Bryan Marsal its President and Chief Executive Officer. Mr. Marsal continues in this capacity today. Subsequently, the Company replaced certain members of management of the Shirt Group. The Company's management team focused on the elimination of excess costs and strengthening the Company's core businesses.

    One of new management's first initiatives was to address the existing dispute with Ralph Lauren Enterprises, L.P. ("Lauren Enterprises") over the Company's license to manufacture and sell women's apparel under the Ralph Lauren name, which it had held since 1981. Prior to the filing of the bankruptcy case, Lauren Enterprises alleged defaults by the Company under a certain design services contract and the Ralph Lauren license and purported to terminate the trademark license. In the fall of 1995, the Company sold the Ralph Lauren license and associated operating assets to Lauren Enterprises for approximately $41.9 million the proceeds of which were distributed to certain of the Company's creditors.

    Between 1995 and 1997, the Company reduced selling, general and administrative expenses and corporate overhead, exclusive of those associated with divested operations, by $32.3 million. This reduction was accomplished in part by eliminating unnecessary expenses and by transferring several administrative functions to the operating subsidiaries. Prior to mid-1995 the Company had an overhead structure that allocated expenses to the operating subsidiaries for accounting purposes only. In connection with the

Company's expense reduction program, these expenses were transferred to the subsidiaries, or eliminated. For example, instead of the collections process being managed at the corporate level, it is being managed by the same group responsible for the sales, marketing and distribution of the order. This integration has significantly lowered returns, chargebacks and retailer penalties for execution breakdowns because sales, marketing and accounts receivable collection are managed by the same business unit. In addition, this reduction in operating costs was accomplished by the closure of 42 retail stores; the relocation of offices and showrooms to less expensive real estate; the introduction of more cost effective medical and workers' compensation benefit plans; the closure of the Company's excess warehouse and administrative offices in Secaucus, New Jersey; the elimination of excess manufacturing capacity through the closure of the Sock Group manufacturing facility in Halifax, North Carolina, the closure of the Shirt Group manufacturing facilities in Cedartown, Georgia and Costa Rica; the reduction of certain administrative personnel; and the modification and reduction of advertising and promotional spending from a national media campaign to more effective regional cooperative and point of sale advertising.

    In late 1995, new management began the process of refocusing the Shirt Group on its core blended dress shirt product and began repositioning the all cotton dress shirt and sports shirt products as complementary products to these core offerings. Given the lead times associated with international sourcing of products and the significant backlog of sport shirt deliveries, it was not until fall of 1997 that the Shirt Group product line fully reflected management's intended product mix. This realignment has resulted in lower returns, allowances and markdowns.

    Throughout the Company's bankruptcy, the Sock Group has continued to perform well. Net sales in this group grew from $134.6 million in 1995 to $155.1 million for the LTM period. This performance results from continued strength in GOLD TOE and new license brands and brand extensions.

    From 1995 to 1997, net sales in the Shirt Group declined from $230.6 million to $179.2 million; however, for the three months ended March 28, 1998 net sales increased to $49.5 million from $46.3 million for the comparable period in 1997. Despite declining sales, as a result of management's initiatives gross profit margin increased from 19.0% in 1995 (which includes the effect of $11.0 million of inventory write-downs) to 28.4% for the LTM period.

    In addition to the direct sale of apparel products, the Company generates fee income through the licensing of the ARROW and GOLD TOE brands. License fee revenue fell $5.5 million in 1996 primarily as a result of the sale of Ralph Lauren, and declined by $1.7 million in 1997 primarily as a result of problems experienced by the Company's Asian licensees.

    Having succeeded in eliminating unnecessary corporate and operating costs and revitalizing the ARROW brand, the Company is positioned to focus on the expansion of its revenues. The Company believes that it can leverage its existing customer relationships, recognized brand names and established reputation for customer service to continue expanding its lines of sock products to include branded and private label women's and children's socks. The emergence from bankruptcy will occur contemporaneously with the Offerings and should, management believes, remove the uncertainty surrounding the ARROW brand and thus provide the Company with opportunities for increased sales in its core offerings.

    The Company's fiscal year ends on December 31st of each calendar year.

DIVESTED OPERATIONS

    In 1996, the Company made a strategic decision to stop its production of shirts in Guatemala and Mexico, to exit its retail business in Canada and to close all but three of its Canadian outlet stores. In 1996, the Company's Latin America operations represented $2.9 million in net sales and had an operating loss (before facility closing costs) of $0.4 million and the Canadian retail stores represented $4.3 million in net sales and had an operating loss (before facility closing costs) of $1.3 million. In addition, the Company has incurred a number of one-time costs associated with the restructuring of its operations and has incurred a number of bankruptcy reorganization costs associated with operating under Chapter 11 (the financial results associated with the Ralph Lauren, Latin American and Canadian operations, are referred to collectively as the "divested operations").

RESULTS OF OPERATIONS

    COMPARISON OF FIRST QUARTER 1998 TO FIRST QUARTER 1997

    The following table sets forth, for the periods indicated, statement of operations data as a percentage of net sales.

                                                                 1997                                     1998
                                       ---------------------------------------------------------  --------------------
                                            RECURRING          DIVESTED            TOTAL               RECURRING
                                            OPERATIONS        OPERATIONS         OPERATIONS            OPERATIONS
                                       --------------------  -------------  --------------------  --------------------
                                                                                                      (DOLLARS IN
                                                         (DOLLARS IN MILLIONS)                         MILLIONS)
Net sales............................  $    86.7      100.0%   $     0.8    $    87.5      100.0% $    91.7      100.0%
Cost of sales........................       61.7       71.2          0.6         62.3       71.2       63.5       69.2
Gross profit.........................       25.0       28.8          0.2         25.2       28.8       28.2       30.8
Selling, general and administrative
  expenses...........................       17.9       20.6          0.9         18.8       21.5       18.9       20.6
Facility closing and reengineering
  costs..............................        0.2        0.2       --              0.2        0.2        1.0        1.1
Operating income (loss)..............        6.9        8.0         (0.7)         6.2        7.1        8.3        9.1
Interest expense.....................        3.6        4.2       --              3.6        4.1        3.8        4.1
Net income (loss)....................        1.0        1.2         (0.7)         0.3        0.3        2.8        3.1


                                         DIVESTED            TOTAL
                                        OPERATIONS         OPERATIONS
                                       -------------  --------------------

Net sales............................    $     0.6    $    92.3      100.0%
Cost of sales........................          0.4         63.9       69.2
Gross profit.........................          0.2         28.4       30.8
Selling, general and administrative
  expenses...........................          0.6         19.5       21.1
Facility closing and reengineering
  costs..............................       --              1.0        1.1
Operating income (loss)..............         (0.4)         7.9        8.6
Interest expense.....................       --              3.8        4.1
Net income (loss)....................         (0.5)         2.3        2.5

    NET SALES. Net sales were $92.3 million in the first quarter of 1998, an increase of 5.5% from the net sales of $87.5 million recorded in the first quarter of 1997. Exclusive of the divested operations, net sales were $91.7 million, an increase of 5.8% from net sales of $86.7 million. The increase was due primarily to an increase in net sales in both the Sock Group (an increase of 10.0% from $32.9 million to $36.2 million) resulting from the continued growth of women's GOLD TOE and men's Jockey and ARROW sock sales and the Shirt Group (an increase of 6.9% from $46.3 million to $49.5 million) resulting from increased sales associated with its core dress shirt line offset by a decrease in sales associated with the Designer Group. Net sales includes license fee income of $1.9 million in the first quarter of 1998 compared to $1.8 million in the first quarter of 1997. This increase is primarily as a result of increased sales by the Company's licensees.

    GROSS PROFIT. Gross profit increased from $25.2 million (28.8% of net sales) in the first quarter of 1997 to $28.4 million (30.8% of net sales) in the first quarter of 1998. Exclusive of the divested operations, gross profit increased from $25.0 million in the first quarter of 1997 (28.8% of net sales) to $28.2 million (30.8% of net sales) in the first quarter of 1998. Gross profit as a percentage of net sales in the Sock Group was 32.1% and 31.1% in the first quarters of 1998 and 1997, respectively. The improvement was primarily the result of a more favorable mix of higher margin GOLD TOE and other branded sock products. The Shirt Group realized gross profit margins of 29.5% in the first quarter of 1998 versus 26.1% in the first quarter of 1997. The increase in the gross margin in the Shirt Group is primarily due to increased domestic manufacturing efficiencies and full priced sales.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $19.5 million (21.1% of net sales) in the first quarter of 1998 from $18.8 million (21.5% of net sales) for the same period in 1997. Exclusive of divested operations, these expenses increased to $18.9 million (20.6% of net sales) in the first quarter of 1998 from $17.9 million (20.6% of net sales) for the same period in 1997. This increase is primarily due to additional costs associated with an increase in net sales.

    FACILITY CLOSING AND REENGINEERING COSTS. Facility closing and reengineering costs increased to $1.0 million in the first quarter of 1998 from $0.2 million for the same period in 1997 primarily due to a sock plant closing and moving costs related to a new distribution facility for the Sock Group.

    OPERATING INCOME. Operating income increased to $7.9 million (8.6% of net sales) in the first quarter of 1998 from $6.2 million (7.1% of net sales) for the same period in 1997 as a result of the foregoing. Exclusive of divested operations and facility closing and reengineering costs, operating income increased to $9.3 million (10.2% of net sales) in the first quarter of 1998 from $7.1 million (8.2% of net sales) for the same period in 1997.

    INTEREST EXPENSE. Interest expense increased marginally to $3.8 million in the first quarter of 1998 from $3.6 million for the same period in 1997, primarily due to payment of the DIP extension fee.

    NET INCOME. Net income increased to $2.3 million in the first quarter of 1998 from $0.3 million for the same period in 1997 primarily due to increased sales and gross margin efficiencies referred to above.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    The following table sets forth, for the periods indicated, the statement of operations data as a percentage of net sales.

                                                           1996                                              1997
                                -----------------------------------------------------------  -------------------------------------
                                     RECURRING           DIVESTED             TOTAL               RECURRING           DIVESTED
                                     OPERATIONS         OPERATIONS          OPERATIONS            OPERATIONS         OPERATIONS
                                --------------------  ---------------  --------------------  --------------------  ---------------
                                                   (DOLLARS IN MILLIONS)                             (DOLLARS IN MILLIONS)
Net sales.....................  $   361.5      100.0%    $     7.2     $   368.7      100.0% $   359.2      100.0%    $     3.7
Cost of sales.................      269.0       74.4           4.8         273.8       74.3      251.5       70.0           2.3
Gross profit..................       92.5       25.6           2.4          94.9       25.7      107.7       30.0           1.4
Selling, general and
  administrative expenses.....       81.9       22.7           4.0          85.9       23.3       72.8       20.3           2.0
Facility closing and
  reengineering costs.........        8.5        2.4           3.1          11.6        3.1        4.0        1.1          (1.5)
Operating income (loss).......        2.1        0.6          (4.7)         (2.6)      (0.7)      30.9        8.6           0.9
Interest expense..............       16.9        4.7        --              16.9        4.6       15.2        4.2        --
Net income (loss).............      (22.2)      (6.1)         (8.0)        (30.2)      (8.2)      16.5        4.6           0.7


                                       TOTAL
                                     OPERATIONS
                                --------------------

Net sales.....................  $   362.9      100.0%
Cost of sales.................      253.8       69.9
Gross profit..................      109.1       30.1
Selling, general and
  administrative expenses.....       74.8       20.6
Facility closing and
  reengineering costs.........        2.5        0.7
Operating income (loss).......       31.8        8.8
Interest expense..............       15.2        4.2
Net income (loss).............       17.2        4.7

    NET SALES. Net sales were $362.9 million in 1997, a slight decrease of 1.6% from net sales of $368.7 million recorded in 1996. Exclusive of the divested operations, net sales were $359.2 million, a decrease of 0.6% from net sales of $361.5 million. Exclusive of the divested operations, net sales in the Sock Group increased 7.6% from $141.1 million to $151.8 million and net sales in the Shirt Group decreased 9.5% from $194.4 million to $176.0 million. The increase in net sales in the Sock Group was primarily due to women's sock sales and a full year of sales for new licensed brands, such as Nautica. The reduction in net sales for the Shirt Group was due to the elimination of certain product lines and the elimination of inventory liquidations taken in 1996 which did not occur in 1997. Net sales includes license fee income of $6.9 million in 1997 compared to $8.6 million in 1996. The reduction in license fee income was caused by currency devaluation problems faced by the Company's Asian licensees which represent approximately 47% of the Company's license fee income.

    GROSS PROFIT. Gross profit increased from $94.9 million (25.7% of net sales) in 1996 to $109.1 million (30.1% of net sales) in 1997. Exclusive of the divested operations, gross profit was $107.7 million in 1997 (30.0% of net sales) versus $92.5 million in 1996 (25.6% of net sales) and gross profit for the Sock Group was $49.1 million (32.4% of net sales) in 1997 as compared to $41.3 million (29.3% of net sales) in 1996. The increase in gross profit was attributable to the overall increase in sales ($3.5 million) and the improved product mix ($4.0 million). Gross profit for the Shirt Group was $48.5 million (27.5% of net sales) in 1997 versus $46.0 million (23.7% of net sales) in 1996 as a result of the improvement in product mix, an overall improvement in returns and allowances and lower labor costs which offset the decline in net sales.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased to $74.8 million (20.6% of net sales) in 1997 from $85.9 million (23.3% of net sales) in 1996. Exclusive of divested operations, these expenses decreased to $72.8 million (20.3% of net sales) in 1997 from $81.9 million (22.7% of net sales) in 1996. Selling, general and administrative expenses were reduced primarily due to (i) cost savings of $3.1 million realized in the Company's distribution centers resulting from new management's reengineering efforts (ii) a reduction in national advertising expenditures of $4.3 million, (iii) the reduction of approximately 60 administrative positions resulting in approximately $2.0 million in savings, and (iv) further reductions in corporate overhead of $0.6 million. These savings were offset by higher selling expenses and royalty payments associated with the new product lines.

    FACILITY CLOSING AND REENGINEERING COSTS. Facility closing and reengineering costs of $2.5 million in 1997 and $11.6 million in 1996 were primarily related to plant closings, information systems conversion costs and retail store closings.

    OPERATING INCOME (LOSS). Operating income increased to $31.8 million (8.8% of net sales) in 1997 from an operating loss of $2.6 million in 1996. Exclusive of divested operations and facility closing and reengineering costs, operating income increased to $34.9 million (9.7% of net sales) in 1997 from $10.6 million (3.0% of net sales) for the comparable period in 1996. The increase in operating income as a percentage of net sales results from the foregoing factors.

    INTEREST EXPENSE. Interest expense decreased to $15.2 million in 1997 from $16.9 million in 1996, primarily due to reduced borrowings under the Company's DIP Credit Facility.

    NET INCOME (LOSS). Net income increased to $17.2 million in 1997 from a net loss of $30.2 million in 1996. The increase was primarily due to the factors discussed above and a credit of $10.0 million in 1997 representing the reversal of excess accruals taken in anticipation of certain lease rejection and other pre-petition claims.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    The following table sets forth, for the periods indicated, the statement of operations data as a percentage of net sales.

                                                        1995                                              1996
                             -----------------------------------------------------------  -------------------------------------
                                  RECURRING           DIVESTED             TOTAL               RECURRING           DIVESTED
                                  OPERATIONS         OPERATIONS          OPERATIONS            OPERATIONS         OPERATIONS
                             --------------------  ---------------  --------------------  --------------------  ---------------
                                                (DOLLARS IN MILLIONS)                             (DOLLARS IN MILLIONS)
Net sales..................  $   388.9      100.0%    $    97.8     $   486.7      100.0% $   361.5      100.0%    $     7.2
Cost of sales..............      305.0       78.4          64.8         369.8       76.0      269.0       74.4           4.8
Gross profit...............       83.9       21.6          33.0         116.9       24.0       92.5       25.6           2.4
Selling, general and
  administrative
  expenses.................      105.1       27.0          32.8         137.9       28.3       81.9       22.7           4.0
Facility closing and
  reengineering costs......       16.1        4.1           6.4          22.5        4.6        8.5        2.4           3.1
Operating income (loss)....      (37.3)      (9.6)         (6.2)        (43.5)      (8.9)       2.1        0.6          (4.7)
Interest expense...........       22.7        5.8            --          22.7        4.7       16.9        4.7            --
Net Income (loss)..........      (82.0)     (21.1)         (7.1)        (89.1)     (18.3)     (22.2)      (6.1)         (8.0)


                                    TOTAL
                                  OPERATIONS
                             --------------------

Net sales..................  $   368.7      100.0%
Cost of sales..............      273.8       74.3
Gross profit...............       94.9       25.7
Selling, general and
  administrative
  expenses.................       85.9       23.3
Facility closing and
  reengineering costs......       11.6        3.1
Operating income (loss)....       (2.6)      (0.7)
Interest expense...........       16.9        4.6
Net Income (loss)..........      (30.2)      (8.2)

    NET SALES. Net sales were $368.7 million in 1996, a decrease of 24.2% from net sales of $486.7 million recorded in 1995. Exclusive of divested operations, net sales were $361.5 million in 1996, a decrease of 7.0% from net sales of $388.9 million in 1995. Net sales in the Sock Group increased 4.8% from $134.6 million to $141.1 million and net sales in the Shirt Group decreased 15.7% from $230.6 million to $194.4 million. The increase in net sales in the Sock Group was primarily due to the Company's expanded product offerings, including Nautica, ARROW and Jockey socks. The reduction in net sales in the Shirt Group was primarily the result of uncertainty regarding ownership of the ARROW brand as a result of the Company's bankruptcy and the poor ARROW brand positioning discussed above. Net sales includes license fee income of $8.6 million in 1996 compared to $14.1 million in 1995. The reduction in license fee income was caused by the sale of the Ralph Lauren license.

    GROSS PROFIT. Gross profit decreased from $116.9 million (24.0% of net sales) in 1995 to $94.9 million (25.7% of net sales) in 1996. Exclusive of the divested operations, gross profit was $92.5 million (25.6% of sales) in 1996 versus $83.9 million (21.6% of net sales) in 1995. Gross profit for the Sock Group was $41.3 million (29.3% of net sales) in 1996 compared to $31.0 million (23.1% of net sales) the previous year. The improvement in the gross margin of the Sock Group was primarily the result of lower returns and allowances ($1.6 million) and an $8.6 million gross profit improvement associated with (i) overall product mix changes ($5.5 million), (ii) an improvement in manufacturing costs ($1.9 million) and the elimination of costs associated with excess inventory liquidated in the prior year ($1.2 million). Gross profit for the Shirt Group increased from $43.8 million (19.0% of net sales) in 1995 to $46.0 million (23.7% of net sales) in 1996. Approximately $6.2 million of the reduction is attributable to the overall lower sales associated with the division's departure from several product lines. This reduction is offset by a $6.8 million improvement in returns and allowances resulting from the changes implemented by new management, an overall cost improvement of $4.5 million from the closure of the Cedartown, Georgia facility and $2.1 million in cost savings associated with better foreign product sourcing and offshore manufacturing. In addition, gross profit for the Shirt Group in 1995 was lower than normal as a result of a write-down in inventory of approximately $11.0 million consistent with the Company's refocus on its core products.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased to $85.9 million (23.3% of net sales) in 1996 from $137.9 million (28.3% of net sales) in 1995. Exclusive of divested operations, these expenses decreased to $81.9 million (22.7% of net sales) in 1996 from $105.1 million (27.0% of net sales) in 1995. This reduction is primarily a result of the cost cutting activities exercised by the Company during its bankruptcy, as discussed in the Overview above.

    FACILITY CLOSING AND REENGINEERING COSTS. Facility closing and reengineering costs of $22.5 million in 1995 were primarily attributed to distribution facility consolidation, sock plant closings and the elimination of the corporate overhead structure. Facility closing and reengineering costs of $11.6 million in 1996 were related primarily to plant closings, information systems conversion costs and retail store closings.

    OPERATING INCOME (LOSS). Operating loss decreased to $(2.6) million in 1996 from $(43.5) million in 1995. Exclusive of divested operations and facility closing and reengineering costs, operating income increased to $10.6 million (3.0% of net sales) in 1996 from $(21.2) million for the comparable period in 1995. The increase in operating income as a percentage of net sales results from the foregoing factors.

    INTEREST EXPENSE. Interest expense decreased to $16.9 million in 1996 from $22.7 million in 1995, primarily due to reduced borrowing under the Company's DIP working capital facility.

    NET INCOME (LOSS). Net loss decreased 66.1% to $(30.2) million in 1996 from $(89.1) million in 1995 primarily as a result of the factors described above as well as due to recognition of lease rejection claims and other bankruptcy related costs of $20.9 million in 1995 compared to $6.1 million of such costs in 1996.

LIQUIDITY AND CAPITAL RESOURCES

    Other than upon a Change of Control or as a result of certain asset sales, the Company will not be required to make any principal payments in respect of the Exchange Notes until maturity. The Company will be required to make interest payments with respect to both the Senior Credit Facility and the Exchange Notes and dividend payments with respect to the New Preferred Stock (if permitted under the Senior Credit Facility and the Indenture). The Company typically makes capital expenditures related primarily to the maintenance and improvement of manufacturing facilities. The Company spent $2.6 million for the three months ended March 28, 1998 as compared to $2.1 million for the three months ended March 29, 1997. In fiscal 1995, 1996 and 1997, capital expenditures were $6.8 million, $8.2 million and $11.0 million, respectively. The Company estimates that capital expenditures will be approximately $9.0 million for the last nine months of 1998 and approximately $8.0 million in 1999.

    The Company's principal sources of cash to fund these capital requirements are net cash provided by operating activities as well as borrowings, if needed, under its Senior Credit Facility. The Company's net cash provided (used) by operating activities for the three months ended March 28, 1998 totaled $(2.9) million as compared to $3.4 million for the three months ended March 29, 1997. In fiscal 1995, 1996 and 1997, the Company's net cash provided by operations totaled $2.1 million, $13.6 million, and $12.9 million, respectively.

    Net cash used by investing activities for the three months ended March 28, 1998 was $(1.5) million as compared to $(5.8) million for the three months ended March 29, 1997. In fiscal 1995, 1996 and 1997, net cash used by investing activities was $(6.4) million, $(5.1) million and $(7.3) million, respectively. Net cash provided by financing activities for the three months ended March 28, 1998 was $4.5 million as compared to $4.4 million for the three months ended March 29, 1997. In fiscal 1995, 1996 and 1997, net cash provided (used) by financing activities was $3.9 million, $(13.3) million and $(1.4) million, respectively.

    The Company has a substantial amount of indebtedness. The Company relies on internally generated funds and, to the extent necessary, on borrowings under the revolving credit facility available under the Senior Credit Facility, which provides for borrowings up to $50.0 million, subject to certain customary drawing conditions, to meet its liquidity needs. In addition, the Company may make selective acquisitions and would rely on internally generated funds, and, to the extent necessary, on borrowings under such revolving credit facility or from other sources to finance such acquisitions. The Company's ability to borrow is limited by the Senior Credit Facility and the limitations on the incurrence of indebtedness under the Indenture. See "Description of Other Indebtedness" and "Description of the Exchange Notes."

    Borrowings under the Senior Credit Facility bear interest at a rate per annum equal to a margin over, at the Company's option, LIBOR or a Base Rate. The Senior Credit Facility is secured by substantially all the assets of the Company's domestic subsidiaries, guaranteed by the Company's domestic subsidiaries and contains customary covenants and events of default, including substantial restrictions on the Company's ability to declare dividends or distributions. The Senior Credit Facility is subject to mandatory prepayment with the proceeds of certain asset sales, certain equity issuances and certain funded debt issuances for borrowed money, and with a portion of the Company's excess cash flow (as defined in the Senior Credit Facility). See "Description of Other Indebtedness."

    Based upon the current level of operations and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, are adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity and there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. In addition, there can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to (i) enable the Company to service its indebtedness (including the Exchange Notes), (ii) make periodic payments of cash dividends on the New Preferred Stock, (iii) redeem any of the New Preferred Stock for cash or, if the Exchange Debentures have been issued, to make payments of principal or cash interest on the Exchange Debentures or (iv) fund its other liquidity needs. If the Company's cash flow, availability under the Senior Credit Facility and other capital resources are insufficient to fund the Company's debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, restructure or refinance its indebtedness, or seek additional equity contributions. There can be no assurance that any of such measures could be implemented on satisfactory terms or, if implemented, would be successful or would permit the Company to meet its debt service obligations.

SEASONALITY

    The Company's business is seasonal, with higher sales and income during its third and fourth quarters, which coincide with the Company's two peak retail selling seasons: the first running from the start of the back-to-school and fall selling seasons beginning in August and continuing through September, and the second being the Christmas selling season beginning with the weekend following Thanksgiving and continuing through the week after Christmas.

    Also contributing to the strength of the third quarter is the high volume of fall shipments to wholesale customers which are generally more profitable than spring shipments. The slower spring selling season at wholesale combines with retail seasonality to make the first quarter particularly weak.

INCOME TAXES

    As of December 31, 1997, the Company had net operating loss carryforwards
(NOLs) of approximately $180 million. The Company's Plan or significant changes in ownership of the Company could substantially limit the use of NOLs. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax NOLs to the extent that realization of such benefits is more likely than not. Based on the Company's history of earnings and in consideration of the Company's Chapter 11 filing, the Company's entire balance of deferred tax assets has been reduced by a valuation allowance of $55.3 million, as realization of these long-term tax benefits is dependent upon future earnings. Management cannot predict sufficient operating income to utilize fully its deferred income tax income.

NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("Statement 131"), which is effective for years beginning after December 15, 1997, Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements in 1998, which will require retroactive disclosures. Management has not determined how Statement 131 will impact the Company's financial statements.

YEAR 2000 RISK

    The Company believes that its systems are capable of functioning from and after the year 2000 without any material additional costs. The ability of third parties with whom the Company transacts business to adequately address their year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective year 2000 issues will not have a material adverse effect on the Company.

                                    BUSINESS

OVERVIEW

    The Company is one of the leading designers, manufacturers and marketers of men's socks and dress shirts in the United States and has a significant market presence in women's and children's socks and a growing presence in men's and women's sportswear. While the Company serves most channels of distribution, its primary focus is on department and national chain store retailers. The Company believes its core product offerings, GOLD TOE socks and ARROW dress shirts, provide classic styles at price points which represent exceptional value and appeal to a broad consumer base.

    The Company markets its products utilizing widely recognized Company-owned brands such as GOLD TOE, SILVER TOE and ARROW in the sock segment and ARROW and its related trade names, including DOVER, KENT, ARROW "1851", and COLLARMAN in the dress shirt segment. In 1997, the Company's GOLD TOE brand commanded a sock market share of approximately 45% in the department store channel and approximately 22% in the combined department store and national chain channels. In 1997, the ARROW brand was the second leading branded dress shirt capturing a market share of approximately 10% of the department store channel for men's dress shirts. The Company primarily sells its products to department and national chain stores to maintain its brand image and to achieve the relatively higher selling prices and higher margins characterized by sales to these retail stores. Approximately 58% of the Company's sales are derived from these core offerings, the demand for which the Company believes is stable and resistant to changing fashion trends.

    The Company also has licensed the exclusive rights to manufacture and market certain apparel products (generally socks and shirts) under such widely recognized brand names as Perry Ellis, Nautica, Jockey, Stride Rite, Kenneth Cole, Burberrys, and Yves Saint Laurent. This diverse portfolio of Company-owned and licensed brand names enables the Company to offer different brands of unique value-added products to different channels of distribution.

    The Company conducts its business through three principal business units: the Sock Group, the Shirt Group and the Designer Group. For the LTM Period, the Company realized pro forma net sales and EBITDA of $364.2 million and $42.8 million, respectively.

    - THE SOCK GROUP (42.6% OF PRO FORMA NET SALES FOR THE LTM PERIOD). The Sock Group is the market leader in department store sales of socks, capturing approximately 59% of all such sales in the United States. The Sock Group's leading brand, GOLD TOE, was established in 1934 and generates approximately 63% of the Sock Group's net sales with the remaining sales generated through complementary private labels and through licensed brands such as Perry Ellis, Nautica, Jockey and Stride Rite. The Sock Group offers a comprehensive line of products across multiple price points, ages, genders and styles, enabling it to provide its customers with a full range of their sock requirements. For the LTM Period, the Sock Group realized net sales and EBITDA of $155.1 million and $28.8 million, respectively.

    - THE SHIRT GROUP (49.2% OF PRO FORMA NET SALES FOR THE LTM PERIOD). The Shirt Group designs, manufactures and markets dress shirts and sportswear, focusing on men's cotton/polyester and all cotton dress shirts which are sold under the ARROW brand and its related trade names, including DOVER, KENT, COLLARMAN, and ARROW "1851". Sportswear products manufactured by the Company consist primarily of men's and women's knitted and woven sport shirts which are sold primarily under its TOURNAMENT and ARROW AUTHENTIC labels. Because of the name recognition of its ARROW brand, which was established in 1851, the Company is also able to license the ARROW trademarks for shirts internationally and non-shirt products both domestically and internationally. For the LTM Period, the Shirt Group realized net sales (including licensing fee revenue of $6.9 million) and EBITDA (including net licensing income of $4.2 million) of $179.2 million and $16.8 million, respectively.

    - THE DESIGNER GROUP (10.6% OF PRO FORMA NET SALES FOR THE LTM PERIOD). The Designer Group was established as a separate business unit in October 1995 and sells (i) dress and sport shirts under licensed Yves Saint Laurent, Burberrys and Kenneth Cole trademarks, (ii) dress socks under the licensed Kenneth Cole and Yves Saint Laurent trademarks and (iii) tailored clothing and casual pants under the Yves Saint Laurent trademark. The Designer Group's products, distributed primarily to department and specialty stores, help complement the Company's core product offerings. For the LTM Period, the Designer Group had net sales and EBITDA of $38.7 and negative $1.0 million, respectively.

    The net sales and EBITDA numbers in the prior three paragraphs do not include intercompany sales and pro forma corporate overhead charges of $8.8 million and $1.8 million, respectively.

COMPETITIVE STRENGTHS

    Each of the Company's principal business units has secured a strong competitive position within its respective market segment. Currently, the Company is one of the leading designers, manufacturers and marketers of men's socks and dress shirts in the United States. The management team will use the following competitive strengths to further enhance the Company's position in the marketplace:

    - INDUSTRY LEADING BRANDS. The Company has assembled a portfolio of widely recognized brand names in the sock and shirt markets, led by its owned GOLD TOE and ARROW brands. In addition, the Company has licensed the right to manufacture, design and distribute certain items of apparel under the Nautica, Perry Ellis, Jockey, Stride Rite, Kenneth Cole, Burberrys, and Yves Saint Laurent brands. This diverse portfolio of brand names allows the Company to differentiate itself from its competitors by providing distinct brand names, for different channels of distribution and at different price points.

    - COMPREHENSIVE PRODUCT LINES. The Company offers a comprehensive product line of brand-name socks and men's dress shirts across all major price points. In addition, the Company is able to provide key retailers such as Sears, J.C. Penney and May Company with high quality, complementary private label products. The Company also collaborates with customers to develop exclusive or specially designed merchandising programs and is capable of satisfying its customers' needs for prompt product delivery across all of its product offerings. The combination of its broad array of quality brand names and its private label programs positions the Company to be the category manager for its customers in its core offerings.

    - STRONG DISTRIBUTION CHANNELS. The Company has long-standing established relationships with many of the largest department store and national chain store retailers including Belk's, Dayton-Hudson, Dillard's, J.C. Penney, May Company, Mercantile, Proffitt's, Federated and Sears. In addition, the Company has selectively developed relationships with certain large mass merchant and specialty retailers. Management believes that these strong relationships will provide it a stable base from which the Company can pursue future business and new product introductions while maintaining the integrity of its core brand names.

    - RESPONSIVE MANUFACTURING AND SERVICING CAPABILITIES. The Company's balance of domestic and foreign manufacturing operations allows it to maintain low inventory levels resulting in increased inventory turns and better working capital management while permitting it to quickly respond to customer orders. In addition, the Company's upgraded information systems provide comprehensive order processing, production, accounting and management information for the marketing, manufacturing, importing and distribution functions of the Company's business. The Company has also enhanced its customer servicing capabilities with the introduction of its vendor managed inventory system in the Shirt Group. This system provides the Company with real time information on the sales of its products through participating retailers, thus enabling it to replenish a customer's inventory without the need for a formal order. The Company anticipates installation of its vendor managed inventory system with certain of the Sock Group's largest customers during 1998.

BUSINESS STRATEGY

    Management intends to maintain its competitive position in its current product offerings while leveraging its competitive strengths to implement the following business strategies:

    - INCREASE PENETRATION WITH EXISTING CUSTOMERS. The Sock Group intends to leverage its existing customer relationships, recognized brand names and established reputation for customer service to continue expanding its branded and private label women's and children's sock businesses. The Company has recently acquired the license to distribute children's socks under the Stride Rite brand and has been successfully marketing a line of women's GOLD TOE socks. By incorporating these new products into the Sock Group's existing offerings, the Company believes it will create opportunities for added sales and further increase its significance as a supplier to its existing customer base.

      Management intends to increase the Shirt Group's dress shirt business through the expansion of the DOVER brand to include additional fabrics including broadcloth and pinpoint. The Company is also selectively expanding its sportswear business into underserved niches of the sportswear market, such as blended men's golf shirts and women's golf sportswear. The Company believes these products have been well received and will further add to the Company's profitability.

    - BROADEN DISTRIBUTION. Management intends to expand the Sock Group's distribution from its strength in department and national chain stores to include specialty chains, discount department stores and sporting goods stores. Management believes that these new channels will complement the Company's presence in the department store and national chain store channels while adding incremental profit without diminishing the integrity of its brand names.

      The Shirt Group has been limited in its ability to pursue new retailers and channels of distribution due to its operational problems and the financial uncertainty caused by the bankruptcy. With these problems solved, the Shirt Group intends to expand its presence with existing customers while pursuing new opportunities with other department stores, specialty stores and national chains.

      Both the Sock Group and the Shirt Group intend to pursue mass merchants on a selective basis, only participating in programs which are value-added and differentiated in terms of styling, branding and execution, as opposed to price.

    - NEW LICENSES, SELECTIVE ACQUISITIONS AND LICENSING OPPORTUNITIES. As the leading supplier of socks to the department store channel, the Sock Group believes it has the infrastructure and access to distribution channels most desirable to prospective designer licensors. As such, it continues to proactively pursue new license opportunities which will complement its core offerings. Similarly, because of its market leadership and operational structure, management believes the Sock Group is strategically positioned to acquire and integrate additional brands or complementary businesses. In addition, the Company intends to increase its fee income by licensing its GOLD TOE trademark internationally and has recently hired an international sales manager to assist in that effort.

      The Shirt Group believes that opportunities will arise to acquire complementary dress shirt and sports shirt companies or licenses which will leverage the use of its existing operating infrastructure (distribution, sourcing, quality control and finance) and yet allow the acquired brand to have an independent identity through use of separate design, sales and merchandising personnel. In addition, management intends to expand its licensing of the ARROW name to include other products and accessories in order to create a broader apparel collection.

      The Designer Group has recently acquired the dress shirt and sock licenses for Kenneth Cole and plans to introduce these products in the fall of 1998. The Designer Group intends to continue to introduce new offerings under its existing brands while exploring opportunities to acquire other high-end designer labels.

PRODUCTS

THE SOCK GROUP

    Founded in 1919, the Sock Group is one of the largest designers, manufacturers and marketers of socks in the United States. The Sock Group distributes its products to most channels of distribution, although it has a concentration in the higher-margin department and national chain store segment, where its products have a combined market share of approximately 30%.

    The United States sock industry is a sub-segment of the overall United States hosiery industry. The sock industry includes the manufacture of men's, women's, children's and infant socks. Within the sock industry, the two largest segments are casual/dress and sport/athletic. Demand is driven by the overall level of retail sales and the general fashion trends prevalent in the market.

    The sale of socks as a percentage of total hosiery sales has been increasing steadily over the last several years. The increased demand has been driven by the overall trend toward casual fashion. In addition, the volume of socks sold at retail has increased as more manufacturers, including the Company, introduced multi-pack offerings for products that were traditionally sold in single pair offerings. In 1997, the total United States sock industry sold at retail 284.2 million dozen socks with a value of $4.6 billion. Both units and dollar volume were up over 6% compared to 1996 levels. Since 1990, the retail dollar volume for socks has increased 7.7% annually.

    Men's socks make up the largest segment of the sock industry in both dollars and units sold. In 1997, men's socks accounted for 43.2% of the total dollar volume and 36.2% of the total socks sold. Women's socks represent the next largest segment of the sock industry with 29.8% of the total dollar volume and 28.4% of the total units sold in 1997.

    In response to these trends and in order to diversify its product offerings, the Sock Group has expanded its product lines through new licensing agreements, private label products and brand extensions. The Sock Group, through its premier GOLD TOE brand, its licensed Jockey, Perry Ellis, Nautica, Arrow and Stride Rite trademarks, and its private label products, is the most diversified sock company in the United States and is able to offer its customers a majority of their sock requirements.

    The following table shows the percentage of the Company's net sales of socks represented by the listed category:

                                                               1995       1996       1997
                                                             ---------  ---------  ---------
Gold Toe:
  Men's....................................................        49%        47%        46%
  Women's..................................................        13         12         15
  Other....................................................         2          2          2
                                                             ---------  ---------  ---------
    Total Gold Toe.........................................        64%        61%        63%

Other Branded..............................................        17         20         20
Private Label..............................................        12         12         11
Other(1)...................................................         7          7          6
                                                             ---------  ---------  ---------

    Total..................................................       100%       100%       100%
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
Total net sales in millions................................  $   134.6  $   141.1  $   151.8
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

------------------------------

(1) Includes transfers to outlet stores.

    GOLD TOE socks have provided a strong foundation for the Company for most of its 79 year history and now constitute approximately 45% of all department store sock sales. The GOLD TOE trademark is used on socks for all lifestyles (dress, casual and athletic) and all genders and ages (men, women and children). GOLD TOE socks are marketed at wholesale at the upper moderate price range ($3.75 to $12.00). Its primary competitors include Dockers by Royce Hosiery Mills, Inc. ("Royce") for men's socks and Hue by Kayser-Roth Corporation for women's socks.

    The Sock Group also markets Perry Ellis and Nautica designer socks. The Perry Ellis label was added in 1993 and the Nautica label was added in 1996. Perry Ellis and Nautica are primarily a premium quality, men's and women's designer market product for the department store class. These lines enabled the Sock Group to enhance its position in the upper price tier of this trade class and expand its product line. Perry Ellis and Nautica socks are marketed at wholesale at the upper price range ($6.00 to $11.00). Their primary competitors include Ralph Lauren by Hot Sox and Calvin Klein by America Essentials.

    The Sock Group markets moderate price point socks ($3.00 to $7.50) under the ARROW and Jockey trademarks. ARROW and Jockey socks are marketed to men and women. Both products have the advantage of nationally recognized brand names. Currently, Sears accounts for the majority of the ARROW sock volume. Jockey's and ARROW'S competitors include Dockers by Royce for men and Hanes by Sara Lee Corporation ("Sara Lee") for women.

    The Sock Group also sells socks into the mass market and discount channel under the SILVER TOE, COLORMATCH and Jaclyn Smith brands. These offerings enable the Company to access the large mass merchant channel with a high quality and differentiated product. The Sock Group's primary competitors in this channel of distribution are Gitano by Renfro Corporation ("Renfro") and other private label products.

    The Sock Group supplies a number of its key customers with comprehensive private label programs. Private label represents an opportunistic business which leverages the Company's strong design and production capabilities. By offering private label socks, the Sock Group is able to serve the full range of its customer's product needs.

    The Sock Group's product line also includes children's socks under the Stride Rite trademark which was licensed to the Company in 1997. These moderately priced socks ($3.00 to $6.00) have allowed the Sock Group to complete its product offerings to all ages. Its primary competitors are TrimFit by TrimFit, Inc. and Socks by the Gap, Inc.

THE SHIRT GROUP

    Founded in 1851, the Shirt Group places its primary focus on the dress shirt segment of the market, representing 65% of its revenues in 1997. The Shirt Group distributes its products to department stores, specialty stores, chain stores and discount stores, although it has its highest concentration in the department and national chain store segment. Similar to the Sock Group, the Shirt Group has diversified its product offerings through brand extensions and private label products. The breadth of the Shirt Group's product offerings allows it to offer a comprehensive range of products to its customers.

    DRESS SHIRTS. The total size of the men's dress shirt retail market for 1997 was $3.4 billion which was a 3.2% improvement from the $3.3 billion in sales in 1996, this level of growth was slightly higher than the 3.0% growth in total men's apparel for 1997. The primary channels of distribution for men's dress shirts are department stores, major national chains, and discount stores, accounting for 25.3%, 27.4% and 23.5%, respectively, of total retail sales in 1997.

    The Company's ARROW dress shirts are currently marketed principally under four labels: DOVER, KENT, ARROW "1851", and COLLARMAN. These labels have been repositioned over the past year to represent a good, better and best strategy for the ARROW product lines.

    The following table shows the percentage of the Company's net sales of shirts represented by the listed category:

                                                               1995       1996       1997
                                                             ---------  ---------  ---------
Arrow:
  Dover/Kent...............................................        32%        26%        24%
  Arrow "1851".............................................        27         31         30
  Collarman................................................        --          2          4
                                                             ---------  ---------  ---------
    Total Arrow............................................        59%        59%        58%
Other Dress Shirts.........................................         3          3          7
                                                             ---------  ---------  ---------
    Total Dress Shirts.....................................        62%        62%        65%
Sport Shirts:
  Tournament...............................................        21         26         21
  Arrow Authentic..........................................        17         12         14
                                                             ---------  ---------  ---------
    Total Sport Shirts.....................................        38%        38%        35%
                                                             ---------  ---------  ---------
  Total....................................................       100%       100%       100%
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
Total net sales in millions................................  $   228.6  $   194.4  $   176.1
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

    Taken together the DOVER and KENT label have been the number one selling branded mostly cotton oxford dress shirt in the department store arena for several years. Traditional in styling, the DOVER and KENT brands are names the consumer and retailer recognize as a good quality, moderately priced, dress shirt that is a mainstay of the ARROW assortment. This product line has allowed ARROW to dominate the blended oxford cloth classification and is carried in almost every store where ARROW sells. Playing off the strength of the DOVER label, a new marketing strategy was launched for 1998. DOVER was extended to include blended broadcloth and blended pinpoint shirts. A major design and merchandising effort was put into these two new product offerings to show a broader fashion assortment, while maintaining the classic DOVER styling. In 1997 the DOVER and KENT labels represented 36% of the total ARROW dress shirt business. This product line is targeted at an average retail price of approximately $20 with the major competitors being Van Heusen by Phillips-Van Heusen Corporation and private label products.

    The ARROW "1851" label was launched in 1994 when ARROW was the first to market wrinkle free shirts. As with DOVER and KENT, the ARROW "1851" wrinkle free products are mostly cotton blends available in oxford, broadcloth, and pinpoint. The wrinkle free oxford is the best selling wrinkle free shirt in the department store channel. Combined with the number one selling DOVER and KENT oxford, this reinforces

ARROW'S dominant position in the blended oxford classification. Whereas DOVER and KENT are more traditional in styling, the ARROW "1851" label is available in more updated fashion styles and is available in all cotton. This product line represents ARROW'S better quality, by offering the consumer fashion looks with either the enhancement of the wrinkle free process or the better 100% cotton fabric. The primary competition for the ARROW "1851" label is Geoffrey Beene by Phillips-Van Heusen Corporation and private label products. The average retail price is approximately $25.

    COLLARMAN is a product line that was launched in 1996. Designed to be the highest quality shirt in the ARROW product offering, these shirts are manufactured with cotton pinpoint oxford and broadcloth fabrics. Although not a large portion of ARROW sales, this product has been placed in the better stores of such key customers as May Company and Profitts. The primary competition for the COLLARMAN is Perry Ellis by Salant Corporation ("Salant"). The average retail price for COLLARMAN is approximately $30.

    The Shirt Group has also identified the private label shirt market as a growth opportunity with existing customers as well as other channels of distribution. A separate sales team has been established to pursue this business opportunity. Using the Company's expertise in design, manufacturing and service, the Shirt Group can offer a competitive advantage in helping stores manage their private label business.

    SPORT SHIRTS. The Company leverages the recognition of its well known ARROW brand name in its sportswear product lines. With the growth of the casual sportswear business and the higher priced designer collections, ARROW has identified a niche for a branded, moderately priced product. Over the past year, the Company has repositioned its sportswear labels with an emphasis on two brands, TOURNAMENT and ARROW AUTHENTIC, marketed to provide a good and better product line.

    In 1997, the markets for men's woven and knit sport shirts were $5.2 billion and $7.1 billion, respectively, representing increases from 1996 sales of $5.0 billion and $6.7 billion, respectively. The largest single channel for woven sport shirts and knit sport shirts is discount stores, accounting for 28.3% and 30.4% of retail sales, respectively, in 1997. The department stores and national chains represented 36.9% and 30.7% of woven and knit sport shirts, respectively in 1997. Approximately 35% of the Shirt Group's business is done in sportswear.

    The TOURNAMENT brand, like DOVER, is a moderately priced, mostly cotton blended product from ARROW. Starting in 1997, the Company began marketing all their moderate price sportswear, primarily knit and woven shirts, under the TOURNAMENT brand. TOURNAMENT sportswear represents approximately 62% of the ARROW sportswear business and is targeted to retail for $20 with its major competitors being private label, Van Heusen by Phillips-Van Heusen Corporation and Supreme by Supreme International Corp. ("Supreme") shirts.

    The ARROW AUTHENTIC label represents a higher quality, 100% cotton sportswear product. Traditional in styling, this product was marketed to give the consumer a natural fiber sport shirt at a retail price of $25. This product line is primarily focused for the better specialty stores and traditional department stores such as Belk's and Proffitt's. The major competitors are private label products, Natural Issue by Supreme and Chaps by Warnaco Inc. ("Warnaco").

THE DESIGNER GROUP

    The Designer Group was established as a separate business unit, in October, 1996 and sells (i) dress and sport shirts under its licensed Yves Saint Laurent, Burberrys and Kenneth Cole trademarks, (ii) dress socks under the licensed Kenneth Cole trademark and (iii) tailored clothing and casual pants under the Yves Saint Laurent trademark. The Designer Group's products help complete the Company's one-stop shopping strategy by offering products at price points higher than its other products.

MARKETING, SALES AND DISTRIBUTION

THE SOCK GROUP

    The Sock Group is a significant supplier to many leading department store and national chain retailers including Belk's, Dayton-Hudson, Dillard's, Federated, J.C. Penney, May Company, Mercantile, Proffitt's and Sears. The Sock Group segments its use of brand names by distribution channel to solidify the perceived value of such brands and maintain their integrity. The Sock Group's top ten customers accounted for 72.4% of total sales in 1997.

    The Sock Group distributes its products through the following channels:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 1997 SALES BY DISTRIBUTION CHANNEL

Department Stores and National Chains        85%
Specialty Stores/Other                        2%
Mass Merchants and Discounters               13%

    Consistent with industry practice, the Sock Group does not operate under long-term written supply agreements with its customers.

    In order to better serve its customers, the Sock Group is installing a vendor managed inventory system. The vendor managed inventory system will provide the Company with real time information on the sales of the Sock Group's products by its customers. This system will allow the Company to ship product to a customer immediately upon learning that such customer does not have adequate inventory instead of waiting until a request comes directly from the customer. The system will be installed with certain of the Sock Group's largest customers during 1998.

    In an effort to maximize the Sock Group's product exposure and increase sales, the Sock Group works closely with its major customers to assist them in managing their entire sock category and promoting the Sock Group's products to the consumer. In addition to frequent personal consultation with the employees of these customers, the Sock Group meets with its customers' senior management periodically to jointly develop merchandise assortments and plan promotional events specifically tailored to that customer. The Sock Group provides merchandising assistance with store layouts, fixture designs, advertising and point of sale displays and also provides customers with preprinted, customized advertising materials designed to increase sales. The Sock Group does not utilize national brand advertising because it has found the above described advertising techniques to be more cost effective. In order to maintain the GOLD TOE brand image, the Company only allows retailers to price promote GOLD TOE twice a year.

    As a supplement to its primary distribution channels, the Company operates seven outlet stores for Sock Group products. These stores sell seconds. The stores are located in factory outlet malls. The stores average approximately 1,200 square feet.

    The Sock Group employs sales people by brand who generally have many years of industry experience. Most sales people are compensated with a combination of salary and discretionary bonus.

THE SHIRT GROUP

    The Shirt Group is a significant supplier to many leading department store chains including Belk's, Dayton-Hudson, Hecht's, Federated, May Company, Proffitt's and Sears. The Shirt Group's top ten customers accounted for approximately 51.0% of total sales for 1997.

    The Company distributes its products through the following channels:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   1997 SHIRT GROUP SALES BY DISTRIBUTION
                  CHANNEL

Department Stores and National Chains               78%
Specialty Stores/Other                              10%
Mass Merchants and Discounters                      12%

    Consistent with industry practice, the Shirt Group does not operate under long-term written supply agreements with its customers.

    In order to better serve its customers, the Shirt Group has installed a vendor management system with most of its major customers. As a result of this system, the Shirt Group is one of the few shirt companies that can manage a customer's inventory. In addition, the Shirt Group utilizes a balance of off-shore sewing and domestic manufacturing to provide its customers with timely product replenishment. As a result of this manufacturing strategy, the Shirt Group can deliver its core dress shirt offerings within 48 hours of an order. This order fullfillment time compares favorably to those competitors which rely on foreign manufacturing for a majority of their products where lead times can be as long as five weeks. As a result, management believes certain competitors must hold much higher inventory levels to effectively compete with the Company.

    The Shirt Group works closely with its key accounts to assist them in managing their entire dress shirt and sport shirt product category, to insure increased sales and promote maximum product exposure of the Shirt Group's product to the consumer. In addition to frequent personal consultation with the buying teams of these key accounts, the Shirt Group meets with its customers' senior management frequently to jointly develop merchandise assortments and plan promotional events specifically tailored for that account. The Shirt Group provides merchandising assistance with store presentations, fixture designs, advertising and point of sale displays.

    The Shirt Group employs sales people by brand who generally have several years experience in the men's shirt business. With the turnover of buyers at retail stores high, many retailers rely on the experience of their key vendors to manage their business for them. The Shirt Group has developed a well respected expertise in doing this for our key accounts. Most sales and sales management personnel are compensated with a combination of salary and bonus, based on established goals and objectives.

    As a supplement to its primary distribution channels, the Shirt Group operates 24 retail outlet stores in the United States and Canada which sell the Shirt Group's products directly to customers. These stores generally sell seconds, discontinued and off price goods. The retail stores offer a collection of the Shirt Group's dress and sport shirts, GOLD TOE socks as well as other products such as ties and belts supplied by Arrow licensees. The main purpose of the retail stores is to help maintain the ARROW brand image through the control of excess inventory. The retail stores also provide a test market for new products. The average store size is 3,000 square feet.

THE DESIGNER GROUP

    The Designer Group sells its licensed Yves Saint Laurent, Burberrys and Kenneth Cole products to a variety of specialty stores and department stores including Federated, Dillard's and Proffitt's. Similar to the Company's other divisions, the Designer Group employs sales people who generally have many years of industry experience. Most sales people are compensated with a combination of salary and discretionary bonus.

TRADEMARKS AND LICENSE AGREEMENTS

THE SOCK GROUP

    The Sock Group markets its products under its own proprietary trade marks, trade names and customer-owned private labels, as well as certain licensed trademarks and trade names. The Sock Group uses trademarks, trade names and private labels as merchandising tools to assist its customers in coordinating their product offerings and differentiating their products from those of their competitors.

    The Company owns various trademarks and trade names including GOLD TOE, SILVER TOE and ARROW. These trademarks are recognized to represent value in product quality and design. The Sock Group regards its trademarks and trade names as valuable assets and rigorously protects them against infringement.

    The Sock Group holds the exclusive sock licenses for the following trademarks:

TRADEMARK                          TERRITORY                          EXPIRATION
---------------------------------  ---------------------------------  ---------------------------------
Perry Ellis and Perry Ellis        U.S., Canada and Mexico            12/31/99
  America
Nautica                            U.S. and Canada                    12/31/98(1)
Jockey/Jockey For Her              U.S. and Mexico                    12/31/97(2)
Stride Rite                        U.S., Canada, Mexico, Israel,      12/31/00(1)
                                   Italy, France, Germany, England,
                                   Portugal and Spain
Jaclyn Smith                       U.S.                               No termination date

------------------------------

(1) Option to renew

(2) The Company is currently negotiating a new license agreement.

    The Company is only partially dependent on these licensed product lines and the loss of any license would not materially adversely affect the Company's overall profitability.

    The Sock Group has licensed the GOLD TOE trademark to two licensees in Mexico and Colombia which provide for minimum royalty payments to be paid to the Sock Group. The Company intends to more fully exploit the strength of the GOLD TOE brand by adding new licensees. To this end, the Sock Group has recently hired a new international sales executive to develop these opportunities.

THE SHIRT GROUP

    The Shirt Group owns various trademarks, including ARROW. The ARROW brand name is widely recognized in the industry and represents excellence and value in product quality, fashion and design. The Shirt Group regards its trademarks and tradenames as valuable assets and rigorously protects them against infringement.

    The Shirt Group licenses the ARROW and related trademarks to 23 licensees for use in territories outside the United States. Through licensing alliances, the Shirt Group combines its consumer insight and design, marketing and imaging skills with the specific product or geographic competencies of its licensing partners to create and build new businesses. The Shirt Group's licensing partners, who are often leaders in their respective markets, generally contribute the majority of product development costs, provide the operational infrastructure required to support the business and own the inventory. The Shirt Group works in close collaboration with its licensing partners to ensure that products are developed, marketed and distributed to address the intended market opportunities and present the Company's products consistently. While product licensing partners may employ their own designers, the Shirt Group oversees the design of all its products. The Shirt Group also works closely with licensing partners to coordinate marketing and distribution strategies. For the LTM Period, the Company had licensing fee revenue of $6.9 million.

    Most of the ARROW license agreements provide for a minimum royalty payment and require the licensee to spend a percentage of net sales on advertising and marketing of products. The licenses are for three- or five-year terms which, in most cases, have provisions for renewal terms if the licensee has not breached the agreement and has met certain sales goals. The Shirt Group also has the right to supervise the quality of the licensed products.

    The Shirt Group also licenses the ARROW trademark to four United States licensees for use on leather accessories, men's fashion eyewear and neckwear.

THE DESIGNER GROUP

    The Designer Group holds the exclusive United States license for men's shirts, tailored clothing and socks under the Yves Saint Laurent trademark, men's shirts under the Burberrys trademark and men's shirts and socks under the Kenneth Cole trademark. Unless extended, these licenses expire in 2001, 1999 and 2002, respectively.

DESIGN

THE SOCK GROUP

    The Sock Group's primary offerings are timeless and are not subject to change. These core product lines provide the Group with a base of business which is carried over from year to year, and is the result of the Group's quality of design, material and brand awareness. The Sock Group does, however, employ separate designers and merchandise product development groups as necessary, creating a structure that focuses on a brand's special qualities and identity. These designers and merchants consider consumer taste and fashion trends when creating a product plan for their brand.

THE SHIRT GROUP

    The Shirt Group's primary dress shirt offerings exhibit the same timeless fashion characteristics as the Sock Group's products and are not generally subject to change, while sport shirt styles change each season. Each Shirt Group brand employs separate brand designers similar to the Sock Group. The design teams begin creating new product lines up to twelve months in advance of a season in order to insure that samples, packaging and marketing presentations are ready for introduction, which is generally five months prior to shipping. Lead times will vary depending on whether or not the fabric and make is domestic or imported.

THE DESIGNER GROUP

    The in-house design team at the Designer Group designs (i) dress shirts under its licensed Yves Saint Laurent, Burberrys and Kenneth Cole trademarks,
(ii) dress socks under the licensed Kenneth Cole trademark and (iii) tailored clothing and casual pants under the licensed Yves Saint Laurent trademark. The Designer Group works with each of the licensors to develop a "fashion blueprint" for each of the Designer Group's products. The image, colors and styles of the products are intended to be consistent with the other products sold by the respective licensors and other companies using the particular brand name. Products are made in a wide range of fabrics that are given distinctive looks through a variety of finishes, many of which are developed by the Designer Group.

INFORMATION SYSTEMS

    The Company has invested $6.1 million since 1995 in state-of-the-art information systems which have dramatically improved operations and management's access to information and are Year 2000 compliant. The Company's information system provides, among other things, comprehensive order processing, production, accounting and management information for the marketing, manufacturing, importing and distribution functions of the Company's business. The Company's distribution facilities and administrative offices are linked by the computer system. The Company has implemented a software program that enables the Company to track, among other things, orders, manufacturing schedules, inventory, sales and mark-downs of its products. In addition, to support the Company's replenishment program, the Company has an electronic data interchange ("EDI") system, through which certain customers' orders are placed with the Company. The Company also has a vendor managed inventory system with certain customers through which customers' orders are automatically placed.

BACKLOG AND SEASONALITY

    The amount of the Company's backlog orders at any particular time is affected by a number of factors, including seasonality and scheduling of the manufacturing and shipment of products. In general, the Company's EDI and vendor managed inventory systems have resulted in shortened lead times between submission of purchase orders and delivery and lowered the level of backlog orders. Consequently, the Company believes that the amount of its backlog is not an appropriate indicator of levels of future production.

RAW MATERIALS

THE SOCK GROUP

    The Sock Group relies on outside suppliers to meet its raw material needs. The division has developed key relationships with each of the largest yarn suppliers in the industry. Due to its size, management believes the Sock Group has developed solid supplier relationships and historically has been able to obtain competitive pricing.

    The Company minimizes the effects of seasonal variations in yarn prices by securing long-term contracts for yarn based on its anticipated needs for each year. The industry convention is for sock manufacturers to negotiate yarn contracts in the third quarter of the year for the following year. Selling prices with retailers are then negotiated in January and February based on those yarn prices. Historically, this process has acted as a natural hedge against rising yarn prices.

THE SHIRT GROUP

    The Shirt Group also relies on outside suppliers to meet its raw material needs, namely fabric. The division maintains close relationships with the largest suppliers of this material.

    The Shirt Group also utilizes forward commitments to purchase fabric. Under these arrangements, the division commits to purchase a minimum amount of materials for a fixed price.

MANUFACTURING

THE SOCK GROUP

    The Sock Group produces its sock products through domestic manufacturing facilities, imports and outsourcing. Approximately 78% of all production is done at owned facilities, 14% is contracted in the United States with other suppliers and 8% is imported. The Sock Group operates three manufacturing facilities located in Newton and Burlington, North Carolina and Bally, Pennsylvania. The Company's socks are primarily made from cotton, nylon or acrylic yarns. These yarns are knit on a circular knitting machine in a tube-like manner with additional courses placed in the construction to form a pocket for the wearer's heel and toe. The sock is seamed to close the toe end of the tube, dyed to the proper color and packaged for retail store presentation. The Company has spent approximately $9.7 million since 1995 upgrading the Group's primary facilities.

    The Sock Group's quality control program is designed to assure that its products meet predetermined quality standards. The Sock Group has devoted significant resources to support its quality improvement efforts. Each manufacturing facility is staffed with a quality control team that identifies and resolves quality issues.

THE SHIRT GROUP

    The Shirt Group produces its shirt products through domestic manufacturing facilities and outsourcing. Approximately 43% of all dress shirt production is done at domestically owned or leased facilities, and 57% is sourced outside the United States. All sport shirts are sourced outside the United States. The Shirt Group owns or leases four facilities located in Enterprise and Albertville, Alabama, Austell, Georgia and Kitchener, Ontario.

    For dress shirts manufactured at the Company's owned facilities, the manufacturing process begins when rolls of fabric are received by the Shirt Group's cutting facilities. The fabric is cut using automated technology. Piece goods are then assembled in bundles and shipped to sewing plants in the United States, the Caribbean or Central America. Shirts that are assembled in Caribbean or Central America make use of Rule 807 of the U.S. Tariff Code which provides that duties are only assessed on the value that is added to the garment in the foreign country. At the sewing facilities collars, cuffs and sleeves are first assembled, then sewn together with the body of the shirt and finally, the garments are inspected, pressed and packaged.

    Sport shirts are sourced in the Far East and Central America. The Company's purchases from its suppliers are effected through individual purchase orders specifying the price and quantity of the items to be produced. Generally, the Company does not have any long-term, formal arrangements with any of the suppliers which manufacture its products. The Company believes that it is the largest customer of many of its manufacturing suppliers and that its long-standing relationships with its suppliers provide the Company with a competitive advantage over its competitors. No single supplier is critical to the Company's production needs, and the Company believes that an ample number of alternative suppliers exist should the Company need to secure additional or replacement production capacity.

THE DESIGNER GROUP

    Burberrys shirts are produced for the Designer Group by the Company. All Yves Saint Laurent and Kenneth Cole products are imported. No single supplier is critical to the Company's production needs, and the Company believes that an ample number of alternative suppliers exist should the Company need to secure additional or replacement production capacity.

COMPETITION

    The apparel industry is highly competitive due to its fashion orientation, its mix of large and small producers, the flow of domestic and imported merchandise and the wide diversity of retailing methods. The Company's apparel wholesale divisions experience competition in branded, designer and private label products.

    Approximately 93% of all socks sold in the United States are also made in the United States. The Sock Group's primary sock competitors include: Sara Lee ("Hanes" and "Champion" brands); Renfro ("Gitano" and "Fruit-of-the-Loom" brands); Royce ("Dockers" and "Levi" brands); Kayser-Roth ("Burlington," "Hue" and "No Nonsense" brands); American Essentials ("Calvin Klein" and "American Essentials" brands) and Hot Sox ("Polo," "Hot Sox," "Chaps" and "Ralph Lauren" brands). The Company believes, however, that it manufactures a more extensive line of socks for both genders and children and in a broader price range than any of its competitors.

    Some of the larger dress shirt competitors include: Phillips-Van Heusen Corporation ("Van Heusen" and "Geoffrey Beene" brands); Salant ("Perry Ellis" and "John Henry" brands); Smart Shirt (private label shirt division of Kellwood Company); Capital Mercury (private label shirts); and Oxford Industries Inc. (private label shirts). Some of the larger sportswear competitors include: Warnaco ("Chaps" brand); Polo/ Ralph Lauren L.P. ("Polo" brand); Phillips-Van Heusen Corporation ("Van Heusen" brand); Supreme (Supreme brand).

    The Designer Group's competitors include numerous high-end designer labels, including Perry Ellis, DKNY, Tommy Hilfiger and Polo.

    The Company has historically benefitted from import restrictions imposed on foreign competitors in the apparel industry. The extent of import protection afforded to domestic manufacturers such as the Company, however, has been, and is likely to remain, subject to considerable political deliberation. GATT will eliminate, over a number of years, restrictions on imports of apparel. In addition, on January 1, 1994, NAFTA became effective. Each of these agreements will reduce import constraints previously imposed on some of the Company's competitors and will increase the likelihood of competition on the basis of price.

ENVIRONMENTAL MATTERS

    The Company is subject to various federal, state and local environmental laws and regulations concerning, among other things, wastewater discharges, storm water flows, air emissions, ozone depletion and solid waste disposal. The Company's plants generate very small quantities of hazardous waste that are either recycled or disposed of off-site. Most of its plants are required to possess one or more discharge permits.

    Environmental regulation applicable to the Company's operations is becoming increasingly stringent. The Company continues to incur capital and other expenditures each year in order to comply with current and future regulatory standards. The Company does not expect, however, that the amount of such expenditures in the future will have a material adverse effect on its financial condition, results of operations or competitive position. There can be no assurance, however, that future changes in federal, state or local regulations, interpretations of existing regulations, or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. Similarly, the extent of the Company's liability, if any, for past failures to comply with laws, regulations and permits applicable to its operations cannot be determined.

LITIGATION

    From time to time, the Company is involved in various legal proceedings arising from the ordinary course of its business operations, such as personal injury claims, employment matters and contractual disputes. The Company believes that its potential liability with respect to proceedings currently pending is not material in the aggregate to the Company's consolidated financial position or results of operations.

EMPLOYEES

    As of March 31, 1998, the Company employed 3,011 people, including 1,452 at the Sock Group, 1,522 at the Shirt Group and 37 at the Designer Group. The Shirt Group has 722 employees who are represented by a union. Although union members have been working without a contract since 1996; such employees were given wage increases of 3% in March, 1997 and March, 1998. The Company believes that its relationship with its employees is good.

FACILITIES

    The following table summarizes certain information concerning certain of the Company's facilities:

                                                                                         APPROX.
                      LOCATION                                      USE                SQUARE FEET  OWNED/LEASED
-----------------------------------------------------  ------------------------------  -----------  -------------
Shirt Group:
  Enterprise, AL.....................................  Manufacturing                       50,000         Owned
  Kitchener, Ontario.................................  Manufacturing                      145,000         Owned
  Kitchener, Ontario.................................  Distribution                       125,000        Leased
  Albertville, AL....................................  Manufacturing                       57,000        Leased
  Austell, GA........................................  Manufacturing/Distribution         593,000        Leased
  Toronto, Ontario...................................  Showroom                             8,100        Leased
  New York NY........................................  Showroom                            11,000        Leased
Sock Group:
  Bally, PA..........................................  Manufacturing                      155,000         Owned
  Newton, NC.........................................  Manufacturing                       81,600         Owned
  Burlington, NC.....................................  Manufacturing                      251,400         Owned
  Newton, NC.........................................  Warehouse                           36,000        Leased
  Mabene, NC.........................................  Distribution                       150,000        Leased
  New York, NY.......................................  Showrooms                           11,000        Leased
  Boyertown, PA......................................  Warehouse                           35,000        Leased
  Pottstown, PA......................................  Dye Facility                        20,500        Leased
  Burlington, NC.....................................  Office Space                         8,300        Leased
Designer Group:
  New York, NY.......................................  Showroom                             8,200        Leased

------------------------------

    The Designer Group subcontracts the manufacture of its products to the Shirt Group, the Sock Group and off-shore companies.

    In addition, the Shirt Group operates 31 outlet stores on leased premises.

    The Company believes that its existing facilities are well maintained and in good operating condition, and are otherwise adequate for its present and foreseeable level of operations for the next few years.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below are the names and positions of the directors and executive officers of Holdings, CAG and the Company who will hold these positions upon consummation of the Offerings. All directors hold office until the next annual meeting of stockholders of Holdings, CAG and the Company, and until their successors are duly elected and qualified. All officers serve at the pleasure of the Board of Directors.

NAME                                                       AGE                           POSITION(S)
-----------------------------------------------------      ---      -----------------------------------------------------

Bryan P. Marsal......................................          47   Director and Chief Executive Officer of Holdings, CAG
                                                                    and the Company

James A. Williams....................................          55   Director of Holdings, CAG and the Company; President
                                                                    and Chief Executive Officer of the Sock Group

Philip L. Molinari...................................          50   President of the Shirt Group

Jean M. Kolloff......................................          47   President of the Designer Group

Robert J. Riesbeck...................................          34   Chief Financial Officer of Holdings, CAG and the
                                                                    Company and Chief Operating Officer of the Shirt
                                                                    Group

Kathy D. Wilson......................................          38   Vice President and Chief Financial Officer of the
                                                                    Sock Group

William S. Sheely....................................          39   Executive Vice President--Operations of the Sock
                                                                    Group

Steven J. Kaufman....................................          51   Vice President and General Counsel of Holdings, CAG
                                                                    and the Company

Norman W. Alpert.....................................          39   Director of Holdings, CAG and the Company

J. Christopher Henderson.............................          30   Director of Holdings, CAG and the Company

Sander M. Levy.......................................          36   Director of Holdings, CAG and the Company

Daniel S. O'Connell..................................          44   Director of Holdings, CAG and the Company

    BRYAN P. MARSAL is a founding Managing Director of A&M, a firm that was formed in 1983. Mr. Marsal has been Chief Executive Officer of the Company since 1995. Mr. Marsal is a director of Timex Corporation, Long Manufacturing Corp. and Anthony Manufacturing Company. Mr. Marsal received both a B.B.A. and an M.B.A. from the University of Michigan.

    JAMES A. WILLIAMS is President of the Sock Group. Mr. Williams joined the Sock Group in July 1986 as Senior Vice President--Sales and Marketing and was promoted to his current position as President in August 1991. Mr. Williams is a director of The Bibb Company and Ithaca Industries, Inc. and is the Chairman and a director of Maidenform Worldwide Inc. Prior to joining the Company, he worked for 15 years for Adams-Millis Corporation, where his last position was Senior Vice President--Sales and Marketing. Mr. Williams earned a B.S. in chemistry from the University of Southern Mississippi.

    PHILIP L. MOLINARI is President of the Shirt Group. Mr. Molinari joined the Company in May 1993 as president of the Shirt Group. Prior to joining the Company, he was the Executive Vice President of Sales and Marketing for Bugle Boy Industries where he worked for approximately five years. Prior to Bugle Boy, Mr. Molinari was the Executive Vice President--Sales and Marketing of the Van Heusen division of the Phillips-Van Heusen Corporation. Previously, he worked for the Arrow division of Cluett, Peabody & Co. for 13 years, where his last position was Regional Sales Manager.

    JEAN M. KOLLOFF is the President of the Designer Group. Ms. Kolloff joined the Company in July 1993 as President of Burberrys and Yves Saint Laurent Shirts and became President of the Designer Group in

September 1995. For the prior five years, Ms. Kolloff had been President of Falke North America, a hosiery manufacturer which had the Hugo Boss license for knitwear and hosiery. Prior to that, Ms. Kolloff had been with the Company as President of its Bill Robinson Menswear subsidiary.

    ROBERT J. RIESBECK is Chief Financial Officer of Holdings, CAG and the Company and Chief Operating Officer of the Shirt Group. Mr. Riesbeck joined the Company in July of 1995 as Vice President--Finance of the Shirt Group. He was named Executive Vice President, Chief Financial and Operating Officer of the Shirt Group in January 1997. Prior to joining the Company, Mr. Riesbeck worked for six years as Vice President Controller of Crystal Brands, an apparel manufacturer. Mr. Riesbeck received a B.S. in Business Administration-Accounting from the University of Akron and an M.B.A. from the University of Connecticut and is also a C.P.A.

    KATHY D. WILSON is the Vice President and Chief Financial Officer of the Sock Group. Ms. Wilson joined the Company in January 1994. During the three years prior to joining the Company, Ms. Wilson had a consulting practice in Singapore for the hotel industry. She also worked five years with various accounting firms. Ms. Wilson earned a B.S. in Business Administration - Accounting from the University of North Carolina and is also a C.P.A.

    WILLIAM S. SHEELY is the Executive Vice President--Operations of the Sock Group. Mr. Sheely joined the Company as Vice President of Finance and Controller of the Sock Group in February 1993 and was promoted to his current position of Executive Vice President -Operations in April 1994. Prior to his tenure with the Company, Mr. Sheely was controller at Kayser-Roth's sock division where he was employed for seven years, and with Springs Industries for five years in various financial positions. Mr. Sheely is a graduate of the University of South Carolina where he received a B.S. in Business Administration - Accounting and is also a C.P.A.

    STEVEN J. KAUFMAN is Vice President and General Counsel of the Company. Mr. Kaufman joined the Company in April 1990 as Vice President and General Counsel. Prior to joining the Company he was an Assistant General Counsel of The Times Mirror Company for 10 years and a corporate associate for six years with Fried, Frank, Harris, Shriver and Jacobson. Mr. Kaufman earned a J.D. from the Yale Law School and a B.A. from Columbia College.

    NORMAN W. ALPERT is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Alpert is Chairman of the Board of Directors of Advanced Organics, Inc., International AirParts Corporation and Aearo Corporation, and a director of Russell-Stanley Holdings, Inc., Clark-Schwebel, Inc. and Remington Products Company, all companies in which Vestar or its affiliates have a significant equity interest. Mr. Alpert received an A.B. degree from Brown University.

    J. CHRISTOPHER HENDERSON is a Vice President of Vestar. Mr. Henderson joined Vestar in July of 1993. Between July 1991 and July 1993, Mr. Henderson was an analyst in The First Boston Corporation's mergers and acquisitions group. Mr. Henderson received a B.A. in Political Science from the University of Colorado at Boulder.

    SANDER M. LEVY is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Levy is a director of Sun Apparel, Inc. and Clark-Schwebel, Inc. Mr. Levy received a B.S. degree from The Wharton School of the University of Pennsylvania and an M.B.A. degree from Columbia University.

    DANIEL S. O'CONNELL is the Chief Executive Officer and founder of Vestar. Mr. O'Connell is a director of Advanced Organics, Inc., Aearo Corporation, Clark-Schwebel, Inc., Pinnacle Automation, Inc., Russell-Stanley Holdings, Inc., Sun Apparel, Inc., Reid Plastics Holdings, Inc. and Remington Products Company, all companies in which Vestar or its affiliates have a significant equity interest. Mr. O'Connell received an A.B. degree from Brown University and an M.P.P.M. degree from Yale University School of Management.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers of Holdings, CAG and the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                               ANNUAL COMPENSATION   -------------------
                                                                                         SECURITIES
                                                               --------------------      UNDERLYING          ALL OTHER
                                                      YEAR     SALARY($)  BONUS($)       OPTIONS (#)       COMPENSATION
                                                    ---------  ---------  ---------  -------------------  ---------------

Bryan P. Marsal(1)................................       1997    700,000(2)     0             0                  0
  Chief Executive Officer of                             1996    700,000      0               0                  0
  Holdings and the Company                               1995    321,000      0               0                  0

James A. Williams.................................       1997    400,000    410,000           0                  0
  President of the Sock Group                            1996    400,000          0           0                  0
                                                         1995    400,000     50,000           0                  0

Philip L. Molinari................................       1997    320,000      0               0                  0
  President of the Shirt Group                           1996    400,000      0               0                  0
                                                         1995    437,000   10,000             0                  0

William S. Sheely.................................       1997    156,000    150,000           0                  6,000
  Executive Vice President                               1996    150,000          0           0                  6,000
  --Operations of the Sock Group                         1995    145,000     10,000           0                  6,000

Kathy D. Wilson...................................       1997    136,000    140,000           0                  0
  Vice President and Chief Financial Officer of          1996    120,000          0           0                  0
  the Sock Group                                         1995    100,000     17,000           0                  0

------------------------

(1) Compensation paid to A&M. A&M also received, for services other than those of Mr. Marsal, other compensation of $710,000, $815,000 and $738,000 for each of 1995, 1996 and 1997, respectively.

(2) Commencing July 1995.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    Mr. Williams entered into an employment agreement with the Sock Group effective as of March 7, 1997, pursuant to which he serves as President and Chief Executive Officer of the Sock Group. Such employment agreement provides for Mr. Williams to receive an annual base salary of $400,000. Mr. Williams is also entitled to annual incentive bonuses under the Sock Group's executive management incentive plan, with no guaranteed minimum bonus amount. The employment agreement continues until terminated (a) by the Sock Group with or without cause or (b) by Mr. Williams with cause or upon 90 days notice. In the event that Mr. Williams' employment is terminated without cause by the Sock Group or with cause by Mr. Williams, Mr. Williams will be entitled to severance pay in an amount equal to two times the sum of $400,000 plus his average annual bonus calculated from prior years, up to a maximum severance of $1,200,000.

    Other executive officers, along with certain other employees (each an "Employee"), of the Company, the Sock Group and the Shirt Group (each an "Employer") have entered into severance agreements, pursuant to which they hold their respective offices. Each Employee is entitled to severance pay equal to his or her current base salary for a period of between six months to two years (excluding bonus compensation) upon the occurrence of the termination of his or her employment without cause. These severance payments cease upon the Employee becoming a full-time employee or full-time consultant (including self-employment) of another entity. Each of the severance agreements described above terminates one year from the date of the consummation of the Plan.

INCENTIVE COMPENSATION PLANS

    Executive officers along with certain other employees (the "Participants") of each the Shirt Group and the Sock Group participate in incentive compensation plans pursuant to which the Participants are eligible to receive bonus compensation based upon annual minimum EBITDA targets and upon the weighing of certain other performance criteria by Bryan P. Marsal. Yearly bonus awards under the incentive plans are limited to 100% of the respective Participant's annual salary.

                   OUTSTANDING VOTING SECURITIES OF HOLDINGS
                         AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All of the issued and outstanding shares of common stock of the Company will be held by CAG which is a wholly-owned subsidiary of Holdings. The following table sets forth, after giving effect to the Recapitalization, certain information regarding the beneficial ownership of the voting securities of Holdings by each person who beneficially owns more than 5% of any class of Holdings voting securities and by the directors and certain executive officers of Holdings, individually, and by the directors and executive officers of Holdings as a group.

                                                                                        HOLDINGS COMMON STOCK
                                                                                      --------------------------
                                                                                      SHARES BENEFICIALLY OWNED
                                                                                      --------------------------

                                                                                       NUMBER OF    PERCENT OF
                                                                                        SHARES        COMMON
                                                                                      -----------  -------------
5% STOCKHOLDERS:
  Vestar Capital Partners, III, L.P.................................................     217,285          60.8%(1)
    245 Park Avenue
    New York, New York 10017
  A&M...............................................................................      49,995          14.0%(1)
    885 Third Avenue
    Suite 1700
    New York, New York 10022
  Societe Anonyme D'Etudes et de Participation Industrielles                                                  %(1)
    et Commerciales.................................................................      24,699           6.9
    114 rue de Turenne
    75003 Paris
  Cerebus Partners, L.P.............................................................      20,622           5.8%(1)
    450 Park Avenue
    New York, New York 10022
OFFICERS AND DIRECTORS
  Bryan P. Marsal(3)................................................................      49,995          14.0%
  James A. Williams(4)
  Norman W. Alpert(5)...............................................................     217,285          60.8%
  Sander M. Levy(5).................................................................     217,285          60.8%
  Daniel S. O'Connell(5)............................................................     217,285          60.8%
  J. Christopher Henderson(5).......................................................     217,285          60.8%
  Philip L. Molinari(4)
  Jean M. Kolloff(4)
  Robert J. Riesbeck(4)
  Kathy D. Wilson(4)
  William S. Sheely(4)
  Steven J. Kaufman(4)
  All executive officers and directors as a group (12 persons)(3)(5)................     267,280          74.8%

------------------------
(1) For a discussion of certain voting arrangements among these holders see "Certain Transactions--Stock Ownership and Stockholders' Agreement." Each of Vestar, A&M, Societe Anonyme D'Etudes et de Participation Industrielles et Commerciales ("SAEPIC") and Cerebus Partners, L.P. disclaims the existence of a group and disclaims beneficial ownership of Holdings Common Stock not owned of record by them.

(2) Includes shares owned by A&M. Mr. Marsal disclaims the existence of a group and disclaims beneficial ownership of the Holdings Common Stock not held by him.

(3) Certain executive officers of the Company, which may include the officers listed in this table, may become Management Investors.

(4) Includes shares owned by Vestar. Each of Mr. Alpert, Mr. O'Connell, Mr. Levy, and Mr. Henderson disclaims the existence of a group and disclaims beneficial ownership of the common stock not held by him.

                              CERTAIN TRANSACTIONS

MANAGEMENT EQUITY PARTICIPATION

    In connection with the Recapitalization, Holdings (i) permitted the Management Investors to subscribe in the aggregate for up to 5.1% of the outstanding Holdings Common Stock (the "Purchased Stock") and (ii) adopted a stock option plan (the "Option Plan") providing for options to purchase shares of Holdings Common Stock ("Options") to be granted to the Management Investors at the consummation of the Recapitalization and to certain other employees of Holdings and its subsidiaries from time to time thereafter, in each case in order to provide additional compensation and financial incentives to Management Investors and such other employees. The Option Plan may be amended, suspended or terminated by the Holdings' Board of Directors at any time.

    PURCHASED STOCK. On the Recapitalization closing date, the Management Investors became holders of an aggregate of $1.8 million of Purchased Stock, representing 5.1% of the outstanding Holdings Common Stock on the Recapitalization closing date. All Purchased Stock is subject to certain forfeiture provisions referred to in the paragraph entitled "Puts and Calls" below.

    STOCK OPTIONS. On the Recapitalization closing date Holdings granted to the Management Investors nonqualified Options to purchase 5% of Holdings Common Stock (on a fully diluted basis). Such Options will (i) vest and become exercisable in equal installments in each of the five years following the grant date, (ii) expire ten years from the grant date, or earlier in certain instances of termination of employment and upon certain change of control events, and
(iii) have an exercise price equal to the per share price at which Vestar, A&M, the Co-Investors and the Management Investors acquire shares of Holdings Common Stock in the Recapitalization. From time to time following the Recapitalization, the Board of Directors of Holdings or a compensation committee thereof may grant additional Options under the Option Plan to various employees of Holdings, the Company and their subsidiaries on terms, including vesting schedule, term and exercise price, determined by the Board of Directors or such committee.

    PUTS AND CALLS. Purchased Stock, Options and Holdings Common Stock purchased upon the exercise of Options will be subject to certain put and call provisions relating to the death, disability, retirement and termination of employment of the holder. Put and call prices will vary depending on the number of years since grant or purchase, the reason the put or call became exercisable, and the fair market value and initial purchase price of Holdings Common Stock subject to the put or call. Under certain circumstances, Holdings is permitted
(i) to defer exercise of the put or call to the extent prohibited by financing agreements or other instruments, and (ii) to pay the purchase price under the put or call in prime-rate junior subordinated notes with maturities up to five years.

STOCK OWNERSHIP AND STOCKHOLDERS' AGREEMENT

    In the Recapitalization, (i) Vestar acquired 60.8%, (ii) A&M acquired 14% of the outstanding Holdings Common Stock, (iii) the Management Investors acquired in the aggregate 5.1% of the outstanding Holdings Common Stock, and (iv) the Co-Investors acquired 10% of the outstanding Holdings Common Stock. Following the Recapitalization, the current stockholders of Holdings (the "Original Equity Holders") retained in the aggregate 10.1% of the outstanding Holdings Common Stock. There can be no assurance as to how long any of Vestar, A&M, the Management Investors, the Co-Investors or the Original Equity Holders will hold their shares of Holdings Common Stock, although certain transfers by them may be restricted as described below and in "Management Equity Participation".

    Vestar, A&M, the Co-Investors and the Management Investors (including any employees of Holdings and its subsidiaries who purchase Holdings Common Stock from, or are granted options by, Holdings following the Recapitalization) (the foregoing parties, collectively, the "Initial Investors") and SAEPIC have, and other Original Equity Holders may (SAEPIC and such other Original Equity Holders, the

"Participating Original Equity Holders"; together with the Initial Investors, the "Participating Stockholders"), enter into a Stockholders' Agreement (the "Stockholders' Agreement") which provides for, among other things, the matters described below.

    TRANSFERS OF HOLDINGS COMMON STOCK AND HOLDINGS PREFERRED STOCK. Subject to certain limitations, transfers of Holdings securities by A&M, the Management Investors, the Co-Investors and the Participating Original Equity Holders will be restricted unless the transferee agrees to become a party to, and be bound by, the Stockholders' Agreement. In addition, subject to certain limitations, A&M, the Management Investors, the Co-Investors and the Participating Original Equity Holders will agree that, unless a public offering of Holdings securities (a "Holdings Public Offering") has occurred, they will not transfer any Holdings securities for a period of five years other than as described below. Under certain circumstances, the transfer of Holdings securities by Participating Stockholders to their respective affiliates will be permitted.

    ELECTION OF DIRECTORS. Subject to certain requirements and exceptions, each Participating Stockholder will vote all of the Holdings Common Stock owned or held of record by such Participating Stockholder so as to elect to the Board of Directors of Holdings and each of its subsidiaries: (i) four designees of Vestar, (ii) three additional designees of Vestar who are not affiliates of any Participating Stockholder or employees of Holdings or any of its affiliates and
(iii) three designees of A&M and the Management Investors. The number of designees to which Vestar and A&M and the Management Investors are entitled decrease according to a formula based on the number of shares owned as compared to the number acquired in the Recapitalization. Mr. Marsal shall be Chairman of the Board of Directors and a designee of A&M and the Management Investors so long as he remains Chief Executive Officer of Holdings.

    OTHER VOTING MATTERS. So long as Vestar and its affiliates continue to own at least one-half of the shares of Holdings Common Stock acquired by them in the Recapitalization, each Participating Stockholder (excluding the Original Equity Holders) will vote all of its Holdings Common Stock in favor of adopting and approving any action adopted and approved by the Holdings Board of Directors.

    TAG-ALONG RIGHTS. So long as no Holdings Public Offering shall have occurred and Vestar and its affiliates continue to own at least one-third of the shares of Holdings Common Stock acquired by them in the Recapitalization, subject to certain exceptions, with respect to any proposed transfer of Holdings Common Stock or Holdings Class C Junior Preferred Stock by Vestar, other than transfers to affiliates, each other Participating Stockholder will have the right to require that the proposed transferee purchase a corresponding percentage of any shares of Holdings Common Stock or Holdings Class C Junior Preferred Stock, as the case may be, owned by such Participating Stockholder at the same price and upon the same terms and conditions.

    DRAG-ALONG RIGHTS. So long as no Holdings Public Offering shall have occurred and Vestar and its affiliates continue to own at least one-third of the shares of Holdings Common Stock acquired by them in the Recapitalization, subject to certain limitations, each Participating Stockholder will be obligated, in connection with an offer by a third party to Vestar to purchase (pursuant to a sale of stock, a merger or otherwise) all of the outstanding shares of Holdings Common Stock or Holdings Class C Junior Preferred Stock held by the Participating Stockholders (other than shares not purchased in order to preserve availability of recapitalization accounting treatment), to transfer all of its shares of Holdings Common Stock or Holdings Class C Junior Preferred Stock to such third party on the terms of the offer accepted by Vestar.

    PARTICIPATION RIGHTS. So long as no Holdings Public Offering shall have occurred and Vestar and its affiliates continue to own at least one-third of the shares of Holdings Common Stock acquired by them in the Recapitalization, under certain circumstances, if Holdings or its subsidiaries propose to issue any common stock to an Initial Investor or Participating Original Equity Holder or to an affiliate thereof, each other Initial Investor or Participating Original Equity Holder shall have the opportunity to purchase such Holdings Common Stock on a pro rata basis.

    RIGHT OF FIRST REFUSAL. After five years and prior to a Holdings Public Offering, if A&M, a Management Investor, the Co-Investors or a Participating Original Equity Holder or any of their transferees receives an offer to purchase any Holdings securities held by it, other than from its affiliate, and such Participating Stockholder or transferee wishes to accept such offer, then such Participating Stockholder or transferee shall be required to offer such securities first to Holdings (or its designee) on the same terms and conditions (provided that Holdings may pay cash consideration equivalent to any non-cash consideration offered) before accepting such third-party offer.

    REGISTRATION RIGHTS. Subject to certain limitations, upon a written request by Vestar, its affiliates or its transferees, Holdings will use its best efforts to effect the registration of all or part of the Holdings Common Stock owned by Vestar or such affiliate or transferee, provided that (i) Holdings will not be required to effect more than one registration within any 360-day period and (ii) no more than six such registrations may be requested, unless the requesting party agrees to pay all costs and expenses thereof.

    INCIDENTAL REGISTRATION. Under certain circumstances, if Holdings proposes to register shares of Holdings Common Stock, it will, upon the written request of any Participating Stockholder, use all reasonable efforts to effect the registration of such Participating Stockholder's common stock.

    TERMINATION. The Stockholders' Agreement will terminate (i) in full on the earliest of (A) the Initial Investors and their affiliates owning less than 5% of the outstanding Holdings Common Stock (on a fully diluted basis) or (B) the Participating Stockholders, including their affiliates and transferees, owning less than 50% of the outstanding Holdings Common Stock (on a fully diluted basis) and (C) ten years after the Recapitalization and (ii) as to any Holdings securities, on the date such securities are sold in a public offering or pursuant to Rule 144.

OTHER RELATIONSHIPS

    MANAGEMENT ADVISORY AGREEMENT. Holdings will pay a $500,000 annual management fee to Vestar in consideration for certain advisory and consulting services provided by Vestar (excluding investment banking or other financial advisory services and full- or part-time employment by Holdings or any of its subsidiaries of any employee or partner of any of Vestar and its affiliates, in each case for which Vestar and its affiliates shall be entitled to receive additional compensation). Holdings has agreed to reimburse Vestar for expenses incurred in connection with, and to indemnify Vestar and its affiliates for any liabilities arising from, such advisory and consulting services. Upon consummation of the Offerings Vestar received a one-time transaction fee of $3.25 million.

    MANAGEMENT LOANS. At the closing of the Recapitalization, Holdings lent $1.35 million to A&M, and $0.9 million to the Management Investors (or to A&M, to the extent A&M purchases shares of Holdings Common Stock allocated to the Management Investors), in order to provide A&M and such Management Investors with funds to be applied to a portion of the purchase price of the Holdings common stock to be issued to A&M and such Management Investors in connection with the Recapitalization. Such loans (i) are secured by pledges of the Holdings common stock purchased by the respective borrowers, (ii) have a term of seven years, (iii) bear interest at an annual rate of 5.75%, and (iv) are subject to mandatory prepayment (a) with the net proceeds of any sales of Holdings Common Stock and (b) in full in certain other events including, in the case of the Management Investors, if the employment by Holdings and its subsidiaries of such Management Investor terminates other than as a result of death, disability or retirement.

                            THE NOTE EXCHANGE OFFER

GENERAL

    The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Note Letter of Transmittal (which together constitute the Note Exchange Offer), to exchange up to $112 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Note Exchange Offer is being made with respect to all of the Old Notes.

    As of the date of this Prospectus, $112 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Note Letter
of Transmittal, is first being sent on or about        , 1998, to all holders of
Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Note Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE NOTE EXCHANGE OFFER

    The Old Notes were issued on May 18, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Old Notes, the Company entered into the Note Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Note Exchange Offer not later than 45 days after the date of issuance of the Old Notes, and to use its best efforts to cause the registration statement relating to the Note Exchange Offer to become effective under the Securities Act not later than 160 days after the date of issuance of the Old Notes and the Note Exchange Offer to be consummated not later than 30 days after the date of the effectiveness of the Registration Statement (or use its best efforts to cause to become effective by the 190th calendar day after the Issuance Date a shelf registration statement with respect to resales of the Old Notes). A copy of the Note Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

    The Note Exchange Offer is being made by the Company to satisfy its obligations with respect to the Note Registration Rights Agreement. The term "holder," with respect to the Note Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Note Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

    The Company is making the Note Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Note Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Note Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. See "--Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

    The Company hereby offers to exchange, subject to the conditions set forth herein and in the Note Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Note Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

    The Note Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Note Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Note Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Note Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Note Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Note Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer may not participate in the Note Exchange Offer with respect to Old Notes acquired other than as a result of market-making activities or other trading activities. See "Plan of Distribution."

    Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Notes, from May 18, 1998.

    Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Note Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Note Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The Note Exchange Offer will expire at 5:00 p.m., New York City time, on
      , 1998, unless the Company, in its sole discretion, has extended the period of time for which the Note Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date") . The Expiration Date will be at least 20 business days after the commencement of the Note Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Note Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Note Exchange Offer unless properly withdrawn. The Company does not anticipate extending the Expiration Date.

    The Company expressly reserves the right to (i) terminate or amend the Note Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Note Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Note Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

    For purposes of the Note Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Note Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes on the Exchange Date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Note Letter of Transmittal.

    A holder of Old Notes may tender the same by (i) properly completing and signing the Note Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Note Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Note Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OLD NOTES, NOTE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OLD NOTES OR NOTE LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

    If tendered Old Notes are registered in the name of the signer of the Note Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Note Letter of Transmittal must be guaranteed by an Eligible Institution.

    The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Note Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Note Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If a holder desires to accept the Note Exchange Offer and time will not permit a Note Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Note Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Note Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Note Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Note Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Note Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Note Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Note Letter of Transmittal (and any other required documents) and the tendered Old Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Note Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Note Exchange Offer). The interpretation of the terms and conditions of the Note Exchange Offer (including the Note Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Note Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

    If the Note Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Note Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE NOTE LETTER OF TRANSMITTAL

    The Note Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Note Exchange Offer.

    The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Note Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 90 days after the Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Note Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

    Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Note Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Note Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the Note Exchange Offer, the Company will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "Certain Conditions to the Note Exchange Offer" below. For purposes of the Note Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

    In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Note Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Note Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Note Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Note Exchange Offer.

CERTAIN CONDITIONS TO THE NOTE EXCHANGE OFFER

    Notwithstanding any other provision of the Note Exchange Offer, or any extension of the Note Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Note Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Note Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Note Exchange Offer or have a material adverse effect on the contemplated benefits of the Note Exchange Offer to the Company; or

        (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Notes or the Exchange Notes or that may materially impair the contemplated benefits of the Note Exchange Offer to the Company; or

        (c) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Note Exchange Offer; or

        (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Note Exchange Offer; or

        (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Note Exchange Offer or have a material adverse effect on the contemplated benefits of the Note Exchange Offer to the Company; or

        (f) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Note Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; or

        (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any govermental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Note Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Note Exchange Offer, a material acceleration or worsening thereof.

    The Company expressly reserves the right to terminate the Note Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Note Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Note Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Note Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Note Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the

Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

    The Note Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

    The Bank of New York has been appointed as the Exchange Agent for the Note Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

         BY HAND/OVERNIGHT COURIER:                              BY MAIL:
            The Bank of New York                           The Bank of New York
             101 Barclay Street                             101 Barclay Street
          New York, New York 10005                       New York, New York 10005
                                       BY FACSIMILE:
                                       (212) 815-6339
                                           Attn.:
                                      Telephone: (212)

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Note Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Note Letter of Transmittal.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE NOTE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE NOTE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Company has not retained any dealer-manager in connection with the Note Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Note Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

    The estimated cash expenses to be incurred in connection with the Note Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $40,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

    No person has been authorized to give any information or to make any representations in connection with the Note Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Note Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Note Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Note Exchange Offer in any such jurisdiction and extend the Note Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Note Exchange Offer to be made by a licensed broker or dealer, the Note Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdication.

TRANSFER TAXES

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Note Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Note Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Note Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Note Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Note Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Note Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

    Participation in the Note Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Note Exchange Offer, the Company will have fulfilled a covenant contained in the Note Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Note Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Note Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Note Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Note Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

    The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Note Exchange Offer.

RESALE OF EXCHANGE NOTES

    The Company is making the Note Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Note Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Note Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Note Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Note Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Note Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                       THE PREFERRED STOCK EXCHANGE OFFER

GENERAL

    The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Preferred Stock Letter of Transmittal (which together constitute the Preferred Stock Exchange Offer), to exchange up to $50 million aggregate principal amount of New Preferred Stock for a like aggregate principal amount of Exchangeable Preferred Stock properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Preferred Stock Exchange Offer is being made with respect to all of the Exchangeable Preferred Stock.

    As of the date of this Prospectus, $50 million aggregate principal amount of the Exchangeable Preferred Stock is outstanding. This Prospectus, together with the Preferred Stock Letter of Transmittal, is first being sent on or about
       , 1998, to all holders of Exchangeable Preferred Stock known to the Company. The Company's obligation to accept Exchangeable Preferred Stock for exchange pursuant to the Preferred Stock Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Preferred Stock Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE PREFERRED STOCK EXCHANGE OFFER

    The Exchangeable Preferred Stock was issued on May 18, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Exchangeable Preferred Stock may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Exchangeable Preferred Stock, the Company entered into the Preferred Stock Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Preferred Stock Exchange Offer not later than 45 days after the date of issuance of the Exchangeable Preferred Stock, and to use its best efforts to cause the registration statement relating to the Preferred Stock Exchange Offer to become effective under the Securities Act not later than 160 days after the date of issuance of the Exchangeable Preferred Stock and the Preferred Stock Exchange Offer to be consummated not later than 30 days after the date of the effectiveness of the Registration Statement (or use its best efforts to cause to become effective by the 190th calendar day after the Issuance Date a shelf registration statement with respect to resales of the Exchangeable Preferred Stock). A copy of the Preferred Stock Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

    The Preferred Stock Exchange Offer is being made by the Company to satisfy its obligations with respect to the Preferred Stock Registration Rights Agreement. The term "holder," with respect to the Preferred Stock Exchange Offer, means any person in whose name Exchangeable Preferred Stock is registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Exchangeable Preferred Stock is held of record by The Depository Trust Company. Other than pursuant to the Preferred Stock Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Exchangeable Preferred Stock. Holders of Exchangeable Preferred Stock who do not tender their Exchangeable Preferred Stock or whose Exchangeable Preferred Stock is tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Exchangeable Preferred Stock.

    The Company is making the Preferred Stock Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Preferred Stock Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for Exchangeable Preferred Stock may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Stock is acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Preferred Stock. See "--Resale of New Preferred Stock." Each broker-dealer that receives New Preferred Stock for its own account in exchange for New Preferred Stock, where such Exchangeable Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. See "Plan of Distribution."

TERMS OF THE EXCHANGE

    The Company hereby offers to exchange, subject to the conditions set forth herein and in the Preferred Stock Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of New Preferred Stock for each $1,000 in principal amount of the Exchangeable Preferred Stock. The terms of the New Preferred Stock are identical in all material respects to the terms of the Exchangeable Preferred Stock for which they may be exchanged pursuant to this Preferred Stock Exchange Offer, except that the New Preferred Stock will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The New Preferred Stock will evidence the same indebtedness as the Exchangeable Preferred Stock and will be entitled to the benefits of the Indenture. See "Description of New Preferred Stock."

    The Preferred Stock Exchange Offer is not conditioned upon any minimum aggregate principal amount of Exchangeable Preferred Stock being tendered for exchange.

    The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for the Exchangeable Preferred Stock may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for Exchangeable Preferred Stock may be offered for sale, resold and otherwise transferred by any holder of such New Preferred Stock (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Preferred Stock is acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Preferred Stock and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such New Preferred Stock. Since the Commission has not considered the Preferred Stock Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Preferred Stock Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Preferred Stock Exchange Offer for the purpose of participating in a distribution of the New Preferred Stock cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Preferred Stock. Each broker-dealer that receives New

Preferred Stock for its own account in exchange for Exchangeable Preferred Stock, where such Exchangeable Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. A broker-dealer may not participate in the Preferred Stock Exchange Offer with respect to Exchangeable Preferred Stock acquired other than as a result of market-making activities or other trading activities. See "Plan of Distribution."

    Tendering holders of the Exchangeable Preferred Stock shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Preferred Stock Letter of Transmittal, transfer taxes with respect to the exchange of the Exchangeable Preferred Stock pursuant to the Preferred Stock Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The Preferred Stock Exchange Offer will expire at 5:00 p.m., New York City
time, on       , 1998, unless the Company, in its sole discretion, has extended the period of time for which the Preferred Stock Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date") . The Expiration Date will be at least 20 business days after the commencement of the Preferred Stock Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Preferred Stock Exchange Offer is open, and thereby delay acceptance for exchange of any Exchangeable Preferred Stock, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Exchangeable Preferred Stock previously tendered will remain subject to the Preferred Stock Exchange Offer unless properly withdrawn. The Company does not anticipate extending the Expiration Date.

    The Company expressly reserves the right to (i) terminate or amend the Preferred Stock Exchange Offer and not to accept for exchange any Exchangeable Preferred Stock not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Preferred Stock Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Preferred Stock Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Exchangeable Preferred Stock, whether before or after any tender of the Preferred Stock. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Exchangeable Preferred Stock as promptly as practicable.

    For purposes of the Preferred Stock Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Preferred Stock Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the New Preferred Stock for the Exchangeable Preferred Stock on the Exchange Date.

PROCEDURES FOR TENDERING EXCHANGEABLE PREFERRED STOCK

    The tender to the Company of Exchangeable Preferred Stock by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Preferred Stock Letter of Transmittal.

    A holder of Exchangeable Preferred Stock may tender the same by (i) properly completing and signing the Preferred Stock Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Preferred Stock Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Exchangeable Preferred Stock being tendered and any required signature guarantees and any other documents required by the Preferred Stock Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF EXCHANGEABLE PREFERRED STOCK, PREFERRED STOCK LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXCHANGEABLE PREFERRED STOCK OR PREFERRED STOCK LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

    If tendered Exchangeable Preferred Stock are registered in the name of the signer of the Preferred Stock Letter of Transmittal and the New Preferred Stock to be issued in exchange therefor are to be issued (and any untendered Exchangeable Preferred Stock are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Exchangeable Preferred Stock), the signature of such signer need not be guaranteed. In any other case, the tendered Exchangeable Preferred Stock must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the New Preferred Stock and/or Exchangeable Preferred Stock not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Exchangeable Preferred Stock, the signature in the Preferred Stock Letter of Transmittal must be guaranteed by an Eligible Institution.

    The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Exchangeable Preferred Stock at the book-entry transfer facility for the purpose of facilitating the Preferred Stock Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Exchangeable Preferred Stock by causing such book-entry transfer facility to transfer such Exchangeable Preferred Stock into the Exchange Agent's account with respect to the Exchangeable Preferred Stock in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Exchangeable Preferred Stock may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Preferred Stock Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If a holder desires to accept the Preferred Stock Exchange Offer and time will not permit a Preferred Stock Letter of Transmittal or Exchangeable Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Exchangeable Preferred Stock is registered and, if possible, the certificate numbers of the Exchangeable Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Exchangeable Preferred Stock in proper form for transfer (or a confirmation of book-entry transfer of such Exchangeable Preferred Stock into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Preferred Stock Letter of Transmittal (and any other required documents). Unless Exchangeable Preferred Stock being tendered by the above-described method is deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Preferred Stock Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Preferred Stock Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Preferred Stock Letter of Transmittal accompanied by the Exchangeable Preferred Stock (or a confirmation of book-entry transfer of such Exchangeable Preferred Stock into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Preferred Stock Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Preferred Stock in exchange for Exchangeable Preferred Stock tendered pursuant to a Preferred Stock Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Preferred Stock Letter of Transmittal (and any other required documents) and the tendered Exchangeable Preferred Stock.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Exchangeable Preferred Stock tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Exchangeable Preferred Stock not properly tendered or not to accept any particular Exchangeable Preferred Stock which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Preferred Stock Exchange Offer as to any particular Exchangeable Preferred Stock either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Exchangeable Preferred Stock in the Preferred Stock Exchange Offer). The interpretation of the terms and conditions of the Preferred Stock Exchange Offer (including the Preferred Stock Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Exchangeable Preferred Stock for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Exchangeable Preferred Stock for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Preferred Stock Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Exchangeable Preferred Stock, such Exchangeable Preferred Stock must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Exchangeable Preferred Stock.

    If the Preferred Stock Letter of Transmittal or any Exchangeable Preferred Stock or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder will represent to the Company that, among other things, the New Preferred Stock acquired pursuant to the Preferred Stock Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Preferred Stock, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Preferred Stock and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

    Each broker-dealer that receives New Preferred Stock for its own account in exchange for Exchangeable Preferred Stock where such Exchangeable Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE PREFERRED STOCK LETTER OF TRANSMITTAL

    The Preferred Stock Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Preferred Stock Exchange Offer.

    The party tendering Preferred Stock for exchange (the "Transferor") exchanges, assigns and transfers the Exchangeable Preferred Stock to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Exchangeable Preferred Stock to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Exchangeable Preferred Stock and to acquire New Preferred Stock issuable upon the exchange of such tendered Preferred Stock, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Exchangeable Preferred Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Exchangeable Preferred Stock or transfer ownership of such Exchangeable Preferred Stock on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Exchangeable Preferred Stock by the Company and the issuance of New Preferred Stock in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Preferred Stock Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the New Preferred Stock offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such New Preferred Stock. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Preferred Stock. Each Transferor which is a broker-dealer receiving New Preferred Stock for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Stock. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Preferred Stock received in exchange for Exchangeable Preferred Stock where such Exchangeable Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 90 days after the Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

    Tenders of Exchangeable Preferred Stock may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must
(i) specify the name of the person having tendered the Exchangeable Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the Exchangeable Preferred Stock to be withdrawn (including the certificate number or numbers and principal amount of such Exchangeable Preferred Stock), (iii) specify the principal amount of Exchangeable Preferred Stock to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Exchangeable Preferred Stock exchanged, (v) be signed by the holder in the same manner as the original signature on the Preferred Stock Letter of Transmittal by which such Exchangeable Preferred Stock were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Exchangeable Preferred Stock into the name of the person withdrawing the tender and (vi) specify the name in which any such Exchangeable Preferred Stock is to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Exchangeable Preferred Stock promptly following receipt of notice of withdrawal. If Exchangeable Preferred Stock has been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Exchangeable Preferred Stock or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

    Any Exchangeable Preferred Stock so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Preferred Stock Exchange Offer. Any Exchangeable Preferred Stock which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Exchangeable Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Exchangeable Preferred Stock will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Preferred Stock Exchange Offer. Properly withdrawn Exchangeable Preferred Stock may be retendered by following one of the procedures described under "Procedures for Tendering Exchangeable Preferred Stock" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF EXCHANGEABLE PREFERRED STOCK FOR EXCHANGE; DELIVERY OF NEW
  PREFERRED STOCK

    Upon satisfaction or waiver of all of the conditions to the Preferred Stock Exchange Offer, the Company will accept, promptly on the Exchange Date, all Exchangeable Preferred Stock properly tendered and will issue the New Preferred Stock promptly after such acceptance. See "Certain Conditions to the Preferred Stock Exchange Offer" below. For purposes of the Preferred Stock Exchange Offer, the Company shall be deemed to have accepted properly tendered Exchangeable Preferred Stock for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    For each share of Exchangeable Preferred Stock accepted for exchange, the holder of such Exchangeable Preferred Stock will receive a share of New Preferred Stock having a principal amount equal to that of the surrendered Exchangeable Preferred Stock.

    In all cases, issuance of New Preferred Stock for Exchangeable Preferred Stock that are accepted for exchange pursuant to the Preferred Stock Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Exchangeable Preferred Stock or a timely book-entry confirmation of such Exchangeable Preferred Stock into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Preferred Stock Letter of Transmittal and all other required documents. If any tendered Exchangeable Preferred Stock is not accepted for any reason set forth in the terms and conditions of the Preferred Stock Exchange Offer or if Exchangeable Preferred Stock is submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Exchangeable Preferred Stock will be returned without expense to the tendering holder thereof

(or, in the case of Exchangeable Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Exchangeable Preferred Stock will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Preferred Stock Exchange Offer.

CERTAIN CONDITIONS TO THE PREFERRED STOCK EXCHANGE OFFER

    Notwithstanding any other provision of the Preferred Stock Exchange Offer, or any extension of the Preferred Stock Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Preferred Stock in exchange for, any Exchangeable Preferred Stock and may terminate or amend the Preferred Stock Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Exchangeable Preferred Stock for exchange or the exchange of the New Preferred Stock for such Exchangeable Preferred Stock, any of the following conditions exist:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Preferred Stock Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Preferred Stock Exchange Offer or have a material adverse effect on the contemplated benefits of the Preferred Stock Exchange Offer to the Company; or

        (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Exchangeable Preferred Stock or the New Preferred Stock or that may materially impair the contemplated benefits of the Preferred Stock Exchange Offer to the Company; or

        (c) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Preferred Stock Exchange Offer; or

        (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Preferred Stock Exchange Offer; or

        (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Preferred Stock Exchange Offer or have a material adverse effect on the contemplated benefits of the Preferred Stock Exchange Offer to the Company; or

        (f) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for Exchangeable Preferred Stock to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Preferred Stock; or

        (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any govermental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Preferred Stock Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Preferred Stock Exchange Offer, a material acceleration or worsening thereof.

    The Company expressly reserves the right to terminate the Preferred Stock Exchange Offer and not accept for exchange any Exchangeable Preferred Stock upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Exchangeable Preferred Stock). In addition, the Company may amend the Preferred Stock Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Preferred Stock Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Exchangeable Preferred Stock.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Preferred Stock Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Preferred Stock Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

    In addition, the Company will not accept for exchange any Exchangeable Preferred Stock tendered, and no New Preferred Stock will be issued in exchange for any such Exchangeable Preferred Stock, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

    The Preferred Stock Exchange Offer is not conditioned upon any minimum principal amount of Exchangeable Preferred Stock being tendered for exchange.

EXCHANGE AGENT

    The Bank of New York has been appointed as the Exchange Agent for the Preferred Stock Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

         BY HAND/OVERNIGHT COURIER:                              BY MAIL:
            The Bank of New York                           The Bank of New York
             101 Barclay Street                             101 Barclay Street
          New York, New York 10005                       New York, New York 10005
                                       BY FACSIMILE:
                                       (212) 815-6339
                                           Attn.:
                                      Telephone: (212)

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Preferred Stock Letter of Transmittal.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE PREFERRED STOCK LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE PREFERRED STOCK LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Company has not retained any dealer-manager in connection with the Preferred Stock Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Preferred Stock Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Exchangeable Preferred Stock and in handling or forwarding tenders for their customers.

    The estimated cash expenses to be incurred in connection with the Preferred Stock Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $40,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

    No person has been authorized to give any information or to make any representations in connection with the Preferred Stock Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Preferred Stock Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Exchangeable Preferred Stock in any jurisdiction in which the making of the Preferred Stock Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Preferred Stock Exchange Offer in any such jurisdiction and extend the Preferred Stock Exchange Offer to holders of Exchangeable Preferred Stock in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Preferred Stock Exchange Offer to be made by a licensed broker or dealer, the Preferred Stock Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdication.

TRANSFER TAXES

    The Company will pay all transfer taxes, if any, applicable to the exchange of Exchangeable Preferred Stock pursuant to the Preferred Stock Exchange Offer. If, however, certificates representing New Preferred Stock or Exchangeable Preferred Stock for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Exchangeable Preferred Stock tendered, or if tendered Exchangeable Preferred Stock is registered in the name of any person other than the person signing the Preferred Stock Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Exchangeable Preferred Stock pursuant to the Preferred Stock Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the

Preferred Stock Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The New Preferred Stock will be recorded at the carrying value of the Exchangeable Preferred Stock as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Preferred Stock for Exchangeable Preferred Stock. Expenses incurred in connection with the issuance of the New Preferred Stock will be amortized over the term of the New Preferred Stock.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Exchangeable Preferred Stock who do not exchange their Exchangeable Preferred Stock for New Preferred Stock pursuant to the Preferred Stock Exchange Offer will continue to be subject to the restrictions on transfer of such Exchangeable Preferred Stock as set forth in the legend thereon. Exchangeable Preferred Stock not exchanged pursuant to the Preferred Stock Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Exchangeable Preferred Stock may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Exchangeable Preferred Stock under the Securities Act.

    Participation in the Preferred Stock Exchange Offer is voluntary, and holders of Exchangeable Preferred Stock should carefully consider whether to participate. Holders of Exchangeable Preferred Stock are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Exchangeable Preferred Stock pursuant to the terms of, this Preferred Stock Exchange Offer, the Company will have fulfilled a covenant contained in the Preferred Stock Registration Rights Agreement. Holders of Exchangeable Preferred Stock who do not tender their Exchangeable Preferred Stock in the Preferred Stock Exchange Offer will continue to hold such Exchangeable Preferred Stock and will be entitled to all the rights and limitations applicable thereto under the Certificate of Designations, except for any such rights under the Preferred Stock Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Preferred Stock Exchange Offer. All untendered Exchangeable Preferred Stock will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Exchangeable Preferred Stock are tendered and accepted in the Preferred Stock Exchange Offer, the trading market for untendered Exchangeable Preferred Stock could be adversely affected.

    The Company may in the future seek to acquire, subject to the terms of the Certificate of Designations, untendered Exchangeable Preferred Stock in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Exchangeable Preferred Stock which are not tendered in the Preferred Stock Exchange Offer.

RESALE OF NEW PREFERRED STOCK

    The Company is making the Preferred Stock Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Preferred Stock Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the New Preferred Stock issued pursuant to the Preferred Stock Exchange Offer in exchange for Exchangeable Preferred Stock may be offered for resale, resold and otherwise transferred by a Holder

(other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Stock is acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Preferred Stock. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the New Preferred Stock to be acquired pursuant to the Preferred Stock Exchange Offer, or any broker-dealer who purchased Exchangeable Preferred Stock from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Exchangeable Preferred Stock that was acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Preferred Stock. Each such broker-dealer that receives New Preferred Stock for its own account in exchange for Exchangeable Preferred Stock, where such Exchangeable Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Preferred Stock Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Preferred Stock. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Preferred Stock may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Preferred Stock Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Preferred Stock for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Preferred Stock reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any New Preferred Stock.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

    The Exchange Notes will be issued pursuant to an Indenture (the "Indenture") among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). See "Notice to Investors." The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Note Registration Rights Agreement are available as set forth below under the caption "--Additional Information." The definitions of certain terms used in the following summary are set forth below under the caption "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Cluett American Corp. and not to any of its Subsidiaries.

    The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness, and will rank PARI PASSU or senior in right of payment to all existing and future subordinated indebtedness of the Company. As of March 28, 1998, on a pro forma basis after giving effect to the Transaction, the Company would have had Senior Indebtedness of approximately $122.4 million (excluding $11.2 million of letters of credit). The Indenture permits the incurrence of additional Senior Indebtedness in the future. The Exchange Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and capital lease obligations) of the Company's foreign subsidiaries. Any right of the Company to receive assets of any of its foreign subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinated to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. As of March 28, 1998, the aggregate amount of liabilities of the Company's foreign subsidiaries was $9.4 million.

    As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. Under certain circumstances, however, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Notes will be limited in aggregate principal amount to $175.0 million and will mature on May 15, 2008. Interest on the Notes will accrue at the rate of 10 1/8% per annum and will be payable semiannually in arrears on May 15 and November 15, commencing on November 15, 1998, to Holders of record on the immediately preceding May 1 and November 1. Additional Exchange Notes (the "Additional Exchange Notes") may be issued from time to time after the Exchange Offering, subject to the provisions of the Indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The Exchange Notes offered hereby, the Parity Notes and any Additional Exchange Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Exchange Notes; PROVIDED that all payments of principal, premium and interest with respect to Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the Exchange Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Indebtedness are paid in full, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Exchange Notes may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

    The Company also may not make any payment upon or in respect of the Exchange Notes (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Exchange Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Indenture will further require that the Company promptly notify holders of Senior Indebtedness if payment of the Exchange Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Indebtedness. On a pro forma basis, after giving effect to the Transaction, the principal amount of Senior Indebtedness outstanding at March 28, 1998 would have been approximately $122.4 million (excluding $11.2 million of letters of credit). The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Exchange Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor, which would include approximately $122.4 million (excluding $11.2 million of letters of credit) of Senior Indebtedness outstanding as of March 28, 1998, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Indebtedness. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

    The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Exchange Notes, the Indenture and the Note Registration Rights Agreement and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

    The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

    The Exchange Notes will not be redeemable at the Company's option prior to May 15, 2003. Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                                                    PERCENTAGE
--------------------------------------------------------------------------------------  -----------
2003..................................................................................    105.0625%
2004..................................................................................    103.3750%
2005..................................................................................    101.6875%
2006 and thereafter...................................................................    100.0000%

    Notwithstanding the foregoing, during the first 36 months after the date of this Prospectus, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Exchange Notes originally issued under the Indenture at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of a Public Offering; PROVIDED that at least 65% of the original aggregate principal amount of Exchange Notes remains outstanding immediately after the occurrence of such redemption (excluding Exchange Notes held by the Company and its Subsidiaries); and PROVIDED, further, that such redemption shall occur within 45 days of the date of the closing of such Public Offering.

    At any time prior to May 15, 2003, the Exchange Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the "Redemption Date").

SELECTION AND NOTICE

    If less than all of the Exchange Notes are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS
  CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such

Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; PROVIDED that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Exchange Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

    The Senior Credit Facility currently prohibits the Company from purchasing any Exchange Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for asset sales pursuant to this clause (ii) (B) shall not exceed $5.0 million since the Issue Date; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Senior Indebtedness, (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Exchange Notes and all holders of other Indebtedness that is PARI PASSU with the Exchange Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, or in the event the holders of the Exchange Notes and such other indebtedness decline such Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Exchange Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    The Senior Credit Facility currently prohibits the Company from purchasing any Exchange Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than Notes), except a payment of interest or principal at Stated Maturity or as a mandatory or sinking fund payment; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) 100% of the fair market value of any Person engaged in a Permitted Business or assets used by the Company or a Restricted Subsidiary in a Permitted Business which such Person or assets were acquired by the Company or any of its Restricted Subsidiaries since the Issue Date, PROVIDED that the consideration for such Person or assets consisted solely of Equity Interests of the Company (other than Disqualified Stock), PLUS (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash or the receipt of properties used in a Permitted Business, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment or the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of property received in exchange therefor and (B) the amount of such Restricted Investment.

    The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net

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cash proceeds of the substantially concurrent sale (other than to a Restricted
Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of any Disqualified Stock of the Company or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Disqualified Stock of the Company or such Restricted Subsidiary, respectively; PROVIDED that: (A) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and (C) such Disqualified Stock is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (vi) so long as no Default or Event of Default is continuing or would be caused thereby, the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (vii) dividends or other payments to Holdings sufficient to enable Holdings to pay accounting, legal, corporate or reporting and administrative expenses of Holdings incurred in the ordinary course of business in an amount not to exceed $500,000 in any twelve-month period; (viii) the making of loans by the Company or any of its Restricted Subsidiaries to officers or directors of the Company; PROVIDED that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million plus any such loans outstanding on the date of the Indenture; (ix) payments to Holdings by the Company or any Restricted Subsidiary with respect to taxes (including estimated taxes) that are paid by Holdings on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the Company or such Restricted Subsidiary would have paid to the relevant taxing authority if the Company or such Restricted Subsidiary filed a separate tax return for the period in question; (x) so long as no Default or Event of Default is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock or Disqualified Stock issued in connection with the acquisition of assets or a Permitted Business, PROVIDED, that the aggregate amount of such defeasance, redemption or repurchase payments shall not exceed at any time $10.0 million; (xi) so long as no Default of Event of Default is continuing or would be caused thereby, payments under the Management Agreement as in effect on the Issue Date; (xii) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any employee of the Company or a Restricted Subsidiary of the Company upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $400,000 less the amount of Restricted Payments made pursuant to clause (xiv) below in any twelve-month period; (xiii) the repurchase, redemption or other acquisition or retirement for value of the Preferred Stock or Exchange Debentures with Excess Proceeds to the extent such Excess Proceeds are permitted to be used for general corporate purposes under the covenant "--Asset Sales"; and (xiv) the direct or indirect redemption, repurchase or other acquisition or retirement for value of Class A Senior Preferred Stock of Holdings from Holdings' qualified employee stock options plans, which Class A Senior Preferred Stock will either be issued on the Issue Date or issued as dividends thereon in accordance with the certificate of

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designations relating thereto as in effect on the Issue Date, provided that such redemption, repurchase or other acquisition or retirement is required by applicable law and such plans.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

    The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment (or date of receipt of Qualified Proceeds) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

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    The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Company of Indebtedness under the Senior Credit Facility in an aggregate principal amount not exceeding an amount equal to $160.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

        (ii) the incurrence by Cluett Peabody Canada Inc. of Indebtedness under the Canadian Credit Facility in an aggregate principal amount not exceeding an amount equal to $15.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay revolving credit Indebtedness under the Canadian Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

       (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

        (iv) the incurrence by the Company of Indebtedness represented by the Old Notes (other than any Additional Notes), the Exchange Notes and the Parity Notes;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Existing Indebtedness or Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses
    (iv), (v), (vi), (ix) or (xv) of this paragraph;

       (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

      (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

        (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (ix) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), does not exceed $5.0 million;

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
        (x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

        (xi) indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Guarantor in the ordinary course of business;

       (xii) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

      (xiii) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

       (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiv); and

       (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xv), not to exceed $10.0 million.

    The Indenture also provides that the Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

    For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of indebtedness, the U.S. dollar-equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such indebtedness was incurred.

    LIENS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness, on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; PROVIDED that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Senior Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) any other security agreement, instrument or document relating to Senior Indebtedness hereafter in effect, provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the Issue Date, (n) any agreement relating to a sale and leaseback transaction

                                      113
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or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease, (o) the Canadian Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Canadian Credit Facility as in effect on the date of the Indenture or (p) customary restrictions imposed on the payment of dividends by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture provides that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Note Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered

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into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) payments made pursuant to the Management Agreement in effect as of the Issue Date and
(vi) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

    LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    The Indenture provides that the Company will not permit any Restricted Subsidiary which is not a Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Indebtedness, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Indebtedness to the same extent as the Notes are subordinated to such Senior Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture. The form of such Guarantee will be attached as an exhibit to the Indenture.

    NO SENIOR SUBORDINATED DEBT

    The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees of such Guarantor.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

    REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form

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8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or Holders of at least 25% in principal amount of outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acing on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default

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and its consequences under the Indenture except a continuing Default or Event of
Default in the payment of interest on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have

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occurred and be continuing on the date of such deposit (other than a Default or
Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (viii) release any Guarantor from its obligations under its Guarantee or the Indenture or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Note Indenture (which relate to

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subordination) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to provide for Additional Notes, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Cluett American Corp., 48 West 38th Street, New York, New York 10018, Attention:
General Counsel.

BOOK-ENTRY, DELIVERY AND FORM

    The certificates representing the Exchange Notes will be issued in fully registered form. The Exchange Notes initially will be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (the "Global Exchange Note") and will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (the "Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

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
    So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Exchange Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

    Payments of the principal of, premium (if any), and interest on, the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records, relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including liquidated damages) on the Global Exchange Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Note held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Exchange Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Exchange Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Note for Certificated Securities, which it will distribute to its Participants.

    Upon the issuance of the Global Exchange Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Exchange Note to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in the Global Exchange Note will be limited to Participants or persons who hold interests through Participants. Ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of Participants (with respect to interests of persons other than Participants).

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Exchange Note.

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CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

    "APPLICABLE PREMIUM" means, with respect to any Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at May 15, 2003 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through May 15, 2003 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate and such Redemption Rate plus 75 basis points over
(B) the principal amount of such Note, if greater.

    "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments," (iv) a disposition of Cash Equivalents or obsolete equipment in the ordinary course of business or inventory or goods held for sale in the ordinary

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course of business; and (v) sale of accounts receivable, or participation therein, in connection with any Qualified Receivables Transaction.

    "BOARD OF DIRECTORS" means the board of directors of the Company.

    "CANADIAN CREDIT FACILITY" means the Loan Agreement, dated as of August 8, 1997, between Cluett Peabody Canada Inc. and Burgess Financial Corporation (Canada).

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)--(v) of this definition.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this

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definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business) plus (vi) Reorganization Charges of such Person and its Restricted Subsidiaries for such period to the extent that such Reorganization Charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof; PROVIDED that if such Restricted Subsidiary is not a Guarantor, the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to the Company's direct and indirect Equity Interests in such Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

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
    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities and the Canadian Credit Facility outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (i) and (ii), respectively, of the definition of Permitted Debt.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) any Senior Indebtedness in respect of the Senior Credit Facility (ii) any other Senior Indebtedness permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted
Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (adjusting for, in the case of an Asset Acquisition or merger or consolidation permitted under "Certain Covenants--Merger, Consolidation or Sale of Assets," any operating expense or cost reduction of such Person or the Person to be acquired which, in the good faith estimate of management, will be eliminated or realized, as the case may be, as a result of such Asset Acquisition, merger or consolidation) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements

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
by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means (i) each domestic Subsidiary of the Company on the Issue Date and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

    "ISSUE DATE" means the date of original issuance of the Old Notes.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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
    "MANAGEMENT AGREEMENT" means that certain Management Agreement dated the Issue Date among the Principals, the Company and Holdings, as in effect on the Issue Date.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, (i) excluding, however, (x) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (y) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and (ii) less the aggregate amount of all Restricted Payments made by such Person or any of its Restricted Subsidiaries for such period pursuant to clause (vii) of the second paragraph of the covenant described above under the caption "--Restricted Payments" times one minus the then combined federal, state and local statutory tax rate of such plans.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFICERS' CERTIFICATE" means a certificate signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President of the Company and (ii) the Chief Financial Officer or the Secretary of the Company, which certificate shall comply with the Indenture.

    "PERMITTED BUSINESS" means the business of the Company and its Restricted Subsidiaries conducted on the Issue Date and businesses reasonably related or ancillary thereto.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or any

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transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (g) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers; (h) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed the greater of (A) $10.0 million and (B) 5% of Total Assets.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to Article 10 of the Indenture.

    "PERMITTED LIENS" means (i) Liens on assets of the Company and the Guarantors securing Senior Indebtedness of the Company and the Guarantors; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (xi) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, PROVIDED, HOWEVER, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and
(B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xiii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

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(xiv) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the company or any of its Restricted Subsidiaries; (xv) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xvi) Liens upon specific items of inventory or other goods and proceeds of any Person Securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xviii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xix) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture; (xx) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted
Subsidiaries; (xxi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (xxii) Liens or assets of a Receivables Subsidiary arising on connection with a Qualified Receivables Transaction; (xxiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xxiv) Liens securing Acquired Debt incurred in accordance with clause (ix) of the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"
PROVIDED, that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted
Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PRINCIPALS" means Vestar Capital Partners III, L.P.

    "PUBLIC OFFERING" means one (and not more than one) offering of common stock (other than Disqualified Stock) of the Company or any direct or indirect parent corporation of the Company (a "Parent Corporation"), pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act, other than an offering pursuant to Form S-8 (or any successor thereto), provided, that in the case of an Initial Public Offering by a Parent Corporation, such Parent Corporation contributes to the common equity of the Company the portion of the net cash proceeds thereof necessary to pay the aggregate redemption price of the Notes to be redeemed in connection therewith.

    "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

    "QUALIFIED PROCEEDS" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) long-term assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the company or any Restricted Subsidiary of the Company of such Capital Stock,
(a) such Person becomes a Wholly-Owned Restricted Subsidiary and a Guarantor or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor.

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

    "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

    "RELATED PARTY" with respect to any Principal means (A) any controlling stockholder, Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

    "REORGANIZATION CHARGES" means (i) up to $3.3 million of facility closing and re-engineering costs incurred by the Company and its Subsidiaries prior to the Issue Date, (ii) up to $550,000 of losses incurred by the Company and its Subsidiaries prior to the Issue Date associated with (x) the Canadian retail operations of the Company and its Subsidiaries and (y) the Mexican and Guatemalan operations of the Company and its Subsidiaries, (iii) up to $4.0 million of bankruptcy reorganization costs incurred by the Company and its Restricted Subsidiaries prior to the Issue Date and (iv) the costs and expenses of the Company and its Subsidiaries incurred in connection with the Transaction, in each case calculated in accordance with GAAP on a consolidated basis.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary

    "SENIOR CREDIT FACILITY" means the credit agreement to be entered into on or prior to the Issue Date by and among the Company, NationsBanc Montgomery Securities LLC, as arranger and syndication agent, certain lending parties thereto and NationsBank, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreements and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as the borrowers and issuers hereunder include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

    "SENIOR INDEBTEDNESS" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company or a Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TOTAL ASSETS" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

    "TREASURY RATE" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2003; PROVIDED, HOWEVER, that if the period from the Redemption Date to May 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, as applicable, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                     DESCRIPTION OF THE NEW PREFERRED STOCK
                            AND EXCHANGE DEBENTURES

DESCRIPTION OF NEW PREFERRED STOCK

GENERAL

    The terms of the New Preferred Stock are set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations"). The following summary of the material terms of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under the caption "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Cluett American Corp. and not to any of its Subsidiaries.

    Pursuant to the Certificate of Designations, 500,000 shares of New Preferred Stock with a liquidation preference of $100 per share (the "Liquidation Preference") will be authorized for issuance in the Preferred Stock Offering. The New Preferred Stock will, when issued, be fully paid and nonassessable, and Holders thereof will have no preemptive rights in connection therewith.

    The Liquidation Preference of the New Preferred Stock is not necessarily indicative of the price at which the New Preferred Stock will actually trade at or after the time of their issuance, and the New Preferred Stock may trade at prices below its Liquidation Preference. The market price of the New Preferred Stock can be expected to fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities. See "Risk Factors."

    The transfer agent for the New Preferred Stock will be The Bank of New York unless and until a successor is selected by the Company (the "Transfer Agent"). The offices of the Transfer Agent are located in New York City at 101 Barclay Street, New York, New York 10005.

    As of the date of the Certificate of Designations, all of the Company's Subsidiaries were Restricted Subsidiaries. Under certain circumstances, however, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Certificate of Designations.

RANKING

    Except as otherwise described below and as to the Exchangeable Preferred Stock, the New Preferred Stock will rank senior in right of payment to all classes or series of capital stock of the Company as to dividends and upon liquidation, dissolution or winding up of the Company. The Certificate of Designations provides that the Company may not, after the Issue Date, without the consent of the Holders of at least a majority of the then outstanding New Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking on a parity with the New Preferred Stock ("Parity Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, stock of any class or series of Parity Securities. The Certificate of Designations provides that the Company may not, without the consent of the Holders of at least two-thirds of the then outstanding New Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking senior to the New Preferred Stock ("Senior Securities") other than, in each case, Disqualified Stock incurred in accordance with the Certificate of Designations or any obligation or security convertible or exchangeable into or evidencing a right to purchase, stock of any class or series of Senior Securities other than Disqualified Stock incurred in accordance with the Certificate of Designations.

DIVIDENDS

    The Holders of the New Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the date of issuance of the New Preferred Stock accruing at the rate per share of 12 1/2% per annum, payable semiannually in arrears on May 15 and November 15 of each year (each, a "Dividend Payment Date") commencing on November 15, 1998, to the Holders of record as of the preceding May 1 and November 1 (each, a "Record Date"). On or prior to May 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of New Preferred Stock (including fractional stock) having an aggregate Liquidation Preference equal to the amount of such dividends. Thereafter, dividends may be paid in cash only. It is not expected that the Company will pay any dividends in cash for the period ending on or prior to May 15, 2003. Dividends payable on the New Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. On any scheduled Dividend Payment Date, the Company may, at its option, but subject to certain conditions, exchange all but not less than all of the shares of New Preferred Stock for the Company's 12 1/2% Subordinated Exchange Debentures due 2010 (the "Exchange Debentures"). For a discussion of certain federal income tax considerations relevant to the payment of dividends on the New Preferred Stock, see "Certain Federal Income Tax Considerations-- Dividends on New Preferred Stock."

    Dividends on the New Preferred Stock accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the semiannual period to which they relate. Accumulated unpaid dividends will accrue dividends at the rate of 12 1/2% per annum. The Certificate of Designations provides that the Company will take all actions required or permitted under Delaware law to permit the payment of dividends on the New Preferred Stock.

    No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding New Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding New Preferred Stock. Unless full cumulative dividends on all outstanding New Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for shares for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in stock of any class of stock ranking junior to the New Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Company ("Junior Securities")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any stock of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any stock of Junior Securities; (iii) no stock of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for stock of other Junior Securities) by the Company or any of its Restricted Subsidiaries; (iv) no warrants, rights, calls or options to purchase any Junior Securities shall be directly or indirectly issued by the Company or any of its Restricted Subsidiaries; and (v) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any stock of Junior Securities by the Company or any of its Restricted Subsidiaries. Holders of the New Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

    In addition, the Senior Credit Facility and the Indenture contain restrictions on the ability of the Company to pay dividends on the New Preferred Stock. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. See "Risk Factors--Dividend Restrictions on New Preferred Stock and Exchange Debentures" and "--Holding Company Structure."

VOTING RIGHTS

    Holders of record of the Preferred Stock have no voting rights, except as required by law and as provided in the Certificate of Designations. The Certificate of Designations provides that upon (i) the accumulation of accrued and unpaid dividends on the outstanding Preferred Stock in an amount equal to three or more consecutive full semiannual dividends; (ii) failure by the Company or any of its Restricted Subsidiaries to comply with (x) the provisions described under the caption "--Merger, Consolidation or Sale of Assets" or (y) any mandatory redemption obligation with respect to the Preferred Stock; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements set forth in the Certificate of Designations and the continuance of such failure for 60 consecutive days or more; or (iv) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries (each of the events described in clauses (i), (ii), (iii) and (iv) being referred to as a "Voting Rights Triggering Event"), then the number of members of the Company's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding Preferred Stock, voting as a separate class, will be entitled to elect two members to the Board of Directors of the Company. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Preferred Stock are paid in full and all other Voting Rights Triggering Events have been cured or waived.

    In addition, as provided above under "--Ranking," the Company may not authorize, create (by way of reclassification or otherwise) or issue (i) any Parity Securities, or any obligation or security convertible into or evidencing the right to purchase any Parity Securities, without the affirmative vote or consent of the Holders of a majority of the then outstanding Preferred Stock; and (ii) any Senior Securities (other than Disqualified Stock), or any obligation or security convertible into or evidencing the right to purchase Senior Securities (other than Disqualified Stock), without the affirmative vote or consent of the Holders of two-thirds of the then outstanding Preferred Stock, in each case, voting as a separate class.

EXCHANGE

    The Company may, at its option on any Dividend Payment Date, exchange all but not less than all of the shares of then outstanding New Preferred Stock for Exchange Debentures; PROVIDED that (i) on the date of such exchange there are no accumulated and unpaid dividends on the New Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) such exchange would be permitted under the terms of the Indenture and, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Senior Credit Facility or the Indenture and no default or event of default under any material instrument governing Indebtedness outstanding at the time would be caused thereby; (iv) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and
(v) the Company shall have delivered a written opinion to the Exchange Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The Senior Credit Facility and the Indenture currently restrict the exchange of the New Preferred Stock and may restrict the Company's ability to exchange the New Preferred Stock in the future. See "Description of Certain Indebtedness" and "Description of Exchange Notes."

    Upon any exchange pursuant to the preceding paragraph, holders of outstanding New Preferred Stock will be entitled to receive, subject to the second succeeding sentence of this paragraph, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate Liquidation Preference, plus, without duplication, accrued and unpaid dividends. The Exchange Debentures will be issued in registered form, without coupons. For a description of the Exchange Debentures, see "--Description of the Exchange Debentures." The Exchange Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issuable in principal amounts less than $1,000 so that each holder of Preferred Stock will receive interests representing the entire amount of Exchange Debentures to which such holder's share of Preferred Stock entitle such holder; PROVIDED that the Company may pay cash in lieu of issuing an Exchange Debenture having a principal amount less than $1,000. Notice of the intention to exchange will be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each Holder of record of New Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which New Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the New Preferred Stock to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in cash or additional New Preferred Stock (as applicable) equal to all accrued and unpaid dividends, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the New Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as New Preferred Stock, and all rights of the Holders thereof as stockholders of the Company will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends, if any, thereon to the Exchange Date.

REDEMPTION

    MANDATORY REDEMPTION

    On May 15, 2010 (the "Mandatory Redemption Date"), the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding New Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends, if any, to the date of redemption. The Company will not be required to make sinking fund payments with respect to the New Preferred Stock. The Certificate of Designations provides that the Company will take all actions required or permitted under Delaware law to permit such redemption.

    The Senior Credit Facility and the Indenture currently restrict the redemption of the New Preferred Stock and additional indebtedness may restrict the Company's ability to redeem the New Preferred Stock in the future. See "Description of Other Indebtedness" and "Description of the Exchange Notes."

    OPTIONAL REDEMPTION

    The New Preferred Stock may not be redeemed at the option of the Company on or prior to May 15, 2003. The New Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after May 15, 2003, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:

YEAR                                                                REDEMPTION RATE
------------------------------------------------------------------  ----------------
2003..............................................................        106.250%
2004..............................................................        105.000%
2005..............................................................        103.750%
2006..............................................................        102.500%
2007..............................................................        101.250%
2008 and thereafter...............................................        100.000%

    Notwithstanding the foregoing, during the first 36 months after the Issue Date, the Company may, on any one or more occasions, redeem the New Preferred Stock, in whole or in part, at the redemption prices set forth below (expressed as percentages of the Liquidated Preference thereof), in each case, together with accrued and unpaid dividends, if any, to the redemption date, with the net proceeds of one or more Equity Offerings if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:

YEAR                                                                REDEMPTION RATE
------------------------------------------------------------------  ----------------
1998..............................................................        108.000%
1999..............................................................        110.000%
2000..............................................................        112.000%

    In the event of a redemption pursuant to the above paragraph (except in the case of a redemption of all the New Preferred Stock), at least $25.0 million in aggregate Liquidation Preference of New Preferred Stock shall remain outstanding immediately after the occurrence of each such redemption and any such redemption occur within 45 days of the date of closing of such Equity Offering.

    At any time prior to May 15, 2003, the New Preferred Stock may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to a percentage of the Liquidation Preference equal to the sum of 100% and the dividend rate then in effect with respect to the New Preferred Stock, and accrued and unpaid dividends, if any, to, the date of redemption.

    The Senior Credit Facility and the Indenture currently restrict the redemption of the New Preferred Stock and additional indebtedness may restrict the Company's ability to redeem the New Preferred Stock in the future. See "Description of Certain Indebtedness" and "Description of Capital Stock--New Preferred Stock."

LIQUIDATION RIGHTS

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock"), each Holder of the New Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per New Preferred Stock held by such Holder, plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which Holders of New Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company.

However, neither the voluntary sale, conveyance, exchange or transfer (for cash, stock of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

    The Certificate of Designations does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the New Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the New Preferred Stock.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of New Preferred Stock will have the right to require the Company to repurchase all or any part of such Holder's New Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase all outstanding New Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Certificate of Designations and described in such notice. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the New Preferred Stock as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all New Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Preferred Stock or portions thereof so tendered and (3) deliver or cause to be delivered to the Transfer Agent the New Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the New Preferred Stock or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of New Preferred Stock so tendered the Change of Control Payment for such New Preferred Stock, and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the New Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the New Preferred Stock surrendered, if any. The Certificate of Designations provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of New Preferred Stock required by this covenant. If the Company fails to make such repayment or obtain such consents within such time period, it will result in a Voting Rights Triggering Event, but the obligation to commence and consummate a Change of Control Offer will be suspended until such repayment is made or such consents are obtained. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above are applicable whether or not any other provisions of the Certificate of Designations are applicable. Except as described above with respect to a Change of Control, the Certificate of Designations does not contain provisions that permit the Holders of the New Preferred Stock to require that the Company repurchase or redeem the New Preferred Stock in the event of a takeover, recapitalization or similar transaction.

    The Senior Credit Facility currently prohibits the Company from purchasing any New Preferred Stock prior to its maturity, and will also provide that certain change of control events with respect to the Company would constitute a default thereunder. The Indenture also contains restrictions on the ability of the Company to repurchase New Preferred Stock. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing New Preferred Stock, the Company could seek the consent of its lenders to the purchase of New Preferred Stock or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing New Preferred Stock. In such case, the Holders of a majority of the outstanding New Preferred Stock, voting as a separate class, may be entitled to elect two members to the Board of Directors of the Company. Such members shall cease to serve for such periods thereafter as the Company shall no longer be so prohibited and shall have paid the amounts required hereunder.

    The Company is not required to make a Change of Control Offer to the Holders of New Preferred Stock upon a Change of Control if a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Certificate of Designations and purchases all New Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of New Preferred Stock to require the Company to repurchase such New Preferred Stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and, its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

    The Certificate of Designations provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for asset sales pursuant to this clause (ii) (B) shall not exceed $5.0 million since the Issue Date; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Preferred Stock or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Indebtedness, or (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted

Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Certificate of Designations. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of New Preferred Stock (an "Asset Sale Offer") to redeem the maximum outstanding New Preferred Stock that may be purchased out of the Excess Proceeds, at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends, if any, to the date of purchase, in accordance with the procedures set forth in the Certificate of Designations. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate Liquidation Preference of New Preferred Stock surrendered by Holders thereof exceeds the amount of Excess Proceeds the Trustee shall select the New Preferred Stock to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    The Senior Credit Facility and the Indenture currently restrict the Company's ability to purchase any New Preferred Stock. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing New Preferred Stock, the Company could seek the consent of its lenders to the purchase of New Preferred Stock or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing New Preferred Stock. In such case, the Holders of a majority of the outstanding New Preferred Stock, voting as a separate class, may be entitled to elect two members to the Board of Directors of the Company. Such members shall cease to serve for such periods thereafter as the Company shall no longer be prohibited and shall have sold the amounts required thereunder.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Certificate of Designations provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) make any payment on, purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Parity Securities or Junior Securities owned by the Company or any Restricted Subsidiary of the Company); or (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof, and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to

    Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) 100% of the fair market value of any Person engaged in a Permitted Business or assets used by the Company or a Restricted Subsidiary in a Permitted Business which such Person or assets were acquired by the Company or any of its Restricted Subsidiaries since the Issue Date PROVIDED that the consideration for such Person or assets consisted solely of Equity Interests of the Company (other than Disqualified Stock), PLUS (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash or the receipt of properties used in a Permitted Business, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment or the fair market value (as determined in good faith by a resolution of the Board of Directors) of property received in exchange therefor and (B) the amount of such Restricted Investment.

    The foregoing provisions do not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Certificate of Designations; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (iv) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of Issue Date; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (v) dividends or other payments to Holdings sufficient to enable Holdings to pay accounting, legal, corporate or reporting and administrative expenses of Holdings incurred in the ordinary course of business in an amount not to exceed $500,000 in any twelve-month period; (vi) the making of loans by the Company or any of its Restricted Subsidiaries to officers or directors of the Company; provided that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million plus any such loans outstanding on the Issue Date; (vii) payments to Holdings by the Company or any Restricted Subsidiary with respect to taxes (including estimated taxes) that are paid by Holdings on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the Company or such Restricted Subsidiary would have paid to the relevant taxing authority if the Company or such Restricted Subsidiary filed a separate tax return for the period in question; (viii) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock issued in connection with the acquisition of assets or a Permitted Business, PROVIDED, that the aggregate amount of such defeasance, redemption or repurchase payments shall not exceed at any time $10.0 million; (ix) so long as no Voting Rights Triggering Event is continuing or would be caused thereby, payments under the Management Agreement as in effect on the Issue Date; (x) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any employee of the Company or a Restricted Subsidiary of the Company upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $400,000 less the amount of Restricted Payments made pursuant to clause
(xi) below during such period in any twelve-month period; and (xi) the direct or indirect redemption, repurchase or other acquisition or retirement for value of Class A Senior Preferred Stock of Holdings from Holdings' qualified employee stock options plans, which Class A Senior Preferred Stock will either be issued on the Issue Date or issued as dividends thereon in accordance with the certificate of designations relating thereto as in effect on the Issue Date, provided that such redemption, repurchase or other acquisition or retirement is required by applicable law and such plans.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

    The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment (or the date of receipt of Qualified Proceeds) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors (whose resolutions with respect thereto shall be delivered to the Transfer Agent), such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Board of Directors and the Transfer Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Certificate of Designations.

    Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be Restricted Payment for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Certificate of Designations provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Restricted Subsidiaries may incur Indebtedness and issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Company of Indebtedness under the Senior Credit Facility in an aggregate principal amount not exceeding an amount equal to $160.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

        (ii) the incurrence by Cluett Peabody Canada Inc. of Indebtedness under the Canadian Credit Facility in an aggregate principal amount not exceeding an amount equal to $15.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay revolving credit Indebtedness under the Canadian Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

        (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Notes and the Guarantees thereof;

        (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Existing Indebtedness or Indebtedness (other than intercompany Indebtedness) that was permitted by the Certificate of Designations to be incurred under the first paragraph hereof or clauses (iv), (v), (viii) or (xv) of this paragraph;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

        (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Certificate of Designations to be outstanding;

        (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause
    (viii) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
    (viii), does not exceed $5.0 million;

        (ix) the guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

        (x) indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company in the ordinary course of business;

        (xi) Indebtedness arising from guarantees of Indebtedness of the Company or any Restricted Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (xii) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

        (xiii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiii); and

        (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $10.0 million.

    For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the

Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of indebtedness, the U.S. dollar-equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such indebtedness was incurred.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Certificate of Designations provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Senior Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Limitations on Incurrence of Indebtedness" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) any other security agreement, instrument or document relating to Senior Indebtedness hereafter in effect, provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the Issue Date, (n) any agreement relating to a sale and leaseback transaction or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease or (o) the Canadian Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Canadian Facility as in effect on the Issue Date or (p) customary restrictions imposed on the payment of dividends by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Certificate of Designations provides that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Preferred Stock, the Certificate of Designations and the Preferred Stock Registration Rights Agreement; (iii) immediately after such transaction no Voting Rights Triggering Event exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

    TRANSACTIONS WITH AFFILIATES

    The Certificate of Designations provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) payments made pursuant to the Management Agreement in effect as of the Issue Date and (vi) Restricted Payments that are permitted by the provisions of the Certificate of Designations described above under the caption "--Restricted Payments."

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

    REPORTS

    The Certificate of Designations provides that, whether or not required by the rules and regulations of the Commission, so long as any Preferred Stock is outstanding, the Company will furnish to the Holders of Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Preferred Stock remains outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange New Preferred Stock in accordance with the Certificate of Designations if the requirements of the Transfer Agent for such transfer or exchange are met. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Certificate of Designations.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Certificate of Designations or the Preferred Stock may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Liquidation Preference of the Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Preferred Stock), and any existing default or compliance with any provision of the Certificate of Designations or the Preferred Stock may be waived with the consent of the Holders of a majority in aggregate Liquidation Preference of the then outstanding Preferred Stock (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Preferred Stock).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Preferred Stock held by a non-consenting Holder): (i) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of or change the Mandatory Redemption

Date of any Preferred Stock or alter the provisions with respect to the redemption of the Preferred Stock (other than provisions relating to the covenant described above under the caption "--Change of Control"), (iii) reduce the rate of or change the time for payment of dividends on any Preferred Stock,
(iv) waive a default in the payment of dividends on the Preferred Stock, (v) make any Preferred Stock payable in any form other than that stated in the Certificate of Designations, (vi) waive a redemption payment with respect to any Preferred Stock (other than a payment required by the covenant described above under the caption "--Change of Control") or (vii) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of Preferred Stock, the Company may (to the extent permitted by Delaware law) amend or supplement the Certificate of Designations to cure any ambiguity, defect or inconsistency, to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock or to make any change that would provide any additional rights or benefits to the Holders of Preferred Stock or that does not adversely affect the legal rights under the Certificate of Designations of any such Holder.

DESCRIPTION OF THE EXCHANGE DEBENTURES

GENERAL

    The Exchange Debentures will, if and when issued, be issued pursuant to an Indenture (the "Exchange Indenture") between the Company and The Bank of New York, as trustee (the "Exchange Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Debentures are subject to all such terms, and Holders of Exchange Debentures are referred to the Exchange Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Exchange Indenture does not purport to be complete and is qualified in its entirety by reference to the Exchange Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Exchange Indenture are available as set forth below under the caption "--Additional Information." The definitions of certain terms used in the following summary are set forth below under the caption "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Cluett American Corp. and not to any of its Subsidiaries.

    The Exchange Debentures will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness, and will rank PARI PASSU or senior in right of payment to all existing and future subordinated indebtedness of the Company. As of March 28, 1998, on a pro forma basis after giving effect to the Transaction, the Company would have had Exchange Debenture Senior Indebtedness of approximately $247.4 million (excluding $11.2 million of letters of credit). The Exchange Indenture will permit the incurrence of additional Exchange Debenture Senior Indebtedness in the future. The Exchange Debentures will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and capital lease obligations) of the Company's subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Exchange Debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinated to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. As of March 28, 1998, the aggregate amount of liabilities of the Company and its subsidiaries was $292.3 million. See "Risk Factors--Holding Company Structure."

    As of the Issue Date, all of the Company's Subsidiaries were Restricted Subsidiaries. Under certain circumstances, however, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Exchange Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Debentures will mature on May 15, 2010. Interest on the Exchange Debentures will accrue at the rate of 12 1/2% per annum and will be payable semiannually in arrears on May 15 and November 15 (each, an "Interest Payment Date") to Holders of record on the immediately preceding May 1 and November 1. Interest will be payable in cash, except that on each Interest Payment Date occurring prior to May 15, 2003, interest may be paid, at the Company's option, by the issuance of additional Exchange Debentures having an aggregate principal amount equal to the amount of such interest. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Exchange Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Exchange Debentures at their respective addresses set forth in the register of Holders of Exchange Debentures; PROVIDED that all payments of principal, premium, interest and Liquidated Damages with respect to Exchange Debentures the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Exchange Trustee maintained for such purpose. The Exchange Debentures will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Exchange Debentures will be subordinated in right of payment, as set forth in the Exchange Indenture, to the prior payment in full of all Exchange Debenture Senior Indebtedness, whether outstanding on the date of the Exchange Indenture or thereafter incurred.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Exchange Debenture Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of such Exchange Debenture Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Exchange Debenture Senior Indebtedness) before the Holders of Exchange Debentures will be entitled to receive any payment with respect to the Exchange Debentures, and until all Obligations with respect to Exchange Debenture Senior Indebtedness are paid in full, any distribution to which the Holders of Exchange Debentures would be entitled shall be made to the holders of Exchange Debenture Senior Indebtedness (except that Holders of Exchange Debentures may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

    The Company also may not make any payment upon or in respect of the Exchange Debentures (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Exchange Debenture Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Exchange Debenture Senior Debt that permits holders of the Designated Exchange Debenture Senior Debt as to which such default relates to accelerate its maturity and the Exchange Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Exchange Debenture Senior Debt. Payments on the Exchange Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Exchange Debenture Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Exchange Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Exchange Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Exchange Indenture will further require that the Company promptly notify holders of Exchange Debenture Senior Indebtedness if payment of the Exchange Debentures is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Debentures may recover less ratably than creditors of the Company who are holders of Exchange Debenture Senior Indebtedness. On a pro forma basis, after giving effect to the Transaction, the principal amount of Exchange Debenture Senior Indebtedness outstanding at March 28, 1998 would have been approximately $247.4 million (excluding $11.2 million of letters of credit). The Exchange Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its subsidiaries can incur. See "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock."

OPTIONAL REDEMPTION

    The Exchange Debentures will not be redeemable at the Company's option prior to May 15, 2003. Thereafter, the Exchange Debentures will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                                      PERCENTAGE
------------------------------------------------------------------------  -----------
2003....................................................................     106.250%
2004....................................................................     105.000%
2005....................................................................     103.750%
2006....................................................................     102.500%
2007....................................................................     101.250%
2008 and thereafter.....................................................     100.000%

    Notwithstanding the foregoing, during the first 36 months after the date of this Prospectus, the Company may on any one or more occasions redeem the Exchange Debentures originally issued under the Exchange Indenture, in whole or in part, at the redemption prices set forth below (expressed as percentages of principal amount), in each case, together with accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:

YEAR                                                                REDEMPTION RATE
------------------------------------------------------------------  ----------------
1998..............................................................        108.000%
1999..............................................................        110.000%
2000..............................................................        112.000%

    In the event of a redemption pursuant to the above paragraph (except in the case of a redemption of all the Exchange Debentures), at least $25.0 million in aggregate principal amount of Exchange Debentures shall remain outstanding immediately after the occurrence of such redemption (excluding Exchange Debentures held by the Company and its Subsidiaries) and any such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

    At any time prior to May 15, 2003, the Exchange Debentures may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof and the interest rate in effect with respect to the Exchange Debentures as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption.

SELECTION AND NOTICE

    If less than all of the Exchange Debentures are to be redeemed at any time, selection of Exchange Debentures for redemption will be made by the Exchange Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed, or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or by such method as the Exchange Trustee shall deem fair and appropriate; PROVIDED that no Exchange Debentures of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Debentures to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Debenture is to be redeemed in part only, the notice of redemption that relates to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Debenture. Exchange Debentures called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Debentures or portions of them called for redemption.

MANDATORY REDEMPTION

    The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Debentures.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Exchange Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Exchange Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Exchange Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Exchange Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; PROVIDED that each such new Exchange Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Exchange Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Exchange Debenture Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Exchange Debenture Senior Indebtedness to permit the repurchase of Exchange Debentures required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Exchange Indenture are applicable. Except as described above with respect to a Change of Control, the Exchange Indenture does not contain provisions that permit the Holders of the Exchange Debentures to require that the Company repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar transaction.

    The Senior Credit Facility currently prohibits the Company from purchasing any Exchange Debentures and also provides that certain change of control events with respect to the Company would constitute a default thereunder. The Indenture also contains restrictions on the ability of the Company to repurchase the Exchange Debentures. Any future credit agreements or other agreements relating to Exchange Debenture Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Debentures, the Company could seek the consent of its lenders to the purchase of Exchange Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Debentures. In such case, the Company's failure to purchase tendered Exchange Debentures would constitute an Event of Default under the Exchange Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Exchange Indenture would likely restrict payments to the Holders of Exchange Debentures.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Exchange Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Debentures validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Debentures to require the Company to repurchase such Exchange Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

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ASSET SALES

    The Exchange Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Exchange Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for asset sales pursuant to this clause (ii) (B) shall not exceed $5.0 million since the Issue Date; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, Exchange Debentures or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Exchange Debenture Senior Indebtedness, or (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Exchange Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Exchange Debentures and all holders of other Indebtedness that is PARI PASSU with the Exchange Debentures containing provisions similar to those set forth in the Exchange Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Debentures and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Exchange Indenture and such other PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Exchange Indenture. If the aggregate principal amount of Exchange Debentures and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Exchange Trustee shall select the Exchange Debentures and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    The Senior Credit Facility currently prohibits the Company from purchasing any Exchange Debentures and also provides that certain change of control events with respect to the Company would constitute a default thereunder. The Indenture also contains restrictions on the ability of the Company to repurchase the Exchange Debentures. Any future credit agreements or other agreements relating to Exchange Debenture Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Exchange Debentures, the Company could seek the consent of its lenders to the purchase of

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Exchange Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Debentures. In such case, the Company's failure to purchase tendered Exchange Debentures would constitute an Event of Default under the Exchange Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Exchange Indenture would likely restrict payments to the Holders of Exchange Debentures.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Exchange Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Debentures (other than Exchange Debentures), except a payment of interest or principal at Stated Maturity or as a mandatory or sinking fund payment; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company),

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
    plus (iii) 100% of the fair market value of any Person engaged in a Permitted Business or assets used by the Company or a Restricted Subsidiary in a Permitted Business which such Person or assets were acquired by the Company or any of its Restricted Subsidiaries since the Issue Date, PROVIDED that the consideration for such Person or assets consisted solely of Equity Interests of the Company (other than Disqualified Stock), PLUS (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash or the receipt of properties used in a Permitted Business, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment or the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of property received in exchange therefor and (B) the amount of such Restricted Investment.

    The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Exchange Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of any Disqualified Stock of the Company or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Disqualified Stock of the Company or such Restricted Subsidiary, respectively; PROVIDED that: (A) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and (C) such Disqualified Stock is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iv) the redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (vi) so long as no Default or Event of Default is continuing or would be caused thereby, the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Exchange Indenture; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period, (vii) dividends or other payments to Holdings sufficient to enable Holdings to pay accounting, legal, corporate or reporting and administrative expenses of Holdings incurred in the ordinary course of business in an amount not to exceed $500,000 in any twelve-month period, (viii) the making of loans by the Company or any of its Restricted Subsidiaries to officers or directors of the Company; provided that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million plus any such loans outstanding on the date of the Exchange Indenture; (ix) payments to Holdings by the Company or any Restricted Subsidiary with respect to taxes (including estimated taxes) that are paid by Holdings on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the Company or such Restricted Subsidiary would have paid to the relevant taxing authority if the Company or such Restricted Subsidiary filed a separate tax return for the period in question; (x) so long as no Default or Event of Default is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock or Disqualified Stock issued in connection with the acquisition of assets or a Permitted

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
Business, PROVIDED, that the aggregate amount of such defeasance, redemption or repurchase payments shall not exceed at any time $10.0 million; (xi) so long as no Default of Event of Default is continuing or would be caused thereby, payments under the Management Agreement as in effect on the Issue Date; (xii) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any employee of the Company or a Restricted Subsidiary of the Company upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $400,000 less the amount of Restricted Payments made pursuant to clause (xiii) below during such period in any twelve-month period; and (xiii) the direct or indirect redemption, repurchase or other acquisition or retirement for value of Class A Senior Preferred Stock of Holdings from Holdings' qualified employee stock options plans, which Class A Senior Preferred Stock will either be issued on the Issue Date or issued as dividends thereon in accordance with the certificate of designations relating thereto as in effect on the Issue Date, provided that such redemption, repurchase or other acquisition or retirement is required by applicable law and such plans.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

    The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment (or date of receipt of Qualified Proceeds) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Exchange Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Exchange Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Exchange Indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this covenant; PROVIDED,in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Exchange Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock

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
and Restricted Subsidiaries may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Company of Indebtedness under the Senior Credit Facility in an aggregate principal amount not exceeding an amount equal to $160.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

        (ii) the incurrence by Cluett Peabody Canada Inc. of Indebtedness under the Canadian Credit Facility in an aggregate principal amount not exceeding an amount equal to $15.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay revolving credit Indebtedness under the Canadian Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

        (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Notes and the Guarantees thereof;

        (iv) the incurrence by the Company of Indebtedness represented by the Exchange Debentures;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Existing Indebtedness or Indebtedness (other than intercompany Indebtedness) that was permitted by the Exchange Indenture to be incurred under the first paragraph hereof or clauses (iv), (v), (vi), (ix) or (xv) of this paragraph;

        (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

        (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Exchange Indenture to be outstanding;

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
        (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (ix) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), does not exceed $5.0 million;

        (x) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

        (xi) indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Guarantor in the ordinary course of business;

        (xii) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (xiii) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

        (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiv); and

        (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xv), not to exceed $10.0 million.

    For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of indebtedness, the U.S.

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dollar-equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such indebtedness was incurred.

    LIENS

    The Exchange Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Exchange Indenture and the Exchange Debentures are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; PROVIDED that if such Indebtedness is by its terms expressly subordinated to the Exchange Debentures, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Exchange Debentures with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Exchange Debentures.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Exchange Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Senior Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date, (c) the Exchange Indenture and the Exchange Debentures, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Exchange Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) any other security agreement, instrument or document relating to Senior Indebtedness hereafter in effect, provided

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that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the Issue Date, (n) any agreement relating to a sale and leaseback transaction or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease, (o) the Canadian Credit Facility as in effect as of the date of the Exchange Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Canadian Credit Facility as in effect on the Issue Date or (p) customary restrictions imposed on the payment of dividends by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Exchange Indenture will provide that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Exchange Debentures and the Exchange Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Exchange Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    TRANSACTIONS WITH AFFILIATES

    The Exchange Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Exchange Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved

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by a majority of the disinterested members of the Board of Directors and (b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) payments made pursuant to the Management Agreement in effect as of the Issue Date, and (vi) Restricted Payments that are permitted by the provisions of the Exchange Indenture described above under the caption "--Restricted Payments.

    NO SENIOR SUBORDINATED DEBT

    The Exchange Indenture will provide that the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to all Senior Indebtedness of the Company and senior in any respect in right of payment to the Exchange Debentures.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

    REPORTS

    The Exchange Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Debentures are outstanding, the Company will furnish to the Holders of Exchange Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Exchange Debentures remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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EVENTS OF DEFAULT AND REMEDIES

    The Exchange Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or Holders of at least 25% in principal amount of outstanding Exchange Debentures to comply with any of its other agreements in the Exchange Indenture or the Exchange Debentures; (v) default under any mortgage, Exchange Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Exchange Indenture, which default
(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

    If any Event of Default occurs and is continuing, the Exchange Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Debentures will become due and payable without further action or notice. Holders of the Exchange Debentures may not enforce the Exchange Indenture or the Exchange Debentures except as provided in the Exchange Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Exchange Trustee in its exercise of any trust or power. The Exchange Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Exchange Trustee may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Exchange Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Debentures.

    The Company is required to deliver to the Exchange Trustee annually a statement regarding compliance with the Exchange Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Exchange Trustee a statement specifying such Default or Event of Default.

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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Debentures, the Exchange Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Debentures ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Debentures to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Exchange Debentures when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Exchange Debentures concerning issuing temporary Exchange Debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Exchange Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Exchange Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Exchange Trustee, in trust, for the benefit of the Holders of the Exchange Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Exchange Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Exchange Trustee an opinion of counsel in the United States reasonably acceptable to the Exchange Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Exchange Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Exchange Trustee an opinion of counsel in the United States reasonably acceptable to the Exchange Trustee confirming that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or

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insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Exchange Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Exchange Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Exchange Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Exchange Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Exchange Debentures in accordance with the Exchange Indenture. The Registrar and the Exchange Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Indenture. The Company is not required to transfer or exchange any Exchange Debenture selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Debenture for a period of 15 days before a selection of Exchange Debentures to be redeemed.

    The registered Holder of an Exchange Debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Exchange Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Debentures), and any existing default or compliance with any provision of the Exchange Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Debentures).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder): (i) reduce the principal amount of Exchange Debentures whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Exchange Debentures (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the Exchange Debentures and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Exchange Debentures,
(vi) make any change in the provisions of the Exchange Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Debentures to receive payments of principal of or premium, if any, or interest on the Exchange Debentures, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), or

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(viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Note Exchange Indenture (which relate to subordination) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of Holders of Exchange Debentures.

    Notwithstanding the foregoing, without the consent of any Holder of Exchange Debentures, the Company and the Exchange Trustee may amend or supplement the Exchange Indenture or the Exchange Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of the Company's obligations to Holders of Exchange Debentures in the case of a merger or consolidation or sale of all or substantially all of the Company's assets to make any change that would provide any additional rights or benefits to the Holders of Exchange Debentures or that does not adversely affect the legal rights under the Exchange Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Indenture under the Trust Exchange Indenture Act.

CONCERNING THE EXCHANGE TRUSTEE

    The Exchange Indenture contains certain limitations on the rights of the Exchange Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Exchange Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Exchange Trustee, subject to certain exceptions. The Exchange Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Exchange Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Exchange Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Indenture at the request of any Holder of Exchange Debentures, unless such Holder shall have offered to the Exchange Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Exchange Indenture without charge by writing to Cluett American Corp., 48 West 38th Street, New York, New York 10018, Attention: Secretary.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Certificate of Designations and the Exchange Indenture. Reference is made to the Certificate of Designations and the Exchange Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this

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definition, "control" (including, with correlative meanings, the terms
"controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

    "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Exchange Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary,
(iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments," (iv) a disposition of Cash Equivalents or obsolete equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business, and (v) sale of accounts receivable, or participation therein, in connection with any Qualified Receivables Transaction.

    "BOARD OF DIRECTORS" means the board of directors of the Company.

    "CANADIAN CREDIT FACILITY" means the Loan Agreement, added as of August 8, 1997, between Cluett Peabody Canada Inc. and Congress Financial Corporation (Canada).

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not

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more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)--(v) of this definition.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a

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prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business) plus (vi) Reorganization Charges of such Person and its Restricted Subsidiaries for such period to the extent that such Reorganization Charges were deducted in computing such Consolidated Net Income, in each case, determined on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof; PROVIDED that the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to the Company's direct and indirect Equity Interests in such Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including

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through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities and the Canadian Credit Facility outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (i) and (ii), respectively, of the definition of Permitted Debt.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED EXCHANGE DEBENTURE SENIOR DEBT" means (i) any Indebtedness outstanding under the Senior Credit Facility, (ii) any Indebtedness outstanding under the Indenture, and (iii) any other Exchange Debenture Senior Indebtedness permitted under the Exchange Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Exchange Debenture Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Preferred Stock mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EQUITY OFFERING" means an offering of common stock (other than Disqualified Stock) of the Company or any direct or indirect parent corporation of the Company (a "Parent Corporation"), other than an offering pursuant to Form S-8 (or any successor thereto) and other than common stock issued pursuant to employee benefit plans or as compensation to employees, PROVIDED, THAT in the case of an Equity Offering by a Parent Corporation, such Parent Corporation contributes to the common equity of the Company the portion of the net cash proceeds thereof necessary to pay the aggregate redemption price of the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, to be redeemed in connection therewith.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "EXCHANGE DEBENTURE SENIOR INDEBTEDNESS" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) all Indebtedness outstanding under the Notes and the Parity Notes,
(iii) any other Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary under the terms of the Exchange Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Debentures and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Exchange Indenture.

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    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted
Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (adjusting for, in the case of an Asset Acquisition or merger or consolidation permitted under "Certain Covenants--Merger, Consolidation or Sale of Assets," any operating expense or cost reduction of such Person or the Person to be acquired which, in the good faith estimate of management, will be eliminated or realized, as the case may be, as a result of such Asset Acquisition, merger or consolidation) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements

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by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

    "ISSUE DATE" means the date of original issuance of the Exchangeable Preferred Stock.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT AGREEMENT" means that certain Management Agreement dated the Issue Date among the Principals, the Company and Holdings, as in effect on the Issue Date.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, (i) excluding,

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however, (x) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (y) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and (ii) less the aggregate amount of all Restricted Payments made by such Person or any of its Restricted Subsidiaries for such period pursuant to clause (vii) of the second paragraph of the covenant described above under the caption "--Description of the Exchange Debentures--Certain Covenants--Restricted Payments" times one minus the then combined federal, state and local statutory tax rate of the Company.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Debentures being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFICERS' CERTIFICATE" means a certificate signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President of the Company and (ii) the Chief Financial Officer or the Secretary of the Company, which certificate shall comply with the Indenture.

    "PERMITTED BUSINESS" means the business of the Company and its Restricted Subsidiaries conducted on the Issue Date and businesses reasonably related or ancillary thereto.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the

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Indenture; (g) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers; (h) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed the greater of (A) $10.0 million and (B) 5% of Total Assets.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities that are subordinated to all Exchange Debenture Senior Indebtedness (and any debt securities issued in exchange for Exchange Debenture Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Exchange Debentures are subordinated to Exchange Debenture Senior Indebtedness pursuant to Article 10 of the Exchange Indenture.

    "PERMITTED LIENS" means (i) Liens on assets of the Company securing Exchange Debenture Senior Indebtedness of the Company and Liens on assets of the Company's Restricted Subsidiaries; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (xi) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, PROVIDED, HOWEVER, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and
(B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xiii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xiv) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the company or any of its Restricted Subsidiaries; (xv) any interest or

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title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xvi) Liens upon specific items of inventory or other goods and proceeds of any Person Securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xviii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xix) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture; (xx) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries; (xxi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (xxii) Liens or assets of a Receivables Subsidiary arising on connection with a Qualified Receivables Transaction; (xxiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xxiv) Liens securing Acquired Debt incurred in accordance with clause (ix) of the covenant described under "--Description of the Exchange Debentures--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" PROVIDED, that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PRINCIPALS" means Vestar Capital Partners III, L.P.

    "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

    "QUALIFIED PROCEEDS" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) long-term assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the company or any Restricted Subsidiary of the Company of such Capital Stock,
(a) such Person becomes a Wholly-Owned Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly-Owned Restricted Subsidiary of the Company.

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

    "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

    "RELATED PARTY" with respect to any Principal means (A) any controlling stockholder, Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

    "REORGANIZATION CHARGES" means (i) up to $3.3 million of facility closing and reengineering costs incurred by the Company and its Subsidiaries prior to the Issue Date, (ii) up to $550,000 of losses incurred by the Company and its Subsidiaries prior to the Issue Date associated with (x) the Canadian retail operations of the Company and its Subsidiaries and (y) the Mexican and Guatemalan operations of the Company and its Subsidiaries, in each case calculated in accordance with GAAP on a consolidated basis, (iii) up to $4.0 million of bankruptcy reorganization costs incurred by the Company and its Restricted Subsidiaries prior to the Issue Date, and (iv) the costs and expenses of the Company and its Subsidiaries incurred in connection with the Transaction, in each case calculated in accordance with GAAP on a consolidated basis.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary

    "SENIOR CREDIT FACILITY" means the credit agreement to be entered into on or prior to the Issue Date by and among the Company, NationsBanc Montgomery Securities LLC, as arranger and syndication agent, certain lending parties thereto and NationsBank, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreements and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as the borrowers and issuers thereunder include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Exchange Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TOTAL ASSETS" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Exchange Trustee by filing with the Exchange Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default or Voting Rights Triggering Event, as applicable, would be in existence following such designation

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, as applicable, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, if applicable, of such Indebtedness or Disqualified Stock.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

    The certificates representing the New Preferred Stock will be issued in fully registered form. The New Preferred Stock initially will be represented by a single, permanent global certificate, in definitive, fully registered form without interest coupons (the "Global Certificate") and will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (the "Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    So long as DTC, or its nominee, is the registered owner or holder of the New Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Preferred Stock represented by such Global Certificate for all purposes under the Certificate of Designations. No beneficial owner of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Certificate of Designations with respect to the New Preferred Stock.

    Payments on the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records, relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment (including liquidated damages) on the Global Certificate, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Certificate held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell New Preferred Stock to persons in states which require physical delivery of the New Preferred Stock, or to pledge such securities, such holder must transfer its interest in the Global Certificate, in accordance with the normal procedures of DTC and with the procedures set forth in the Certificate of Designations.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of New Preferred Stock (including the presentation of New Preferred Stock for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificate are credited and only in respect of such portion of the aggregate principal amount of New Preferred Stock as to which such Participant or Participants has or have given such direction.

    Upon the issuance of the Global Certificate, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in the Global Certificate will be limited to Participants or persons who hold interests through Participants. Ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of Participants (with respect to interests of persons other than Participants).

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificate among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificate and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Certificate.

                          DESCRIPTION OF CAPITAL STOCK

    Upon the consummation of the Offerings, the Certificate of Incorporation of the Company, as amended, provided that the Company has the authority to issue 5,000,000 shares of the Company's preferred stock. Upon the consummation of the Offerings and the Recapitalization, the Company had 500,000 shares of preferred stock consisting of the Exchangeable Preferred Stock.

    The following summary of certain provisions of the common stock and such preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Certificate of Incorporation, as amended, and by the provisions of applicable law.

    Except as otherwise provided herein or as otherwise required by applicable law, the holders of common stock shall be entitled to one vote per share on all matters to be voted on by the Company's stockholders.

    The Company's preferred stock shall have the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the Board of Directors of the Company. The New Preferred Stock being offered in the Exchange Offerings is a series of the preferred stock issued pursuant to a Certificate of Designation. See "Description of the New Preferred Stock and Exchange Debentures."

    The Certificate of Incorporation, as amended, of the Company provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7), as amended from time to time) no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Company's Senior Credit Facility and the Canadian Facility (as defined). Capitalized terms used but not otherwise defined in this "Description of the Senior Credit Facility" shall have the meaning to be ascribed to them in the Senior Credit Facility.

SENIOR CREDIT FACILITY

    The Senior Credit Facility is provided by a syndicate of banks and other financial institutions led by NationsBank, N.A. as administrative and collateral agent and NationsBanc Montgomery Securities LLC as arranger and syndication agent and Gleacher Natwest Inc. as document agent. The Senior Credit Facility provides senior secured financing of up to $160.0 million, consisting of the $50.0 million Term Loan A with a maturity of six years ("Term Loan A"), the $60.0 million Term Loan B with a maturity of seven years ("Term Loan B") and a revolving facility for $50.0 million (the "Revolver"). The Revolver commitment terminates six years from the date of the closing of the Senior Credit Facility.

    The Term Loans will amortize in quarterly amounts commencing June 30, 1998 based upon the annual amounts shown below:

                                                                      TERM LOAN A         TERM LOAN B
                                                                 ---------------------  ---------------
                                                                         (DOLLARS IN MILLIONS)

Year 1.........................................................        $     2.0           $     0.6

Year 2.........................................................              4.0                 0.6

Year 3.........................................................              6.0                 0.6

Year 4.........................................................             10.0                 0.6

Year 5.........................................................             13.0                 0.6

Year 6.........................................................             15.0                 0.6

Year 7.........................................................           --                    56.4
                                                                           -----               -----

Total..........................................................        $    50.0           $    60.0
                                                                           -----               -----
                                                                           -----               -----

    The obligations of the Company under the Senior Credit Facility are unconditionally and irrevocably guaranteed by the Company's domestic subsidiaries (the "Guarantors"). In addition, the Senior Credit Facility is secured by first priority or equivalent security interests in substantially all tangible and intangible assets of the Company and the Guarantors, including all the capital stock of, or other equity interests in, each direct or indirect domestic subsidiary of the Company and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of the Company or any Guarantor (to the extent permitted by applicable contractual and legal provisions).

    The Term Loans (and in the case of (i) below, the Revolver) will be subject to mandatory prepayment (i) with the proceeds of certain asset sales, (ii) on an annual basis with 50% of the Company's excess cash flow (as defined in the Senior Credit Facility), (iii) with the proceeds of certain equity offerings and
(iv) with the proceeds from the issuance of certain funded debt of borrowed money.

    The Term Loans and the Revolver will initially bear (subject to performance based step downs) interest at a rate equal to LIBOR plus (i) in the case of Term Loan A and the Revolver, 225 basis points or, at the Company's option, the administrative agent's alternate base rate (as defined in the Senior Credit Facility) plus 125 basis points or (ii) in the case of Term Loan B, 250 basis points or, at the Company's option, such alternate base rate plus 150 basis points.

    The Senior Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, pay dividends, create liens on assets, enter into leases, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Credit Facility the Company is required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and maximum leverage ratios.

CANADIAN FACILITY

    Cluett Peabody Canada Inc. ("Cluett Canada") has entered into a Loan Agreement dated August 8, 1997 (the "Canadian Facility") between Cluett Canada and Congress Financial Corporation (Canada) ("Congress"), as lender. The Canadian Facility provides for a revolving loan facility of up to $15,000,000, which amount may be reduced based upon the value of accounts receivable outstanding and inventory held by Cluett Canada, or upon the good faith determination by Congress that the amount should be reduced to reflect, among other things, loss contingencies or risks, letters of credit and events of default of Cluett

Canada. The Canadian Facility also provides for letters of credit up to $8,000,000 outstanding at any one time, subject to certain minimum inventory requirements. The Canadian Facility has an initial term of three years and continues year to year thereafter.

    Amounts borrowed under the Canadian Facility bear interest at the rate of 1 1/4% per annum over the designated reference rate, rising to 3 1/4% in the event that the Canadian Facility is terminated or an event of default has occurred and is continuing or, in the case of the Revolver only, where amounts borrowed are in excess of amounts available. The Canadian Facility contains customary covenants and restrictions on Cluett Canada's ability to engage in certain activities including limitations on indebtedness, dividends and distributions, as well as a minimum net worth requirement.

THE PARITY NOTES

    The Parity Notes will be issued under the Indenture, will have the same terms as the Notes and will be treated as a single class with the Notes for all purposes under the Indenture, including without limitation, waivers, amendments, offers to purchase and redemptions.

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes, the Preferred Stock and the Exchange Debentures and the exchange of Old Notes for Exchange Notes and the exchange of Exchangeable Preferred Stock for New Preferred Stock pursuant to the Exchange Offerings as of the date hereof. It applies only to a beneficial owner of a Note who acquires the Note at the initial offering and for the original offering price thereof and to a U.S. Holder (as defined below) who acquires the Preferred Stock on original issuance and for the original offering price.

    This discussion does not address the tax consequences to holders of the Preferred Stock or the Exchange Debentures who are not U.S. Holders, and is limited to Notes, Preferred Stock, and Exchange Debentures that are held as capital assets. This discussion is for general information only, and does not address all of the tax consequences that may be relevant to particular acquirers in light of their personal circumstances, to certain types of acquirers (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, or persons whose functional currency is not the U.S. Dollar) or to integrated transactions (such as certain hedging transactions, conversion transactions or "straddle" transactions). In addition, this discussion does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular acquirer.

    As used herein, the term "U.S. Holder" means a holder of Notes, Preferred Stock or Exchange Debentures that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) at least one U.S. person has authority to control all substantial decisions of the trust. A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

    PROSPECTIVE ACQUIRERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, THE NEW PREFERRED STOCK AND THE EXCHANGE DEBENTURES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

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EXCHANGE OF NOTES AND EXCHANGEABLE PREFERRED STOCK

    The exchange of Old Notes and Exchangeable Preferred Stock for Exchange Notes and New Preferred Stock, respectively, pursuant to the Exchange Offerings should not constitute a taxable event to holders. Consequently, no gain or loss should be recognized by a holder upon receipt of such Exchange Note or New Preferred Stock, the holding period of such Exchange Note or New Preferred Stock should include the holding period of the Old Note or the Exchangeable Preferred Stock exchanged therefor, and the basis of such Exchange Note or such New Preferred Stock should be the same as the basis of the Old Note or Exchangeable Preferred Stock immediately before the exchange

THE NOTES; TAXATION OF U.S. HOLDERS

    PAYMENT OF INTEREST ON THE NOTES. Interest on an Note will generally be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder's method of accounting for tax purposes.

    SALE, EXCHANGE AND RETIREMENT OF EXCHANGE NOTES. A U.S. Holder's tax basis in a Note will, in general, be the U.S. Holder's cost therefor. Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less amounts attributable to any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

THE NOTES; TAXATION OF NON-U.S. HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest on an Exchange Note owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on an Exchange Note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

        (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, retirement or other disposition of a Note; and

        (c) a Note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Exchange Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified

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procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service Form ("IRS") W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

    If a non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from (or reduction in) withholding under the benefit of an applicable tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-U.S. Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

    If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above (provided it satisfies the certification requirements described above), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on an Exchange Note will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

    Special rules apply to certain Non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies" and to certain U.S. shareholders of such entities that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

INFORMATION REPORTING AND BACKUP WITHHOLDING.

    In general, information reporting requirements will apply to certain payments of principal and interest paid on Notes and to the proceeds of sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    In general, no information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U.S. Holders if a statement described in (a)(iv) above has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person).

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    In addition, backup withholding and information reporting may apply to the proceeds of the sale of a Note within the United States or conducted through certain U.S. related financial intermediaries unless the statement described in
(a)(iv) above has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

NEW PREFERRED STOCK; U.S. HOLDERS

    CLASSIFICATION OF PREFERRED STOCK AND EXCHANGE DEBENTURES. The remainder of this discussion assumes that the Preferred Stock will be classified as stock and the Exchange Debentures will be classified as debt for United States federal income tax purposes, but no opinion is either expressed or implied on these issues. Any change in these assumptions would alter the tax consequences described below.

    DIVIDENDS. Distributions on the Preferred Stock will constitute dividends to the extent paid from current or accumulated earnings and profits of the Company (as determined under United States federal income tax principles). Dividends "paid in kind" through the issuance of additional Preferred Stock will be treated as distributions in an amount equal to the fair market value of such additional Preferred Stock as of the date of distribution. Such amount will also be the issue price and initial tax basis of the newly distributed Preferred Stock for United States federal income tax purposes. The amount of the Company's earnings and profits at any time will depend upon the future actions and financial performance of the Company. The Company believes that it does not presently have any current or accumulated earnings and profits. Consequently, unless the Company generates earnings and profits in the future, distributions with respect to the Preferred Stock may not qualify as dividends for federal income tax purposes. To the extent that the amount of a distribution on the Preferred Stock exceeds the Company's current and accumulated earnings and profits, such distribution will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the Preferred Stock in the hands of each U.S. Holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) that would otherwise be realized by such U.S. Holder upon the sale or other taxable disposition of such Preferred Stock. The amount of any such distribution that exceeds the adjusted tax basis of the Preferred Stock in the hands of the U.S. Holder will be treated as capital gain.

    DIVIDENDS RECEIVED DEDUCTION. Under Section 243 of the Code, corporate U.S. Holders may be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends received deduction.

    Section 246A of the Code reduces the dividends received deduction allowed to a corporate U.S. Holder that has incurred indebtedness "directly attributable" to its investment in portfolio stock. Section 246(c) of the Code requires that, in order to be eligible for the dividends received deduction, a corporate U.S. Holder must generally hold the shares of the Preferred Stock for a minimum of 46 days (91 days in the case of certain preferred stock) during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 180 day period beginning 90 days before such date in the case of certain preferred stock). A U.S. Holder's holding period for these purposes is suspended during any period in which it has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the Preferred Stock.

    Under Section 1059 of the Code, a corporate U.S. Holder is required to reduce its tax basis (but not below zero) in the Preferred Stock by the nontaxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced, or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends received deduction provisions of Section 243 of the

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Code. An extraordinary dividend on the Preferred Stock generally would be a dividend that (i) equals or exceeds 5% of the corporate U.S. Holder's adjusted tax basis in the Preferred Stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend or (ii) exceeds 20% of the corporate U.S. Holder's adjusted tax basis in the Preferred Stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend. In determining whether a dividend paid on the Preferred Stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for such U.S. Holder's tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of the Treasury as of the day before the ex-dividend date. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the Company, regardless of the stockholder's holding period and regardless of the size of the dividend. If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce the U.S. Holder's tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as capital gain and will be recognized in the taxable year in which the extraordinary dividend is received.

    Special rules exist with respect to extraordinary dividends for "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to any share of stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the U.S. Holder acquired such stock. A qualified preferred dividend does not include any dividend payable with respect to any share of stock if the actual rate of return of such stock exceeds 15%.
Section 1059 does not apply to qualified preferred dividends if the corporate U.S. Holder holds such stock for more than five years. If the U.S. Holder disposes of such stock before it has been held for more than five years, the amount subject to extraordinary dividend treatment with respect to qualified preferred dividends is limited to the excess of the actual rate of return over the stated rate of return. Actual or stated rates of return are the actual or stated dividends expressed as a percentage of the lesser of (1) the U.S. Holder's tax basis in such stock or (2) the liquidation preference of such stock. CORPORATE U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP OR DISPOSITION OF THE PREFERRED STOCK.

    REDEMPTION PREMIUM. Under Section 305(c) of the Code and the applicable regulations thereunder, if the redemption price of the Preferred Stock exceeds its issue price by more than a de minimus amount, the difference ("redemption premium") will be taxable as a constructive distribution of additional Preferred Stock to the U.S. Holder under a constant interest rate method similar to that described below for accruing original issue discount ("OID") (see "Exchange Debentures--Original Issue Discount"). Because the Preferred Stock provides for optional rights of redemption by the Company at prices in excess of the issue price, stockholders could be required to recognize such redemption premium if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. If stock may be redeemed at more than one time, the time and price at which such redemption is most likely to occur must be determined based on all of the facts and circumstances. Applicable regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (i) the issuer and the U.S. Holder are not related within the meaning of the regulations; (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock (disregarding, for this purpose, a separate mandatory redemption), and (iii) exercise of the right to redeem would not reduce the yield of the stock, as determined under the regulations. Regardless of whether the optional redemptions are more than likely not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a DE MINIMIS amount or is in the nature of a penalty for premature redemption. The Company intends to take the position that the existence of the Company's optional redemption rights does not result in a constructive distribution to U.S. Holders. It is not entirely clear how the rules under
Section 305(c) apply to the Company's rights and obligations to redeem the Preferred Stock in the event of a Change of Control, and it is possible that such rights and obligations will give rise to constructive distributions.

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    Any additional shares of Preferred Stock distributed by the Company in lieu of cash dividend payments on the Preferred Stock and received by Holders of the Preferred Stock may bear redemption premium, depending upon the issue price of such shares (I.E., the fair market value of such shares on the date of issuance), and this may give rise to constructive distributions as described above. If such shares bear redemption premium, such shares generally will have different tax characteristics than other shares of Preferred Stock. This difference in tax characteristics could adversely affect the liquidity of the shares.

    DISPOSITION OF PREFERRED STOCK. A U.S. Holder's adjusted tax basis in the Preferred Stock will, in general, be the U.S. Holder's initial tax basis of such Preferred Stock increased by the redemption premium previously included in income by the U.S. Holder. A corporate U.S. Holder's tax basis may be further adjusted by the extraordinary dividend provision discussed above. Upon the sale or other disposition of Preferred Stock (other than by redemption) a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the adjusted tax basis of the Preferred Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other disposition the Preferred Stock has been held for more than one year. Net capital gain of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

    A redemption of the Preferred Stock by the Company would be treated, under
Section 302 of the Code, either as a sale or exchange giving rise to capital gain or loss or as a dividend. In the case of a redemption of Preferred Stock for Exchange Debentures, the amount realized on the exchange would be equal to the "issue price" of the Exchange Debentures plus any cash received on the exchange. The issue price of an Exchange Debenture would be equal to (i) its fair market value as of the exchange date if the Exchange Debentures are traded on an established securities market at any time during a specified period or
(ii) the fair market value at the exchange date of the Preferred Stock if such Preferred Stock is traded on an established securities market during a specified period but the Exchange Debentures are not. If neither the Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures would be determined under Section 1274 of the Code, in which case the issue price would be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debentures are issued. If the yield on the Exchange Debentures is less than such applicable federal rate, their issue price under section 1274 of the Code would be equal to the present value as of the issue date of all payments to be made on the Exchange Debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established securities market within the meaning of the Treasury Regulations or whether the yield on the Exchange Debentures will equal or exceed the applicable federal rate, as discussed above.

    If a redemption of shares of the Preferred Stock for cash or an exchange of the Preferred Stock for Exchange Debentures is treated as a dividend with respect to a particular exchanging U.S. Holder under Section 302 of the Code, such U.S. Holder (i) will not recognize any loss on the exchange, (ii) will recognize dividend income (rather than capital gain) in an amount equal to the fair market value of the Exchange Debentures received without regard to the U.S. Holder's basis in the shares of Preferred Stock surrendered in the exchange, to the extent of its proportionate share of the Company's current or accumulated earnings and profits and (iii) the holding period for the Exchange Debentures will begin on the day after the day on which the Exchange Debentures are acquired by the exchanging U.S. Holder. Pursuant to Section 302 of the Code, the redemption or exchange will not be treated as a dividend, if after giving effect to the constructive ownership rules of Section 318 of the Code, the redemption or exchange (i) represents a "complete termination" of the exchanging U.S. Holder's stock interest in the Company, (ii) is "substantially disproportionate" with respect to the exchanging U.S. Holder or (iii) is "not essentially equivalent to a dividend" with respect to the exchanging U.S. Holder, all within the meaning of Section

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302(b) of the Code. An exchange will be "not essentially equivalent to a dividend" as to a particular U.S. Holder if it results in a "meaningful reduction" in such U.S. Holder's interest in the Company (after application of the constructive ownership rules of Section 318 of the Code). In general, there are no fixed rules for determining whether a "meaningful reduction" has occurred. Each U.S. Holder should consult its own tax advisor as to its ability in light of its own particular circumstances to satisfy any of the foregoing tests. Additionally, corporate U.S. Holders should consult their own tax advisors concerning the availability of the corporate dividends received deduction and the possible application of the extraordinary dividend rules of
Section 1059 of the Code to an exchange by a corporate holder for whom the distribution is taxable as a dividend.

    Depending upon a U.S. Holder's particular circumstances, the tax consequences of holding Exchange Debentures may be less advantageous than the tax consequences of holding Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be eligible for any dividends received deduction that may be available to corporate United States Holders.

EXCHANGE DEBENTURES

    ORIGINAL ISSUE DISCOUNT. An Exchange Debenture will be issued with original issue discount ("OID") to the extent that its "stated redemption price at maturity" exceeds its "issue price by more than a DE MINIMUS amount." U.S. Holders of Exchange Debentures may be subject to special tax accounting rules, as described in greater detail below. U.S. Holders of Exchange Debentures should be aware that they generally must include OID in gross income for United States federal income tax purposes on an annual basis under a constant yield method. As a result, such U.S. Holders will include OID in income in advance of the receipt of cash attributable to that income. However, U.S. Holders of Exchange Debentures generally will not be required to include separately in income cash payments received on such Debentures, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). The Company will report to U.S. Holders of any Exchange Debentures with OID on a timely basis the reportable amount of OID and interest income based on its understanding of applicable law.

    The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." For this purpose "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the debt instrument that appropriately takes into account the length of the intervals between payments. If the Exchange Debentures are issued at a time when the Company has the option to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, none of the stated interest on such Exchange Debentures will be treated as qualified stated interest so that all of such payments will be included in the "stated redemption price at maturity" and the Exchange Debentures will be issued with OID. The "issue price" of an Exchange Debenture will be determined as described under "--Disposition of Preferred Stock."

    The amount of OID includible in income by the initial U.S. Holder of an Exchange Debenture is the sum of the "daily portions" of OID with respect to the Exchange Debenture for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such Exchange Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Exchange Debenture may be of any length and may vary in length over the term of the Exchange Debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Exchange Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the

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sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of an Exchange Debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments made on such Exchange Debenture (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF OWNING EXCHANGE DEBENTURES.

    AMORTIZABLE BOND PREMIUM. If at the time the Preferred Stock is exchanged for the Exchange Debentures, the U.S. Holder's tax basis in any such Exchange Debenture exceeds its stated redemption price at maturity, the Exchange Debenture will be considered to have been issued at a premium. A U.S. Holder generally may elect to amortize the premium over the term of the Exchange Debenture on a constant yield method as an offset to interest when includible in income under the U.S. Holder's regular accounting method. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    REDEMPTION, SALE OR EXCHANGE OF EXCHANGE DEBENTURES. The adjusted tax basis of a U.S. Holder who receives Exchange Debentures in exchange for Preferred Stock will, in general, be equal to the initial tax basis of such Exchange Debentures, increased by OID previously included in income by the U.S. Holder and reduced by any cash payments on the Exchange Debentures other than qualified stated interest. Upon the redemption, sale, exchange or retirement of an Exchange Debenture a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement (less any amount attributable to accrued qualified stated interest) and the adjusted tax basis of the Exchange Debenture. Net capital gain of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

    APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS. If the yield-to-maturity on Exchange Debentures with OID equals or exceeds the sum of (x) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which such debentures are issued (the "AFR") and (y) 5%, and the OID on such Exchange Debentures is "significant", the Exchange Debentures will be considered "applicable high yield discount obligations" ("AHYDOs") under
Section 163(i) of the Code. Consequently, the Company would not be allowed to take a deduction for interest (including OID) accrued on such Exchange Debentures for U.S. federal income tax purposes until such time as the Company actually pays such interest (including OID) in cash or in other property (other than stock or debt of the Company or a person deemed to be related to the Company under Section 453(f)(1) of the Code). Because the amount of OID, if any, attributable to such Exchange Debentures will be determined at the time such Exchange Debentures are issued, and the AFR at the time such Exchange Debentures are issued in exchange for Preferred Stock is not predictable, it is impossible to determine at the present time whether an Exchange Debenture will be treated as an AHYDO.

    Moreover, if the yield-to-maturity on such an Exchange Debenture exceeds the sum of (x) the AFR and (y) 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the Exchange Debenture will be permanently disallowed (regardless of whether the Company actually pays such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the Exchange Debenture ("Dividend-Equivalent Interest"). For purposes of the dividends received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out

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of the Company's current or accumulated earnings and profits. Accordingly, a corporate U.S. Holder of an Exchange Debenture may be entitled to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by such corporate U.S. Holder on such an Exchange Debenture.

INFORMATION REPORTING AND BACKUP WITHHOLDING.

    In general, information reporting requirements will apply to dividends paid in respect of Preferred Stock and to the proceeds received on the sale, exchange or redemption of Preferred Stock to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income. U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding to the Exchange Debentures.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes or New Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes or New Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes or New Preferred Stock received in exchange for Old Notes or Exchangeable Preferred Stock where such Old Notes or Exchangeable Preferred Stock were acquired as a result of market-making activities or other trading activities. A broker-dealer may not participate in the Exchange Offer with respect to Old Notes or Exchangeable Preferred Stock acquired other than as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies the Company, or causes the Company to be so notified in writing, the Company has agreed for a period of 90 days after the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in any Letter of Transmittal. In
addition, until           , 1998 (90 days after the date of this Prospectus),
all dealers effecting transactions in the Exchange Notes or New Preferred Stock may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Exchange Notes or New Preferred Stock by broker-dealers. Exchange Notes and New Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or New Preferred Stock or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes or New Preferred Stock. Any broker-dealer that resells Exchange Notes or New Preferred Stock that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes or New Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes or New Preferred Stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes and Exchangeable Preferred Stock against certain liabilities, including certain liabilities that may arise under the Securities Act.

    By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes or New Preferred Stock pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of Exchange Notes or New Preferred Stock, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

                                 LEGAL MATTERS

    The validity of the Securities will be passed upon for the Company by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

    The combined financial statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Auditors.............................................................................        F-2

Combined Financial Statements:

    Combined Balance Sheets as of December 31, 1996 and 1997...............................................        F-3

    Combined Statements of Operations for the years ended December 31, 1995, 1996 and 1997.................        F-4

    Combined Statements of Stockholders' Deficit for the years ended December 31, 1995, 1996 and 1997......        F-5

    Combined Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.................        F-6

    Notes to Combined Financial Statements.................................................................        F-7

Interim Condensed Combined Financial Statements (Unaudited):

    Condensed Combined Balance Sheets as of March 29, 1997 and March 28, 1998..............................       F-32

    Condensed Combined Statements of Operations for the three months ended March 29, 1997 and March 28,
     1998..................................................................................................       F-33

    Condensed Combined Statements of Cash Flows for the three months ended March 29, 1997 and March 28,
     1998..................................................................................................       F-34

    Notes to Condensed Combined Financial Statements.......................................................       F-35

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Bidermann Industries Corp. and Affiliates

    We have audited the accompanying combined balance sheets as of December 31, 1996 and 1997, of Bidermann Industries Corp. and Consumer Direct Corporation (collectively, the "Company"), wholly owned subsidiaries of Bidermann Industries U.S.A., Inc., and the related combined statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 1996 and 1997 and the combined results of their operations and their cash flows for each of three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 19, 1998, except for Note 20
  as to which the date is April 10, 1998

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                                                                                DECEMBER 31
                                                                                          ------------------------
                                                                                             1996         1997
                                                                                          -----------  -----------

                                                                                               (IN THOUSANDS)
                                         ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $     5,784  $    10,019
  Accounts receivable, net..............................................................       52,489       48,442
  Inventories...........................................................................       71,828       78,236
  Prepaid expenses and other current assets.............................................        4,443        4,234
                                                                                          -----------  -----------
Total current assets....................................................................      134,544      140,931
Property, plant and equipment, net......................................................       46,940       47,698
Pension asset...........................................................................       28,191       30,227
Other noncurrent assets.................................................................        1,419        1,161
                                                                                          -----------  -----------
Total assets............................................................................  $   211,094  $   220,017
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.................................................  $    44,996  $    46,486
  Short-term debt and current portion of long-term debt.................................        1,171        9,172
  Income taxes payable..................................................................        1,636        2,153
                                                                                          -----------  -----------
Total current liabilities...............................................................       47,803       57,811

Due to parent...........................................................................       27,647       27,613
Long-term debt and capital lease obligations............................................        8,558        1,960
Other noncurrent liabilities............................................................          933          500
Liabilities subject to compromise.......................................................      181,695      168,932
Preferred stock, $1 par value: authorized 50,000 shares, issued and outstanding 15,000
  shares................................................................................       18,674       20,009

Stockholders' deficit:
  Common stock, $1 par value: authorized, issued and outstanding 2,000 shares (1,000
    BIC, 1,000 CDC).....................................................................            2            2
  Additional paid-in capital............................................................      174,927      173,592
  Accumulated deficit...................................................................     (245,295)    (228,099)
  Equity adjustment from foreign currency translation...................................       (3,850)      (2,303)
                                                                                          -----------  -----------
Total stockholders' deficit.............................................................      (74,216)     (56,808)
                                                                                          -----------  -----------
Total liabilities and stockholders' deficit.............................................  $   211,094  $   220,017
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                      YEAR ENDED DECEMBER
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------

                                                                                         (In Thousands)
Net sales....................................................................  $  486,733  $  368,696  $  362,907
Cost of goods sold...........................................................     369,817     273,800     253,792
                                                                               ----------  ----------  ----------
Gross profit.................................................................     116,916      94,896     109,115
Selling, general and administrative expenses.................................     137,903      85,877      74,790
Facility closing and reengineering costs.....................................      22,481      11,603       2,469
                                                                               ----------  ----------  ----------
                                                                                  160,384      97,480      77,259
Operating income (loss)......................................................     (43,468)     (2,584)     31,856
Interest expense, net (contractural interest expense $28,639 in 1995)........      22,721      16,928      15,233
Other expense, net...........................................................         532       3,314       1,984
                                                                               ----------  ----------  ----------
Income (loss) before reorganization costs (credits) and income taxes.........     (66,721)    (22,826)     14,639
Bankruptcy reorganization costs (credits)....................................      20,871       6,128      (3,883)
                                                                               ----------  ----------  ----------
Income (loss) before provision for income taxes..............................     (87,592)    (28,954)     18,522
Provision for income taxes...................................................       1,555       1,246       1,326
                                                                               ----------  ----------  ----------
Net income (loss)............................................................  $  (89,147) $  (30,200) $   17,196
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                 (IN THOUSANDS)

                                                                                                           EQUITY
                                                                                                         ADJUSTMENT
                                                                                                            FROM
                                                            COMMON STOCK       ADDITIONAL                  FOREIGN
                                                       ----------------------   PAID-IN    ACCUMULATED    CURRENCY
                                                         SHARES      AMOUNT     CAPITAL      DEFICIT     TRANSLATION    TOTAL
                                                       -----------  ---------  ----------  ------------  -----------  ----------
Balance at December 31, 1994.........................       2,000   $       2  $  177,159   $ (125,948)   $  (4,350)  $   46,863
  Foreign currency translation adjustment............          --          --          --           --       (1,069)      (1,069)
  Accretion of dividend on redeemable preferred
    stock............................................          --          --        (920)          --           --         (920)
  Net loss...........................................          --          --          --      (89,147)          --      (89,147)
                                                            -----   ---------  ----------  ------------  -----------  ----------
Balance at December 31, 1995.........................       2,000           2     176,239     (215,095)      (5,419)     (44,273)
  Foreign currency translation adjustment............          --          --          --           --        1,569        1,569
  Accretion of dividend on redeemable preferred
    stock............................................          --          --      (1,312)          --           --       (1,312)
  Net loss...........................................          --          --          --      (30,200)          --      (30,200)
                                                            -----   ---------  ----------  ------------  -----------  ----------
Balance at December 31, 1996.........................       2,000           2     174,927     (245,295)      (3,850)     (74,216)
  Foreign currency translation adjustment............          --          --          --           --        1,547        1,547
  Accretion of dividend on redeemable preferred
    stock............................................          --          --      (1,335)          --           --       (1,335)
  Net income.........................................          --          --          --       17,196           --       17,196
                                                            -----   ---------  ----------  ------------  -----------  ----------
Balance at December 31, 1997.........................       2,000   $       2  $  173,592   $ (228,099)   $  (2,303)  $  (56,808)
                                                            -----   ---------  ----------  ------------  -----------  ----------
                                                            -----   ---------  ----------  ------------  -----------  ----------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31
                                                                 -------------------------------
                                                                   1995       1996       1997
                                                                 ---------  ---------  ---------
                                                                         (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)..............................................  $ (89,147) $ (30,200) $  17,196
Adjustment to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
  Write-down of deferred financing activities..................      5,237         --         --
  Write-down of property, plant and equipment..................      9,425        742         --
  Depreciation.................................................     12,301     10,716      8,075
  Amortization.................................................        980        219         30
  Adjustments of liabilities subject to compromise.............      9,793         --    (10,000)
  Early retirement window benefit..............................      2,877         --         --
                                                                 ---------  ---------  ---------
                                                                   (48,534)   (18,523)    15,301
Changes in operating assets and liabilities, excluding the
  effect of dispositions:
  Accounts receivable..........................................      5,271      8,240      4,047
  Inventories..................................................     37,161     21,389     (6,408)
  Prepaid expenses and other current assets....................      3,924      3,797        209
  Pension and other noncurrent assets..........................     (3,573)    (1,499)    (1,808)
  Accounts payable and accrued expenses........................      4,722      1,526      1,490
  Income taxes payable.........................................        278        (78)       517
  Other liabilities............................................      2,896     (1,302)      (467)
                                                                 ---------  ---------  ---------
Net cash and cash equivalents provided by operating
  activities...................................................      2,145     13,550     12,881

INVESTING ACTIVITIES
Purchase of fixed assets.......................................     (6,776)    (8,249)   (10,979)
Proceeds on disposal of fixed assets...........................      1,407      1,566      1,786
Other, net.....................................................     (1,069)     1,564      1,907
                                                                 ---------  ---------  ---------
Net cash and cash equivalents used in investing activities.....     (6,438)    (5,119)    (7,286)
FINANCING ACTIVITIES
Proceeds from DIP credit facility..............................     11,000     53,300     16,398
Principal payments on DIP credit facility......................     (9,000)   (55,300)   (16,398)
Proceeds from issuance of long term debt.......................      2,579      4,971      2,246
Principal payments on long term debt...........................       (663)   (16,302)    (3,606)
                                                                 ---------  ---------  ---------
Net cash and cash equivalents provided by (used in) financing
  activities...................................................      3,916    (13,331)    (1,360)
                                                                 ---------  ---------  ---------
Net change in cash and cash equivalents........................       (377)    (4,900)     4,235
Cash and cash equivalents at beginning of year.................     11,061     10,684      5,784
                                                                 ---------  ---------  ---------
Cash and cash equivalents at end of year.......................  $  10,684  $   5,784  $  10,019
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES
Cash paid during the year:
  Interest.....................................................  $  17,149  $   8,773  $   7,649
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------
  Income taxes.................................................  $     234  $     674  $   1,163
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. BACKGROUND

    Bidermann Industries Corp. ("BIC") and its subsidiaries is a wholly-owned subsidiary of Bidermann Industries, U.S.A., Inc. ("BIUSA") operating in the textile and apparel industry primarily in the design, manufacture, and marketing of apparel and the licensing of certain owned trademarks and processes relating to the textile and apparel industry. Effective November 4, 1996, certain assets of two BIC subsidiaries, Cluett Peabody & Co., Inc. and Bidermann Tailored Clothing, Inc., were transferred to a newly formed company, Cluett Designer Group, Inc. ("CDG"), a wholly-owned subsidiary of BIC. CDG has not filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. These assets were purchased at net book value and paid for in cash and stock. The combined financial statements presented herein also include financial data of Consumer Direct Corporation ("CDC"), which is also wholly owned by BIUSA. CDC primarily operates retail apparel stores in discount outlet malls. BIC and CDC collectively are referred to herein as the "Company".

PETITION FOR RELIEF UNDER CHAPTER 11

    On July 17, 1995, BIUSA and sixteen of its subsidiaries (the "Debtors") filed voluntary petitions for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Southern District of New York (the "Court"). See Note 18 for condensed financial information of the entities included in the combined financial statements but not included in the bankruptcy proceedings and, as such, not subject to the provisions of Chapter 11. The separate Chapter 11 cases of the Debtors have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the Court. By order of the Court dated February 1, 1996, the Court procedurally deconsolidated the case of Ralph Lauren Womenswear, Inc., from the cases of the remaining Debtors. Under Chapter 11, certain claims against the Debtors in existence prior to the filing for relief under the federal bankruptcy laws are stayed while the BIUSA continues business operations as a Debtor-in-Possession subject to the supervision of the Court. The Company filed a proposed plan of reorganization with the Court which was approved on March 31, 1998 (see Note 20).

    In connection with the bankruptcy proceedings, the Company incurred bankruptcy reorganization costs in 1995, 1996, and 1997 of $2,772,000, $6,128,000, and $6,117,000 respectively, for professional fees. In 1995, the Company also established a reserve of $9,793,000 related to estimated costs associated with rejecting leases for certain office space, facilities, retail stores and equipment and incurred costs of $4,825,000 related to fees in obtaining Debtor-in-Possession financing and the write-off of capitalized deferred finance costs on the pre-petition debt, and $3,481,000 related to potential claims and related litigation matters. The 1997 results also include approximately $10,000,000 of credits resulting from a change in estimate of lease rejection liabilities and negotiated settlements of trade accounts and expenses payable which were approved by the Court.

    The principal categories of claims classified as liabilities subject to compromise in the combined balance sheets at December 31, 1996 and 1997 are identified below. All amounts may be subject to future

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

1. BACKGROUND (CONTINUED)
adjustments depending on Court actions and further developments with respect to disputed claims or other events.

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------

                                                                            (IN THOUSANDS)
Liabilities subject to compromise:
  Debt and accrued interest...........................................  $  146,001  $  145,629
  Trade accounts and expenses payable.................................      28,101      18,238
  Lease rejection liabilities.........................................       7,593       5,065
                                                                        ----------  ----------
Total.................................................................  $  181,695  $  168,932
                                                                        ----------  ----------
                                                                        ----------  ----------

    Additional pre-petition claims may arise resulting from the rejection of additional executory contracts, including leases, or from the determination by the Court (or agreed to by the parties in interest) of allowed claims.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

    The combined financial statements include all subsidiary companies of BIC and CDC. Significant intercompany transactions have been eliminated in the combination. In 1995 and 1996, the Company allocated external interest expense to all of its divisions based on a percentage of total equity. In 1997, the Company allocated external interest expense based on a percentage of sales. All allocations of interest expense eliminate prior to combination.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

    The Company's principal customers are retail stores and chains located in the United States and in the countries where its foreign subsidiaries are domiciled, primarily Canada. Royalty and licensing income is earned from a worldwide base of licensees engaged in the sale and manufacture of textiles and apparel. The Company generally does not require collateral on accounts receivable.

INVENTORY VALUATION

    Inventories are stated at the lower of cost (first-in, first-out) or market. During 1995, the Company incurred a charge for the liquidation of excess inventory of approximately $14,000,000 which is included in cost of goods sold.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated (including depreciation of assets recorded under capital leases) principally by the straight-line method over the estimated useful lives of the assets as follows:

Buildings............................  32-39 years
Site improvements....................  15-39 years
Machinery, equipment and other.......  3-10 years
Leasehold improvements...............  The lesser of the lease term or estimated useful life

INCOME TAXES

    The Company accounts for income taxes under FAS 109, "Accounting for Income Taxes". Under the provisions of FAS 109, deferred income taxes are provided at the enacted marginal rates on the differences between the financial statement and income tax bases of assets and liabilities. BIUSA and subsidiaries file a consolidated federal income tax return and separate, combined or unitary state and local income tax returns in accordance with the filing requirements and options applicable in the jurisdiction in which income tax returns are required. Income tax expense for the Company is presented in the accompanying financial statements on a separate return basis.

USE OF ESTIMATES

    Management uses estimates in preparing the combined financial statements in conformity with generally accepted accounting principles. The Company regularly assesses these estimates and, while it is reasonably possible that actual results may differ from these estimates, management believes that material changes will not occur in the near term.

REVENUE RECOGNITION

    The Company recognizes revenue when the apparel is shipped. Fees from the licensing of trademarks and processes relating to the textile and apparel industry are recognized ratably over the period of time for fixed license fees and based on estimated sales for variable royalty fees. Customer returns and allowances have been provided based on estimated returns (see Note 5).

SOFTWARE

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED FOR OR OBTAINED FOR INTERNAL-USE. The SOP is effective for the Company beginning on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal-use. The Company currently expenses such costs as incurred. The Company has not yet assessed what the impact of the SOP will be on the Company's future earnings or financial position. The Company expensed $386,000, $2,345,000 and $448,000 of such costs during 1995, 1996, and 1997, respectively.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION

    Translation adjustments arising from certain foreign operations of the Company are reflected as a separate component of stockholders' deficit. Other expense, net includes an aggregate exchange loss on transactions of approximately $502,000, $88,000, and $816,000 in 1995, 1996, and 1997
respectively.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company is exposed to financial risks from movements in foreign exchange rates through its foreign operations. To manage these risks, the Company selectively uses forward contracts as hedges of foreign currency commitments. The Company had no forward contracts outstanding at December 31, 1997.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred. The Company charged $12,662,000, $11,503,000, and $8,659,000 to advertising expense in 1995, 1996, and 1997 respectively.

CONCENTRATIONS OF CREDIT RISK AND FINANCIAL INSTRUMENTS

    Financial instruments which subject the Company to credit risk are primarily trade accounts receivable. Concentration of credit risk with respect to accounts receivable is limited due to the large number and diversity of customers comprising the Company's customer base. Management believes the risk associated with trade accounts receivable is adequately provided for in the allowance for doubtful accounts (see Note 5).

3. PREFERRED STOCK

    During 1993, the Board of Directors authorized (50,000 shares) and issued 15,000 shares of Series A Redeemable Preferred Stock (Preferred Stock) to BIUSA for an aggregate purchase price of $15,000,000. Each preferred share has a par value of $1 and is recorded at its stated value on the date of issuance. The Preferred Stock is redeemable for cash by the holders or the Company for $1,000 per share, together with accrued and unpaid dividends, whether or not earned or declared, to the redemption date. The Company is prohibited under its Credit Agreement (see Note 8-Long-Term Obligations and Financing Agreements) from redeeming any of its outstanding stock. Dividends on the preferred shares are cumulative and payable semiannually on the first day of January and July, respectively, when and as declared by the Company's Board of Directors, but only out of funds legally available. Cumulative cash dividends have been calculated at a rate per annum equal to 3% over the six months London Inter Bank Offering Rate date at December 31, 1996 and 1997 (8.84% at December 31, 1997).

    In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made to holders of any junior stock, to be paid in full an amount equal to $1,000 per share together with accrued dividends to such date whether or not earned or declared. In the event six consecutive preferred stock dividend payments are in arrears, holders of the preferred stock may vote separately as a class to elect two members to the Board of Directors of the Company until all such dividends have been paid.

    The carrying value of Redeemable Preferred Stock reflects accretion of $5,009,000 cumulative, undeclared dividends through December 31, 1997.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

4. FACILITY CLOSING AND REENGINEERING COSTS

    In connection with developing a plan of reorganization during 1995, the Company developed and implemented a program designed to reduce operating expenses and improve overall productivity. During 1995, 1996, and 1997, the Company incurred expenses of $22,481,000, $11,603,000 and $2,469,000, respectively, in implementing this plan. The principal components of these expenses are as follows:

    FACILITY CLOSINGS -- During 1995, 1996, and 1997, the Company recorded expenses of approximately $12,805,000, $5,647,000, and $635,000 respectively, for costs incurred in connection with closing various retail and outlet stores, manufacturing, distribution and office facilities.

    OTHER OPERATING EXPENSES -- In addition to the above items, the Company incurred other operating expenses of $6,919,000, $5,956,000, $1,834,000 in 1995,
1996, and 1997, respectively, primarily related to certain professional fees incurred to restructure and operate the Company during Bankruptcy, system conversions and general restructuring costs. The Company also recognized a loss of $2,757,000 in 1995 on the sale of its Ralph Lauren Womenswear, Inc. subsidiary.

5. ACCOUNTS RECEIVABLE

    Allowances provided for accounts receivable are as follows:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1996       1997
                                                                           ---------  ---------

                                                                              (IN THOUSANDS)
Doubtful accounts........................................................  $   3,292  $   1,802
Customer allowances......................................................     12,122      8,171
                                                                           ---------  ---------
                                                                           $  15,414  $   9,973
                                                                           ---------  ---------
                                                                           ---------  ---------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

6. INVENTORIES

    Inventories consist of the following:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------

                                                                             (IN THOUSANDS)
Finished goods..........................................................  $  56,269  $  65,558
Work in process.........................................................      6,168      4,326
Raw materials and supplies..............................................      9,391      8,352
                                                                          ---------  ---------
                                                                          $  71,828  $  78,236
                                                                          ---------  ---------
                                                                          ---------  ---------

7. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------

                                                                            (IN THOUSANDS)
Land..................................................................  $    2,661  $    2,120
Buildings and site improvements.......................................      26,013      25,764
Machinery, equipment and other........................................      73,723      78,034
Construction in progress..............................................       1,363       2,804
                                                                        ----------  ----------
                                                                           103,760     108,722
Less accumulated depreciation.........................................     (56,820)    (61,024)
                                                                        ----------  ----------
                                                                        $   46,940  $   47,698
                                                                        ----------  ----------
                                                                        ----------  ----------

    Included in the amounts above is property held under capital leases (principally a distribution facility) of $9,523,000 and $8,450,000, at December 31, 1996 and 1997, respectively.

8. LONG-TERM OBLIGATIONS AND FINANCING AGREEMENTS

    In conjunction with the Chapter 11 filing, BIC arranged for a $75,000,000 Debtor-in-Possession credit facility (the "DIP facility"). Interest charged on borrowings under the DIP facility is the reference rate (defined as the greater of the federal funds rate plus 1/2% or the prime rate) plus 2% and an availability fee of 1/2 of 1% of the unused portion of the credit facility. As a result of the sale of certain assets to CDG, the DIP facility was reduced to $65,000,000. CDG secured a $15,000,000 asset-based lending facility with interest of prime plus 1% charged on borrowings. On April 10, 1997, the Bankruptcy Court granted final approval for replacement of the $65,000,000 DIP facility which closed on April 17, 1997. The new $55,000,000 DIP facility, which was set to mature on April 17, 1998, has been extended to mature on October 17, 1998. Interest charged on borrowings under the new DIP facility is prime plus 3/4 of 1%. Any borrowing under the Company's 1990 credit facility (as amended, the "pre-petition facility") ceased on or before July 17, 1995. To provide protection for the lenders under the pre-petition facility, payments are being made at a rate of 10% per annum on the pre-petition amount owed to the lenders and is payable monthly in arrears. Half of this payment is being applied to the principal and the other half is applied to accrued interest, which is subject to reclassification pending final approval of the Plan of Reorganization (see Note
20).

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

8. LONG-TERM OBLIGATIONS AND FINANCING AGREEMENTS (CONTINUED)
    The Company has accrued interest on the obligations outstanding under the pre-petition facility at the pre-petition contractual rates through December 31, 1997. The new DIP facility requires the Company to maintain various financial covenants including minimum earnings.

    At the time of the Chapter 11 filing, the pre-petition facility consisted of
(i) a revolving credit facility which allowed for revolving loans, letters of credit and bankers acceptances and (ii) a term loan facility. Availability under the revolving facility was limited to the lesser of a cap or a borrowing base amount calculated based on certain percentages of eligible accounts receivable and eligible inventory. Interest on outstanding borrowings under the revolving credit facility was charged at the reference rate plus 1- 1/2%. Interest on the term loan facility was charged at the reference rate plus 2%. The Company is currently in default of this agreement.

    The lenders under the new DIP facility have a first priority lien on substantially all of the assets of BIC and certain other subsidiaries included in the Chapter 11 filings. The lenders under the pre-petition facility have a subordinate lien to the DIP lenders on substantially all of the assets of BIC and those subsidiaries of BIC included in the Chapter 11 filings. The holders of BIUSA Bond and Equity Notes, to the extent determined to be valid debt obligations, have a first priority lien on substantially all of the assets of CDC and the assets of its wholly-owned subsidiary, Arrow Factory Stores. The lender under the Canadian Operating loan has a first priority lien on substantially all of the assets of Cluett Canada.

    The classification of the Company's long-term obligations and financing arrangements, including accrued interest, are as follows (in thousands):

                                                         DECEMBER 31, 1996                          DECEMBER 31, 1997
                                           ----------------------------------------------  -----------------------------------
                                                        SUBJECT TO     LONG-                            SUBJECT TO     LONG-
                                             CURRENT    COMPROMISE     TERM       TOTAL      CURRENT    COMPROMISE     TERM
                                           -----------  -----------  ---------  ---------  -----------  -----------  ---------
CDG operating facility (U.S. Prime +
  1.5%)..................................   $      --    $      --   $   4,971  $   4,971   $   6,256    $      --   $      --
D.I.P. operating facility................          --           --          --         --          --           --          --
Pre-petition facility:
  Revolving credit facility..............          --       55,391          --     55,391          --       52,638          --
  Term debt..............................          --       74,252          --     74,252          --       70,459          --
  Accrued interest.......................          --       16,358          --     16,358          --       22,532          --
                                           -----------  -----------  ---------  ---------  -----------  -----------  ---------
                                                   --      146,001          --    146,001          --      145,629          --
Canada operating loan
  (Canadian prime + 1%)..................         402           --          --        402       2,192           --          --
Capital lease obligations................         769           --       3,587      4,356         724           --       1,960
                                           -----------  -----------  ---------  ---------  -----------  -----------  ---------
                                            $   1,171    $ 146,001   $   8,558  $ 155,730   $   9,172    $ 145,629   $   1,960
                                           -----------  -----------  ---------  ---------  -----------  -----------  ---------
                                           -----------  -----------  ---------  ---------  -----------  -----------  ---------



                                             TOTAL
                                           ---------
CDG operating facility (U.S. Prime +
  1.5%)..................................  $   6,256
D.I.P. operating facility................         --
Pre-petition facility:
  Revolving credit facility..............     52,638
  Term debt..............................     70,459
  Accrued interest.......................     22,532
                                           ---------
                                             145,629
Canada operating loan
  (Canadian prime + 1%)..................      2,192
Capital lease obligations................      2,684
                                           ---------
                                           $ 156,761
                                           ---------
                                           ---------

    The Company has two notes payable to its parent (BIUSA) aggregating $27,647,000; since filing for relief under the provision of the Bankruptcy Code in 1995, the notes have been non-interest bearing.

9. INCOME TAXES

    The Company files a consolidated Federal income tax return with BIUSA. At December 31, 1997, the Company had net domestic operating loss carryforwards of approximately $180 million. The operating loss carryforwards are scheduled to expire from the year 2005 to 2011. As defined under the Internal Revenue Code and Regulations, utilization of net operating loss carryforwards are subject to limitation after an

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

9. INCOME TAXES (CONTINUED)
ownership change. Under these regulations, the Company believes that shareholder transactions of BIUSA in prior years did not result in an ownership change, as defined.

    However, management is unable to determine if any "ownership change" occurred during 1996 and 1997 which would result in a limitation of the net operating loss carryforwards. In addition, the utilization of the net operating loss carryforwards may be limited in the future depending upon the outcome of events discussed in Note 1.

    Undistributed earnings of foreign subsidiaries deemed permanently invested for which no deferred income taxes have been provided were approximately $10,942,000 at December 31, 1995, $6,814,000 at December 31, 1996, and
$5,091,000 at December 31, 1997.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------

                                                                            (IN THOUSANDS)
Deferred tax liabilities:
  Cancellation of debt income.........................................  $   10,200  $   10,200
  Depreciation........................................................       2,618       2,067
  Pension income......................................................       3,992       4,332
  Other...............................................................       1,187       1,187
                                                                        ----------  ----------
Total deferred tax liabilities........................................      17,997      17,786
Deferred tax assets:
  Net operating loss carryforwards....................................      65,411      61,374
  AMT Credits.........................................................          --         265
  Restructuring reserves..............................................       2,844       2,528
  Note receivable reserves............................................       1,931       1,931
  Interest to parent..................................................       1,056       1,056
  Allowance for bad debts.............................................       1,147       1,154
  Inventory overhead cost adjustment, net.............................         828         632
  Other...............................................................       4,377       4,120
                                                                        ----------  ----------
Total deferred tax assets.............................................      77,594      73,060
Valuation allowance for deferred tax assets...........................     (59,597)    (55,274)
                                                                        ----------  ----------
Net deferred taxes....................................................  $       --  $       --
                                                                        ----------  ----------
                                                                        ----------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

9. INCOME TAXES (CONTINUED)
    The provision for income taxes consisted of the following:

                                                                       YEAR ENDED DECEMBER 31
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------

                                                                           (IN THOUSANDS)
Current:
  Federal........................................................  $      --  $      --  $   4,606
  State and local................................................        850        350        485
  Foreign(1).....................................................        705        896        575
Benefit of net operating loss carry forward......................         --         --     (4,340)
                                                                   ---------  ---------  ---------
                                                                   $   1,555  $   1,246  $   1,326
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

(1) Includes approximately $510, $691, and $500 relating to foreign withholding taxes for 1995, 1996, and 1997, respectively.

    A reconciliation of the statutory Federal income tax provision (benefit) to the Company's provision for income taxes is as follows:

                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                   1995       1996       1997
                                                                ----------  ---------  ---------

                                                                         (IN THOUSANDS)
Computed at statutory rate....................................  $  (31,404) $  (8,529) $   4,139
Effect on federal income tax expense of:
  State and local income taxes, net of federal income tax
    benefit...................................................         561        232        320
  Differential attributed to foreign operations...............       3,315      1,820      1,172
  Changes in valuation allowance for deferred tax assets......      29,151      7,563     (4,340)
Other, net....................................................         (68)       160         35
                                                                ----------  ---------  ---------
                                                                $    1,555  $   1,246  $   1,326
                                                                ----------  ---------  ---------
                                                                ----------  ---------  ---------

10. EMPLOYEE BENEFIT PLANS

    The Company has a number of qualified and nonqualified noncontributory defined benefit pension plans covering essentially all employees of the Company in the United States. The benefits are based on years of service and average compensation for the highest five consecutive years of earnings preceding retirement date (or earlier termination of employment), subject to certain limitations. The Company's practice is to fund amounts which are required by statute and applicable regulations and which are tax deductible. Assets of the plans are investments in cash equivalents, publicly traded fixed income and equity securities, and real estate. Assets are valued using a method which recognizes the difference between actual and expected market values over a period of five years.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
    At December 31, 1996 and 1997, the funded status of the Company's qualified defined benefit pension plan was as follows:

                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------

                                                                             (IN THOUSANDS)
Accumulated benefit obligation:
Vested benefits.........................................................  $  64,294  $  65,321
Nonvested benefits......................................................        552        666
                                                                          ---------  ---------
Accumulated benefit obligation..........................................     64,846     65,987
                                                                          ---------  ---------
Effect of projected salary levels.......................................      6,275      8,086
Projected benefit obligation............................................     71,121     74,073
Plan assets at fair value...............................................     99,586    109,129
                                                                          ---------  ---------
Plan assets in excess of projected benefit obligation...................     28,465     35,056
Unrecognized net loss...................................................     (2,902)    (8,421)
Unrecognized prior service cost.........................................      2,628      3,592
                                                                          ---------  ---------
Pension asset included in combined balance sheets.......................  $  28,191  $  30,227
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company's two nonqualified benefit plans had benefit obligations which exceeded plan assets at December 31, 1996 and 1997. As of December 31, 1996 and 1997, these plans had net liabilities of $1,018,000 which relate primarily to vested benefits. These liabilities are included in liabilities subject to compromise at December 31, 1996 and 1997. Net pension expense for these plans was not material in 1995, 1996, or 1997.

    Net pension benefit of the Company's qualified defined benefit plan for the years ended December 31, 1995, 1996, and 1997 include the following components:

                                                               1995        1996        1997
                                                            ----------  ----------  ----------
                                                                      (IN THOUSANDS)
Service cost..............................................  $    1,249  $    1,449  $    1,675
Interest cost.............................................       4,982       4,779       5,345
Actual return on plan assets..............................     (17,643)    (12,661)    (16,498)
Amortization of unrecognized reversion value discount.....        (900)     (1,230)     (1,230)
Loss deferred for later recognition.......................       9,069       4,483       8,030
                                                            ----------  ----------  ----------
                                                                (3,243)     (3,180)     (2,678)
Other benefit charges:
Early retirement program / special termination benefits...       3,028         809         642
Settlement benefits.......................................          82          --          --
                                                            ----------  ----------  ----------
Net pension benefit.......................................  $     (133) $   (2,371) $   (2,036)
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------

    The assumptions used in determining the funded status of the Company's defined benefit pension plans for the years ended December 31, 1995, 1996, and 1997 were discount rates of 9.0%, 8.0%, and 8.0%,

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
respectively, and an average rate of increase in compensation levels ranging from 3.25% to 18.5% depending on the participant's age at the valuation date. In addition, the expected long-term rate of return on plan assets was 9.5% for all periods.

    During 1990, in connection with the acquisition of certain businesses, the Company adjusted the actuarial valuation of certain estimated pension assets to reflect their net realizable value based upon a planned reversion to the Company. In August 1991, the Company decided not to revert the assets. As a result of this change, the excess pension assets are being recognized over the Average Future Working Lifetime of the plan participants, estimated to be a period of 14 years. Amortization of this amount was $900,000 in 1995, $1,230,000 in 1996, and $1,230,000 in 1997 and is included in pension benefit for each respective year. The Company periodically performs an actuarial valuation of these pension assets and adjusts the amount of the pension assets and the annual amortization based on the results of the valuation.

    During 1995, the Company's qualified defined benefit plan was amended to provide an Enhanced Retirement Program ("ERP"). The total charge for 1995, 1996, and 1997 related to this program was $3,028,000, $809,000 and $642,000, respectively.

    As of January 1, 1997, the benefit retirement income plan was converted into a cash balance pension plan. Provisions of the plan in effect prior to January 1, 1997 continue to apply to participants who terminated, retired, or became disabled prior to January 1, 1997 and not reemployed after December 31, 1996. As of January 1, 1997, active participants' account balances were established equal to the present value of the lump sum accrued benefit payable as of January 1, 1997 under the previous plan provisions. Benefits are calculated using a formula based on a participant's years of service, age, and actual compensation.

    The Company also has defined contribution pension plans covering certain employees. Contributions and costs are either a percent of each covered employee's salary or basic contribution. The Company funds contributions to these plans as they come due. Payments charged to expenses for these plans amounted to approximately $795,000, $655,000, and $0 in 1995, 1996, and 1997,
respectively.

    In addition, the Company participated in mutiemployer pension plans that provided defined benefits to employees covered by collective bargaining agreements. Payments charged to expense for the multiemployer plans amounted to approximately $212,000, $435,000, and $0 in 1995, 1996, and 1997, respectively.
Participation in the multiemployer pension plans terminated January 1, 1997.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

11. SHAREHOLDER'S DEFICIT

    The separate stockholder's deficit of each of BIC and CDC is as follows:

                                                                                    BIC         CDC      COMBINED
                                                                                 ----------  ---------  ----------
Balance at December 31, 1995:
Common Stock and Additional Paid In Capital....................................  $  161,240  $  15,001  $  176,241
Accumulated Deficit............................................................    (202,168)   (12,927)   (215,095)
Foreign Currency Translation Adjustment........................................      (5,419)        --      (5,419)
                                                                                 ----------  ---------  ----------
                                                                                 $  (46,347) $  (2,074) $  (44,273)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Balance at December 31, 1996:
Common Stock and Additional Paid In Capital....................................  $  159,928  $  15,001  $  174,929
Accumulated Deficit............................................................    (221,810)   (23,485)   (245,295)
Foreign Currency Translation Adjustment........................................      (3,850)        --      (3,850)
                                                                                 ----------  ---------  ----------
                                                                                 $  (65,732) $  (8,484) $  (74,216)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Balance at December 31, 1997:
Common Stock and Additional Paid In Capital....................................  $  158,593  $  15,001  $  173,594
Accumulated Deficit............................................................    (204,570)   (23,529)   (228,099)
Foreign Currency Translation Adjustment........................................      (2,303)        --      (2,303)
                                                                                 ----------  ---------  ----------
                                                                                 $  (48,280) $  (8,528) $  (56,808)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

12. COMMITMENTS AND CONTINGENCIES

    The Company and certain of its subsidiaries are party to litigation in connection with the normal conduct of their businesses. Management believes, based in part on the opinion of counsel, that pending litigation in the aggregate will not have a material effect on the Company's financial position.

    The Company leases certain land, buildings and equipment under both capital and noncancelable operating leases that expire in various years through 2013. Certain of the operating leases contain rent escalation clauses and require the Company to pay maintenance costs, property taxes, and insurance obligations on the leased property.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Excluding lease contracts which have been rejected by the Company, future minimum lease payments under noncancelable operating leases and capital leases, together with the present value of the net minimum lease payments as of December 31, 1997 are as follows:

                                                                                                CAPITAL    OPERATING
                                                                                                LEASES      LEASES
                                                                                               ---------  -----------
                                                                                                   (IN THOUSANDS)
Year payable:
  1998.......................................................................................  $     959   $   2,993
  1999.......................................................................................        776       2,472
  2000.......................................................................................        771       1,759
  2001.......................................................................................        405       1,058
  2002.......................................................................................         40         987
  Later......................................................................................        360       1,666
                                                                                               ---------  -----------
Total minimum lease payments.................................................................      3,311   $  10,935
                                                                                                          -----------
                                                                                                          -----------
Amount representing interest.................................................................       (627)
                                                                                               ---------
                                                                                               ---------
Present value of net minimum lease payments..................................................      2,684
Current portion..............................................................................        724
                                                                                               ---------
                                                                                               ---------
Long-term portion............................................................................  $   1,960
                                                                                               ---------
                                                                                               ---------

    Rent expense amounted to approximately $8,128,000 in 1995, $5,153,000 in 1996, and $3,861,000 in 1997.

    The Company has approximately $19,075,000 of open letters of credit outstanding at December 31, 1997 for the purchase of finished goods inventory from foreign vendors. In addition, approximately $4,811,000 of stand-by letters of credit were also outstanding.

13. SUBSIDIARY OPERATIONS

    In 1996, the Company began the process of liquidating its investment in its Mexican and Guatemalan subsidiaries. Accordingly, a translation adjustment of approximately $3,100,000 previously recorded as a component of equity was expensed and is included in other expense, net.

    On June 17, 1997, the Company entered into an agreement with a private individual to sell 100% of the stock of the Guatemalan subsidiary for $100,000. The proceeds are currently being held in escrow pending determination of distribution by the Court.

    On September 30, 1997, the Company entered into an agreement with a private individual to sell substantially all of the assets of the Company's Mexican subsidiary for approximately $1,441,000. Substantially all of the proceeds were used to reduce intercompany obligations of the Mexican subsidiary.

    During 1996, Canadian management assessed the Company's operations in the Canadian retail stores and concluded that the Company should close these stores other than retaining three of the Company's Canadian outlet stores to dispose of certain discounted inventory items. The resulting charge of $2,559,000 in 1996 for closure costs has been included in the financial statements in Facility closing and reengineering costs.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

13. SUBSIDIARY OPERATIONS (CONTINUED)
    On August 23, 1995, the Company entered into an agreement with Polo Ralph Lauren Enterprises, L.P. (the "Buyer") to sell substantially all of the assets of the Company's Ralph Lauren Womenswear, Inc. subsidiary ("RLW") to an affiliate of the Buyer for approximately $41,934,000. These assets were sold as of October 15, 1995. In 1995, the Buyer paid approximately $30,967,000 into an escrow account for the assets which was used to reduce the pre-petition debt. Approximately $873,000 of the purchase price was used to offset obligations due to affiliates of the Buyer at closing. The remaining sale proceeds were received in 1996 and were used to reduce secured debt and fund certain liabilities of RLW.

14. LICENSING AGREEMENTS

    Certain of the Company's subsidiaries (Licensees) have licensing agreements which give them the exclusive rights to use certain trademarks, logos and related trade names in connection with the manufacture and sale of certain men's and women's apparel in specified territories. License fees are based on percentages of net sales, as defined, for the various products sold, but not less than specified minimum amounts. The licensing agreements have various renewal dates. Certain of the license agreements contain automatic renewals and are noncancelable. The renewal terms range to five years and expire in various years through 2002.

    Future minimum license and technical assistance fees payable in the five years succeeding December 31, 1997 are as follows (in thousands):

Year payable:
  1998..............................................................  $   3,228
  1999..............................................................      3,362
  2000..............................................................      2,980
  2001..............................................................      2,120
  2002..............................................................        360

15. RELATED PARTY TRANSACTIONS

    The Company has an 8.74% outstanding loan receivable from an officer (and principal indirect stockholder) in the amount of approximately $4,456,000. The accumulated accrued interest on the loan is $1,352,000 at December 31, 1995, 1996, and 1997. Both principal and accrued interests are due and payable to the Company on June 30, 1998. The Company has recorded a reserve of approximately $5,808,000 against the full unpaid interest and principal balances outstanding at December 31, 1997.

16. RISKS, UNCERTAINTIES AND SIGNIFICANT CONCENTRATIONS

    The Company manufactures and sources a portion of its products and raw materials from foreign subsidiaries or vendors. The Company attempts to limit the concentration with any one manufacturer or vendor. The Company believes it has alternative manufacturing and raw material sources available to meet its current and future production requirements in the event the Company is required to change current manufacturers or vendors are unavailable to fulfill the Company's needs.

    The Company's principal customer base, the retail industry, has experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

16. RISKS, UNCERTAINTIES AND SIGNIFICANT CONCENTRATIONS (CONTINUED) buying decisions and restructurings. The Company cannot predict what effect, if any, continued changes within this industry will have on the Company's operations.

17. FAIR MARKET VALUE

    It was not practicable to estimate the fair market value of the Company's pre-petition debt obligations as the Company is currently in Chapter 11 proceedings. As more fully described in Note 1, the ultimate plan of reorganization could significantly impact the estimated fair value of these obligations (see Note 20).

18. CONDENSED FINANCIAL INFORMATION FOR ENTITIES NOT IN CHAPTER 11

    In 1996 and 1997, Cluett Designer Group, Cluett Peabody Canada, Inc., Arrow Mexico and Arrow Guatemala are included in the Combined Financial Statements but have not filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Condensed combined financial statements of these entities are as follows as of December 31, 1996 and 1997 and for each of the three years in the year ended December 31, 1997:

                                                                           CONDENSED BALANCE
                                                                                 SHEET
                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------

                                                                             (IN THOUSANDS)
Current assets..........................................................  $  32,258  $  34,735
Total assets............................................................     37,079     38,628
Current liabilities.....................................................     (8,653)   (16,461)
Total liabilities.......................................................    (15,058)   (17,202)

                                                                 CONDENSED INCOME STATEMENT
                                                                   YEAR ENDED DECEMBER 31
                                                               -------------------------------
                                                                 1995       1996       1997
                                                               ---------  ---------  ---------

                                                                       (IN THOUSANDS)
Net sales....................................................  $  78,930  $  69,288  $  75,526
Gross profit.................................................     17,642     14,586     19,164
Net loss.....................................................     15,807     15,845      5,942

19. SEGMENT DATA

    The Company operates in a single business segment. Foreign sales, primarily Canada, were approximately 16.2%, 18.8% and 20.8% in 1995, 1996 and 1997, respectively. There were no customers for which sales exceeded 10% during the three year period presented. All revenues and expenses are allocated to

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

19. SEGMENT DATA (CONTINUED)
geographical areas in determining net income. Assets are specifically identified to the geographical area to which they provide benefit.

                                                              1995        1996        1997
                                                           ----------  ----------  ----------
                                                                     (IN THOUSANDS)
Net Sales:
  United States..........................................  $  433,909  $  323,104  $  320,412
  Foreign (includes export sales)........................      52,824      45,592      42,495
  Intracompany transfers.................................        (386)        139          --
  Eliminations...........................................         386        (139)         --
                                                           ----------  ----------  ----------
  Total..................................................     486,733     368,696     362,907
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
Operating income (loss):
  United States..........................................  $  (40,347) $   (5,861) $   25,493
  Foreign................................................       3,752       3,277       6,363
                                                           ----------  ----------  ----------
  Total..................................................  $  (36,595) $   (2,584) $   31,856
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
Identifiable Assets:
  United States..........................................  $  221,979  $  186,726  $  196,282
  Foreign................................................      30,931      24,368      23,735
                                                           ----------  ----------  ----------
  Total..................................................  $  252,910  $  211,094  $  220,017
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

20. SUBSEQUENT EVENT

    On March 31, 1998, the Company's and BIUSA's Third Amended Plan of Reorganization (the "Plan") was confirmed by the Court. When consummated, the Plan will complete BIUSA's (and its subsidiaries) bankruptcy proceeding which began on July 17, 1995. In connection with the Plan and pursuant to a subscription agreement dated as of March 30, 1998 (the "Subscription Agreement"), Vestar Capital Partners III, L.P. or a designated affiliate ("Vestar"), Alvarez & Marsal, Inc. or a designated affiliate ("A&M"), a turnaround management firm assisting the Company, and certain members of existing management will make a $68 million equity investment (the "Equity Investment") in BIUSA. Approximately $61.3 million of the Equity Investment will be provided by Vestar in the form of a $24.8 million common equity investment in BIUSA (the "Holdings Common Stock") and a $36.5 million investment in Class C Junior Preferred Stock (the "Class C Junior Preferred Stock"). A&M and certain members of management will provide the remaining Equity Investment in the form of a $4.9 million and $1.8 million investment in BIUSA Common Stock, respectively. The Subscription Agreement also provides that Vestar will purchase any BIUSA Common Stock allocated to A&M or management which A&M or management does not elect to purchase, resulting in a maximum investment in BIUSA Common Stock by Vestar of $31.5 million (89.9% of the outstanding BIUSA Common Stock). The balance of the BIUSA Common Stock will be held by existing shareholders of BIUSA.

    The Company and BIUSA used the Equity Investment in conjunction with (i) borrowings under a new $160.0 million senior credit facility, (ii) the proceeds from the Company's issuance of Senior Subordinated Notes Due 2008 and Senior Exchangeable Preferred Stock Due 2010 collectively the "Offerings," (iii) the issuance of $13.0 million in new senior subordinated notes which will rank on parity with the Notes to existing holders of BIUSA Common Stock and (iv) the issuance of approximately $2.4 million in BIUSA

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

20. SUBSEQUENT EVENT (CONTINUED)
Class A Preferred Stock to a plan to be established for the benefit of the certain employees of the Company to effect a recapitalization (the "Recapitalization") under which substantially all of BIUSA and the Company's existing pre-petition obligations and all borrowing under the Company's debtor-in-possession facility, were paid in full. The consummation of the Recapitalization was a condition to the consummation of the Offerings.

    The following table sets forth the uses of funds for BIUSA and the Company after giving effect to the Recapitalization and the application of the proceeds therefrom:

                                                                                         (DOLLARS IN MILLIONS)
                                                                                  -----------------------------------
                                                                                   THE COMPANY     BIUSA      TOTAL
                                                                                  -------------  ---------  ---------

USES OF FUNDS:
  Payment of Allowed Claims.....................................................    $   169.3    $   122.5  $   291.8
  Payment of Estimated Post-Petition Interest...................................         11.1         24.3       35.4
  Payment of Estimated Bankruptcy Administrative Fees...........................          1.5       --            1.5
  Refinancing of Existing Debt..................................................          7.7       --            7.7
  Estimated Fees and Expenses...................................................         12.0          5.0       17.0
                                                                                       ------    ---------  ---------
                                                                                    $   201.6    $   151.8  $   353.4
                                                                                       ------    ---------  ---------
                                                                                       ------    ---------  ---------

21. GUARANTOR SUBSIDIARIES

    The Company's payment obligations under the Senior Subordinated Notes (the "Notes") will be fully and unconditionally guaranteed on a joint and several basis by its current domestic subsidiaries, principally: Cluett Peabody & Co., Inc., Great American Knitting Mills, Inc., Cluett Designer Group Inc., Consumer Direct Corporation and Arrow Factory Stores Inc. (collectively the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is or will be a direct or indirect wholly-owned subsidiary of the Company. The Company's payment obligations under the Notes are not guaranteed by the remaining subsidiaries:
Bidermann Womenswear Corp. (formerly Ralph Lauren Womenswear Inc.), Cluett, Peabody Canada Inc., Arrow de Mexico S.A. de C.V., and Arrow Inter-America & Co., Ltd. (collectively the "Non-Guarantor Subsidiaries"). The obligations of each Guarantor Subsidiary under its Guarantee are subordinated to such subsidiary's obligations under its guarantee of the new senior credit facility.

    Presented below is condensed combining financial information for Bidermann Industries Corp. ("Parent Company"), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Parent Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investments in and advances to/from subsidiaries account and earnings (losses). The elimination entries eliminate investments in subsidiaries, the related stockholders' deficit and other intercompany balances and transactions.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
                    ASSETS
Current assets:
Cash and cash equivalents.....................  $       --   $   5,578     $      206     $       --   $    5,784
Accounts receivable, net......................          --      48,518          3,971             --       52,489
Inventories...................................          --      59,765         12,063             --       71,828
Prepaid expenses and other current assets.....          --       3,628            815             --        4,443
                                                ----------  -----------       -------    ------------  ----------
Total current assets..........................          --     117,489         17,055             --      134,544
Investment in subsidiaries....................     (66,692)         --             --         66,692           --
Intercompany receivable (payable).............      15,000     (15,000)            --             --           --
Property, plant and equipment, net............          --      42,310          4,630             --       46,940
Pension asset.................................          --      28,191             --             --       28,191
Other noncurrent assets.......................          --       1,374             45             --        1,419
                                                ----------  -----------       -------    ------------  ----------
Total assets..................................  $  (51,692)  $ 174,364     $   21,730     $   66,692   $  211,094
                                                ----------  -----------       -------    ------------  ----------
                                                ----------  -----------       -------    ------------  ----------
    LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses.........  $       --   $  39,723     $    5,273     $       --   $   44,996
Short-term debt and current portion of
  long-term debt..............................          --         769            402             --        1,171
Income taxes payable..........................          --       1,281            355             --        1,636
                                                ----------  -----------       -------    ------------  ----------
Total current liabilities.....................          --      41,773          6,030             --       47,803
Due to BIUSA..................................          --      27,612             35             --       27,647
Long-term debt and capital lease
  obligations.................................          --       7,328          1,230             --        8,558
Other noncurrent liabilities..................          --         141            792             --          933
Liabilities subject to compromise.............          --     181,695             --             --      181,695
Preferred stock, $1 par value: authorized
  50,000 shares, issued and outstanding 15,000
  shares......................................      18,674          --             --             --       18,674
Stockholders' deficit.........................     (70,366)    (84,185)        13,643         66,692      (74,216)
                                                ----------  -----------       -------    ------------  ----------
Total liabilities and stockholders' deficit...  $  (51,692)  $ 174,364     $   21,730     $   66,692   $  211,094
                                                ----------  -----------       -------    ------------  ----------
                                                ----------  -----------       -------    ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
ASSETS
Current assets:
  Cash and cash equivalents...................  $       --   $   9,551     $      468     $       --   $   10,019
  Accounts receivable, net....................          --      45,494          2,948             --       48,442
  Inventories.................................          --      63,806         14,430             --       78,236
  Prepaid expenses and other current assets...          --       3,359            875             --        4,234
                                                ----------  -----------  --------------  ------------  ----------
Total current assets..........................          --     122,210         18,721             --      140,931
Investment in subsidiaries....................     (49,496)         --             --         49,496           --
Intercompany receivable (payable)                   15,000     (15,000)            --             --           --
Property, plant and equipment, net............          --      44,035          3,663             --       47,698
Pension asset.................................          --      30,227             --             --       30,227
Other noncurrent assets.......................          --       1,149             12             --        1,161
                                                ----------  -----------  --------------  ------------  ----------
Total assets..................................  $  (34,496)  $ 182,621     $   22,396     $   49,496   $  220,017
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.......  $       --   $  41,930     $    4,556     $       --   $   46,486
  Short-term debt and current portion of
    long-term debt............................          --       6,980          2,192             --        9,172
  Income taxes payable........................          --       1,799            354             --        2,153
                                                ----------  -----------  --------------  ------------  ----------
Total current liabilities.....................          --      50,709          7,102             --       57,811
Due to BIUSA..................................          --      27,613             --             --       27,613
Long-term debt and capital lease
  obligations.................................          --       1,619            341             --        1,960
Other noncurrent liabilities..................          --         100            400             --          500
Liabilities subject to compromise.............          --     168,932             --             --      168,932
Preferred stock, $1 par value: authorized
  50,000 shares, issued and outstanding 15,000
  shares......................................      20,009          --             --             --       20,009

Stockholders' deficit.........................     (54,505)    (66,352)        14,553         49,496      (56,808)
                                                ----------  -----------  --------------  ------------  ----------
Total liabilities and stockholders' deficit...  $  (34,496)  $ 182,621     $   22,396     $   49,496   $  220,017
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
Net sales.....................................  $       --   $ 444,731     $   42,002     $       --   $  486,733
Cost of goods sold............................          --     337,713         32,104             --      369,817
                                                ----------  -----------  --------------  ------------  ----------
Gross profit..................................          --     107,018          9,898             --      116,916
Selling, general and administrative
  expenses....................................          --     126,066         11,837             --      137,903
Facility closing and reengineering costs......          --      18,808          3,673             --       22,481
                                                ----------  -----------  --------------  ------------  ----------
                                                               144,874         15,510             --      160,384
Operating loss................................          --     (37,856)        (5,612)            --      (43,468)

Loss on investments in subsidiaries...........     (89,147)         --             --         89,147           --
Interest expense, net (contractural interest
  expense $28,936)............................          --      19,563          3,158             --       22,721
Other expense, net............................          --          --            532             --          532
                                                ----------  -----------  --------------  ------------  ----------
Loss before reorganization costs and income
  taxes.......................................     (89,147)    (57,419)        (9,302)        89,147      (66,721)
Bankruptcy reorganization costs...............          --      20,871             --             --       20,871
                                                ----------  -----------  --------------  ------------  ----------
Loss before provision for income taxes........     (89,147)    (78,290)        (9,302)        89,147      (87,592)
Provision for income taxes....................          --       1,449            106             --        1,555
                                                ----------  -----------  --------------  ------------  ----------
Net loss......................................  $  (89,147)  $ (79,739)    $   (9,408)    $   89,147   $  (89,147)
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
Net sales.....................................  $       --   $ 331,720     $   36,976     $       --   $  368,696
Cost of goods sold............................          --     246,081         27,719             --      273,800
                                                ----------  -----------  --------------  ------------  ----------
Gross profit..................................          --      85,639          9,257             --       94,896
Selling, general and administrative
  expenses....................................          --      76,804          9,073             --       85,877
Facility closing and reengineering costs......          --       8,517          3,086             --       11,603
                                                ----------  -----------  --------------  ------------  ----------
                                                        --      85,321         12,159             --       97,480
Operating income (loss).......................          --         318         (2,902)            --       (2,584)
Loss on investments in subsidiaries...........     (30,200)         --             --         30,200           --
Interest expense, net.........................          --      13,686          3,242             --       16,928
Other expense, net............................          --        (747)         4,061             --        3,314
                                                ----------  -----------  --------------  ------------  ----------
Loss before reorganization costs and income
  taxes.......................................     (30,200)    (12,621)       (10,205)        30,200      (22,826)
Bankruptcy reorganization costs...............          --       6,128             --             --        6,128
                                                ----------  -----------  --------------  ------------  ----------
Loss before provision for income taxes........     (30,200)    (18,749)       (10,205)        30,200      (28,954)
Provision for income taxes....................          --       1,042            204             --        1,246
                                                ----------  -----------  --------------  ------------  ----------
Net loss......................................  $  (30,200)  $ (19,791)    $  (10,409)    $   30,200   $  (30,200)
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                   PARENT      GUARANTOR   NON-GUARANTOR
                                                   COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                 -----------  -----------  --------------  ------------  ----------
Net sales......................................   $      --    $ 327,335     $   35,572     $       --   $  362,907
Cost of goods sold.............................          --      227,281         26,511             --      253,792
                                                 -----------  -----------       -------    ------------  ----------
Gross profit...................................          --      100,054          9,061             --      109,115
Selling, general and administrative expenses...          --       66,817          7,973             --       74,790
Facility closing and reengineering costs.......          --        3,911         (1,442)            --        2,469
                                                 -----------  -----------       -------    ------------  ----------
                                                         --       70,728          6,531             --       77,259
Operating income...............................          --       29,326          2,530             --       31,856

Income on investments in subsidiaries..........      17,196                                    (17,196)
Interest expense, net..........................          --       12,275          2,958             --       15,233
Other expense, net.............................          --          852          1,132             --        1,984
                                                 -----------  -----------       -------    ------------  ----------
Income (loss) before reorganization costs
  (credits) and income taxes...................      17,196       16,199         (1,560)       (17,196)      14,639
Bankruptcy reorganization credits..............          --       (3,883)            --             --       (3,883)
                                                 -----------  -----------       -------    ------------  ----------
Income (loss) before provision for income
  taxes........................................      17,196       20,082         (1,560)       (17,196)      18,522
Provision for income taxes.....................          --        1,326             --                       1,326
                                                 -----------  -----------       -------    ------------  ----------
Net income (loss)..............................   $  17,196    $  18,756     $   (1,560)    $  (17,196)  $   17,196
                                                 -----------  -----------       -------    ------------  ----------
                                                 -----------  -----------       -------    ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS

                           YEAR-END DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
OPERATING ACTIVITIES
Net loss                                        $  (89,147)  $ (79,739)    $   (9,408)    $   89,147   $  (89,147)
Adjustment to reconcile net loss to net cash
  and cash equivalents provided by (used in)
  operating activities:
  Loss on investments in subsidiaries               89,147          --             --        (89,147)          --
  Write-down of deferred financing activities           --       5,237             --             --        5,237
  Write-down of property, plant and equipment           --       9,425             --             --        9,425
  Depreciation                                                  11,028          1,273             --       12,301
  Amortization                                          --         980                                        980
  Adjustments of liabilities subject to
    compromise                                          --       9,793             --             --        9,793
  Early retirement window benefit                                2,877                                      2,877
Changes in operating assets and liabilities             --      45,403          5,276                      50,679
                                                ----------  -----------       -------    ------------  ----------
Net cash and cash equivalents provided by
  (used in) operating activities                        --       5,004         (2,859)                      2,145
INVESTING ACTIVITIES
Purchase of fixed assets                                --      (5,562)        (1,214)            --       (6,776)
Proceeds on disposal of fixed assets                    --       1,407             --             --        1,407
Other, net                                              --      (1,069)            --             --       (1,069)
                                                ----------  -----------       -------    ------------  ----------
Net cash and cash equivalents used in
  investing activities                                  --      (5,224)        (1,214)            --       (6,438)
FINANCING ACTIVITIES
Proceeds from DIP credit facility                       --      11,000             --             --       11,000
Principal payments on DIP credit facility               --      (9,000)            --             --       (9,000)
Proceeds from issuance of long term debt                --         893          1,686             --        2,579
Principal payments on long term debt                    --        (663)            --             --         (663)
                                                ----------  -----------       -------    ------------  ----------
Net cash and cash equivalents provided by
  financing activities                                  --       2,230          1,686             --        3,916
                                                ----------  -----------       -------    ------------  ----------

Net change in cash and cash equivalents                 --       2,010         (2,387)            --         (377)
Cash and cash equivalents at beginning of year          --       8,330          2,731             --       11,061
                                                ----------  -----------       -------    ------------  ----------
Cash and cash equivalents at end of year        $       --   $  10,340     $      344     $       --   $   10,684
                                                ----------  -----------       -------    ------------  ----------
                                                ----------  -----------       -------    ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS

                           YEAR-END DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
OPERATING ACTIVITIES
Net loss......................................  $  (30,200)  $ (19,791)    $  (10,409)    $   30,200   $  (30,200)
Adjustment to reconcile net loss to net cash
  and cash equivalents provided by (used in)
  operating activities:
    Loss on investments in subsidiaries.......      30,200          --             --        (30,200)          --
    Write-down of property, plant and
      equipment...............................          --         742             --             --          742
    Depreciation..............................          --      10,267            449             --       10,716
    Amortization..............................          --         219             --             --          219
Changes in operating assets and liabilities...          --      22,977          9,096             --       32,073
                                                ----------  -----------  --------------  ------------  ----------
Net cash and cash equivalents provided by
  (used in) operating activities..............          --      14,414           (864)            --       13,550
INVESTING ACTIVITIES
Purchase of fixed assets......................          --      (7,965)          (284)            --       (8,249)
Proceeds on disposal of fixed assets..........          --         927            639             --        1,566
Other, net....................................          --       1,564             --             --        1,564
                                                ----------  -----------  --------------  ------------  ----------
Net cash and cash equivalents provided by
  (used in) investing activities..............          --      (5,474)           355             --       (5,119)

FINANCING ACTIVITIES
Proceeds from DIP credit facility.............          --      53,300             --             --       53,300
Principal payments on DIP credit facility.....          --     (55,300)            --             --      (55,300)
Proceeds from issuance of long term debt......          --       5,800           (829)            --        4,971
Principal payments on long term debt..........          --     (17,502)         1,200             --      (16,302)
                                                ----------  -----------  --------------  ------------  ----------

Net cash and cash equivalents provided by
  (used in) financing activities..............          --     (13,702)           371             --      (13,331)
                                                ----------  -----------  --------------  ------------  ----------
Net change in cash and cash equivalents.......          --      (4,762)          (138)            --       (4,900)
Cash and cash equivalents at beginning of
  year........................................          --      10,340            344             --       10,684
                                                ----------  -----------  --------------  ------------  ----------
Cash and cash equivalents at end of year......  $       --   $   5,578     $      206     $       --   $    5,784
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

21. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS

                           YEAR-END DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                   PARENT      GUARANTOR   NON-GUARANTOR
                                                   COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                 -----------  -----------  --------------  ------------  ----------
OPERATING ACTIVITIES
Net income (loss)..............................   $  17,196    $  18,756     $   (1,560)    $  (17,196)  $   17,196
Adjustment to reconcile net income (loss) to
 net cash and cash equivalents provided by
 (used in) operating activities:
  (Income) loss on investments in
    subsidiaries...............................     (17,196)          --             --         17,196           --
  Depreciation.................................          --        7,824            251             --        8,075
  Amortization.................................          --           30             --             --           30
  Adjustments of liabilities subject to
    compromise.................................          --      (10,000)            --             --      (10,000)
Changes in operating assets and liabilities....          --       (3,080)           660             --       (2,420)
                                                 -----------  -----------       -------    ------------  ----------
Net cash and cash equivalents provided by (used
 in) operating activities......................          --       13,530           (649)            --       12,881
INVESTING ACTIVITIES
Purchase of fixed assets.......................          --      (10,851)          (128)            --      (10,979)
Proceeds on disposal of fixed assets...........          --        1,648            138             --        1,786
Other, net.....................................          --        1,907             --             --        1,907
                                                 -----------  -----------       -------    ------------  ----------
Net cash and cash equivalents provided by (used
 in) investing activities......................          --       (7,296)            10             --       (7,286)

FINANCING ACTIVITIES
Proceeds from DIP credit facility..............          --       16,398             --             --       16,398
Principal payments on DIP credit facility......          --      (16,398)            --             --      (16,398)
Proceeds from issuance of long term debt.......          --          456          1,790             --        2,246
Principal payments on long term debt...........          --       (2,717)          (889)            --       (3,606)
                                                 -----------  -----------       -------    ------------  ----------
Net cash and cash equivalents provided by (used
 in) financing activities......................          --       (2,261)           901             --       (1,360)
                                                 -----------  -----------       -------    ------------  ----------

Net change in cash and cash equivalents........          --        3,973            262             --        4,235
Cash and cash equivalents at beginning of
 year..........................................          --        5,578            206             --        5,784
                                                 -----------  -----------       -------    ------------  ----------
Cash and cash equivalents at end of year.......   $      --    $   9,551     $      468     $       --   $   10,019
                                                 -----------  -----------       -------    ------------  ----------
                                                 -----------  -----------       -------    ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

                 CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

                                                                                           MARCH 29,    MARCH 28,
                                                                                             1997         1998
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
                                                      ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $     7,706  $    10,210
  Accounts receivable, net..............................................................       53,621       52,711
  Inventories...........................................................................       71,586       77,650
  Prepaid expenses and other current assets.............................................        3,795        3,078
                                                                                          -----------  -----------
Total current assets....................................................................      136,708      143,649
Property, plant and equipment, net......................................................       48,844       47,776
Pension asset...........................................................................       28,691       30,726
Other noncurrent assets.................................................................        1,158        1,157
                                                                                          -----------  -----------
Total assets............................................................................  $   215,401  $   223,308
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.................................................  $    46,947  $    42,766
  Short-term debt and current portion of long-term debt.................................        6,206       13,908
  Income taxes payable..................................................................        1,109        1,702
Total current liabilities...............................................................       54,262       58,376
                                                                                          -----------  -----------

Due to parent...........................................................................       27,943       27,187
Long-term debt and capital lease obligations............................................        7,896        1,735
Other noncurrent liabilities............................................................        1,231          500
Liabilities subject to compromise.......................................................      181,502      169,251
Preferred stock, $1 par value: authorized 50,000 shares, issued and outstanding 15,000
  shares................................................................................       19,335       22,086

Stockholders' deficit:
  Common stock, $1 par value: authorized, issued and outstanding 2,000 shares (1,000
    BIC, 1,000 CDC).....................................................................            2            2
  Additional paid-in capital............................................................      174,266      171,515
  Accumulated deficit...................................................................     (245,213)    (225,759)
  Equity adjustment from foreign currency translation...................................       (5,823)      (1,585)
                                                                                          -----------  -----------
Total stockholders' deficit.............................................................      (76,768)     (55,827)
                                                                                          -----------  -----------
Total liabilities and stockholders' deficit.............................................  $   215,401  $   223,308
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

            CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                   ------------------------------
                                                                                   MARCH 29, 1997  MARCH 28, 1998
                                                                                   --------------  --------------

                                                                                           (IN THOUSANDS)
Net sales........................................................................    $   87,466      $   92,355
Cost of goods sold...............................................................        62,256          63,906
                                                                                        -------         -------
Gross profit.....................................................................        25,210          28,449

Selling, general and administrative expenses.....................................        18,746          19,540
Facility closing and reengineering costs.........................................           202             940
                                                                                        -------         -------
                                                                                         18,948          20,480

Operating income.................................................................         6,262           7,969

Interest expense, net............................................................         3,587           3,811
Other expense, net...............................................................           526              --
                                                                                        -------         -------

Income before reorganization costs and income taxes..............................         2,149           4,158
Bankruptcy reorganization costs..................................................         1,606           1,535
                                                                                        -------         -------
Income before provision for income taxes.........................................           543           2,623
Provision for income taxes.......................................................           203             282
                                                                                        -------         -------
Net income.......................................................................    $      340      $    2,341
                                                                                        -------         -------
                                                                                        -------         -------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

            CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                        THREE MONTHS ENDED
                                                                   ----------------------------
                                                                     MARCH 29,      MARCH 28,
                                                                       1997           1998
                                                                   -------------  -------------
                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES
Net income.......................................................    $     340      $   2,341
Adjustment to reconcile net income to net cash and cash
  equivalents provided by (used in) operating activities:
  Depreciation...................................................        1,957          2,065
  Amortization...................................................           82             41
                                                                   -------------  -------------
                                                                         2,379          4,447
Changes in operating assets and liabilities:
  Accounts receivable............................................       (1,132)        (4,269)
  Inventories....................................................          242            586
  Prepaid expenses and other current assets......................          648          1,156
  Pension and other noncurrent assets............................         (321)          (495)
  Accounts payable and accrued expenses..........................        1,438         (3,401)
  Income taxes payable...........................................         (407)          (451)
  Other liabilities..............................................          536           (427)
                                                                   -------------  -------------
Net cash and cash equivalents provided by (used in) operating
  activities.....................................................        3,383         (2,854)

INVESTING ACTIVITIES
Purchase of fixed assets.........................................       (2,072)        (2,649)
Proceeds on disposal of fixed assets.............................       --                465
Other, net.......................................................       (3,762)           718
                                                                   -------------  -------------
Net cash and cash equivalents used in investing activities.......       (5,834)        (1,466)

FINANCING ACTIVITIES
Proceeds on revolving credit facility............................        3,931         11,899
Principal payments on revolving credit facility..................       --             (7,100)
Proceeds from DIP credit facility................................        2,500         --
Principal payments on DIP credit facility........................       (1,400)        --
Proceeds from issuance of long term debt.........................        8,392         --
Principal payments on long term debt.............................       (9,050)          (288)
                                                                   -------------  -------------
Net cash and cash equivalents provided by financing activities...        4,373          4,511
                                                                   -------------  -------------

Net change in cash and cash equivalents..........................        1,922            191
Cash and cash equivalents at beginning of year...................        5,784         10,019
                                                                   -------------  -------------
Cash and cash equivalents at end of year.........................    $   7,706      $  10,210
                                                                   -------------  -------------
                                                                   -------------  -------------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying unaudited combined financial statements of Bidermann Industries Corp. and Affiliates have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ending March 28, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the annual financial statements and footnotes thereto of Bidermann Industries Corp. and Affiliates included herein.

2. SUBSEQUENT EVENT

    On March 31, 1998, the Company's and BIUSA's Third Amended Plan of Reorganization (the "Plan") was confirmed by the Court. When consummated, the Plan will complete BIUSA's (and its subsidiaries) bankruptcy proceeding which began on July 17, 1995. In connection with the Plan and pursuant to a subscription agreement dated as of March 30, 1998 (the "Subscription Agreement"), Vestar Capital Partners III, L.P. or a designated affiliate ("Vestar"), Alvarez & Marsal, Inc. or a designated affiliate ("A&M"), a turnaround management firm assisting the Company, and certain members of existing management will make a $68 million equity investment (the "Equity Investment") in BIUSA. Approximately $61.3 million of the Equity Investment will be provided by Vestar in the form of a $24.8 million common equity investment in BIUSA (the "Holdings Common Stock") and a $36.5 million investment in Class C Junior Preferred Stock (the "Class C Junior Preferred Stock"). A&M and certain members of management will provide the remaining Equity Investment in the form of a $4.9 million and $1.8 million investment in BIUSA Common Stock, respectively. The Subscription Agreement also provides that Vestar will purchase any BIUSA Common Stock allocated to management which A&M or management does not elect to purchase, resulting in a maximum investment in BIUSA Common Stock by Vestar of $31.5 million (89.9% of the outstanding BIUSA Common Stock). The balance of the BIUSA Common Stock will be held by existing shareholders of BIUSA.

    The Company and BIUSA will use the Equity Investment in conjunction with (i) borrowings under a new $160.0 million senior credit facility, (ii) the proceeds from the Company's issuance of Senior Subordinated Notes Due 2008 and Senior Exchangeable Preferred Stock Due 2010, collectively the "Offerings," (iii) the issuance of $13.0 million in new senior subordinated notes which will rank on parity with the Notes to existing holders of BIUSA Common Stock and (iv) the issuance of approximately $2.4 million in BIUSA Class A Preferred Stock to a plan to be established for the benefit of the certain employees of the Company to effect a recapitalization (the "Recapitalization") under which substantially all of BIUSA and the Company's existing pre-petition obligations and all borrowing under the Company's debtor-in-possession facility, will be paid in full. The consummation of the Recapitalization is a condition to the consummation of the Offerings.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

2. SUBSEQUENT EVENT (CONTINUED)
    The following table sets forth the uses of funds for BIUSA and the Company after giving effect to the Recapitalization and the application of the proceeds therefrom:

                                                                                         (DOLLARS IN MILLIONS)
                                                                                  -----------------------------------
                                                                                   THE COMPANY     BIUSA      TOTAL
                                                                                  -------------  ---------  ---------

USES OF FUNDS:
  Payment of Allowed Claims.....................................................    $   169.3    $   122.5  $   291.8
  Payment of Estimated Post-Petition Interest...................................         11.1         24.3       35.4
  Payment of Estimated Bankruptcy Administrative Fees...........................          1.5                     1.5
  Refinancing of Existing Debt..................................................          7.7           --        7.7
  Estimated Fees and Expenses...................................................         12.0          5.0       17.0
                                                                                       ------    ---------  ---------
                                                                                    $   201.6    $   151.8  $   353.4
                                                                                       ------    ---------  ---------
                                                                                       ------    ---------  ---------

3. GUARANTOR SUBSIDIARIES

    The Company's payment obligations under the Senior Subordinated Notes (the "Notes") will be unconditionally guaranteed on a joint and several basis by its current domestic subsidiaries, principally: Cluett Peabody & Co., Inc., Great American Knitting Mills, Inc., Cluett Designer Group Inc., Consumer Direct Corporation and Arrow Factory Stores Inc. (collectively the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is or will be a direct or indirect wholly-owned subsidiary of the Company. The Company's payment obligations under the Notes are not guaranteed by the remaining subsidiaries:
Bidermann Womenswear Corp. (formerly Ralph Lauren Womenswear Inc.), Cluett, Peabody Canada Inc., Arrow de Mexico S.A. de C.V., and Arrow Inter-America & Co., Ltd. (collectively the "Non-Guarantor Subsidiaries"). The obligations of each Guarantor Subsidiary under its Guarantee are subordinated to such subsidiary's obligations under its guarantee of the new senior credit facility.

    Presented below is condensed consolidating financial information for Bidermann Industries Corp. ("Parent Company"), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Parent Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investments in and advances to/from subsidiaries account and earnings. The elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

3. GUARANTOR SUBSIDIARIES (CONTINUED)

                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET

                                 MARCH 29, 1997
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
ASSETS
Current assets:
  Cash and cash equivalents                     $       --   $   7,458     $      248     $            $    7,706
  Accounts receivable, net                              --      45,004          8,617             --       53,621
  Inventories                                           --      59,282         12,304             --       71,586
  Prepaid expenses and other current assets             --       2,835            960             --        3,795
                                                ----------  -----------       -------    ------------  ----------
Total current assets                                    --     114,579         22,129             --      136,708
Investment in subsidiaries                         (66,610)         --             --         66,610           --
Intercompany receivables (payable)                  15,000     (15,000)            --             --           --
Property, plant and equipment, net                      --      43,596          5,248                      48,844
Pension asset                                           --      28,691             --             --       28,691
Other noncurrent assets                                 --       1,128             30             --        1,158
                                                ----------  -----------       -------    ------------  ----------
Total assets                                    $  (51,610)  $ 172,994     $   27,407     $   66,610   $  215,401
                                                ----------  -----------       -------    ------------  ----------
                                                ----------  -----------       -------    ------------  ----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses         $       --   $  41,869     $    5,078     $       --   $   46,947
  Short-term debt and current portion of
    long-term debt                                      --       1,906          4,300             --        6,206
  Income taxes payable                                  --       1,041             68             --        1,109
                                                ----------  -----------       -------    ------------  ----------
Total current liabilities                               --      44,816          9,446             --       54,262
Due to parent                                           --      27,943             --             --       27,943
Long-term debt and capital lease obligations            --       7,573            323             --        7,896
Other noncurrent liabilities                            --         791            440             --        1,231
Liabilities subject to compromise                       --     181,502             --             --      181,502
Preferred stock, $1 par value: authorized
  50,000 shares, issued and outstanding 15,000
  shares                                            19,335          --             --             --       19,335
Stockholders' deficit                              (70,945)    (89,631)        17,198         66,610      (76,768)
                                                ----------  -----------       -------    ------------  ----------
Total liabilities stockholders' deficit         $  (51,610)  $ 172,994     $   27,407     $   66,610   $  215,401
                                                ----------  -----------       -------    ------------  ----------
                                                ----------  -----------       -------    ------------  ----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

3. GUARANTOR SUBSIDIARIES (CONTINUED)

                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET

                                 MARCH 28, 1998
                                 (IN THOUSANDS)

                                                  PARENT     GUARANTOR   NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                ----------  -----------  --------------  ------------  ----------
ASSETS
Current assets:
  Cash and cash equivalents                     $       --   $   9,867     $      343     $       --   $   10,210
  Accounts receivable, net                              --      46,438          6,273             --       52,711
  Inventories                                           --      63,149         14,501             --       77,650
  Prepaid expenses and other current assets             --       2,912            166             --        3,078
                                                ----------  -----------  --------------  ------------  ----------
Total current assets                                    --     122,366         21,283             --      143,649
Investment in subsidiaires                         (47,156)         --             --         47,156           --
Intercompany receivable (payable)                   15,000     (15,000)            --             --           --
Property, plant and equipment, net                      --      44,315          3,461             --       47,776
Pension asset                                           --      30,726             --             --       30,726
Other noncurrent assets                                 --       1,150              7             --        1,157
                                                ----------  -----------  --------------  ------------  ----------
Total assets                                    $  (32,156)  $ 183,557     $   24,751     $   47,156   $  223,308
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses         $       --   $  39,742     $    3,024     $       --   $   42,766
  Short-term debt and current portion of
    long-term debt                                      --       8,404          5,504             --       13,908
  Income taxes payable                                  --       1,446            256             --        1,702
                                                ----------  -----------  --------------  ------------  ----------
Total current liabilities                               --      49,592          8,784             --       58,376
Due to parent                                           --      27,187             --             --       27,187
Long-term debt and capital lease obligations            --       1,473            262             --        1,735
Other noncurrent liabilities                            --         100            400             --          500
Liabilities subject to compromise                       --     169,251             --             --      169,251
Preferred stock, $1 par value: authorized
  50,000 shares, issued and outstanding 15,000
  shares                                            22,086          --             --             --       22,086
Stockholders deficit                               (54,242)    (64,046)        15,305         47,156      (55,827)
                                                ----------  -----------  --------------  ------------  ----------
Total liabilities stockholders deficit          $  (32,156)  $ 183,557     $   24,751     $   47,156   $  223,308
                                                ----------  -----------  --------------  ------------  ----------
                                                ----------  -----------  --------------  ------------  ----------

                            See accompanying notes.

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

3. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 29, 1997

                                                   PARENT      GUARANTOR   NON-GUARANTOR
                                                   COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS    COMBINED
                                                 -----------  -----------  --------------  -------------  -----------
Net sales......................................   $      --    $  77,140     $   10,326      $      --     $  87,466
Cost of goods sold.............................          --       54,427          7,829             --        62,256
                                                      -----   -----------       -------          -----    -----------
Gross profit...................................          --       22,713          2,497             --        25,210
Selling, general and administrative expenses...          --       16,444          2,302             --        18,746
Facility closing and reengineering costs.......          --          202             --             --           202
                                                         --       16,646          2,302             --        18,948
                                                      -----   -----------       -------          -----    -----------
Operating income...............................                    6,067            195                        6,262
Income from investments in subsidiaries........         341           --             --           (341)           --
Interest expense, net..........................          --        2,861            726             --         3,587
Other expense, net.............................          --          505             21             --           526
                                                      -----   -----------       -------          -----    -----------
Income (loss) before reorganization costs and
  income taxes.................................         341        2,701           (552)          (341)        2,149
Bankruptcy reorganization costs................          --        1,606             --             --         1,606
                                                      -----   -----------       -------          -----    -----------
Income (loss) before provision for income
  taxes........................................         341        1,095           (552)          (341)          543
Provision for income taxes.....................          --          162             41             --           203
                                                      -----   -----------       -------          -----    -----------
Net income (loss)..............................   $     341    $     933     $     (593)     $    (341)    $     340
                                                      -----   -----------       -------          -----    -----------
                                                      -----   -----------       -------          -----    -----------

                             See accompanying notes

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES

3. GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 28, 1998

                                                   PARENT      GUARANTOR   NON-GUARANTOR
                                                   COMPANY    SUBSIDIARIES  SUBSIDARIES    ELIMINATIONS   COMBINED
                                                 -----------  -----------  --------------  ------------  -----------
Net sales......................................   $      --    $  82,242     $   10,113     $       --    $  92,355
Cost of goods sold.............................          --       56,715          7,191             --       63,906
                                                 -----------  -----------       -------    ------------  -----------
Gross profit...................................          --       25,527          2,922             --       28,449
Selling, general and administrative expenses...          --       17,132          2,408             --       19,540
Facility closing and reengineering cost........          --          940             --             --          940
                                                 -----------  -----------       -------    ------------  -----------
                                                         --       18,072          2,408             --       20,480
Operating income...............................          --        7,455            514             --        7,969
Income from investments in subsidiaries........       2,341           --             --         (2,341)          --
Interest expense, net..........................          --        3,042            769             --        3,811
Other expense, net.............................          --         (153)           153             --           --
                                                 -----------  -----------       -------    ------------  -----------
Income (loss) before reorganization costs
  (credits) and income taxes...................       2,341        4,566           (408)        (2,341)       4,158
Bankruptcy reorganization costs (credits)......          --        1,535             --             --        1,535
                                                 -----------  -----------       -------    ------------  -----------
Income (loss) before provision for income
  taxes........................................       2,341        3,031           (408)        (2,341)       2,623
Provision for income taxes.....................          --          248             34             --          282
                                                 -----------  -----------       -------    ------------  -----------
Net income (loss)..............................   $   2,341    $   2,783     $     (442)    $   (2,341)   $   2,341
                                                 -----------  -----------       -------    ------------  -----------
                                                 -----------  -----------       -------    ------------  -----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES
    NOTES TO CONDENSED COMBINED FINANCIAL STATEMENT (UNAUDITED) (CONTINUED)
3. GUARANTOR SUBSIDIARIES (CONTINUED)
            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS
                    THREE MONTH PERIOD ENDED MARCH 29, 1997

                                                   PARENT      GUARANTOR    NON-GUARANTOR
                                                   COMPANY    SUBSIDIARIES   SUBSIDARIES    ELIMINATIONS    COMBINED
                                                 -----------  -----------  ---------------  -------------  -----------
OPERATING ACTIVITIES
Net income (loss)..............................   $     340    $     933      $    (593)      $    (341)    $     346
Adjustment to reconcile net income (loss) to
  net cash and cash equivalents provided by
  (used in) operating activities:
  Income on investments in subsidiaries........        (340)      --             --                 340        --
  Depreciation.................................      --            1,802            155          --             1,957
  Amortization.................................      --               82         --              --                82
Changes in operating assets and liabilities....      --            3,486         (2,482)         --             1,004
                                                      -----   -----------       -------           -----    -----------
Net cash and cash equivalents provided by
  operating activities.........................      --            6,303         (2,920)         --             3,383

INVESTING ACTIVITIES
Purchase of fixed assets.......................      --           (2,072)           (29)         --            (2,072)
Other, net.....................................      --           (3,762)        --              --            (3,762)
                                                      -----   -----------       -------           -----    -----------
Net cash and cash equivalents used in investing
  activities...................................      --           (5,834)           (29)         --            (5,834)

FINANCING ACTIVITIES
Proceeds on revolving credit facility..........      --            3,931         --              --             3,931
Proceeds from DIP credit facility..............      --            2,500         --              --             2,500
Principal payments on DIP credit facility......      --           (1,400)        --              --            (1,400)
Proceeds from issuance of long term debt.......      --            5,401          2,991          --             8,392
Principal payments on long term debt...........      --           (9,050)        --              --            (9,050)
                                                      -----   -----------       -------           -----    -----------
Net cash and cash equivalents provided by (used
  by) financing activities.....................      --            1,382          2,991          --             4,373
                                                      -----   -----------       -------           -----    -----------
Net change in cash and cash equivalents........      --            1,880             42          --             1,922
Cash and cash equivalents at beginning of
  year.........................................      --            5,578            206          --             5,784
                                                      -----   -----------       -------           -----    -----------
Cash and cash equivalents at end of year.......   $  --        $   7,458      $     248       $  --         $   7,706
                                                      -----   -----------       -------           -----    -----------
                                                      -----   -----------       -------           -----    -----------

                   BIDERMANN INDUSTRIES CORP. AND AFFILIATES
    NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
3. GUARANTOR SUBSIDIARIES (CONTINUED)
            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS
                    THREE MONTH PERIOD ENDED MARCH 28, 1998

                                                   PARENT      GUARANTOR    NON-GUARANTOR
                                                   COMPANY    SUBSIDIARIES   SUBSIDARIES    ELIMINATIONS    COMBINED
                                                 -----------  -----------  ---------------  -------------  -----------
OPERATING ACTIVITIES
Net income (loss)..............................   $   2,341    $   2,783      $    (442)      $  (2,341)    $   2,341
Adjustment to reconcile net income (loss) to
  net cash and cash equivalents provided by
  (used in) operating activities:
  Income on investments in subsidiaries........      (2,341)      --             --               2,341        --
  Depreciation.................................      --            1,984             81          --             2,065
  Amortization.................................      --               41         --              --                41
Changes in operating assets and liabilities....      --           (4,346)        (2,955)         --            (7,301)
                                                 -----------  -----------       -------     -------------  -----------
Net cash and cash equivalents provided by (used
  in) operating activities.....................      --              461         (3,315)         --            (2,854)

INVESTING ACTIVITIES
Purchase of fixed assets.......................      --           (2,606)           (43)         --            (2,649)
Proceeds on disposal of fixed assets...........      --              465         --              --               465
Other, net.....................................      --              718         --              --               718
                                                 -----------  -----------       -------     -------------  -----------
Net cash and cash equivalents used in investing
  activities...................................      --           (1,423)           (43)         --            (1,466)

FINANCING ACTIVITIES
Proceeds on revolving credit facility..........      --            8,587          3,312          --            11,899
Principal payments on revolving credit
  facility.....................................      --           (7,021)           (79)         --            (7,100)
Principal payments on long term debt...........      --             (288)        --              --              (288)
                                                 -----------  -----------       -------     -------------  -----------
Net cash and cash equivalents provided by
  financing activities.........................      --            1,278          3,233          --             4,511
Net change in cash and cash equivalents........      --              316           (125)         --               191
                                                 -----------  -----------       -------     -------------  -----------
Cash and cash equivalents at beginning of
  year.........................................      --            9,551            468          --            10,019
                                                 -----------  -----------       -------     -------------  -----------
Cash and cash equivalents at end of year.......   $  --        $   9,867      $     343       $  --         $  10,210
                                                 -----------  -----------       -------     -------------  -----------
                                                 -----------  -----------       -------     -------------  -----------

-----------------------------------------------
                                 -----------------------------------------------
-----------------------------------------------
                                 -----------------------------------------------

  NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------
                               TABLE OF CONTENTS

                                                           PAGE
                                                           -----
Summary...............................................           1
Summary Pro Forma Combined Financial Information......          19
Summary Historical Combined Financial Information.....          21
Risk Factors..........................................          23
The Transaction.......................................          34
Use of Proceeds.......................................          37
Capitalization........................................          37
Unaudited Pro Forma Combined Financial Information....          38
Selected Historical Combined Financial Data...........          46
Management's Discussion and Analysis of Financial
  Condition and Results of
  Operations..........................................          48
Business..............................................          56
Management............................................          71
Outstanding Voting Securities of Holdings and
  Principal Holders Thereof...........................          75
Certain Transactions..................................          76
The Note Exchange Offer...............................          79
The Preferred Stock Exchange Offer....................          90
Description of the Exchange Notes.....................         102
Description of the New Preferred Stock and Exchange
  Debentures..........................................         134
Description of Capital Stock..........................         181
Description of Other Indebtedness.....................         181
United States Federal Tax Considerations..............         183
Plan of Distribution..................................         191
Legal Matters.........................................         192
Experts...............................................         192
Index to Combined Financial Statements................         F-1

                             CLUETT AMERICAN CORP.

OFFER TO EXCHANGE UP TO $112,000,000 OF ITS 10 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND
       ALL OF ITS OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2008

OFFER TO EXCHANGE UP TO $50,000,000 OF ITS 12 1/2% SERIES B SENIOR EXCHANGEABLE
  PREFERRED STOCK DUE 2010, WHICH HAS ANY BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 12 1/2% SENIOR EXCHANGEABLE PREFERRED
                                 STOCK DUE 2010

                            ------------------------
                                   PROSPECTUS
                           --------------------------

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                        NATWEST CAPITAL MARKETS LIMITED

                                          , 1998

-----------------------------------------------
                                 -----------------------------------------------
-----------------------------------------------
                                 -----------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article V of the Registrant's By-laws requires indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur.

    Such 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemption of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Tenth of the Registrants' Restated Certificate of Incorporation includes such a provision.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
     *2.1  Third Amended Plan of Reorganization of Cluett American Corp. and Cluett American Investment Corp.
     *2.2  Subscription Agreement dated as of March 30, 1998 among Bidermann Industries U.S.A., Inc., Vestar Capital
             Partners III, L.P. and Alvarez & Marsal, Inc.
     *3.1  Restated Certificate of Incorporation of Cluett American Corp.
     *3.2  Bylaws of Cluett American Corp.
     *4.1  Indenture between Cluett American Corp. and The Bank of New York, as Trustee
     *4.2  Exchange Debenture Indenture between Cluett American Corp. and The Bank of New York, as Trustee
     *4.3  Certificate of Designations of the 12 1/2% Senior Exchangeable Preferred Stock Due 2010
     *4.4  Form of 10 1/8% Senior Subordinated Notes Due 2008
     *4.5  Form of 10 1/8% Series B Senior Subordinated Notes Due 2008
     *4.6  Form of 12 1/2% Senior Exchangeable Preferred Stock Due 2010
     *4.7  Form of 12 1/2% Series B Senior Exchangeable Preferred Stock Due 2010

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
     *4.8  Note Registration Rights Agreement dated May 18, 1998 among Cluett American Corp., NationsBanc Montgomery
             Securities LLC and NatWest Capital Markets Limited
     *4.9  Preferred Stock Registration Rights Agreement dated May 18, 1998 among Cluett American Corp., NationsBanc
             Montgomery Securities LLC and NatWest Capital Markets Limited
      **5  Opinion of Simpson Thacher & Bartlett
    *10.1  $160,000,000 Credit Agreement dated as of May 18, 1998 among Cluett American Corp., as the Borrower,
             NationsBank, N.A., as Administrative Agent and Collateral Agent, NationsBanc Montgomery Securities LLC,
             as Arranger and Syndication Agent, and lenders
    *10.2  First Amendment to the Credit Agreement and Assignment dated May 27, 1998 by an among Cluett American
             Corp., Cluett American Investment Corp., Cluett American Group, Inc. and certain subsidiaries, the
             Existing Lenders, New Lenders, and agents
    *10.3  Security Agreement dated as of May 18, 1998 made by Cluett American Corp., Cluett American Investment
             Corp., Cluett American Group, Inc. and certain Subsidiaries of Cluett American Investment Corp. in favor of NationsBank, N.A. as agent
    *10.4  Pledge Agreement dated as of May 18, 1998 made by Cluett American Corp., Cluett American Investment
             Corp., Cluett American Group, Inc. and certain Subsidiaries of Cluett American Investment Corp. in favor of NationsBank, N.A., as agent
   **10.5  Joinder Agreement dated as of May 18, 1998 by and between Bidermann Tailored Clothing, Inc., and
             NationsBank, N.A., in its capacity as Agent under that certain Credit Agreement dated as of May 18,
             1998
    *10.6  CDN $15,000,000 Loan Agreement dated as of August 8, 1997 between Cluett, Peabody Canada Inc., as the
             Borrower, and Congress Financial Corporation (Canada), as Lender
      *12  Computation of Ratio of Earnings to Fixed Charges
      *21  List of Subsidiaries
   **23.1  Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto)
    *23.2  Consent of Ernst & Young LLP, independent certified public accountants
      *24  Powers of Attorney (included on pages II-5--II-11)
    *25.1  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of
             New York, as Trustee for the 10 1/8% Senior Subordinated Notes Due 2008
    *25.2  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of
             New York, as Trustee for the 12 1/2% Subordinated Exchange Debentures Due 2010
      *27  Financial Data Schedule
    *99.1  Form of Note Letter of Transmittal
    *99.2  Form of Preferred Stock Letter of Transmittal
    *99.3  Form of Note Notice of Guaranteed Delivery
    *99.4  Form of Preferred Stock Notice of Guaranteed Delivery

----------------------------------

*   Filed herewith.

**  To be filed by amendment.

(B) FINANCIAL STATEMENT SCHEDULES

                                                                                                      PAGE
                                                                                                      -----
Report of Independent Auditors...................................................................       II-12
Schedule II--Valuation and Qualifying Accounts--
  Three years ended December 31, 1997 and period ended March 28, 1998............................       II-13

    Schedules other than the above have omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes:

        (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other times of the applicable form.

        (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June 1998.

                                CLUETT AMERICAN CORP.

                                By:  /s/ BRYAN P. MARSAL
                                     -----------------------------------------
                                     Name: Bryan P. Marsal
                                     TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of Cluett American Corp., do hereby constitute and appoint Bryan P. Marsal and Steven J. Kaufman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of June 1998 by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ BRYAN P. MARSAL
     -------------------------------------------        Director, President and Chief Executive Officer
                   Bryan P. Marsal

                /s/ ROBERT J. RIESBECK
     -------------------------------------------        Chief Financial Officer
                  Robert J. Riesbeck

                /s/ STEVEN J. KAUFMAN
     -------------------------------------------        General Counsel
                  Steven J. Kaufman

                /s/ JAMES A. WILLIAMS
     -------------------------------------------        Director
                  James A. Williams

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ NORMAN W. ALPERT
     -------------------------------------------        Director
                   Norman W. Alpert

             /s/ J. CHRISTOPHER HENDERSON
     -------------------------------------------        Director
               J. Christopher Henderson

                  /s/ SANDER M. LEVY
     -------------------------------------------        Director
                    Sander M. Levy

               /s/ DANIEL S. O'CONNELL
     -------------------------------------------        Director
                 Daniel S. O'Connell

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29th, 1998.

                                ARROW FACTORY STORES, INC.

                                By:  /s/ BRYAN P. MARSAL
                                     -----------------------------------------
                                     Name: Bryan P. Marsal
                                     Title: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of Arrow Factory Stores Inc., do hereby constitute and appoint Bryan P. Marsal and Steven J. Kaufman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 29th day of June, 1998 by the following persons in the capacities indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ BRYAN P. MARSAL
     -------------------------------------------        Director, Chairman and Chief Executive Officer
                   Bryan P. Marsal

                /s/ ROBERT J. RIESBECK
     -------------------------------------------        Chief Financial Officer
                  Robert J. Riesbeck

                /s/ STEVEN J. KAUFMAN
     -------------------------------------------        General Counsel
                  Steven J. Kaufman

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29th, 1998.

                                CLUETT DESIGNER GROUP, INC.

                                By:  /s/ BRYAN P. MARSAL
                                     -----------------------------------------
                                     Name: Bryan P. Marsal
                                     Title: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of Cluette Designer Group Inc., do hereby constitute and appoint Bryan P. Marsal and Steven J. Kaufman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 29th day of June, 1998 by the following persons in the capacities indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ BRYAN P. MARSAL
     -------------------------------------------        Director, Chairman and Chief Executive Officer
                   Bryan P. Marsal

                /s/ ROBERT J. RIESBECK
     -------------------------------------------        Chief Financial Officer
                  Robert J. Riesbeck

                /s/ STEVEN J. KAUFMAN
     -------------------------------------------        General Counsel
                  Steven J. Kaufman

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29th, 1998.

                                CLUETT, PEABODY & CO., INC.

                                By:  /s/ BRYAN P. MARSAL
                                     -----------------------------------------
                                     Name: Bryan P. Marsal
                                     Title: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of Cluett, Peabody & Co., Inc., do hereby constitute and appoint Bryan P. Marsal and Steven J. Kaufman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 29th day of June, 1998 by the following persons in the capacities indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ BRYAN P. MARSAL
     -------------------------------------------        Director, Chairman and Chief Executive Officer
                   Bryan P. Marsal

                /s/ ROBERT J. RIESBECK
     -------------------------------------------        Chief Financial Officer
                  Robert J. Riesbeck

                /s/ STEVEN J. KAUFMAN
     -------------------------------------------        General Counsel
                  Steven J. Kaufman

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29th, 1998.

                                CONSUMER DIRECT CORPORATION

                                By:  /s/ BRYAN P. MARSAL
                                     -----------------------------------------
                                     Name: Bryan P. Marsal
                                     Title: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of Consumer Direct Corporation, do hereby constitute and appoint Bryan P. Marsal and Steven J. Kaufman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 29th day of June, 1998 by the following persons in the capacities indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ BRYAN P. MARSAL
     -------------------------------------------        Director, President and Chief Executive Officer
                   Bryan P. Marsal

                /s/ ROBERT J. RIESBECK
     -------------------------------------------        Chief Financial Officer
                  Robert J. Riesbeck

                /s/ STEVEN J. KAUFMAN
     -------------------------------------------        General Counsel
                  Steven J. Kaufman

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29th, 1998.

                                GREAT AMERICAN KNITTING MILLS, INC.

                                By:  /s/ BRYAN P. MARSAL
                                     -----------------------------------------
                                     Name: Bryan P. Marsal
                                     Title: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    We, the undersigned directors and officers of Great American Knitting Mills, Inc., do hereby constitute and appoint Bryan P. Marsal and Steven J. Kaufman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 29th day of June, 1998 by the following persons in the capacities indicated.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ BRYAN P. MARSAL
     -------------------------------------------        Director, Chairman and Chief Executive Officer
                   Bryan P. Marsal

                 /s/ KATHY D. WILSON
     -------------------------------------------        Chief Financial Officer
                   Kathy D. Wilson

                /s/ STEVEN J. KAUFMAN
     -------------------------------------------        General Counsel
                  Steven J. Kaufman

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cluett American Corp.

    We have audited the combined financial statements of Cluett American Corp. (formerly Bidermann Industries Corp. and Affiliates), as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated March 19, 1998, except for Note 20 as to which the date is April 10, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in
Item 21(b). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                    /s/ Ernst & Young LLP

Atlanta, Georgia
March 19, 1998, except for Note 20
  as to which the date is April 10, 1998

                                                                     SCHEDULE II

                             CLUETT AMERICAN CORP.

                       VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)

COLUM A                                         COLUMN B            COLUMN C           COLUMN D     COLUMN E
---------------------------------------------  -----------  ------------------------  -----------  -----------
                                                                   ADDITIONS
                                                            ------------------------
                                                            CHARGED TO     CHARGED                   BALANCE
                                                BEGINNING    COSTS AND    TO OTHER                   AT END
DESCRIPTION                                      BALANCE     EXPENSES     ACCOUNTS    DEDUCTIONS     OF YEAR
---------------------------------------------  -----------  -----------  -----------  -----------  -----------
YEAR ENDED DECEMBER 31, 1995:
    Deduction from asset account:
    Allowance for Doubtful Accounts..........       1,923        2,180       --              325(1)      3,778
    Allowance for Sales Discounts............          75          (10)      --               38(1)         27
    Customer Allowances......................       9,259       10,733       --            8,161(1)     11,831
        Total................................      11,257       12,903       --            8,524(1)     15,636

YEAR ENDED DECEMBER 31, 1996:
    Deduction from asset account:
    Allowance for Doubtful Accounts..........       3,778          591       --            1,077(1)      3,292
    Allowance for Sales Discounts............          27           42       --              (59)(1)        128
    Customer Allowances......................      11,831        9,346       --            9,183(1)     11,994
        Total                                      15,636        9,979       --           10,201(1)     15,414

YEAR ENDED DECEMBER 31, 1997:
    Deduction from asset account:
    Allowance for Doubtful Accounts..........       3,292         (717)      --              773(1)      1,802
    Allowance for Sales Discounts............         128           22       --              141(1)          9
    Customer Allowances......................      11,994        6,855       --           10,687(1)      8,162
        Total................................      15,414        6,160       --           11,601(1)      9,973

PERIOD ENDED MARCH 28, 1998:
    Deduction from asset account:
    Allowance for Doubtful Accounts..........       1,802          222       --               33(1)      1,991
    Allowance for Sales Discounts............           9            3       --              211(1)       (199)
    Customer Allowances......................       8,162        2,125       --            3,533(1)      6,755
        Total................................       9,973        2,350       --            3,777(1)      8,547